  As filed with the Securities and Exchange Commission on September 19, 2002

                                                     Registration No. 333-88242
================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------

                                AMENDMENT NO. 2

                                      TO
                                   FORM S-4

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                               -----------------
                          JACOBS ENTERTAINMENT, INC.
            (Exact name of registrant as specified in its charter)
                               -----------------
                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                     7990
           (Primary Standard Industrial Classification Code Number)

                                  34-1959351
                    (I.R.S. Employer Identification Number)

                  240 Main Street, Black Hawk, Colorado 80422
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -----------------
                   Stephen R. Roark, Chief Financial Officer
                          Jacobs Entertainment, Inc.
     240 Main Street, Black Hawk, Colorado 80422 Telephone (303) 582-1117 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -----------------
                        Copy of all communications to:
                            Robert A. Weible, Esq.
                             Baker & Hostetler LLP
                           3200 National City Center
                              1900 East Ninth St.
                          Cleveland, Ohio 44114-3485
                           Telephone (216) 621-0200

                               -----------------

  Approximate date of commencement of proposed sale of the securities to the public:
   As soon as practical after this registration statement becomes effective.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________
                               -----------------
                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                        Proposed
                                                         maximum     Proposed
                                                        offering     maximum      Amount of
         Title of each class of            Amount to be price per   aggregate    registration
   securities to be registered /(1)(2)/     registered    unit    offering price     fee
---------------------------------------------------------------------------------------------
11 7/8% Senior Secured Notes Due 2009      $125,000,000    100%    $125,000,000    $11,500
---------------------------------------------------------------------------------------------
Guarantees of 11 7/8% Senior Secured Notes
  Due 2009                                      --          --          --           --
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Determined in accordance with Rule 457(f) promulgated under the Security
    Act of 1933, as amended.
(2) Determined in accordance with Rule 457(n) of the Securities Act of 1933, as amended; no separate registration fee payable for the guarantees.
================================================================================

Note: Specific details relating to the fee calculation will be furnished in notes to the table, including references to the provisions of Rule 457 relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                        TABLE OF ADDITIONAL REGISTRANTS

Each of the following subsidiaries of Jacobs Entertainment, Inc. and each other subsidiary that is or becomes a guarantor of the securities registered hereby is hereby made a registrant.

 Exact Name of Registrant      State of Jurisdiction of    Primary Standard Industrial    I.R.S. Employer
As Specified in its Charter  Incorporation or Organization Classification Code Number  Identification Number
---------------------------  ----------------------------- --------------------------- ---------------------
Black Hawk Gaming &                    Colorado                       7011                  84-1158484
Development Company, Inc.

Gold Dust West Casino, Inc.            Nevada                         7011                  84-1531817

Black Hawk/Jacobs                      Colorado                       7011                  84-1344735
Entertainment, LLC

Gilpin Hotel Venture                   Colorado                       7011                  None

Gilpin Ventures, Inc.                  Colorado                       7990                  84-1177995

Jalou II Inc.                          Louisiana                      7990                  34-1926209

Winner's Choice Casino, Inc.           Louisiana                      7990                  72-1227314

Diversified Opportunities              Ohio                           7990                  34-1828344
Group Ltd.

Jalou L.L.C.                           Louisiana                      7990                  31-1749671

Houma Truck Plaza &                    Louisiana                      7990                  72-1447916
Casino L.L.C.

Jalou--Cash's L.L.C.                   Louisiana                      7990                  31-1750851

JACE, Inc.                             Louisiana                      7990                  72-1221055

Lucky Magnolia Truck Stop              Louisiana                      7990                  72-1268240
and Casino, L.L.C.

Bayou Vista Truck Plaza and            Louisiana                      7990                  72-1460460
Casino, L.L.C.

Raceland Truck Plaza and               Louisiana                      7990                  72-1478884
Casino, L.L.C.

Colonial Holdings, Inc.                Virginia                       7948                  54-1826807

Colonial Downs, L.P.                   Virginia                       7990                  54-1739103

Stansley Racing Corp.                  Virginia                       7990                  52-1880278

                                         Address, Including Zip
                                                Code and
                                            Telephone Number,
                                             Including Area
                                          Codes of Registrant's
                                                Principal
             Registrant                     Executive Offices
             ----------                  ----------------------
             Black Hawk Gaming &        240 Main Street
               Development Company,     Black Hawk, CO 80422
               Inc.                     (303) 582-1117
             Gold Dust West Casino,     444 Vine Street
               Inc.                     Reno, NV 89505
                                        (303) 582-1117
             Black Hawk/Jacobs          240 Main Street
               Entertainment, LLC       Black Hawk, CO 80422
                                        (303) 582-1117
             Gilpin Hotel Venture       240 Main Street
                                        Black Hawk, CO 80422
                                        (303) 582-1117
             Gilpin Ventures, Inc.      240 Main Street
                                        Black Hawk, CO 80422
                                        (303) 582-1117
             Jalou II Inc.              10515 Colonial Downs
                                        Parkway
                                        New Kent, VA 23124
                                        (303) 582-1117
             Winner's Choice Casino,    2650 Highway 108
               Inc.                     Sulphur, LA 70663
                                        (303) 582-1117
             Diversified Opportunities  1231 Main Street
               Group Ltd.               Cleveland, Ohio 44113
                                        (303) 582-1117
             Jalou L.L.C.               10515 Colonial Downs
                                        Parkway
                                        New Kent, VA 23124
                                        (303) 582-1117
             Houma Truck Plaza &        1541 Grand Caillou Road
               Casino, L.L.C.           Houma, LA 23124
                                        (303) 582-1117
             Jalou--Cash's L.L.C.       10515 Colonial Downs
                                        Parkway
                                        New Kent, VA 23124
                                        (303) 582-1117
             JACE, Inc.                 213 West Park Avenue
                                        Thibodaux, LA 70301
                                        (303) 582-1117
             Lucky Magnolia Truck Stop  40235 Highway 16
               and Casino, L.L.C.       Denham Springs, LA 70706
                                        (303) 582-1117
             Bayou Vista Truck Plaza    1829 Highway 90 West
               and Casino, L.L.C.       Bayou Vista, LA 70380
                                        (303) 582-1117
             Raceland Truck Plaza and   109 S. Service Road
               Casino, L.L.C.           Raceland, LA 70394
                                        (303) 582-1117

                                         Address, Including Zip
                                                Code and
                                            Telephone Number,
                                             Including Area
                                          Codes of Registrant's
                                                Principal
             Registrant                     Executive Offices
             ----------                  ----------------------
             Colonial Holdings, Inc.    10515 Colonial Downs
                                        Parkway
                                        New Kent, VA 23124
                                        (804) 966-7223
             Colonial Downs, L.P.       10515 Colonial Downs
                                        Parkway
                                        New Kent, VA 23124
                                        (804) 966-7223
             Stansley Racing Corp.      10515 Colonial Downs
                                        Parkway
                                        New Kent, VA 23124
                                        (804) 966-7223

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                Subject to Completion, dated September   , 2002

PROSPECTUS

                               OFFER TO EXCHANGE
                                 $125,000,000
                   NEW 11 7/8% SENIOR SECURED NOTES DUE 2009
       FOR ANY AND ALL OUTSTANDING 11 7/8% SENIOR SECURED NOTES DUE 2009
                                      OF


[LOGO] JACOBS
ENTERTAINMENT, INC.
                            (FORMERLY GAMECO, INC.)

   This prospectus (and accompanying letter of transmittal) relates to our proposed offer to exchange up to $125,000,000 aggregate principal amount of new 11 7/8% Senior Secured Notes due 2009 (the "New Notes"), which will be freely transferable, for any and all outstanding 11 7/8% Senior Secured Notes due 2009 issued in a private offering on February 8, 2002, which are subject to certain transfer restrictions (the "Old Notes," and together with the New Notes, the "notes").

   The exchange offer expires at [      ], New York City time, on [      ],
   unless extended.

   The terms of the New Notes are substantially identical to the terms of the Old Notes, except that the New Notes will be freely transferable and issued free of any covenants regarding exchange and registration rights.

   New Notes will be exchanged for all Old Notes that are validly tendered and not validly withdrawn. Tenders of Old Notes may be withdrawn at any time prior to expiration of the exchange offer. The exchange offer is not conditioned on a minimum aggregate principal amount of Old Notes being tendered. It is, however, subject to certain conditions, including that it not violate applicable laws or any applicable interpretation of the Securities and Exchange Commission.

   The exchange of Old Notes for New Notes should not be a taxable event for United States federal income tax purposes.

   Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old Notes not exchanged in the exchange offer will remain outstanding and will be entitled to the benefits of the Indenture, but, except under certain circumstances, will have no further exchange or registration rights under the Registration Rights Agreement.

   "Affiliates" of Jacobs Entertainment, Inc. (within the meaning of the Securities act of 1933) may not participate in the exchange offer.

   All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act of 1933. See "Plan of Distribution"
   beginning on page [      ].

   We do not intend to apply for listing of the New Notes on any securities exchange or to arrange for them to be quoted on any quotation system.

                               -----------------

     Please see "Risk Factors" beginning on page [      ] for a discussion
 of certain factors you should consider in connection with the exchange offer.

                               -----------------

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   NONE OF THE NEVADA GAMING COMMISSION, THE NEVADA GAMING CONTROL BOARD, THE COLORADO LIMITED GAMING CONTROL COMMISSION OR ANY OTHER GAMING AUTHORITY HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE NOTES OFFERED HEREBY.

   WE MAY AMEND OR SUPPLEMENT THIS PROSPECTUS FROM TIME TO TIME BY FILING AMENDMENTS OR SUPPLEMENTS AS REQUIRED. YOU SHOULD READ THIS ENTIRE PROSPECTUS (AND ACCOMPANYING LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR INVESTMENT DECISION.

                               -----------------

        Our principal executive offices are located at 240 Main Street,
                          Black Hawk, Colorado 80422
                    Our telephone number is (303) 582-1117


               The date of this prospectus is September   , 2002

                               TABLE OF CONTENTS


  WHERE YOU CAN FIND ADDITIONAL INFORMATION..............................  ii
  FORWARD-LOOKING STATEMENTS............................................. iii
  PROSPECTUS SUMMARY.....................................................   1
  SUMMARY OF THE TERMS OF THE EXCHANGE OFFER.............................   4
  SUMMARY OF THE TERMS OF THE NEW NOTES..................................   8
  RISK FACTORS...........................................................  16
  THE EXCHANGE OFFER.....................................................  25
  USE OF PROCEEDS........................................................  34
  CAPITALIZATION.........................................................  36
  UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS..................  38
  NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME.........  42
  SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING DATA..........  44
  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
    OF OPERATIONS........................................................  46
  BUSINESS...............................................................  66
  REGULATION AND TAXATION................................................  74
  MANAGEMENT.............................................................  88
  RELATED PARTY TRANSACTIONS.............................................  92
  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........  93
  DESCRIPTION OF OTHER INDEBTEDNESS......................................  94
  DESCRIPTION OF THE NOTES...............................................  97
  BOOK ENTRY; DELIVERY AND FORM.......................................... 147
  REGISTRATION RIGHTS.................................................... 150
  CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.................. 153
  PLAN OF DISTRIBUTION................................................... 159
  LEGAL MATTERS.......................................................... 160
  EXPERTS................................................................ 160
  INDEX TO FINANCIAL STATEMENTS.......................................... F-1

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

   We have filed a registration statement on Form S-4 with the Securities and Exchange Commission, or the Commission, under the Securities Act of 1933, or Securities Act, with respect to the New Notes. This prospectus, which constitutes a part of the registration statement, omits certain information contained in the registration statement, and reference is made to the registration statement and the exhibits and schedules thereto for further information with respect to us and the New Notes offered hereby. This prospectus contains summaries of the material terms of certain documents and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement. Each such summary is qualified in its entirety by such reference.

   Upon effectiveness of this registration statement, we will be subject to the informational reporting requirements of the Securities Exchange Act of 1934, or Exchange Act. We have agreed that, whether or not required to do so by the rules and regulations of the Commission (and within the time periods that are or would be prescribed thereby), for so long as any of the notes remain outstanding, we will furnish to the holders of the notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports. In addition, for so long as any of the Old Notes remain outstanding, we have agreed to make available, upon request, to any prospective purchaser or beneficial owner of the Old Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act. In addition, this prospectus incorporates important business and financial information about the Company that is not included in or delivered with the document. INFORMATION MAY BE OBTAINED FROM US WITHOUT CHARGE AT JACOBS ENTERTAINMENT, INC., 240 MAIN STREET, BLACK HAWK, COLORADO 80422, ATTENTION: STEPHEN R. ROARK, CHIEF FINANCIAL OFFICER, TELEPHONE (303) 582-1117. TO OBTAIN TIMELY DELIVERY OF INFORMATION, WE MUST RECEIVE YOUR REQUEST NO LATER THAN FIVE (5) BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER.

   This registration statement (including the exhibits and schedules hereto) and the periodic reports and other information may be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of this material can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a website (http://www.sec.gov) that contains such reports and other information that we have filed.

                          FORWARD-LOOKING STATEMENTS

   We make "forward-looking statements" throughout this prospectus. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we "believe," "expect" or "anticipate" will occur, and make other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. You should read this prospectus completely and with the understanding that actual future results may be materially different from our expectations. We will not update these forward-looking statements, even though our situation will change in the future.

   Whether actual results will conform with our expectations and predictions is subject to a number of risks and uncertainties, including those relating to or arising from:

  .   our ability to integrate differing operations into one cohesive business;

  .   capital expansions at our gaming and pari-mutuel wagering facilities;

  .   the activities and success of our competitors;

  . our ability to maintain regulatory approvals for our businesses and to receive regulatory approvals for new businesses;

  .   our dependence on key personnel;

  .   the maintenance of agreements with Colonial Holdings' horsemen;

  . the possibility of legislation that may prohibit or limit continued operation of our gaming or pari-mutuel wagering properties; and

  . our ability to service the interest and make principal payments on the notes.

                              PROSPECTUS SUMMARY

   The following summary does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements (and related notes), before making an investment decision. Unless otherwise indicated, all references in this prospectus to "we," "us," "our" and similar terms, as well as references to "Jacobs Entertainment," refer to Jacobs Entertainment, Inc. and its subsidiaries.

Our Company

   We are a geographically diversified gaming and pari-mutuel wagering company with properties in Colorado, Nevada, Louisiana and Virginia. We own and operate three land-based casinos, six truck plaza video gaming facilities and a horse racing track with three off-track wagering facilities. In addition, we are party to an agreement that entitles us to a portion of the gaming revenue from an additional truck plaza video gaming facility, and lease and operate a fourth off-track wagering facility. We acquired all of our gaming and pari-mutuel wagering properties and operations on February 22, 2002. We changed our name from Gameco, Inc. to Jacobs Entertainment, Inc. on June 7, 2002.


   All of our gaming facilities target local customers and emphasize revenues from slot machine play or video gaming, or both. For the year ended December 31, 2001, our pro forma net revenues and pro forma EBITDA (as defined in "Summary Unaudited Consolidated Pro Forma Financial and Other Data" below) were approximately $165 million and $34 million, respectively. For the six months ended June 30, 2002, our pro forma net revenues and pro forma EBITDA were approximately $83 million and $18 million, respectively. See page 38 for unaudited consolidated proforma financial statements and page 12 for the calculation of pro forma EBITDA.



   The following table sets forth certain information and property level EBITDA of our properties. See page 63 for detail calculations of EBITDA. EBITDA is a non-GAAP measure of financial performance and should be evaluated in conjunction with similar GAAP measures of financial performance.



                                                                                                      Year Ended
                                                              As of June 30, 2002                  December 31, 2001
                                                           -------------------------- -------------------------------------------
                                                           Approximate                Percentage of    Property       Property
                                                             Gaming                      Gaming       Level Net        Level
                                                Facility     Square     Gaming  Table Revenue from      Income       EBITDA(1)
Property                       Location           Type       Footage   Machines Games   Machines    (in thousands) (in thousands)
--------                 -------------------- ------------ ----------- -------- ----- ------------- -------------- --------------
The Lodge Casino........ Black Hawk, Colorado Land-based     25,000       870     23        91%           9,199       $ 18,095
                                               casino
Gilpin Hotel Casino..... Black Hawk, Colorado Land-based     16,000       460      0        99            2,060          4,732
                                               casino
Gold Dust West Casino... Reno, Nevada         Land-based     17,500       500      0       100            (457)          4,771
                                               casino
Louisiana Truck Plazas.. Louisiana            Video          13,000       334      0       100            2,846          7,954
                          (various             gaming
                          locations)
Colonial Downs Racetrack                      Horse racing
 and off-track wagering                        and pari-
 facilities............. Virginia              mutuel
                          (various             wagering
                          locations)                            N/A       N/A    N/A       N/A              149          4,223
Corporate Overhead
 Expense................                                                                                (9,438)        (5,517)
                                                             ------     -----    ---       ---         --------       --------
   Total................                                     71,500     2,170     23                   $  4,359       $ 34,258
                                                             ======     =====    ===                   ========       ========

--------

(1) Property Level EBITDA for the Louisiana Truck Plazas is presented on a pro forma basis.

Business Strategy and Competitive Strengths

   Our business strategy is to create a broad, geographically diversified base of gaming and pari-mutuel wagering properties that provide our customers with high quality experiences that build significant customer loyalty. We focus on attracting and fostering repeat business from local gaming patrons at our casino, truck plaza video gaming and pari-mutuel wagering facilities. Our local patrons are typically experienced gaming customers who seek convenient locations, high payouts, and a pleasant atmosphere.

   We believe that there are opportunities for growth and operational efficiencies in the markets in which we operate. Black Hawk, Colorado continues to be one of the fastest growing gaming markets in the country, having experienced a 20.7% compound annual growth in gaming revenue from 1998 through 2001. We believe that our two Black Hawk properties will continue to benefit from this growth, and plan to expand our Gilpin Hotel Casino property in Black Hawk to further capitalize on this opportunity. We believe that certain of our Louisiana truck plaza video gaming properties have not reached their full potential, as they have only recently commenced gaming operations. In addition, we may acquire or develop additional gaming properties catering to local gaming patrons in the future, further expanding our geographic diversity.

   Our strategy for our casino and video gaming operations is to continue to provide our customers with a user-friendly gaming environment featuring convenient locations, ample parking, good food at affordable prices and promotional incentives that reward frequent play. Our strategy for our horse racing operations is to be a competitive participant in the industry by capitalizing on our unique dirt and turf track facilities for live racing, hosting marquee racing events, and expanding our off-track wagering facility network under appropriate circumstances.


   The risks attendant to implementing our strategies are that our efforts to acquire additional properties and to attract increased patronage at our properties may not be as successful as we anticipate, and that the capital expenditures and other costs we incur may not produce the financial results we hope to achieve.


   Broad Geographic and Asset Diversification. We own and operate three land-based casinos, six truck plaza video gaming facilities and a horse racing track with three off-track wagering facilities, in four states. In addition, we are party to an agreement that entitles us to a portion of the gaming revenue from an additional truck plaza video gaming facility, and lease and operate an additional off-track wagering facility. We believe that because of our geographic and asset diversification, we are less dependent on results at a specific property or in a specific market to generate our cash flow. In addition, this geographic diversity helps mitigate our susceptibility to regional economic downturns or weather conditions.

   Strong Emphasis on Slot and Video Gaming Revenues. All of our gaming facilities emphasize slot machine or video gaming play, or both. We believe slot machine play to be the fastest growing, most consistently profitable and lowest risk segment of the gaming entertainment business. We offer a wide variety of games to attract customers and encourage them to play for longer periods of time, thereby promoting the stability of our gaming revenue. We intend to maximize slot and video gaming revenue by continuing to invest in state-of-the art equipment and systems and replacing older models with the most current product offerings in appropriate markets.

   Significant Barriers to Entry. There are significant regulatory and other barriers to entry in each of the markets in which we operate. In Black Hawk, Colorado these barriers include the limited availability of space in the approved gaming district, which is defined in the state constitution, and the high cost of acquiring land and constructing new gaming facilities. There are stringent licensing requirements and substantial licensing and compliance expenses attendant to commencing and conducting gaming operations in Nevada. In Louisiana, the barriers to entry include restrictions that require truck plaza video gaming facilities to meet specified minimum levels of diesel and total fuel sales, have a specified minimum site acreage and conduct 24-hour restaurant operations. These restrictions also prohibit the operation of more than 50 video gaming machines at any location, and require truck plaza video gaming facilities to be located only in those parishes that voted to continue video gaming during a one-time state-wide referendum in 1996. In Virginia, in all but the county in which we operate and one additional county, the operator of any competing horse racing track would need to secure passage of a referendum in the locale in which the track is to be operated. Furthermore, licenses are available for only two additional off-track wagering facilities, and opening any off-track wagering facility in any locale other than those in which we currently operate would also require the passage of a referendum.

   Strong, Experienced Management Team. Our senior management team is an experienced group of industry veterans. Jeffrey P. Jacobs, our Chairman and Chief Executive Officer, has been Black Hawk Gaming's Chief Executive Officer since November 1996 and the Chief Executive Officer of Colonial Holdings since March 1997. Stephen R. Roark, our Chief Financial Officer and President of Casino Operations, has been Black Hawk Gaming's President since September 1995 and its Chief Financial Officer since 1993. Ian M. Stewart, our President of Pari-Mutuel Wagering and Video Poker Operations, has been President of Colonial Holdings since November 1998 and its Chief Financial Officer since June 1997. The three general managers of our casinos, who have a combined total of approximately 45 years of casino management experience, report directly to Mr. Roark. Reid Smith and J. Richard Gottardi oversee the day-to-day operations of our truck plaza video gaming operations, have over 20 years of combined experience in the gaming industry and report directly to Mr. Stewart. We believe the expertise and experience of our management team will enable us to enhance the operation of our existing properties and any properties we may acquire in the future.

Our Properties

  Our Casino Properties

   Our casino properties consist of The Lodge Casino at Black Hawk and the Gilpin Hotel Casino, both in Black Hawk, Colorado, and the Gold Dust West Casino in Reno, Nevada. The Lodge Casino is located on a 2.5 acre site that abuts State Highway 119, with approximately 25,000 square feet of gaming space on two floors containing 870 slot machines and 23 table games, 50 hotel rooms, three restaurants, four bars, and onsite parking for 600 vehicles. The Gilpin Hotel Casino is located on one acre in the heart of the historic district of Black Hawk, with approximately 16,000 square feet of gaming space containing 460 slot machines and four table games, two restaurants, four bars, and parking for 200 vehicles. The Gold Dust West Casino is located on 4.6 acres in Reno's central downtown gaming district, with approximately 17,500 square feet of gaming space containing 500 slot machines, a 6,600 square foot dining facility, 106 motel rooms and parking for 275 vehicles.

  Our Truck Plaza Video Gaming Properties


   Our truck plaza video gaming properties consist of six truck plaza video gaming facilities located in Louisiana and a share in the gaming revenues of an additional Louisiana truck plaza video gaming facility. Our properties include the Houma Truck Plaza and Casino in Houma; Winner's Choice Casino in Sulphur; Lucky Magnolia Truck Stop and Casino in St. Helena Parish; Bayou Vista Truck Plaza and Casino in Bayou Vista; Colonel's Truck Plaza and Casino in Thibodaux; and Raceland Truck Plaza and Casino in Raceland. We are also party to an agreement with Cash's Casino, Inc. that entitles us in consideration of placing video gaming devices on site, to approximately 40% of the gaming revenues from Cash's Truck Plaza and Casino in Lobdell for fifty years. Each truck plaza features a convenience store, fueling operations, a 24-hour restaurant, and 50 video gaming devices (except for Lucky Magnolia Truck Stop and Casino and Raceland Truck Plaza and Casino, which have 40 and 44 video gaming devices, respectively).


  Our Horse Racing Track and Off-track Wagering Facilities

   We hold the only unlimited licenses in Virginia to own and operate a racetrack and off-track wagering facilities. Under these licenses, we own and operate the Colonial Downs Racetrack in New Kent, Virginia and three off-track wagering facilities, and lease and operate an additional off-track wagering facility. Our racetrack facility consists of a one and one-quarter mile dirt track and a 180-foot wide turf track, an outside grandstand that seats approximately 4,000 patrons, two simulcast television amphitheaters, two covered patio-seating areas, four bars, a large concession food court, a gift shop, and wagering locations with approximately 100 tellers. Our off-track wagering facilities are located in Richmond, Chesapeake, Hampton, and Brunswick, Virginia. These facilities are structured to accommodate the needs of various patrons, from the seasoned handicapper to the novice wagerer, and provide patrons with a comfortable, upscale environment including a full bar and a range of restaurant services, and state of the art audio/video technology for receiving off-track import simulcast thoroughbred and harness racing from nationally-known racetracks.

                  SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

The Old Notes...............  On February 8, 2002, we issued $125,000,000 aggregate principal amount of our 11 7/8% Senior Secured Notes due 2009 to CIBC World Markets Corp. in a private placement. CIBC World Markets Corp. and Libra Securities, LLC (whom we refer to as the "initial purchasers") then sold those notes to qualified institutional buyers in reliance on Rule 144A and Regulation S under the Securities Act. Because they were sold pursuant to exemptions from registration under the Securities Act, the Old Notes are subject to transfer restrictions. In connection with the issuance of the Old Notes, we entered into a registration rights agreement with the initial purchasers in which we agreed to either: (a) file with the Commission a registration statement covering the New Notes, use our best efforts to cause the registration statement to become effective under the Securities Act, and upon effectiveness of the registration statement, complete the exchange offer; or (b) cause the Old Notes to be registered under the Securities Act pursuant to a resale shelf registration statement. If we do not comply with our obligations under the Registration Rights Agreement, we will be required to pay certain liquidated damages. See "Registration Rights."

The Exchange Offer..........  We are offering to exchange up to $125,000,000 principal amount of New Notes for an identical principal amount of Old Notes. Old Notes may be exchanged only in $1,000 increments. The terms of the New Notes are identical in all material respect to the terms of the Old Notes except that the New Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued under and entitled to the benefits of the same indenture that governs the Old Notes. Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Because we have registered the New Notes, the New Notes will not be subject to transfer restrictions and holders of New Notes will have no registration rights.

Consequences of Failure
  to Exchange...............  If you do not exchange your Old Notes for New
                              Notes pursuant to the exchange offer, you will still be subject to the restrictions on transfer of your Old Notes as described in the legend on the Old Notes. In general, you may not offer to sell or sell the Old Notes, except pursuant to a registration statement under the Securities Act or any exemption from registration thereunder and in compliance with applicable state securities laws.

Resale of New Notes.........  We believe you may offer for resale, resell or otherwise transfer the New Notes you receive in the exchange offer without further compliance with the registration and prospectus delivery provisions of the Securities Act unless you:

                                 .   are an "affiliate" of ours within the
                                     meaning of Rule 405 under the Securities
                                     Act;

                                 .   are a broker-dealer who purchased Old
                                     Notes directly from us for resale under
                                     Rule 144A or Regulation S or any other
                                     exemption under the Securities Act;

                                 . acquired the New Notes other than in the ordinary course of your business; or

                                 .   have an arrangement with any person to
                                     engage in the distribution of New Notes.

                              Each broker-dealer who is issued New Notes in the exchange offer for its own account in exchange for Old Notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, a resale or any other transfer of the New Notes issued to it in the exchange offer.

Expiration Date and Time....  5:00 p.m., New York City time, on the later to
                              occur of               , 2002 or 30 business days
                              after the date the registration statement is declared effective. See "The Exchange Offer--Expiration Date; Extensions; Amendments."

Withdrawal Rights...........  You may withdraw Old Notes you tendered by furnishing a written notice of withdrawal to the exchange agent or by complying with DTC's Automated Tender Offer Program System (ATOP) withdrawal procedures at any time before p.m. New York City time on the expiration date. See "The Exchange Offer--Withdrawal of Tenders."

Accrued Interest on the
  New Notes and the Old Notes The New Notes will bear interest from February 8,
                              2002 or, if later, from the most recent date of payment of interest on the Old Notes. Accordingly, if you tender Old Notes that are accepted for exchange, you will not receive interest that is accrued but unpaid on the Old Notes at the time of tender.

Conditions to the Exchange
  Offer.....................  The exchange offer is subject only to the following conditions:

                                 .   regulatory approval from Nevada state
                                     gaming authorities

                                 . the compliance of the exchange offer with applicable securities laws;

                                 .   the proper tender of the Old Notes;

                                 .   our receipt of certain representations
                                     made by the holders of the Old Notes, as described below; and

                                 . no judicial or administrative proceeding having been threatened that would limit us from proceeding with the exchange offer.

                              The exchange offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

Representations.............  By participating in the exchange offer, you will represent to us that, among other things:

                                 . you will acquire the New Notes you receive in the exchange offer in the ordinary course of your business;

                                 . you are not engaging in and do not intend to engage in a distribution of the New Notes;

                                 .   you do not have an arrangement or
                                     understanding with any person to
                                     participate in the distribution of the New
                                     Notes; and

                                 .   you are not an "affiliate," as defined
                                     under Rule 405 of the Securities Act, of ours.

Procedures for Tendering Old
  Notes.....................  To accept the exchange offer, you must send the exchange agent either:

                                 . a properly completed and validly executed letter of transmittal; or

                                 .   a computer-generated agent's message
                                     transmitted pursuant to DTC's ATOP System;
                                     and either

                                 .   tendered Old Notes held in certificated
                                     form; or

                                 .   a timely confirmation of book-entry
                                     transfer of your Old Notes into the
                                     exchange agent's account at DTC.

                              Additional documents may be required if you tender pursuant to the guaranteed delivery procedures described below. For more information, see "The Exchange Offer--Procedures for Tendering."

Tenders by Beneficial Owners  If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and you wish to tender those Old Notes in the exchange offer, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. See "The Exchange Offer--Procedures for Tendering."

Guaranteed Delivery
  Procedures................  If you are unable to comply with the procedures for tendering, you may tender your Old Notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer--Guaranteed Delivery Procedures."

Certain United States
  Federal Tax Considerations  See "Certain United States Federal Income Tax
                              Considerations" for a discussion of U.S. federal income tax considerations you should consider before tendering Old Notes in the exchange offer.

Exchange Agent..............  Wells Fargo Bank Minnesota, National Association
                              is serving as exchange agent for the exchange offer. The address and telephone number for the exchange agent is listed under "The Exchange Offer--Exchange Agent."

                     SUMMARY OF THE TERMS OF THE NEW NOTES


   The terms of the New Notes to be issued in the exchange offer are identical to the terms of the outstanding Old Notes except that we have registered the New Notes under the Securities Act. The notes issued in the exchange offer will evidence the same debt as the Old Notes, and both the Old Notes and the New Notes are governed by the same indenture. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the notes.


                           The Offering of New Notes

Securities Offered..........  $125,000,000 principal amount of 11 7/8% senior secured notes.

Maturity Date...............  February 1, 2009.

Interest Rate...............  11 7/8% per year.

Interest Payment Dates......  Each February 1 and August 1, beginning August 1,
                              2002.

Security and Ranking........  The notes and the guarantees of our subsidiary guarantors will be secured by a first priority lien (subject to the exceptions described herein) on substantially all of our and the guarantors' respective current and future assets, other than the excluded assets, as described herein. We may not be able to grant security interests in certain of our assets and certain of our assets may be subject to prior liens.

                              On July 12, 2002, we entered into a new senior secured revolving credit facility with Foothill Capital Corporation (the "Senior Credit Facility) in the amount of $10.0 million. The lien on the real property and related assets comprising The Lodge Casino and the Gilpin Hotel Casino in Black Hawk, Colorado granted to the lender under the Senior Credit Facility is senior to the lien securing the notes and, subject to certain conditions, limits the exercise of remedies under the security interests in such assets by the holders.

                              Additionally, the real property comprising the Business Improvement District relating to The Lodge Casino is subject to a first priority lien in favor of the $5.5 million aggregate principal amount outstanding of Black Hawk Business Improvement District Special Assessment Bonds described herein and the notes will also be subject to such prior lien.


                              We may incur purchase money obligations and capital lease obligations in an aggregate principal amount not to exceed the greater of $5.0 million or 15% of consolidated EBITDA of the Company for the trailing four quarters. Those obligations may be secured by liens on the financed collateral senior to the lien securing the notes and guarantees, and the right of payment of those obligations will be pari pasu with the notes.


                              See "Description of the Notes--Security."

                              The notes will rank senior in right of payment to all of our existing and future subordinated debt, including our $9.0 million debt to an affiliate. The notes will rank equal in right of payment to all of our senior debt, including our Senior Credit Facility, the Black Hawk Business Improvement District Special Assessment Bonds, our Louisiana properties seller notes, the debt of Colonial Holdings and any purchase money obligations or capital lease obligations. As of June 30, 2002, we had $146 million of debt outstanding.



                              The right to receive payments on the notes may be effectively subordinated to payments on the Senior Credit Facility, the Black Hawk Business Improvement District Bonds, purchase money obligations and capital lease obligations in the event of bankruptcy, liquidation or other similar proceeding to the extent the lenders in each situation will be entitled to be repaid in full from the assets securing such obligation before payment is made to the noteholders.


Guarantees..................  All of our present and future restricted subsidiaries will guarantee the notes with unconditional guarantees of payment that will rank senior in right of payment to all of their existing and future subordinated debt and equal in right of payment to all of their existing and future senior debt.


                              All of our subsidiaries are currently restricted subsidiaries. Our board of directors, however, may declare a subsidiary an unrestricted subsidiary, but only if that subsidiary: has no indebtedness other than non-recourse indebtedness; has not guaranteed or provided credit support for any indebtedness of the Company or any restricted subsidiary; is not party to any agreement with the Company or any restricted subsidiary giving the subsidiary favorable treatment; does not have any agreement obliging the Company or any restricted subsidiary to provide financial support to it or to subscribe for its additional stock; and has at least one director who is not a director or officer of the Company or any restricted subsidiary.


Optional Redemption.........  Except in the case of certain equity offerings by us, we cannot choose to redeem the notes prior to February 1, 2006.

                              At any time from and after that date (which may be more than once), we can choose to redeem some or all of the notes at specified prices, plus accrued interest.


Optional Redemption after
  Certain Equity Offerings..  At any time (which may be more than once) before
                              February 1, 2005, we can choose to purchase up to 35% of the outstanding principal amount of the notes with money that we raise in equity offerings of capital stock of the Company pursuant to which the Company receives net proceeds of at least $10.0 million, as long as:


                                 . we pay 111.875% of the face amount of the notes bought, plus accrued interest;

                                 . we purchase the notes within 45 days after completing the offering; and

                                 .   at least $81.25 million in aggregate
                                     principal amount of Old Notes and New
                                     Notes (65% of the principal amount of the Old Notes originally issued) remains outstanding after the purchase.

Disposition Based
  Upon Gaming Laws..........  The notes are subject to redemption requirements imposed by laws and regulations of authorities in jurisdictions in which we conduct gaming and pari-mutuel wagering operations. See "Description of the Notes--Mandatory Disposition in Accordance with Gaming Laws."


Change of Control Offer.....  If we experience a change in control, we must offer to purchase your notes at 101% of their face amount, plus accrued interest. We might not be able to pay you the required price for notes you present to us at the time of a change in control, because we might not have enough funds at that time.--Failure to make the required repurchase would be an event of default under the terms of the notes.



                              In addition, a change of control would be an event of default under the terms of our $10.0 million Revolving Credit Facility and our $9.0 million subordinated debt to an affiliate, and would cause all outstanding amounts to be immediately due and payable.


Asset Sale and Event of
  Loss Proceeds.............  We may have to use the net cash proceeds from selling assets or from events of casualty loss to offer to purchase your notes at their face amount, plus accrued interest.

Certain Indenture Provisions  The indenture governing the notes limits what we
                              (and most or all of our subsidiaries) may do. For example, the indenture limits our ability to:

                                 .   incur more debt;

                                 .   pay dividends and make distributions;

                                 .   issue stock of subsidiaries;

                                 .   make investments;

                                 .   repurchase stock;

                                 .   create liens;

                                 .   enter into transactions with affiliates;

                                 .   enter into sale-leaseback transactions;

                                 .   merge or consolidate; and

                                 .   transfer and sell assets.

                              These limitations are subject to a number of important exceptions.

Use of Proceeds.............  We will not receive any proceeds upon completion of the exchange offer. See the "Use of Proceeds" section of this prospectus for further information.

   For more complete information about the notes, see the "Description of the Notes" section of this prospectus.

                                 Risk Factors

   Before making an investment in the New Notes, you should consider carefully the information included in the "Risk Factors" section of this prospectus, as well as other information contained in this prospectus.

 Summary Unaudited Consolidated Historical Financial, Pro Forma and Other Data


   The following summary unaudited consolidated historical statement of income data of Jacobs Entertainment for the six months ended June 30, 2002, and the summary unaudited historical consolidated balance sheet data at June 30, 2002, are derived from the consolidated historical interim financial data of Jacobs Entertainment contained herein on page F-27. The summary unaudited consolidated pro forma statement of income data for the year ended December 31, 2001, and the six months ended June 30, 2002, were prepared by combining (i) the contribution to Jacobs Entertainment of certain historical assets and liabilities of Diversified Opportunities Group Ltd., (ii) the effect of the issuance of the Old Notes and the repayment of certain indebtedness, and (iii) the effect of the acquisitions of the publicly held shares of Black Hawk Gaming & Development Company, Inc. and Colonial Holdings, Inc., and the acquisition of certain Louisiana truck plaza gaming properties, as discussed herein. The historical financial data assumes the transactions occurred on February 22, 2002 (acquisition date), and therefore reflects the actual results of Jacobs Entertainment as of and for the six months ended June 30, 2002. The unaudited pro forma statements of income have been prepared assuming all of the transactions referred to above occurred on January 1, 2001.

   The following financial information is based on, and should be read in conjunction with, the historical consolidated financial statements and related notes of Jacobs Entertainment, Black Hawk Gaming & Development Company, Inc., and Jalou, and the unaudited pro forma consolidated financial statements included elsewhere in this prospectus. The historical financial information for the six months ended June 30, 2002 is based on, and should be read in conjunction with, the historical consolidated financial statements and related notes of Jacobs Entertainment as contained herein on page F-2. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions and the issuance of the Old Notes had occurred in an earlier period, nor is it necessarily indicative of our future operating results or financial position.



                                                           Six Months Ended    Year Ended     Six Months Ended
                                                            June 30, 2002   December 31, 2001  June 30, 2002
                                                             (Historical)      (Pro forma)      (Pro forma)
                                                           ---------------- ----------------- ----------------
                                                                             (in thousands,
                                                                             except ratios)
Statement of Income Data:
   Net revenues...........................................     $ 68,795         $164,728          $83,470
   Operating income.......................................       11,063           22,930           13,275
   Interest income........................................          110              398              135
   Interest expense.......................................        8,297           18,969            9,465
   Net income.............................................        1,069            4,359            3,945

Balance Sheet Data (as of June 30, 2002):
   Cash and cash equivalents..............................       18,294
   Total assets...........................................      231,248
   Total long-term debt, including current maturities.....      146,056
   Stockholders' equity...................................       64,190

Other Financial Data:
   EBITDA(1)..............................................       13,600           34,258           18,461
   Transaction fees and expenses..........................          524
   Depreciation and amortization..........................        3,710           10,930            5,051

Financial Ratios Data:
   Ratio of senior debt (as of June 30, 2002) to pro
     forma annualized EBITDA (2)..........................         3.7x
   Ratio of net senior debt (as of June 30, 2002) to pro
     forma annualized EBITDA (3)..........................         3.2x
   Ratio of total debt (as of June 30, 2002) to pro forma
     annualized EBITDA (4)................................         4.0x
   Ratio of net debt (as of June 30, 2002) to pro forma
     annualized EBITDA (5)................................         3.5x
   Ratio of EBITDA to interest expense (6)................         2.0x
   Ratio of earnings to fixed charges (7).................         1.3x                              1.4x

--------

1. EBITDA is defined as net (loss) income before interest expense, income taxes, depreciation and amortization and privatization and other nonrecurring costs, and:

  . Is not intended to be a performance measure that should be regarded as an alternative either to operating income or net (loss) income nor as an indicator of operating performance, or as an alternative to the statement of cash flows as a measure of liquidity;

  . Is not intended to represent funds available for debt service, dividends, reinvestment or other discretionary uses; and

  . Should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America.


  . Is calculated based on six months ended June 30, 2002 historical data, year ended December 31, 2001 pro forma data, or six months ended June 30, 2002 pro forma data, as annualized, and excludes transactions fees and expenses. These EBITDA calculations differ from the calculation of EBITDA as contained in the Indenture covenants, which is based on historical results for the most recently ended four full fiscal quarters for which internal financial statements are available, as further described on page
      112. The EBITDA calculations herein are based upon data contained in this registration statement for purposes of consistency and clarity of presentation of financial data, whereas the EBITDA calculations for indenture purposes are based upon historical operating results for the purpose of determining compliance with certain covenants.



   EBITDA information is included in this prospectus because our management believes that EBITDA is a meaningful measure of performance commonly used in the gaming industry and by the investment community to analyze and compare companies such as ours. Our definition of EBITDA may not be identical to similarly titled measures reported by other companies. EBITDA is a non-GAAP measure of financial performance and should be evaluated in conjunction with similar GAAP measures of financial performance. EBITDA for Jacobs Entertainment is computed as follows:



                                  Six Months Ended    Year Ended     Six Months Ended
                                   June 30, 2002   December 31, 2001  June 30, 2002
                                    (Historical)      (Pro forma)      (Pro forma)
                                  ---------------- ----------------- ----------------
EBITDA:
   Net income....................     $ 1,069           $ 4,359          $ 3,945
   Depreciation and amortization.       3,710            10,930            5,051
   Interest expense..............       8,297            18,969            9,465
   Transaction fees and expenses.         524
                                      -------           -------          -------
EBITDA...........................     $13,600           $34,258          $18,461
                                      =======           =======          =======
Pro forma annualized EBITDA......                                        $36,922
                                                                         =======



   Pro forma annualized EBITDA has been calculated based on multiplying EBITDA for the six months ended June 30, 2002 by two as there are no significant factors, such as seasonality, that would affect this calculation.


2. Senior debt includes the Old Notes, the Black Hawk Business Improvement District Special Assessment bonds, the Louisiana properties seller notes, and debt of Colonial Holdings, and is computed as follows:


                                                                          Six Months Ended
                                                                           June 30, 2002
                                                                          ----------------
Senior Debt (as of June 30, 2002):
   Old Notes.............................................................     $120,050
   Black Hawk Business Improvement District Special Assessment bonds.....        4,920
   Louisiana properties seller notes.....................................       10,535
   Debt of Colonial Holdings.............................................        1,551
                                                                              --------
Total Senior Debt........................................................     $137,056
                                                                              ========
Pro forma annualized EBITDA..............................................     $ 36,922
                                                                              ========
Ratio of Senior Debt (as of June 30, 2002) to pro forma annualized EBITDA          3.7x
                                                                              ========

3. Net senior debt includes the Old Notes, the Black Hawk Business Improvement District Special Assessments bonds, the Louisiana properties seller notes, and debt of Colonial Holdings, net of cash and cash equivalents, and is computed as follows:


                                                                              Six Months Ended
                                                                               June 30, 2002
                                                                              ----------------
Net Senior Debt (as of June 30, 2002):
   Old Notes.................................................................     $120,050
   Black Hawk Business Improvement District Special Assessment bonds.........        4,920
   Louisiana properties seller notes.........................................       10,535
   Debt of Colonial Holdings.................................................        1,551
   Less: cash and cash equivalents...........................................      (18,294)
                                                                                  --------
Total Net Senior Debt........................................................     $118,762
                                                                                  --------
Pro forma annualized EBITDA..................................................     $ 36,922
                                                                                  ========
Ratio of Net Senior Debt (as of June 30, 2002) to pro forma annualized EBITDA          3.2x
                                                                                  ========


4. Total debt refers to all outstanding long-term debt, including current maturities, and is computed as follows:


                                                                         Six Months Ended
                                                                          June 30, 2002
                                                                         ----------------
Total Debt (as of June 30, 2002):
   Old Notes............................................................     $120,050
   Black Hawk Business Improvement District Special Assessment bonds....        4,920
   Debt of Colonial Holdings............................................        1,551
   Existing Louisiana properties seller notes...........................        4,740
   New Louisiana properties seller notes................................        5,795
   Subordinated debt to affiliate.......................................        9,000
                                                                             --------
Total Debt..............................................................     $146,056
                                                                             ========
Pro forma annualized EBITDA.............................................     $ 36,922
                                                                             ========
Ratio of Total Debt (as of June 30, 2002) to pro forma annualized EBITDA          4.0x
                                                                             ========


5. Net debt refers to all outstanding long-term debt, including current maturities, net of cash and cash equivalents, and is computed as follows:


                                                                             Six Months Ended
                                                                              June 30, 2002
                                                                             ----------------
Net Debt (as of June 30, 2002):
   Total debt...............................................................     $146,056
   Less: cash and cash equivalents..........................................      (18,294)
                                                                                 --------
Total Net Debt..............................................................     $127,762
                                                                                 ========
Pro forma annualized EBITDA.................................................     $ 36,922
                                                                                 ========
Ratio of Total Net Debt (as of June 30, 2002) to pro forma annualized EBITDA          3.5x
                                                                                 ========


6. Ratio of pro forma EBITDA to interest expense is computed as follows:


                                                                  Six Months Ended
                                                                   June 30, 2002
                                                                  ----------------
Pro forma EBITDA for the six months ended June 30, 2002..........     $18,461
                                                                      =======
Pro forma Interest Expense for the six months ended June 30, 2002     $ 9,465
                                                                      =======
Ratio of pro forma EBITDA to pro forma Interest Expense..........         2.0x
                                                                      =======

7. For the purpose of determining the ratio of earnings to fixed charges, "earnings" consist of earnings before income tax expense plus fixed charges. "Fixed charges" consist of interest expense, including amortization of deferred financing costs, plus one-third of rental expense (this portion is considered to be representative of the interest factor), and is computed as follows:


                                                                 Six Months Ended Six Months Ended
                                                                  June 30, 2002    June 30, 2002
                                                                   (Historical)     (Pro Forma)
                                                                 ---------------- ----------------
Earnings:
   Pre-tax income from continuing operations....................     $ 2,876          $ 3,945
   Add: Fixed charges...........................................       8,932           10,369
                                                                     -------          -------
Total Earnings..................................................     $11,808          $14,314
                                                                     =======          =======
Fixed Charges:
   Interest expense.............................................     $ 8,297          $ 9,465
   Amortization of capitalized expenses related to indebtedness.         333              474
   Estimated interest on rental expense.........................         302              430
                                                                     -------          -------
Total Fixed Charges.............................................     $ 8,932          $10,369
                                                                     =======          =======
Ratio of Earnings to Fixed Charges..............................         1.3x             1.4x
                                                                     =======          =======

                                 RISK FACTORS

   An investment in the New Notes is subject to a number of risks. You should consider carefully the following factors, as well as the additional information cross-referenced to the body of this prospectus and the other matters described in this prospectus.

                       Risks Related to Our Indebtedness

  Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.


   We have a significant amount of indebtedness. As of June 30, 2002 we had total indebtedness of approximately $146 million and total stockholders' equity of $64 million.


   Our substantial indebtedness could have important consequences to you. For example, it could:

  . make it more difficult for us to satisfy our obligations with respect to the notes;

  . increase our vulnerability to general adverse economic and industry conditions;

  . require us to dedicate a substantial portion of our cash flow from operations to debt service, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, and other general corporate purposes;

  . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  . limit our ability to fund a required regulatory redemption or a change of control offer;

  . place us at a competitive disadvantage to our competitors that have less debt; and

  . limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. A failure to comply with those covenants could result in an event of default which, if not cured or waived, could have a significant adverse effect on us.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the notes.

   In addition, subject to specified limitations in the indenture governing the notes, we may be able to incur limited additional indebtedness in the future. Our Senior Credit Facility permits borrowings of up to $10.0 million, and all of the security interests securing those borrowings will be contractually senior to the notes and guarantees, as provided in the intercreditor agreement among the trustee and the lender under the Senior Credit Facility. If new debt is added to our and our subsidiaries' current debt levels, the related risks we and they now face could intensify.

  Our indebtedness imposes restrictive covenants on us.

   The note indenture and the loan agreement for our Senior Credit Facility contain certain restrictive covenants that, among other things, restrict our ability to:

  .   incur more debt;

  .   pay dividends and make distributions;

  .   issue stock of subsidiaries;

  .   make investments;

  .   repurchase stock;

  .   create liens;

  .   enter into transactions with affiliates;

  .   enter into sale-leaseback transactions;

  .   merge or consolidate; and

  .   transfer and sell assets.

   Our Senior Credit Facility also requires us to meet a number of financial ratios and tests. The covenants governing the notes and the covenants governing our Senior Credit Facility will restrict the operations of our subsidiaries and these limitations could impair our ability to meet such financial ratios and tests. In addition, our ability to meet these ratios and tests and to comply with our provisions governing our indebtedness may be affected by changes in economic or business conditions or other events beyond our control. Our failure to comply with our debt-related obligations could result in an event of default which, if not cured or waived, could result in an acceleration of our indebtedness. Acceleration of indebtedness outstanding under our Senior Credit Facility or any of our other indebtedness may cause us to be unable to make interest payments on the notes and to repay the principal amount of the notes or may cause the guarantors to be unable to make payments under their guarantees.

   Complying with these covenants could materially limit our financial and operating flexibility and could cause us to take actions that we otherwise would not take or cause us not to take actions that we otherwise would take.

  Despite current indebtedness levels, we may still be able to incur substantially more debt, which could exacerbate the risks described above.

   We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The note indenture does not fully prohibit us or our subsidiaries from doing so. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify. See "Description of the Notes."

  To service our indebtedness, we will require a significant amount of cash, the availability of which depends on many factors beyond our control.

   Our ability to make payments on and to refinance our indebtedness, including the notes and the Senior Credit Facility, and to fund our operations, will depend on our ability to generate cash. This, to an extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based on our anticipated level of operations and revenue growth, we believe our cash flow from operations, available cash, the Senior Credit Facility and future borrowings will be adequate to meet our liquidity needs for the next few years. However, we cannot assure you that our business will generate sufficient cash flow from operations or that borrowings will be available to us in amounts sufficient to enable us to pay our indebtedness, including the notes and the Senior Credit Facility, or to fund our other liquidity needs. In addition, if we consummate significant acquisitions in the future, our cash requirements may increase significantly. If we are unable to generate sufficient cash flow and are unable to refinance or extend outstanding borrowings, we may have to:

  .   reduce or delay planned expansion and capital expenditures;

  .   sell assets;

  .   restructure debt; or

  .   raise additional capital.

   Furthermore, we may need to refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including the notes, on commercially reasonable terms or at all.

                         Risks Related to Our Business

  We may face difficulties in integrating our operations and in managing facilities we may acquire or expand.

   We are conducting our casino operations, the Louisiana truck plaza operations and the racing and pari-mutuel wagering operations largely as they had been conducted before we acquired them. Nonetheless, we have conducted these businesses on a combined basis for only a limited amount of time, and the consolidation of control and managerial and administrative integration of these operations will require the continued dedication of management resources that may divert attention from our day-to-day business operations. This could materially harm our business, financial condition and results of operations. We cannot assure you that we will be able to manage the combined operations effectively or realize any of the anticipated benefits of our acquisitions.

   In addition, we may pursue expansion and acquisition opportunities and would face significant challenges in managing the expansion and acquisition efforts and in integrating the expanded or new operations into our existing business. Any failure to manage our growth effectively could materially harm our business, financial condition and results of operations.

  We face risks related to the development and expansion of our properties.

   We expect to use a portion of our available cash to remodel and expand The Gilpin Hotel Casino. These improvements are budgeted to cost approximately $6.0 million. While we expect construction and other disruptions during the renovation period that will temporarily adversely affect our business, we believe completion of these renovations will enable us to continue to compete effectively in the Black Hawk market and ultimately to improve our operating results. However, the remodeling and expansion process involves substantial risks, including the possibility of cost overruns and delays, market or site deterioration after construction has begun, and the emergence of additional competition.

  We face significant competition.

   The gaming industry is characterized by a high degree of competition among a large number of participants, many of which have financial and other resources that are greater than our resources. Competitive gaming activities include casinos, pari-mutuel wagering, video lottery terminals and other gaming devices, and other forms of legalized gaming.

   New or expanded operations by other persons can be expected to increase competition for our gaming operations and could have a material adverse impact on us.

   Casino Operations. Our casino operations are conducted in Black Hawk, Colorado and Reno, Nevada. Competition in the Black Hawk gaming market, which is the primary gaming market in Colorado, is intense. In addition, large, well-financed companies may continue to enter the Black Hawk and other Colorado markets through the purchase or expansion of existing facilities, which could materially harm our business, financial condition and results of operations. For example, the Black Hawk Casino by Hyatt, which is managed by an affiliate of Hyatt Corporation, opened in Black Hawk on December 20, 2001. The addition of the Black Hawk Casino by Hyatt added 1320 machines to the market.

   In addition to competing with other gaming facilities in Colorado as described above, we compete to a lesser degree, for both customers and potential future gaming sites, with gaming companies nationwide, including casinos in Nevada and several other states, and casinos on Native American lands in several states, many of which have substantially greater financial resources and experience in the gaming business. The expansion of legalized casino gaming to new jurisdictions throughout the United States may also affect competitive conditions.

   The Gold Dust West Casino in Reno, Nevada encounters strong competition from large hotel and casino facilities and smaller casinos similar in size to the Gold Dust West Casino in the Reno area, which includes Sparks, Nevada. There is also competition from gaming establishments in other towns and cities in Nevada and, to a lesser extent, other jurisdictions in the United States where gaming has been legalized (including Native American gaming establishments).

   In addition, we believe that the introduction of casino gaming, or the expansion of presently conducted gaming activities (particularly at Native American establishments) in areas in or close to Nevada, such as California, Oregon, Washington, Arizona and western Canada, could materially harm our operations at our Reno property.

   Louisiana Truck Plaza Operations.   The Louisiana truck plaza operations
compete with other truck plazas located in Louisiana and other forms of gaming, such as land-based, riverboat and Native American casinos, as well as slot machines located at horseracing tracks and video poker machines located in bars, restaurants, hotels and off-track wagering facilities.

   Pari-mutuel Wagering Operations.   We operate a racetrack in New Kent,
Virginia, and off-track wagering facilities in Chesapeake, Richmond, Hampton and Brunswick, Virginia.

   We compete with racetracks located outside Virginia (including several in Delaware, Maryland, New Jersey, New York, Pennsylvania, and West Virginia, some of which augment their purses with slot machine revenues) and other forms of gaming, such as land-based casinos, including those in Atlantic City, New Jersey, and statewide lotteries in Virginia and neighboring states. We also face competition from a wide range of entertainment options, including live and televised sporting events and other recreational activities such as theme parks (Kings Dominion to the northwest and Busch Gardens to the southeast) and more recently internet-based pari-mutuel wagering and telephone account wagering on horse racing.

   We compete for wagering dollars and simulcast fees with live racing and races simulcast from racetracks in other states, particularly racetracks in neighboring states such as Charles Town in West Virginia, Pimlico Race Course, Laurel Park, and Rosecroft Raceway in Maryland, and Delaware Park in Delaware.

   For additional information regarding the competitive environment we face, see "Business--Competition."

  We face extensive regulation from gaming authorities.

   Licensing Requirements. As owners and operators of gaming and pari-mutuel wagering facilities, we are subject to extensive state and local and some Federal regulation. State and local authorities require us and our subsidiaries to demonstrate suitability to obtain and retain various licenses and require that we have registrations, permits and approvals to conduct gaming and wagering operations. Various regulatory authorities, including the Colorado Limited Gaming Control Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Louisiana Gaming and Control Board and the Virginia Racing Commission may, for any reason set forth in the applicable legislation, limit, condition, suspend or revoke a license or registration to conduct gaming or wagering operations or prevent us from owning the securities of any of our gaming or wagering subsidiaries. Like all gaming and wagering operators in the jurisdictions in which we operate, we will need to apply periodically to renew our licenses or registrations. We cannot assure you that we will be able to obtain such renewals. Regulatory authorities may also levy substantial fines against us or seize our assets or those of our subsidiaries or of the people involved in violating gaming laws or regulations. Any of these events could materially harm our business, financial condition and results of operations.

   Gaming authorities in the United States can generally require that any beneficial owner of our securities, including holders of the notes, file an application for a finding of suitability. Under certain circumstances, we will have the right to redeem your notes or cause you to dispose of your notes in order to comply with gaming laws to which we are subject. See "Description of the Notes--Mandatory Disposition in Accordance with Gaming Laws."

   Potential Changes in Regulatory Environment.   From time to time,
legislators and special interest groups have proposed legislation that would expand, restrict or prevent gaming or wagering operations in the jurisdictions in which we operate. Any expansion of gaming or wagering or restriction on or prohibition of our gaming or wagering operations could materially harm our business, financial condition and results of operations.

   Taxation. We believe that the prospect of significant additional revenue is one of the primary reasons that jurisdictions permit legalized gaming and wagering. As a result, gaming and wagering companies are typically subject to significant taxes and fees in addition to normal federal, state, local and provincial income taxes, and such taxes and fees are subject to increase at any time. We pay substantial taxes and fees with respect to all of our operations. From time to time, federal, state and local legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming and wagering industry. It is not possible to predict the likelihood of changes in tax laws or in the administration of such laws. Such changes, if adopted, could materially harm our business, financial condition and results of operations.

   Compliance with Other Laws. We are also subject to a variety of other rules and regulations, including zoning, environmental, construction and land-use laws and regulations governing the serving of alcoholic beverages.

  We depend on our key personnel.


   We are highly dependent on the services of Jeffrey P. Jacobs, Stephen R. Roark and Ian M. Stewart and other officers and key employees. The loss of the services of any of these individuals could materially harm our business, financial condition and results of operations. The loss of experience and familiarity with the Company could have negative effects on management's efficiency and on our results of operations, and would cause the Company to incur costs to find qualified replacements.


  Economic conditions, seasonality and weather conditions could affect our operations.

   Our business, financial condition and results of operations may be harmed by general and local economic conditions. If the U.S. economy or the local economy in a market in which we operate suffers a downturn, our properties could be harmed as the disposable income of consumers or their willingness to patronize our operations declines, resulting in a decrease in the number of patrons at our properties or a decrease in the amount that patrons are willing to wager.

   In addition, seasonality and weather conditions can affect our results of operations. Our pari-mutuel wagering revenues are higher during scheduled live racing than at other times of the year. Adverse weather conditions can cause cancellation of or curtail attendance at outdoor races, thereby reducing wagering and our revenues. Attendance and wagering at both outdoor races and satellite wagering facilities can be harmed by holidays and other competing seasonal activities. Winter travel conditions can adversely affect patronage and revenues at our Colorado casinos. Although casino business is not seasonal, levels of gaming activity increase significantly during weekends and holidays, especially holiday weekends.

  We depend on agreements with Colonial Holdings' horsemen to operate our racing and wagering business.

   The Federal Interstate Horseracing Act and the Virginia Racing Act require Colonial Holdings to have written agreements with representative Virginia horsemen's groups in order to simulcast races. Our current agreements with the Virginia Horsemen's Benevolence and Protective Association (the "VaHBPA") and the Virginia Harness Horse Association (the "VHHA") expire on December 31, 2002.

   If we cannot reach agreement prior to the expiration of these agreements, the Virginia Racing Commission has the right to suspend our licenses to operate our racetrack and the off-track wagering facilities until agreements are in place. Although it is difficult to predict the likelihood of such an event, closure of the off-track wagering facilities would be detrimental to the horsemen groups as well as us since each horsemen group's primary source of purse funds is its percentage of wagering at the off-track facilities. Negotiation of new horsemen's agreements is not expected to commence until autumn 2002.

  Energy price increases may adversely affect our costs and our revenues.

   Our casino and horse racing and pari-mutuel wagering operations use significant amounts of electricity and other forms of energy. Any substantial increase in the cost of the forms of energy we use may negatively affect our results of operations. In addition, consumer energy or gasoline price increases may reduce the disposable income of our potential customers or their willingness to patronize our operations and correspondingly reduce our patronage and revenues. Furthermore, a fuel price increase may impact fuel sales in Louisiana, making it more difficult to meet minimum fuel sale requirements.

                         Risks Related to the Offering

  Your right to receive payments on the notes will be effectively subordinated to payments under our Senior Credit Facility and any equipment financing to the extent of the collateral securing this other debt. The proceeds from the collateral securing the notes may not be sufficient to pay all amounts owed under the notes if an event of default occurs, even if the fair market value of the collateral would otherwise be sufficient to pay the amounts owed under the notes.


   The notes and guarantees will be effectively subordinated to (a) up to $10.0 million principal amount of indebtedness that may be incurred under our Senior Credit Facility with respect to the assets securing the Senior Credit Facility, pursuant to the intercreditor agreement described below, and (b) any future equipment financing and purchase money debt, in each case to the extent of the assets securing that indebtedness. We may incur purchase money obligations and capital lease obligations in an aggregate principal amount not to exceed the greater of $5.0 million or 15% of consolidated EBITDA of the Company for the trailing four quarters. Those obligations may be secured by liens on the financed collateral senior to the lien securing the notes and guarantees, and the right of payment of those obligations will be pari pasu with the notes. As a result, upon any distribution to our creditors or the creditors of any subsidiary guarantors in bankruptcy, liquidation, reorganization or similar proceedings, or following acceleration of our indebtedness or an event of default under such indebtedness, our lenders under our Senior Credit Facility, our equipment financing and our purchase money indebtedness will be entitled to be repaid in full from the proceeds of the assets securing such indebtedness, or the sale of the equipment subject to such equipment financing, before any payment is made to you from such proceeds. There can be no assurance that the fair market value of the collateral securing the notes would be sufficient to pay the amounts due under the notes, even absent the Senior Credit Facility, any equipment financing and any purchase money debt.


   The trustee under the indenture and the lenders under our Senior Credit Facility have entered into an intercreditor agreement governing the relationships among them and their obligations and rights. Financing by multiple lenders with security interests in common collateral may result in increased complexity and lack of flexibility in a debt restructuring or other work-out relating to us. Furthermore, under the intercreditor agreement, the trustee's remedies in the event of a default will be limited. Under the intercreditor agreement, if the notes become due and payable prior to the stated maturity or are not paid in full at the stated maturity at a time during which we have indebtedness outstanding under our Senior Credit Facility, the trustee will not have the right to foreclose upon the assets securing the Senior Credit Facility unless and until the lenders under the Senior Credit Facility fail to take steps to exercise remedies with respect to or in connection with the collateral within 180 days following notice to such lenders of the occurrence of an event of default under the indenture. In addition, the intercreditor agreement will prevent the trustee and the holders of the notes from pursuing remedies with respect to the assets securing the Senior Credit Facility in an insolvency proceeding. The intercreditor agreement also provides that the net proceeds from the sale of the assets securing the Senior Credit Facility will first be applied to repay indebtedness outstanding under the credit facility and thereafter to the holders of the notes.

  The value of the collateral securing the notes may not be sufficient to pay all amounts owed under the notes if an event of default occurs.

   A large portion of the collateral securing the notes consists of our casinos, truck plazas and personal property, which depreciate in value over time. As a result, if an event of default occurs with respect to the notes, we cannot assure you that the liquidation of the collateral securing the notes will produce sufficient proceeds to pay all amounts owed under the notes. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. If the proceeds are insufficient, the deficiency would be an unsecured obligation. There can be no assurance that you would recover any deficiency.

  We may have subsidiaries in the future that will not guarantee the notes.

   We may have subsidiaries in the future that will not guarantee the notes. Any non-guarantor subsidiary would have no obligation to make payments to us or in respect of the notes. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor subsidiary, the creditors of such subsidiary (including trade creditors) would generally be entitled to payment of their claims from the assets of such subsidiary before any assets were made available for distribution to us as a stockholder. After paying its own creditors, a non-guarantor subsidiary may not have any remaining assets available for payment to you as a holder of notes. As a result, the notes would be effectively junior in right of payment to the obligations of any non-guarantor subsidiary.

  The trustee's ability to realize on the collateral securing the notes may be limited.

   The trustee's ability to foreclose on the pledged shares and other collateral comprising our gaming businesses is limited by relevant gaming laws. Regulations of the gaming authorities in the several states in which we operate provide that no person may acquire an interest in a gaming licensee or enforce a security interest in the stock of a corporation that is the holder of a gaming license or that owns stock in such a corporation without the prior approval of the gaming authority. As such, neither the trustee nor any holder is permitted to operate or manage any gaming business or assets unless that person has been licensed under applicable law for that purpose.

   Gaming law requires that any person who proposes to own shares of licensed corporations or of registered holding corporations must be found suitable as a stockholder of such corporations by the applicable gaming authority and other relevant gaming authorities before acquiring ownership of those interests. Consequently, it would be necessary for the trustee to file an application with the gaming authorities requesting approval to enforce the security interest in any pledged stock and obtain that approval before it may take any steps to enforce the security interest. Additionally, the trustee must file applications with the gaming authorities requesting approval to enforce a security interest in our gaming assets before it may take steps to enforce the security interest. Moreover, it would be necessary for a prospective purchaser of the pledged stock or of the gaming assets to file the necessary applications, be investigated, and be licensed or found suitable by the gaming authorities before acquiring the gaming assets or the pledged stock through the foreclosure sale. These requirements may therefore limit the number of potential bidders who would participate in any foreclosure sale and may delay the sale of any pledged stock or other gaming assets, either of which could have an adverse effect on the proceeds received from those sales.

   In addition, the trustee's ability to foreclose on and sell the collateral will be subject to the procedural restrictions of state real estate law and the Uniform Commercial Code. Furthermore, the right of the trustee to foreclose upon and sell the collateral is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against us or any of our subsidiaries prior to, or possibly even after, the trustee has repossessed and disposed of the collateral.

  We are a holding company and will depend on the business of our subsidiaries to satisfy our obligations under the notes.

   We are a holding company. Substantially all of the operations necessary to fund payment on the notes are conducted by our subsidiaries. Our ability to make payment on the notes depends on our subsidiaries' cash flow and their payment of funds to us. Our subsidiaries' ability to make payments to us depends on their earnings, the terms of their indebtedness, business and tax considerations, legal and regulatory restrictions and economic conditions.

  We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

   Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes. However, it is possible that we will not have sufficient funds at the time of such a change of control to make the required repurchase of notes. The change of control provisions may not protect you in a transaction in which we incur a large amount of debt, including a reorganization, restructuring, merger or other similar transaction, because that kind of transaction may not involve any shift in voting power or beneficial ownership, or may not involve a shift large enough to trigger a change of control as defined in the note indenture. See "Description of the Notes--Repurchase at the Option of Holders--Change of Control."

  The Notes were issued with original issue discount. As a result, you will generally be required for United States federal income tax purposes to include in gross income accrued original issue discount on the Notes before the receipt of a cash payment on account thereof, and in the event of a bankruptcy of the Company, a Note holder's claim would not include any unamortized original discount.

   Original issue discount (the difference between the notes' stated redemption price at maturity and their issue price) will accrue from the issue date of the notes, and purchasers of the notes generally will be required to include such amounts in gross income for United States federal income tax purposes in advance of their receipt of the cash payments to which the income is attributable. See "Certain United States Federal Income Tax Consequences."

   If a bankruptcy case is commenced by or against us under the United States Bankruptcy Code after the issuance of the notes, the claim of a holder of the Notes may be limited to an amount equal to the sum of (1) the Notes' issue price, (2) accrued and unpaid interest thereon through the date of the bankruptcy filing, and (3) that portion of the original issue discount deemed to have accrued from the issue date through the date of the bankruptcy filing. Any original issue discount deemed not to have accrued as of the date of any such bankruptcy filing would constitute "unmatured interest" and would not be allowed under the Bankruptcy Code. Accordingly, the holder's claim would likely be less than the notes' stated redemption price at maturity.

  Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of indebtedness and require debt holders to return payments received from guarantors.

   Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void a guarantee of one or more of our subsidiaries or claims related to the notes or subordinate a subsidiary's guarantee to all of our other debts or all other debts of the guarantor if, among other things, we or the guarantor, at the time we or it incurred the indebtedness evidenced by its guarantee:

  . received less than reasonably equivalent value or fair consideration for the incurrence of that indebtedness; and

  . we were or the guarantor was insolvent or rendered insolvent by reason of that incurrence;

  . we were or the guarantor was engaged in a business or transaction for which our or the guarantor's remaining assets constituted unreasonably small capital; or

  . we or the guarantor intended to incur, or believed that we or it would incur, debts beyond our or its ability to pay those debts as they mature.

   In addition, a court could void any payment by us or the guarantor pursuant to the notes or a guarantee and require that payment to be returned to us or the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

   The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets,

  . the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

  .   it could not pay its debts as they become due.

   We believe that we and the guarantors will have received reasonably equivalent value and fair consideration for the incurrence of the indebtedness and obligations represented by the notes and the guarantees. On the basis of historical financial information, recent operating history and other factors, we believe that we and each subsidiary guarantor, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which we are or it is engaged and will not have incurred debts beyond our or its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making those determinations or that a court would agree with our conclusions in this regard.

  Members of the Jacobs family own a controlling interest in our capital stock and may significantly influence our affairs or may pursue other activities that compete with us.

   Jeffrey P. Jacobs, our Chairman and Chief Executive Officer, owns 50% of our common shares and a trust controlled by Richard E. Jacobs, his father, owns the remaining 50% of our common shares. Each has the ability significantly to influence our affairs, including the election of our directors and transactions including mergers, consolidations or sales of assets. In addition, none of Jeffrey P. Jacobs, Richard E. Jacobs or any of the entities which either of them control is restricted from pursuing other opportunities which may compete for business with our operations. An entity owned by Jeffrey P. Jacobs and Richard E. Jacobs is the beneficial owner of 9% of the common stock of Riviera Holdings Corporation, which operates two casinos, one in Black Hawk, Colorado and the other in Las Vegas, Nevada.

  Risks Related to the Exchange Offer

   If you do not properly tender your Old Notes, you will continue to hold unregistered Old Notes and your ability to transfer Old Notes will be adversely affected.

   We will only issue New Notes in exchange for Old Notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Old Notes. If you do not tender your Old Notes or if we do not accept your Old Notes because you did not tender your Old Notes properly, then, after we consummate the exchange offer, you will continue to hold Old Notes that are subject to the existing transfer restrictions. In addition, if you tender your Old Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes. If you are a broker-dealer that receives New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those New Notes. After the exchange offer is consummated, if you continue to hold any Old Notes, you may have difficulty selling them because there will be fewer Old Notes outstanding. In addition, if a large amount of Old Notes are not tendered or are tendered improperly, the limited amount of New Notes that would be issued and outstanding after we consummate the exchange offer could reduce the market price of the New Notes.

   There may not be a liquid market for resale of the New Notes. The New Notes are new securities for which there currently is no market. Although the initial purchasers have informed us that they intend to make a market in the New Notes, they are not obligated to do so and any such market-making may be discontinued at any time without notice. In addition, the market-making activity may be limited during the pendency of the exchange offer. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. We do not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on the Nasdaq National Market or otherwise.

   The liquidity of, and trading market for, the New Notes also may be adversely affected by general declines in the market for similar securities. Any such decline may occur independently of our financial performance and prospects.

                              THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   On February 8, 2002, we issued $125,000,000 aggregate principal amount of Old Notes to CIBC World Markets Corp. in a transaction not registered under the Securities Act. The sale of the Old Notes was made in reliance on an exemption from registration under the Securities Act. The initial purchasers then sold the Old Notes to qualified institutional buyers under Rule 144A or Regulation S of the Securities Act. Because the Old Notes have been sold pursuant to exemptions from registration, the Old Notes are subject to transfer restrictions.

   In connection with the issuance of the Old Notes, we entered into a registration rights agreement with the initial purchasers that requires us to:

  . file with the Commission a registration statement under the Securities Act covering the New Notes;

  . use our best efforts to cause the registration statement to become effective under the Securities Act; and

  . complete the exchange offer upon effectiveness of the registration statement.

   A copy of the registration rights agreement with the initial purchasers has been filed with the Commission as Exhibit 4.5 to our registration statement. Any discussion of the terms of the registration rights agreement is qualified in its entirety by reference to the complete agreement.

   Following the completion of the exchange offer, holders of the Old Notes not tendered will not have any further registration rights other than as described in the paragraphs below, and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes may be adversely affected. Upon completion of the exchange offer, holders of New Notes will have no registration rights.

Resale of New Notes

   Based on existing interpretations of the Securities Act by the staff of the Commission described in several no-action letters to third parties, we believe that, subject to the exceptions set forth below, the New Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act unless you:

  . are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

  . are a broker-dealer who purchased Old Notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

  . acquired the New Notes other than in the ordinary course of your business; or

  . have an arrangement with any person to engage in the distribution of New Notes.

   Broker-dealers that are receiving New Notes for their own account must have acquired the Old Notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives New Notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an "underwriter" within the meaning of the Securities Act. We are required to allow broker-dealers to use this prospectus following the exchange offer in connection with the resale of New Notes received in exchange for Old Notes acquired by broker-dealers for their own account as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of New Notes for a period of 180 days after the consummation of the exchange offer. See "Plan of Distribution."

Terms of the Exchange Offer


   Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all Old Notes validly tendered by you and not withdrawn before 5:00 p.m. New York City time on the expiration date. Promptly after the expiration date and upon authentication of the New Notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes accepted in the exchange offer. You may tender some or all of your Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in integral multiples of $1,000 in principal amount.


   The terms of the New Notes are identical in all material respects to the terms of the Old Notes except that the New Notes have been registered under the Securities Act and will not bear legends restricting transfer. The New Notes will evidence the same debt as the Old Notes and will be issued under and entitled to the benefits of the same indenture.

   As of the date of this prospectus, $125,000,000 aggregate principal amount of the Old Notes was outstanding.

   By tendering your Old Notes for New Notes in the exchange offer and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

  . you will acquire the New Notes you receive in the exchange offer in the ordinary course of your business;

  . you are not engaging in and do not intend to engage in a distribution of the New Notes;

  . you do not have an arrangement or understanding with any person to participate in the distribution of the New Notes; and

  . you are not an "affiliate," as defined under Rule 405 of the Securities Act, of ours.

   This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of the Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participation in the exchange offer.

   We intend to conduct the exchange offer as required by the Exchange Act, and the rules and regulations of the Commission under the Exchange Act, including Rule 14e-1, to the extent applicable. Rule 14e-1 describes unlawful tender practices under the Exchange Act. This section requires us, among other things:

  .   to hold our exchange offer open for at least 20 business days;

  .   to give 10 days notice of any change in certain terms of this offer; and

  . to issue a press release in the event of an extension of the exchange offer.

   The exchange offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered.

   We will be considered to have accepted Old Notes tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See "--Exchange Agent." The exchange agent will act as agent for the tendering holders of the Old Notes for the purpose of receiving New Notes from us and delivering New Notes to those holders.


   If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, certificates for these unaccepted Old Notes will be returned, at our cost, to the tendering holder of the Old Notes or, in the case of Old Notes tendered by book-entry transfer, into the holder's account at DTC according to the procedures described below, promptly after the expiration date.


   If you tender Old Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of Old Notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See "--Solicitation of Tenders; Fees and Expenses."

Expiration Date; Extensions; Amendments

   The exchange offer will expire at 5:00 p.m., New York City time, on the
later to occur of        or 30 business days after the date that notice of the
exchange offer is first mailed to the holders of Old Notes.

   We expressly reserve the right, in our sole discretion:

  . to delay acceptance of any Old Notes or to terminate the exchange offer and to refuse to accept Old Notes not previously accepted, if any of the conditions described below shall not have been met and is not waived by us;

  .   to amend the terms of the exchange offer in any manner;

  . to purchase or make offers for any Old Notes that remain outstanding subsequent to the expiration date; and

  . to the extent permitted by applicable law, to purchase Old Notes in the open market, in privately negotiated transactions or otherwise.

   Any delay in acceptance, termination, extension, or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent and by making a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment. Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offer, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

   You are advised that we may extend the exchange offer in the event some of the holders of the Old Notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the exchange offer until all outstanding Old Notes are tendered.

Interest on the New Notes

   The New Notes will bear interest from February 8, 2002 or, if later, from the most recent date of payment of interest on the Old Notes. Accordingly, if you tender Old Notes that are accepted for exchange, you will not receive interest that is accrued but unpaid on the Old Notes at the time of tender. Interest on the New Notes will be payable semi-annually on each February 1 and August 1, commencing on the next interest payment date.

Procedures for Tendering

   Only a holder of Old Notes may tender Old Notes in the exchange offer. If you are a beneficial owner whose Old Notes are registered in the name of your broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

   Your tender will constitute an agreement between you and us according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal. If you desire to tender Old Notes and cannot comply with the procedures set forth herein for tender on a timely basis or your Old Notes are not immediately available, you must comply with the procedures for guaranteed delivery set forth in "--Guaranteed Delivery Procedures."

   The method of delivery to the exchange agent of Old Notes, the letter of transmittal and all other required documents is at your election and risk. Delivery of such documents will be considered made only when the exchange agent actually receives them or they are deemed received under the ATOP procedures described below. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Old Notes should be sent to us. You may also request that your respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for you, in each case as described in this prospectus and in the letter of transmittal.

Old Notes Held in Certificated Form

   For you to validly tender Old Notes held in physical form, the exchange agent must receive, before 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus:

  . a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

  .   certificates for tendered Old Notes.

Old Notes Held in Book-Entry Form

   We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the Old Notes at DTC for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the exchange agent's account for the Old Notes using DTC's procedures for transfer.

   If you desire to transfer Old Notes held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of the Old Notes into the exchange agent's account at DTC, which is referred to in this prospectus as a "book-entry confirmation," and:

  . a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

  . an agent's message transmitted pursuant to DTC's Automated Tender Offer Program.

Tender of Old Notes Using DTC'S Automated Tender Offer Program (ATOP)

   The exchange agent and DTC have confirmed that the exchange offer is eligible for DTC's Automated Tender Offer Program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer Old Notes held in book-entry form to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send a book-entry confirmation, including an agent's message to the exchange agent.

   The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering Old Notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender Old Notes you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

Signatures

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible institution" unless the Old Notes tendered with the letter of transmittal are tendered:

  . by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" in the letter of transmittal; or

  .   for the account of an "eligible institution."

   An "eligible institution" is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.; a commercial bank or trust company having an office or correspondent in the United States; an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act; or an "eligible institution" that is a participant in a recognized medallion guarantee program.

   If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the Old Notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the Old Notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder who appears on the Old Notes or the DTC participant who is listed as the owner. If the letter of transmittal or any Old Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

   If you tender your notes through ATOP, signatures and signature guarantees are not required.

Determinations of Validity

   All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered Old Notes will be determined by us in our sole discretion. Our determinations will be final and binding. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of Old Notes, neither we nor the exchange agent nor any other person will be under any duty to give notification of defects or irregularities related to tenders of Old Notes nor will any of them incur liability for failure to give notification. Tenders of Old Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, promptly following the expiration date.


Guaranteed Delivery Procedures

   If you wish to tender your Old Notes and:

  .   your Old Notes are not immediately available;

  . you cannot complete the procedure for book-entry transfer on a timely basis;

  . you cannot deliver your Old Notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date; or

  . you cannot complete a tender of Old Notes held in book-entry form using DTC's ATOP procedures on a timely basis,

then, you may effect a tender if you tender through an eligible institution as defined under "--Procedures for Tendering--Signatures," or if you tender using ATOP's guaranteed delivery procedures.

   A tender of Old Notes made by or through an eligible institution will be accepted if:

  . before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that: (1) sets forth the name and address of the holder, the certificate number or numbers of the holder's Old Notes and the principal amount of the Old Notes tendered, (2) states that the tender is being made, and (3) guarantees that, within five business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with certificates representing the Old Notes to be tendered in proper form for transfer, or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  . the properly completed and executed letter of transmittal or a facsimile, together with the certificates representing all tendered Old Notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

   A tender made through DTC's Automated Tender Offer Program will be accepted if:

  . before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent's message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the Old Notes that it has received and agrees to be bound by the notice of guaranteed delivery; and

  . the exchange agent receives, within five business days after the expiration date, either: (1) a book-entry confirmation transmitted via DTCs ATOP procedures; or (2) a properly completed and executed letter of transmittal or a facsimile, together with the certificates representing all tendered Old Notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

   Upon your request, the exchange agent will send to you a notice of guaranteed delivery so that you may tender your Old Notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

   You may withdraw Old Notes you tendered at any time before 5:00 p.m. New York City time on the expiration date. To withdraw a tender of Old Notes in the exchange offer:

  . a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

  .   you must comply with the appropriate DTC ATOP procedures.

   Any notice of withdrawal must:

  . specify the name of the person having deposited the Old Notes to be withdrawn;

  . identify the Old Notes to be withdrawn, including the certificate number or numbers and principal amount of the Old Notes or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited;

  . be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the Old Notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the Old Notes to register the transfer of the Old Notes into the name of the person withdrawing the tender; and

  . specify the name in which any of the Old Notes are to be registered, if different from that of the person who deposited the Old Notes to be withdrawn.


   All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determinations will be final and binding on all parties. Any Old Notes so withdrawn will be judged not to have been tendered for purposes of the exchange offer, and no New Notes will be issued in exchange for those Old Notes unless you validly retender the Old Notes so withdrawn. If your Old Notes that have been tendered are not accepted for exchange, they will be returned to you promptly without cost to you or, in the case of Old Notes tendered by book-entry transfer, into your account at DTC according to the procedures described above. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Old Notes by following one of the procedures described above under "--Procedures for Tendering" at any time before the expiration date.


Conditions

   The exchange offer is subject only to the following conditions:



  .   the compliance of the exchange offer with securities laws;

  .   the proper tender of the Old Notes;

  . our receipt of the required representations by the holders of the Old Notes described above; and

  . no judicial or administrative proceeding being pending or threatened that would limit us from proceeding with the exchange offer.


  .   regulatory approvals of Nevada state gaming authorities;



   Black Hawk Gaming and Jacobs Entertainment may not make a public offering of their securities without the prior approval of the Nevada Gaming Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. The exchange offer will qualify as a public offering under the terms of the Nevada Act and will require the prior approval of the Nevada Commission. The following transactions must also be approved in conjunction with approval of the exchange offer: (i) the issuance of guarantees by Black Hawk Gaming and Gold Dust West in respect of the New Notes; and (ii) the hypothecation of the assets of Gold Dust West as security for the New Notes. Jacobs Entertainment must also be approved as a Registered Corporation in conjunction with the exchange offer. Jacobs Entertainment has filed an application requesting the required approvals. There can be no assurance that the approvals will be granted, or that they will be granted on a timely basis. See "Regulation and Taxation--Regulation--Gaming Regulation and Licensing--Nevada."



   The foregoing conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition or we may waive them in whole or in part at any time and from time to time until the expiration date in our sole discretion. Our failure at any time to exercise any of the forgoing rights does not constitute a waiver of that right. Each of these rights is an ongoing right that we may assert at any time and from time to time. All conditions to the offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived before the expiration date.


   In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for those Old Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange Agent

   Wells Fargo Bank Minnesota, National Association, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. You should direct requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent at the address below. You should send certificates for Old Notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

   By Hand or Overnight Courier and by Registered or Certified Mail:

          Wells Fargo Bank Minnesota, National Association
          Jacobs Entertainment Exchange Agent
          213 Court Street, Suite 920
          Middletown, CT 06457
          Attention: Robert Reynolds

   By Facsimile (for eligible institutions only):

          (860) 704-6219
          Attention: Robert Reynolds

   For information, call:

          Robert Reynolds (860) 704-6216

   Delivery of the letter of transmittal to an address other than as listed above or transmission of instructions via facsimile other than as described above does not constitute a valid delivery of the letter of transmittal.

Solicitation of Tenders; Fees and Expenses

   We will bear the expenses of soliciting tenders. The principal solicitation under the exchange offer is being made by mail. Our officers and regular employees and our affiliates may make additional solicitations in person, by telegraph, telephone or telecopier.

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer.

   We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs.

Transfer Taxes

   You will not be obligated to pay any transfer tax in connection with the exchange, unless you instruct us to register New Notes in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than you. Under those circumstances, you will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

   The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the New Notes.

Participation in the Exchange Offer; Untendered Notes

   Participation in the exchange offer is voluntary. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

   As a result of the making of, and upon acceptance for exchange of all Old Notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your Old Notes in the exchange offer, you will continue to hold your Old Notes and will be entitled to all the rights, subject to certain limitations, applicable to the Old Notes under the indenture. Holders of Old Notes will no longer be entitled to any rights under the registration rights agreement, which terminate and cease to have effect upon consummation of this exchange offer. All untendered Old Notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that Old Notes are tendered and accepted in the exchange offer, the trading market for untendered Old Notes could be adversely affected. The reduction in the number of outstanding Old Notes following the exchange will probably significantly reduce the liquidity of the untendered notes.

   If you do not exchange your restricted Old Notes for registered New Notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the restricted notes as described in the legend on the notes. In general, the restricted notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the restricted notes under the Securities Act. However, under limited circumstances we may be required to file with the Commission a shelf registration statement to cover resales of the restricted notes by the holders of Old Notes who satisfy conditions relating to the provision of information in connection with the shelf registration statement.

   We may in the future seek to acquire untendered Old Notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. We intend to make any acquisition of Old Notes in accordance with the applicable requirements of the Exchange Act, and the rules and regulations of the Commission under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Old Notes that are not tendered in the exchange offer. Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

                                USE OF PROCEEDS

   We will not receive any proceeds in connection with the exchange offer. In consideration for issuing the New Notes in exchange for the Old Notes as described in this prospectus, we will receive, retire and cancel the Old Notes.

   We used the proceeds of the sale of the Old Notes to:

  . Refinance the outstanding indebtedness and other obligations of Black Hawk Gaming;

  . Finance the merger consideration payable to Black Hawk Gaming shareholders and option holders;

  . Refinance the debt incurred by Jalou L.L.C. to acquire Bayou Vista Truck Plaza and Casino and Lucky Magnolia Truck Stop and Casino and the debt incurred for the acquisition by Jalou L.L.C. of Raceland Truck Plaza and Casino;

  . Refinance the debt incurred by Jalou II to acquire Colonel's Truck Plaza and Casino;

  . Finance the merger consideration payable to Colonial Holdings shareholders and option holders;

  . Pay accrued interest and other expenses owed by Colonial Holdings to CD Entertainment, an affiliate of Jeffrey P. Jacobs; and

  . Pay transaction fees and expenses related to the offering of the Old Notes and the recent acquisitions.

   As part of the recent acquisitions, entities controlled by Jeffrey P. Jacobs and The Richard E. Jacobs Revocable Trust contributed to us substantially all of their direct and indirect interests in Diversified and certain of its affiliates, including Jalou L.L.C. and Jalou II, in exchange for our issuance to them of our common stock. We did not pay any cash consideration in connection with that contribution.

   The following table illustrates the uses of the net proceeds from the sale of the Old Notes together with prior or concurrent funding from other sources:

                                                                              (dollars in
                                                                              thousands)
                                                                              -----------
Sources:
   Proceeds of Old Notes(1)..................................................  $120,050
   New Louisiana properties seller notes(2)..................................     5,795
   Cash......................................................................     7,469
                                                                               --------
       Total sources.........................................................  $133,314
                                                                               ========
Uses:
   Repayment of Black Hawk Gaming obligations(3).............................  $ 59,946
   Black Hawk Gaming acquisition consideration(4)............................    36,980
   Louisiana truck plaza acquisition consideration(5)........................    20,282
   Colonial Holdings acquisition consideration(6)............................     4,820
   Payment of accrued interest, advances and other payables to affiliates(7).     3,240
   Remaining transaction fees and expenses(8)................................     8,046
                                                                               --------
       Total uses............................................................  $133,314
                                                                               ========

--------
(1) Reflects unamortized offering discount of approximately $4.95 million.
(2) Notes issued to the sellers of Colonel's Truck Plaza and Casino, Raceland Truck Plaza and Casino, Bayou Vista Truck Plaza and Casino and Lucky Magnolia Truck Stop and Casino. The notes bear interest at a rate of 8.5% per annum, mature on April 30, 2009, and are in the principal amount of $2.2 million, $1.1 million, $1.7 million and $0.8 million, respectively. Each such note is secured by a second mortgage on the facility to which the note relates, and the Old Notes and Exchange Notes are and will be secured by a first priority mortgage on each such facility.

(3) Includes indebtedness of $58.8 million that was the outstanding portion as of December 31, 2001 of Black Hawk Gaming's four-year, $75.0 million reducing revolving credit facility with Wells Fargo Bank. Outstanding amounts under the facility bore interest at a blended rate equal to 8.94% per annum and had a final maturity of April 2004. In addition, as of December 31, 2001, the interest rate swap liability was $1.1 million ($1.9 million, net of associated income tax benefit of approximately $0.8 million). This credit facility was terminated upon repayment on February
    22, 2002.
(4) The Black Hawk Gaming acquisition consideration was determined by negotiation with the Special Committee of the Board of Directors of Black Hawk Gaming, which engaged an independent investment banking firm to assist it in determining and negotiating a fair and equitable purchase price. The acquisition was approved by shareholder vote on January 4, 2002.
(5) On January 11, 2002, Jalou L.L.C. purchased Bayou Vista Truck Plaza and Casino and Lucky Magnolia Truck Stop and Casino, and Jalou II Inc.
    purchased Colonel's Truck Plaza and Casino. In addition, on February 22, 2002, Jalou L.L.C. purchased Raceland Truck Plaza and Casino. The aggregate purchase price for these acquisitions was approximately $20.3 million, subject to post-closing adjustments, and is financed by:
  . promissory notes issued to the sellers of such properties totaling approximately $5.8 million;
  .   $5.7 million of funds borrowed from The Richard E. Jacobs Revocable
      Trust, bearing no interest, which was repaid with proceeds from the Old Notes; and
  . the remainder of funds borrowed from unaffiliated third party lenders, bearing interest at a weighted average rate of 6.7%. All such borrowings from The Trust and the unaffiliated third party lender were repaid with a portion of the net proceeds of the offering of the Old Notes.
(6) The Colonial Holdings acquisition consideration was determined by negotiation with the Special Committee of the Board of Directors of
    Colonial Holdings, which engaged an independent investment banking firm to assist it in determining and negotiating a fair and equitable purchase price. The acquisition was approved by shareholder vote on January 11, 2002.
(7) Includes $1.8 million of accrued interest as of December 31, 2001 under convertible promissory notes between CD Entertainment Ltd., as lender, and Colonial Holdings and Colonial Downs, L.P., as borrowers. These notes were contributed to Jacobs Entertainment as part of the acquisitions described herein. These notes were modified to (1) reduce the outstanding principal amount due to $15.7 million through the forgiveness of $10.0 million of indebtedness, (2) eliminate any amortization payments, (3) eliminate the conversion feature and (4) extend the maturity to February 1, 2009.
    Colonial Holdings and Colonial Downs are able to elect, at their option, to pay interest in cash or in kind. Also includes $750,000 in credit enhancement fees for 1999 and 2000, working capital advance of $500,000 in 2001 and other miscellaneous receivables of approximately $200,000 due from Colonial Holdings.
(8) The remaining transaction fees and expenses are comprised primarily of professional fees associated with the issuance of the Old Notes, and the redemption of the Old Notes for the New Notes.

                                CAPITALIZATION


   The following table sets forth our consolidated cash and cash equivalents, and capitalization, as of June 30, 2002, based on the historical consolidated financial data of Jacobs Entertainment as contained on page F-2 . The table includes all of our recent acquisitions and the application of net proceeds of the Old Notes as described under "Use of Proceeds." You should read this information in conjunction with the information under "Use of Proceeds," "Selected Consolidated Historical Financial and Operating Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and notes thereto included elsewhere in this prospectus.



                                                                     As of
                                                                 June 30, 2002
                                                                 -------------
                                                                  (dollars in
                                                                  thousands)
  Cash and cash equivalents.....................................   $ 18,294
                                                                   ========
  Long-term debt, including current maturities:
     Senior Credit Facility (1).................................     10,000
     Notes offered hereby (2)...................................   $120,050
     Black Hawk special assessment bonds (3)....................      4,920
     Indebtedness of Colonial Holdings (4)......................      1,551
     Existing Louisiana properties seller notes (5).............      4,740
     New Louisiana properties seller notes (6)..................      5,795
     Subordinated debt to affiliates (7)........................      9,000
                                                                   --------
         Total long-term debt, including current maturities.....    156,056
  Stockholders' equity..........................................     64,190
                                                                   --------
         Total capitalization...................................   $220,246
                                                                   ========

--------
(1) On July 12, 2002 we entered into our Senior Credit Facility in the amount of $10.0 million. See "Description of Other Indebtedness."
(2) Reflects unamortized offering discount of approximately $4.95 million.
(3) Black Hawk Business Improvement District Special Assessment Bonds, issued in March 1999, in one tranche of $2.0 million and another tranche of $4.0 million. The interest rate on the $2.0 million tranche is 6.25% per annum, and the $4.0 million tranche bears interest at the rate of 6.5% per annum. The $2.0 million tranche has a final maturity of December 1, 2004, and the $4.0 million tranche has a final maturity of December 1, 2011. The bonds are secured by a first priority lien on the real property comprising the Black Hawk Improvement District relating to The Lodge Casino, which ranks senior to the security for the notes offered hereby. See "Description of Other Indebtedness" for more information.

(4) Indebtedness includes a note payable to the Maryland Jockey Club, or MJC, in the amount of $1.1 million as of December 31, 2001, bearing interest at 7.75%, payable in quarterly installments of interest plus principal of $72,500 and maturing December 2005. Colonial Holdings has an additional note payable to MJC in the amount of $0.3 million, bearing interest at the prime rate (4.75% at December 31, 2001) and maturing January 2002. Colonial Holdings also has a note payable to Citizens and Farmers Bank in the amount of $0.1 million as of December 31, 2001, bearing interest at 8.5%, payable in monthly installments of $15,000, maturing August 2002 and secured by a lien on certain equipment, which ranks prior to the security for payment of the notes offered hereby. Finally, Colonial Holdings has a series of notes used to finance various insurance premiums payable to certain insurance companies in the aggregate amount of $0.03 million as of December 31, 2001, bearing interest at 8.36%. See "Description of Other Indebtedness" for more information.

(5) Winner's Choice Casino, Inc., the Jalou II subsidiary that owns Winner's Choice Casino, is the obligor on a note dated February 7, 2001, as amended on September 26, 2001, in the principal amount of $1.2 million, payable to the former owners of the facility. Jalou-Cash's L.L.C., the Jalou L.L.C. subsidiary that owns a revenue interest in Cash's Truck Plaza and Casino, is the obligor on a note dated February 7, 2001, as amended on September 26, 2001, in the principal amount of $1.7 million, payable to the former owner of the facility. Houma Truck Plaza & Casino, L.L.C., the Jalou L.L.C. subsidiary that owns the
   Houma Truck Plaza and Casino, is the obligor on a note dated February 7, 2001, as amended on September 26, 2001, in the principal amount of $1.8 million, payable to the former owner of the facility's gaming devices. Each of these notes bears interest at 8.0% per annum until October 1, 2001 and 8.5% per annum thereafter, matures on March 31, 2009, and is secured by a second mortgage and pledge of the leasehold interest or security interest in the revenue interest on the facility to which it relates and a lien on the land, building and equipment. On acquisition, these seller notes were assumed by and became obligations of Jacobs Entertainment. See "Description of Other Indebtedness" for more information.
(6) Notes payable issued to the sellers of Colonel's Truck Plaza and Casino, Raceland Truck Plaza and Casino, Bayou Vista Truck Plaza and Casino and Lucky Magnolia Truck Stop and Casino. The notes payable bear interest at a rate of 8.5% per annum, mature on April 30, 2009, and are in the principal amount of $2.2 million, $1.1 million, $1.7 million and $0.8 million, respectively. Each such note is secured by a second mortgage on the facility to which the note relates and the Old Notes and Exchange Notes are and will be secured by a first priority mortgage on each such facility. On acquisition, these notes were assumed by and became obligations of Jacobs Entertainment. See "Description of Other Indebtedness" for more information.
(7) Notes payable to The Richard E. Jacobs Revocable Trust and Jeffrey P.
    Jacobs in the amounts of $8.0 million and $1.0 million, respectively, as of December 31, 2001, each bearing interest at 12.0%, with semi-annual interest only payments beginning March 31, 2002 and continuing until maturity on January 31, 2010, at which time the principal balance plus any unpaid interest becomes due. These notes were assumed by Jacobs Entertainment and are subordinate to the obligations of the Old Notes and Exchange Notes. See "Description of Other Indebtedness" for more information.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

   The unaudited pro forma consolidated financial statements set forth below are presented to show the Jacobs Entertainment financial statements after the impact of the offering of the Old Notes, the recent acquisitions, and the related matters described under "Use of Proceeds."


   The following unaudited pro forma consolidated statements of income for the year ended December 31, 2001 and the six months ended June 30, 2002, give effect to the following transactions:


  . the contribution to Jacobs Entertainment of certain historical assets and liabilities of Diversified. Diversified's consolidated financial statements include the accounts of Colonial Holdings because Diversified owned over 50.0% of Colonial Holdings' voting shares at December 31, 2001;

  . the acquisition by Jacobs Entertainment of the publicly held shares of Black Hawk Gaming;

  .   the contribution to Jacobs Entertainment of the stock of Jalou II Inc.;

  . the acquisition by Jacobs Entertainment of the publicly held shares of Colonial Holdings;

  . the acquisition by Jalou L.L.C., a wholly owned subsidiary of Diversified, and Jalou II Inc., of two Louisiana entities that own the Houma Truck Plaza and Casino and Winner's Choice Casino, as well as an acquired interest in the gaming revenues of Cash's Truck Plaza and Casino, which occurred in February 2001;

  . the 2002 acquisitions by Jalou L.L.C. and Jalou II Inc. of four other Louisiana entities that own Colonel's Casino Truck Plaza, Raceland Truck Plaza and Casino, Bayou Vista Truck Plaza and Casino and Lucky Magnolia Truck Stop and Casino; and

  . the issuance and sale of $125.0 million in principal amount of Old Notes on February 8, 2002.

   Jeffrey P. Jacobs and The Richard E. Jacobs Revocable Trust contributed substantially all of their interests in Diversified and their combined 100% interest in Jalou II Inc. in exchange for the common stock of Jacobs Entertainment. On the acquisition date, immediately prior to the acquisition of the publicly held shares of Black Hawk Gaming and Colonial Holdings, Diversified owned 100% of Jalou L.L.C., approximately 43.5% of Colonial Holdings, approximately 32% of Black Hawk Gaming, and a 25% interest in the Lodge Casino at Black Hawk (the remaining 75% of which was owned by Black Hawk Gaming). The exchange of Jacobs Entertainment shares for the interests of Diversified and Jalou II Inc., was accounted for as a combination of entities under common control, which is similar to the pooling of interests method of accounting for business combinations.

   The ownership interest of the Jalou entities and the acquisition dates for each property are as follows:

       Jalou LLC--Houma Truck Plaza and Casino and an interest in the gaming revenues of Cash's Truck Plaza and Casino were acquired on February 7, 2001. Bayou Vista Truck Plaza and Casino and Lucky Magnolia Truck Stop and Casino were acquired on January 11, 2002, and Raceland Truck Plaza and Casino was acquired on February 22, 2002.

       Jalou II Inc.--Winner's Choice Casino was acquired on February 7, 2001, and Colonel's Truck Plaza and Casino was acquired on January 11, 2002.

       These acquisitions were recorded using the purchase method of accounting for business combinations, and the total purchase price for the properties acquired in 2002 was approximately $20,282,000.

   Jacobs Entertainment acquired the remaining 56.5% of Colonial Holding's common stock and outstanding stock options for approximately $4,820,000, which was recorded using the purchase method of accounting for business combinations. Jacobs Entertainment also acquired the remaining 68% of Black Hawk Gaming's common stock for approximately $36,980,000. This transaction was recorded using the purchase method of accounting for business combinations.

   The unaudited pro forma consolidated statements of income have been prepared assuming all of the transactions referred to above occurred on January 1, 2001.

   For the 2001 Louisiana acquisitions and Gold Dust West, amortization expense has been recorded for the goodwill and other intangible assets arising from the acquisitions as they were completed prior to July 1, 2001. As all other acquisitions occurred after July 1, 2001, goodwill and other intangible assets amortization will not be recorded for purposes of the unaudited pro forma consolidated statements of income. The unaudited pro forma consolidated statements of income do not include the impact of nonrecurring charges or credits directly attributable to the transactions. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

   The unaudited pro forma consolidated statements of income should be read in conjunction with the related notes. The unaudited pro forma consolidated statements of income are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transactions reflected therein been consummated as of the date indicated or of the results of operations for any future periods.

  Jacobs Entertainment Unaudited Pro Forma Consolidated Statements of Income
                         Year Ended December 31, 2001
                                (in thousands)

                                                                        Louisiana
                                                                          Truck
                                                                         Plazas
                                                                        Acquired                 Jacobs
                                                    Jacobs               in 2001               Entertain-
                                                  Entertain- Black Hawk    and     Pro Forma      ment
                                                   ment(1)   Gaming(2)   2002(3)  Adjustments  Pro Forma
                                                  ---------- ---------- --------- -----------  ----------
NET REVENUES.....................................  $ 46,653   $ 98,549   $21,067   $(1,541)(a) $ 164,728
COSTS AND EXPENSES:
   Direct expenses...............................    31,878     42,752    12,715                  87,345
   Selling, general and administrative expenses..     7,385     32,229     5,387    (1,541)(a)    43,523
                                                                                      (192)(b)
                                                                                        255(c)
   Depreciation and
    amortization.................................     2,681      7,789       856      (396)(d)    10,930
   Transaction fees and
    expenses.....................................       624      1,374              (1,998)(e)
                                                   --------   --------   -------   --------    ---------
      Total operating
       expenses..................................    42,568     84,144    18,958    (3,872)      141,798
OPERATING INCOME.................................     4,085     14,405     2,109      2,331       22,930
INTEREST EXPENSE,
 NET.............................................   (4,130)    (5,089)     (520)    (8,832)(f)  (18,571)
                                                   --------   --------   -------   --------    ---------
(LOSS) INCOME BEFORE EQUITY INVESTMENTS, MINORITY
 INTEREST AND INCOME TAXES.......................      (45)      9,316     1,589    (6,501)        4,359
EQUITY IN EARNINGS OF INVESTMENTS................     3,377                         (3,377)(a)
MINORITY INTEREST................................     1,258    (2,030)                  772(a)
                                                   --------   --------   -------   --------    ---------
INCOME (LOSS) BEFORE INCOME TAXES................     4,590      7,286     1,589    (9,106)        4,359
INCOME TAXES.....................................              (3,117)                3,117(g)
                                                   --------   --------   -------   --------    ---------
NET INCOME.......................................  $  4,590   $  4,169   $ 1,589   $(5,989)    $   4,359
                                                   ========   ========   =======   ========    =========

--------
(1) Includes the accounts of Jacobs Entertainment for the entire year, and the operations of the Jalou L.L.C. and Jalou II properties (Houma Truck Plaza and Casino, an interest in the gaming revenues of Cash's Truck Plaza and Casino and Winner's Choice Casino) acquired on February 7, 2001, for the period subsequent to the acquisition date through December 31, 2001.
(2) Includes the results of Gold Dust West, acquired by Black Hawk Gaming in January 2001, for the period subsequent to the acquisition date through December 31, 2001.
(3) Includes the accounts of four Louisiana truck plaza gaming properties acquired in 2002 (Colonel's Truck Plaza and Casino, Lucky Magnolia Truck Stop and Casino, Bayou Vista Truck Plaza and Casino, and Raceland Truck Plaza and Casino), in addition to the results of the Louisiana properties acquired in February 2001 (Houma Truck Plaza and Casino, an interest in the gaming revenues of Cash's Truck Plaza and Casino and Winner's Choice Casino) for the period from January 1, 2001 to the February 7, 2001 acquisition date.

  Jacobs Entertainment Unaudited Pro Forma Consolidated Statements of Income


                        Six Months Ended June 30, 2002

                                (in thousands)


                                                                     Louisiana
                                                                    Truck Plazas
                                                                    Acquired in
                                                                   2002--Results
                                                         Black       for Period                       Jacobs
                                          Jacobs          Hawk        Prior to      Pro Forma      Entertainment
                                     Entertainment (1) Gaming (2) Acquisitions (3) Adjustments       Pro Forma
                                     ----------------- ---------- ---------------- -----------     -------------
NET REVENUES........................      $68,795       $13,904        $1,414        $  (643)  (a)    $83,470
COSTS AND EXPENSES:
   Direct expenses..................       40,335         6,488         1,017                          47,840
   Selling, general and
     administrative expenses........       13,163         4,713            62           (643)  (a)     17,304
                                                                                         (28)  (b)
                                                                                          37   (c)
   Depreciation and
     amortization...................        3,710         1,361            29            (49)  (d)      5,051
   Transaction fees and
     expenses.......................          524         3,794                       (4,318)  (e)
                                          -------       -------        ------        -------          -------
       Total operating expenses.....       57,732        16,356         1,108         (5,001)          70,195

OPERATING INCOME....................       11,063        (2,452)          306          4,358           13,275
INTEREST EXPENSE, NET...............       (8,187)       (2,336)          (35)         1,228   (f)     (9,330)
                                          -------       -------        ------        -------          -------

INCOME (LOSS) BEFORE
  EQUITY INVESTMENTS,
  AND MINORITY INTEREST.............        2,876        (4,788)          271          5,586            3,945

EQUITY IN LOSS OF
  INVESTMENTS.......................       (1,980)                                     1,980   (a)

MINORITY INTEREST IN LOSS...........          173           288                         (461)  (a)
                                          -------       -------        ------        -------          -------
NET (LOSS) INCOME...................      $ 1,069       $(4,500)       $  271        $ 7,105          $ 3,945
                                          =======       =======        ======        =======          =======

--------

(1) Jacobs Entertainment balances are derived from the consolidated historical interim financial data contained on page F-27.

(2) Black Hawk Gaming balances represent amounts for the period from January 1, 2002, through the February 22, 2002 acquisition date by Jacobs Entertainment.
(3) Louisiana truck plaza balances represent amounts for the period from January 1, 2002, through their respective acquisition dates (January 11, 2002, for Colonel's Truck Plaza and Casino, Lucky Magnolia Truck Stop and Casino, Bayou Vista Truck Plaza and Casino, and February 22, 2002, for Raceland Truck Plaza and Casino).

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                            (dollars in thousands)

(a) To eliminate equity in earnings (loss) of investments, minority interest earnings (loss) and the management fees charged to Black Hawk Gaming by Diversified. The management contract was cancelled upon the acquisition of Black Hawk Gaming on February 22, 2002.

(b) To remove redundant Black Hawk Gaming and Colonial Holdings costs related to the investor relations function (public relations costs, corporate stock transfer costs, directors' fees, etc.) of $192 annually. These costs for the investor relations function are no longer necessary because there is no publicly traded stock.

(c) To adjust officers' compensation to terms of new employment agreements.

(d) To record the depreciation and amortization effect of acquisitions described herein.


                                                                           Year Ended     Six Months Ended
                                                                        December 31, 2001  June 30, 2002
                                                                        ----------------- ----------------
Additional depreciation on write-up of fixed assets for Louisiana truck
  plazas acquired in 2002..............................................       $  91            $  21
Elimination of amortization of deferred financing fees of Black Hawk
  Gaming indebtedness that was repaid..................................        (709)            (103)
Reduction of depreciation due to write-down of Colonial Holdings'
  fixed assets upon acquisition........................................        (307)             (45)
Additional amortization of identifiable intangible assets..............         529               78
                                                                              -----            -----
Depreciation and amortization adjustment...............................       $(396)           $ (49)
                                                                              =====            =====



(e) Elimination of one-time transaction fees and expenses associated with consummating the offering of the Old Notes, the acquisitions and the buyout of the Black Hawk Gaming stock options as part of the acquisition (for the six months ended June 30, 2002).


(f) To record net increase in interest expense:


                                                                      Year Ended     Six Months Ended
                                                                   December 31, 2001  June 30, 2002
                                                                   ----------------- ----------------
Historical interest expense (including amounts associated with the termination of the Black Hawk Gaming interest rate swap for the
  three months ended March 31, 2002)..............................      $ 9,739          $10,558
                                                                        -------          -------
Additional pro forma interest adjustment..........................        8,832           (1,228)
                                                                        -------          -------
Pro forma interest expense based on pro forma debt outstanding of
  $146,577 and $146,198 for the year ended December 31, 2001, and
  three months ended March 31, 2002, respectively.................      $18,571          $ 9,330
                                                                        =======          =======



   Pro forma and historical interest expense is presented net of interest income of $398 and $135 for the year ended December 31, 2001, and six months ended June 30, 2002, respectively, and is based on the following:


  .   The Notes ($125,000 at 11.875%).

  .   Amortization of $4,950 discount.


  . Black Hawk Special Assessment Bonds ($5,299 and $4,920 at December 31, 2001 and June 30, 2002, respectively, at rates ranging from 6.25% to 6.5%).


  . Indebtedness of Colonial Holdings ($1,693 at rates ranging from 4.75% to 8.5%).

  . Louisiana property seller notes ($10,535 at rates ranging from 8% to 8.5%).

  .   Subordinated debt to affiliates ($9,000 at 12%).

  .   Amortization of $6,632 of deferred transaction fees.

(g) To eliminate income tax expense as Jacobs Entertainment is a Subchapter "S" corporation, and therefore, its owners are liable for the taxes on their share of the corporation's taxable income.

         SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING DATA


   The following selected consolidated historical financial data of Jacobs Entertainment as of December 31, 2000 and 2001 and for each of the three years ended December 31, 2001 is derived from the financial statements audited by Deloitte & Touche LLP, independent auditors. The selected consolidated historical financial data should be read in conjunction with the consolidated financial statements of Jacobs Entertainment and notes thereto, and other financial information included herein.


                                                                                        Six
                                                                                       Months
                                                   Year Ended December 31,             Ended
                                        --------------------------------------------  June 30,
                                          1997     1998     1999     2000     2001      2002
                                        -------  -------  -------  -------  --------  --------
                                                       (in thousands)
Statements of Operations Data:
 Total revenues........................ $23,647  $30,647  $31,716  $31,796  $ 46,653  $ 68,795
 Total costs and expenses..............  24,114   33,623   28,741   30,508    42,568    57,732
                                        -------  -------  -------  -------  --------  --------
 Operating income......................    (467)  (2,976)   2,975    1,288     4,085    11,063
 Interest expense, net.................     559   (2,842)  (2,840)  (2,396)   (4,130)   (8,187)
 Gain on sale of assets................      --    1,622       --       --        --        --
 Other.................................     (84)      --       --       --        --        --
 Equity in earnings of investments and
   minority interest...................      --    5,472    4,143    5,399     4,635    (1,807)
                                        -------  -------  -------  -------  --------  --------
 Net income (loss)..................... $     8  $ 1,276  $ 4,278  $ 4,291  $  4,590  $  1,069
                                        =======  =======  =======  =======  ========  ========
Balance Sheet Data (end of period):
 Current assets........................ $ 6,013  $ 3,630  $ 3,885  $ 2,009  $  5,148  $ 25,459
 Total assets..........................  67,875   86,876   86,977   86,118   105,992   231,248
 Current liabilities...................  15,480   16,974   21,058    6,348    10,233    21,722
 Long-term debt and other liabilities..  15,474   27,475   20,050    1,160    14,692   145,336
 Minority interest.....................      --   23,832   20,116   18,567    17,308        --
 Stockholders' equity..................  36,921   18,595   25,753   60,043    63,759    64,190
Other Financial Data:
 Ratio of earnings to fixed charges (1)     .41     1.30     1.72     1.44      2.28      1.30

--------
(1) See Exhibit 12.1 for calculations.

  Black Hawk Gaming

   The following selected consolidated historical financial data of Black Hawk Gaming & Development Company, Inc. as of December 31, 1997, 1998, 1999, 2000 and 2001 and for each of the five years ended December 31, 2001 is derived from the financial statements audited by Deloitte & Touche LLP, independent auditors. The selected consolidated historical financial data should be read in conjunction with the consolidated financial statements of Black Hawk Gaming & Development Company, Inc. and notes thereto, and other financial information included herein.

                                                               Year Ended December 31,
                                                   ----------------------------------------------
                                                     1997     1998      1999      2000     2001
                                                   -------  --------  --------  -------  --------
Statements of Operations Data:
 Net revenues..................................... $ 1,136  $ 43,161  $ 79,607  $78,874  $ 98,549
 Total costs and expenses.........................   1,382    36,077    65,147   65,240    84,144
                                                   -------  --------  --------  -------  --------
 Operating (loss) income..........................    (246)    7,084    14,460   13,634    14,405
 Interest income/(expense), net...................     124    (2,566)   (4,341)  (3,138)   (5,089)
 Minority interest................................      --      (469)   (1,768)  (2,060)   (2,030)
 Equity in earnings of joint venture..............   2,813     1,018
                                                   -------  --------  --------  -------  --------
 Income before income taxes and extraordinary item   2,691     5,067     8,351    8,436     7,286
 Provision for income taxes.......................   1,071     1,901     2,928    2,975     3,117
                                                   -------  --------  --------  -------  --------
 Income before extraordinary item.................   1,620     3,166     5,423    5,461     4,169
                                                   -------  --------  --------  -------  --------
 Extraordinary item...............................      86        46        --       --        --
                                                   -------  --------  --------  -------  --------
 Net income....................................... $ 1,706  $  3,212  $  5,423  $ 5,461  $  4,169
                                                   =======  ========  ========  =======  ========
Balance Sheet Data (end of period):
 Current assets................................... $ 1,267  $ 12,424  $ 12,104  $10,907  $ 18,404
 Total assets.....................................  49,304   102,062   101,080   97,476   129,694
 Current liabilities..............................   3,111    11,717    11,285   11,005    10,715
 Long-term debt and other liabilities.............  12,897    51,978    45,181   35,669    66,324
 Minority interest................................   6,705     7,542     8,115    8,740     7,413
 Stockholders' equity.............................  26,591    30,825    36,499   42,062    45,242
Other Financial Data:
 Ratio of earnings to fixed charges (1)...........    2.06      2.02      2.95     3.51      2.49

(1) See Exhibit 12.1 for calculations.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


   This section discusses the results of our operations on a historical basis (and on a pro forma basis for the June 30 data only). Management's discussion and analysis of the results of operations of Black Hawk Gaming is presented for additional analysis because Jacobs Entertainment's equity in earnings of Black Hawk Gaming represents a significant component of net income during all years presented. You should read the following discussion and analysis in conjunction with the sections entitled "Selected Historical Financial and Operating Data" and "Unaudited Pro Forma Consolidated Financial Statements" as well as the audited consolidated financial statements appearing elsewhere in this prospectus. Certain statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations constitute "forward-looking statements," which statements involve risks and uncertainties. See "Forward-Looking Statements."


   Historical information, other than revenues, may not necessarily be meaningful, as our cost structure and capitalization following the acquisition and contribution transactions described in this prospectus are significantly different from those existing prior to those transactions. Further, the historical information should not necessarily be taken as a reliable indicator of our future performance with respect to our recent acquisitions.

Introduction

   On February 22, 2002, we completed several acquisitions, which were primarily funded by the proceeds from the issuance of $125.0 million in senior secured notes on February 8, 2002. These notes bear an 11 7/8% interest rate and are due in 2009. The acquisitions are as follows:

   On February 22, 2002 Jeffrey P. Jacobs and The Richard E. Jacobs Revocable Trust contributed substantially all of their interests in Diversified and their combined 100% interest in Jalou II in exchange for 100% of the common stock of Jacobs Entertainment. On the acquisition date, immediately prior to the acquisition of the publicly held shares of Black Hawk Gaming and Colonial Holdings described below, Diversified owned 100% of Jalou L.L.C., approximately 44% of Colonial Holdings, approximately 32% of Black Hawk Gaming, and a 25% interest in the Lodge Casino at Black Hawk ("the Lodge") (of which the remaining 75% was owned by Black Hawk Gaming). The exchange of Jacobs Entertainment shares for the interests of Diversified and Jalou II was accounted for as a combination of entities under common control, which is similar to the pooling of interests method of accounting for business combinations. As a result, the results of operations of Diversified and Jalou II are presented in the Jacobs Entertainment income statement as though this transaction had been completed at the beginning of each year presented.

   The ownership interest of the Jalou entities and the acquisition dates for each property are as follows:

                                                      Date acquired
                                                    -----------------
           Jalou, LLC:
              Houma Truck Plaza and Casino.........  February 7, 2001
              Cash's Casino........................  February 7, 2001
              Bayou Vista Truck Plaza and Casino...  January 11, 2002
              Lucky Magnolia Truck Stop and Casino.  January 11, 2002
              Raceland Truck Plaza and Casino...... February 22, 2002
           Jalou II:
              Winner's Choice Casino...............  February 7, 2001
              Colonel's Truck Plaza and Casino.....  January 11, 2002

   These acquisitions were recorded using the purchase method of accounting for business combinations, and the total purchase price for the properties acquired in 2002 was approximately $20.3 million.

   On February 22, 2002, Jacobs Entertainment also acquired the remaining 68% of Black Hawk Gaming's common stock for approximately $37.0 million. This transaction was recorded using the purchase method of accounting for business combinations. Jacobs Entertainment also acquired the remaining 56.5% of Colonial Holdings' common stock for approximately $4.8 million on February 22, 2002, which was recorded using the purchase method of accounting for business combinations. As a result, the operations of Black Hawk Gaming and Colonial Holdings are consolidated with Jacobs Entertainment for the period subsequent to the February 22, 2002 acquisition date.


   All of the Jalou property acquisitions completed by affiliates of Jacobs Entertainment prior to December 31, 2001 were accounted for using the purchase method of accounting. Accordingly, the results of Diversified and Jalou II for the year ended December 31, 2001 include the completed Louisiana acquisitions from the date of acquisition. We have described below the detail of the components of the operations of Jacobs Entertainment for the periods presented.


   As a result of these acquisitions, we are a geographically diversified gaming and pari-mutuel wagering company with properties in Colorado, Nevada, Louisiana and Virginia. We own and operate three land-based casinos, six truck plaza video gaming facilities and a horseracing track with three off-track wagering facilities. In addition, we are a party to an agreement that entitles us to a portion of the gaming revenue from an additional truck plaza video gaming facility and we lease and operate a fourth off-track wagering facility.

   We have elected to be taxed under the provisions of Subchapter "S" of the Internal Revenue Code of 1986. Under those provisions, the owners of our company pay income taxes on our taxable income.

   As a result of the transactions described above at various times during the first quarter of fiscal 2002, we have experienced a number of changes during the periods covered in these discussions, resulting in increases in the number of subsidiaries and investments as discussed above.

Jacobs Entertainment

  Results of Operations

   The following discussion presents an analysis of the historical results of our operations for the year ended December 31, 2001, as compared to the year ended December 31, 2000; and an analysis of the historical results of our operations for the year ended December 31, 2000, as compared to the year ended December 31, 1999.

   The 2001 consolidated statement of operations of Jacobs Entertainment consisted of the following:

   a.) The full year consolidated operations of Colonial Holdings, reduced by the publicly held minority interest; plus

   b.) All of the operations of Jalou II attributable to Winner's Choice Casino for the period from its February 7, 2001 acquisition date through December 31, 2001; plus

   c.) All of the operations of Jalou L.L.C. attributable to Houma Truck Plaza and Casino and an interest in the gaming revenues of Jalou-Cash's for the period from their February 7, 2001 acquisition date through December 31, 2001; plus

   d.) 25% of the equity in earnings of the Lodge for the period from January
       1, 2001 through December 31, 2001; plus

   e.) 32% of the equity in earnings of Black Hawk Gaming for the period from January 1, 2001 through December 31, 2001.

   The 2000 and 1999 consolidated statements of operations of Jacobs Entertainment consisted of the following:

   a.) The full years' consolidated operations of Colonial Holdings, reduced by the publicly held minority interest; plus b.) 25% of the equity in earnings of the Lodge for the period from January
       1, 2000 through December 31, 2000, and for the period from January 1, 1999 through December 31, 1999; plus

   c.) 32% of the equity in earnings of Black Hawk Gaming for the period from January 1, 2000 through December 31, 2000, and for the period from January 1, 1999 through December 31, 1999.

   A summary of our consolidated operating results for the years ended December 31, 2001, 2000 and 1999 is as follows:

                                                        Year Ended December 31,
                                                        -----------------------
                                                         2001    2000    1999
                                                        ------- ------- -------
                                                        (Dollars In Thousands)
Net Revenue
   Gaming--Pari-mutuel................................. $27,781 $27,366 $27,285
   Gaming--Truck plaza video poker.....................   6,666
   Fuel................................................   5,688
   Other...............................................   6,518   4,430   4,431
       Total net revenue............................... $46,653 $31,796 $31,716
Operating income....................................... $ 4,085 $ 1,288 $ 2,975
Interest expense, net.................................. $ 4,130 $ 2,396 $ 2,840
Equity in earnings of investments
   --Black Hawk Gaming and the Lodge................... $ 3,377 $ 3,833 $ 3,528
Minority interest in (earnings) loss--Colonial Holdings $ 1,258 $ 1,566 $   615
Net income............................................. $ 4,590 $ 4,291 $ 4,278

  Year Ended December 31, 2001 Compared To Year Ended December 31, 2000

   Total Revenues. Jacobs Entertainment generated total revenues for the year ended December 31, 2001 of $46.7 million compared to $31.8 million for the same period of 2000. The increase in revenues of $14.9 million, or 47%, is due primarily to the inclusion of the operations of Jalou II and Jalou L.L.C., discussed above, which resulted in additional revenues comprised of video poker gaming revenues and convenience store, fuel and restaurant revenues from the truck plazas.

   Colonial Holdings generated total revenues of $29.2 million for the year ended December 31, 2001 compared to $28.6 million for the year ended December 31, 2000. The increase of $.6 million, or 2%, is due primarily to an increase in revenue from the off-track wagering facilities, which increased for the year ended December 31, 2001 because the off-track wagering facilities were closed for two days during the year ended December 31, 2000 due to weather, and had limited operations for several days with limited simulcast signals due to the closure of several Northeastern tracks.

   Costs and Expenses. Jacobs Entertainment costs and expenses (which include depreciation and amortization) were $42.6 million and $30.5 million for the years ended December 31, 2001 and 2000, respectively. The increase of $12.1 million, or 40%, in costs and expenses is due primarily to the operations of Jalou II and Jalou L.L.C., which resulted in an additional $11.5 million in costs and expenses.

   Colonial Holdings contributed $31.2 million in costs and expenses for the year ended December 31, 2001 compared to $30.6 million for the same period of 2000. The increase of $.6 million, or 2%, is attributed to increases in purse expense of $.3 million for the year ended December 31, 2001 compared to the same period of 2000. In addition, fees, pari-mutuel taxes, simulcast and other direct expenses increased $.4 million for the year ended December 31, 2001, compared to the same period of the 2000. Colonial Holdings also incurred transaction fees and expenses relating to the recent acquisitions of $.6 million for the year ended December 31, 2001. These increases have been offset by decreases in marketing, general and administrative expenses of $.7 million.

   Depreciation and Amortization. Jacobs Entertainment had depreciation and amortization of $2.7 million for the year ended December 31, 2001 compared to $1.7 million for the same period of 2000. The overall increase of $1 million, or 59%, is primarily due to the depreciation and amortization incurred by the truck plazas. As further discussed under Recent Accounting Pronouncements, the implementation of Financial Accounting Standards No. 142 ("SFAS 142"), which became effective January 1, 2002, will result in the discontinuance of goodwill amortization. Accordingly, the Company will no longer recognize the amortization of goodwill as a recurring expense.

   Interest Expense. Jacobs Entertainment had net interest expense totaling $4.1 million during the year ended December 31, 2001 compared to $2.4 million for the same period of 2000. The increase of $1.7 million, or 71%, is the result of interest expense on borrowings incurred to fund the acquisitions of the truck plazas.

   Colonial Holdings had net interest expense totaling $2.7 million for each of the years ended December 31, 2001 and December 31, 2000.

   Equity in Earnings of Investments--Black Hawk Gaming and the Lodge. Jacobs Entertainment had total equity in earnings of investments in Black Hawk Gaming and the Lodge of $3.4 million for the year ended December 31, 2001 compared to $3.8 million for the same period of 2000. Equity in earnings of investments represents Jacobs Entertainment's 32% ownership interest of Black Hawk Gaming and its 25% ownership interest in the Lodge. The decrease of $.4 million, or 11%, is primarily due to the related decrease in net income of these two entities, which fell from a net $5.5 million for the year ended December 31, 2000 to a net $4.2 million for the same period in 2001. The decrease is due primarily to $1.5 million in privatization and other non-recurring costs incurred by Black Hawk Gaming, associated with the recent acquisitions.

   Minority Interest. Minority interest for the year ended December 31, 2001 totaled $1.3 million compared to $1.6 million for the same period of 2000, a decrease of $.3 million, or 19%. Minority interest represents the minority interest in earnings reflecting the earnings attributable to the common stock of Colonial Holdings not owned by Jacobs Entertainment during the periods of comparison.

   Net Income. As a result of the factors discussed above, Jacobs Entertainment reported net income of $4.6 million for the year ended December 31, 2001 compared to $4.3 million for the same period of 2000, resulting in an increase in net income of $.3 million, or 7%.

  Year Ended December 31, 2000 Compared To Year Ended December 31, 1999

   Total Revenues. Jacobs Entertainment generated total revenues of $31.8 million for the year ended December 31, 2000 compared to $31.7 million for the same period of 1999. The increase in total revenues of $.1 million, or .3%, is due to a decrease of $.5 million in live harness meet revenue and revenues from the off-track wagering facilities, offset by an increase of $.6 million in thoroughbred meet revenue and management fee revenue earned from Black Hawk Gaming.

   Costs and Expenses. Jacobs Entertainment costs and expenses (which include depreciation and amortization) were $30.5 million and $28.7 million for the years ended December 31, 2001 and 2000, respectively. The increase of $1.8 million, or 6%, in costs and expenses is due primarily to increases in purse expense, fees, simulcast and other direct expenses of $2.6 million, offset by decreases in marketing and general and administrative expenses of $.8 million.

   Depreciation and Amortization. Jacobs Entertainment had depreciation and amortization or $1.7 million for the year ended December 31, 2000 compared to $1.8 million for the same period of 1999, a decrease of $.1 million, or 6%. The decrease is primarily due to minor changes in the asset mix of the Company's depreciable assets.

   Interest Expense. Jacobs Entertainment had net interest expense totaling $2.4 million during the year ended December 31, 2000 compared to $2.8 million for the same period of 1999. The decrease of $.4 million, or 14%, is the result of a non-recurring interest provision related to an arbitration award against Colonial Holdings in June 1999.

   Equity in Earnings of Investments--Black Hawk Gaming and the Lodge. Jacobs Entertainment had total equity in earnings of investments in Black Hawk Gaming and the Lodge of $3.8 million for the year ended December 31, 2000 compared to $3.5 million for the same period of 1999. Equity in earnings of investments represents the Jacobs Entertainment's 32% ownership interest in Black Hawk Gaming and its 25% ownership interest in the Lodge. The increase of $.3 million, or 9%, is due to the related increase in net income of these two entities.

   Minority Interest. Minority interest for the year ended December 31, 2000 totaled $1.6 million compared to $.6 million for the same period of 1999. Minority interest represents the minority interest in earnings reflecting the earnings attributable to the common stock of Colonial Holdings not owned by Jacobs Entertainment during the periods of comparison.

   Net Income. As a result of the factors discussed above, Jacobs Entertainment reported net income of $4.3 million for the year ended December 31, 2000 compared to $4.3 million for the same period of 1999.

Market Risk Disclosures

   The potential market risk associated with Jacobs Entertainment relates to its long-term debt balances. However, as all of the Company's long-term debt is at a fixed interest rate, the risk of the variation in such rates is not significant to the Company.

Significant Estimates and Critical Accounting Policies

   The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management periodically evaluates the Company's policies and the estimates and assumptions related to such policies. All of Jacobs Entertainment subsidiary companies operate in a highly regulated industry. The Colonial Holdings, Jalou and Black Hawk Gaming operations are subject to regulations that describe and regulate operating and internal control procedures. The majority of gaming revenue is in the form of cash, which by nature does not require complex estimations. Management estimates certain liabilities with payment periods that extend for longer than several months. Such estimates include the pari-mutuel ticket liability, self-insured medical and workers compensation liabilities, and litigation costs. Jacobs Entertainment believes that these estimates are reasonable based on past experience with the business and based upon assumptions related to possible outcomes in the future. Actual results could differ from those estimates.

  Long-lived Assets

   Management has determined that the Company's policy associated with its long-lived assets and the related estimates is critical to the preparation of the consolidated financial statements. The Company has a significant investment in long-lived property and equipment. Management estimates that the undiscounted future cash flows expected to result from the use of these assets exceed the current carrying value of these assets. Any adverse change to the estimate of these undiscounted cash flows could necessitate an impairment charge that would adversely affect operating results. Management estimates the useful lives for the Company's assets based on historical experience, estimates of assets' commercial lives, and the likelihood of technological obsolescence. Should the actual useful life of a class of assets differ from the estimated useful life, an impairment charge would be recorded. Management reviews useful lives and obsolescence and assesses commercial viability of the Company's assets periodically.

  Comparison of Jacobs Entertainment's and predecessors' historical operations for the six months ended June 30, 2002 to the six months ended June 30, 2001



   The following discussion presents an analysis of the historical results of our operations for the six months ended June 30, 2002 as compared to the six months ended June 30, 2001.



   For the six months ended June 30, 2002 the consolidated statement of income of Jacobs Entertainment consisted of the following:



    a. The consolidated operations of Colonial Holdings for the period from January 1, 2002 through February 22, 2002, reduced by the 56% minority interest in earnings reflecting the earnings attributable to the common stock of Colonial Holdings not owned prior to the acquisition of the minority interest on February 22, 2002 (affiliates of Jacobs Entertainment owned a controlling financial interest through a majority voting interest of over fifty percent of the outstanding voting shares of Colonial Holdings); plus



    b. All of the operations of Colonial Holdings for the period from February 22, 2002 through June 30, 2002 because of the acquisition of the minority interest on February 22, 2002; plus



    c. All of the operations of Jalou LLC attributable to Houma and an interest in the gaming revenues of Jalou-Cash's for the entire six months ended June 30, 2002; plus



    d. All of the operations of Jalou II attributable to the Winner's Choice for the entire six months ended June 30, 2002; plus



    e. All of the operations of Jalou LLC attributable to Lucky Magnolia and Bayou Vista for the period from their January 11, 2002 acquisition date through June 30, 2002; plus



    f. All of the operations of Jalou II attributable to Colonel's for the period from its January 11, 2002 acquisition date through June 30, 2002; plus



    g. All of the operations of Jalou LLC attributable to Raceland from its February 22, 2002 acquisition date through June 30, 2002; plus



    h. 25% of the equity in earnings of the Lodge for the period from January 1, 2002 through February 22, 2002; plus



    i. 32% of the equity in earnings of Black Hawk Gaming for the period from January 1, 2002 through February 22, 2002; plus



    j. 100% of the operations of Black Hawk Gaming (which includes the Lodge) for the period from February 22, 2002 through June 30, 2002 because of the acquisition of the remaining Black Hawk Gaming shares on February 22, 2002.



   For the six months ended June 30, 2001, the consolidated statement of income of JEI consisted of the following:



    a. The consolidated operations of Colonial Holdings for the period from January 1, 2001 through June 30, 2001 reduced by the 56% minority interest in earnings reflecting the earnings attributable to the common stock of Colonial Holdings not owned prior to the acquisition of minority interest on February 22, 2002; plus



    b. All of the operations of Jalou II attributable to Winner's Choice for the period from its February 7, 2001 acquisition date through June 30, 2001; plus



    c. All of the operations of Jalou LLC attributable to Houma and an interest in the gaming revenues of Cash's for the period from their February 7, 2001 acquisition date to June 30, 2001; plus

    d. 25% of the equity in earnings of the Lodge for the period from January 1, 2001 through June 30, 2001; plus


    e. 32% of the equity in earnings of Black Hawk Gaming for the period from January 1, 2001 through June 30, 2001.



   As illustrated by the differing entities and periods covered by the various transactions discussed above, a comparison between the 2002 and 2001 six-month periods on a historical basis is difficult.



   A summary of our consolidated operating results for the three and six months ended June 30, 2002 and 2001 is as follows:





-                                                                  (In Thousands)      (In Thousands)
                                                                   Three Months Ended Six Months Ended
                                                                      June 30,            June 30,
                                                                   ------------------ ----------------
                                                                    2002      2001      2002    2001
                                                                    -------  -------  -------  -------
Net revenue:
   Gaming--Casinos................................................ $29,048   $ 1,777  $42,353  $ 2,906
   Gaming--Pari-mutuel............................................   7,358     6,678   13,748   13,607
   Other..........................................................   6,703     3,444   12,694    5,618
                                                                    -------  -------  -------  -------
       Total net revenue.......................................... $43,109   $11,899  $68,795  $22,131
                                                                    =======  =======  =======  =======
Operating income.................................................. $ 6,499   $   976  $11,063  $ 2,318
                                                                    =======  =======  =======  =======
Interest expense.................................................. $ 5,009   $ 1,107  $ 8,297  $ 2,027
                                                                    =======  =======  =======  =======
Equity in (loss) earnings of investments--Black Hawk and the Lodge $    --   $   459  $(1,980) $ 1,352
                                                                    =======  =======  =======  =======
Minority interest in loss--Colonial............................... $    --   $   340  $   173  $   387
                                                                    =======  =======  =======  =======
Net Income........................................................ $ 1,512   $   668  $ 1,069  $ 2,030
                                                                    =======  =======  =======  =======



   The overall composition of our financial position and the results of our operations have significantly changed for the three and six-month periods ended June 30, 2002 as compared to the three and six-month periods ended June 30, 2001. The changes are primarily attributable to the following factors:



  . The 2002 results include 100% of Colonial Holdings' operations for the period following the February 22, 2002 acquisition date plus 44% of the operations prior to that date in 2002, due to the 56% minority interest (which existed until the February 22, 2002 acquisition date), whereas the comparable 2001 period includes 44% of Colonial Holdings' operations for the entire period. We will no longer record minority interest for the results of operations subsequent to February 22, 2002 because we own 100% of Colonial Holding as of that date. The comparability of pari-mutuel revenues is not impacted by the acquisition of stock from the minority shareholders because Colonial Holdings' results were also consolidated in 2001. Furthermore, the increase in our pari-mutuel revenue from 2001 is due primarily to the 2002 thoroughbred meet opening in June 2002 while the 2001 thoroughbred meet opened in July 2001.





  . The 2002 results include 100% of Black Hawk Gaming's revenues for the period from the February 22, 2002 acquisition date through June 30, 2002 whereas Black Hawk Gaming's and the Lodge's results were included as a component of equity in earnings (loss) of investments for periods prior to February 22, 2002. We will no longer record "equity in earnings (loss) of investments" relative to Black Hawk Gaming and the Lodge because we now own 100% of Black Hawk Gaming, which includes the Lodge. Our equity in earnings of investments went from approximately $1.4 million in earnings for the six months ended June 30, 2001 to a $2.0 million loss for the current six-month period. This is primarily the result of the write off of various costs and expenses of Black Hawk Gaming relating to our acquisition of remaining shares on February 22, 2002. See Note 5 in the accompanying notes to the unaudited consolidated financial statements for a description of these costs.

  . In addition to gaming revenue for Black Hawk Gaming for the period described above, the 2002 results for gaming revenue also includes video poker revenue for the periods indicated from all 7 truck stop locations whereas the 2001 results include only 3 locations due to the timing of the truck stop acquisitions described above.



  . Other revenue in 2001 is primarily comprised of sales from our convenience store, fuel and restaurant operations located in the three truck stop facilities that we owned in 2001. Other revenue in 2002 consists of similar revenues from 4 additional truck stops that we acquired early in 2002, food and beverage revenues from our casinos subsequent to February 22, 2002, and revenue from our hotels attached to the Lodge and Gold Dust West subsequent to February 22, 2002 (recall that all casino operations were included as a component of equity in (loss) earnings for periods prior to the February 22, 2002 acquisition date); and



  . Interest expense in 2002 includes charges related to $125.0 million debt offering which occurred on February 8, 2002 whereas the 2001 results do not.



A.  Critical Accounting Policies



   The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We periodically evaluate our policies and the estimates and assumptions related to these policies. All of our subsidiary companies operate in a highly regulated industry. In our Colorado, Virginia, Louisiana and Nevada operations, we are subject to regulations that describe and regulate operating and internal control procedures. The majority of our casino revenue is in the form of cash, personal checks, credit cards or gaming chips and tokens, which by their nature do not require complex estimations. We estimate certain liabilities with payment periods that extend for longer than several months. Such estimates include our slot club liabilities, outstanding gaming chip, token and pari-mutuel ticket liability, self-insured medical and workers compensation liabilities, and litigation costs. We believe that these estimates are reasonable based on our past experience with the business and based upon our assumptions related to possible outcomes in the future. Future actual results will likely differ from these estimates.



B.  Long-lived Assets



   We have determined that the policy associated with our long-lived assets, goodwill and identifiable intangible assets, and related estimates are critical to the preparation of our consolidated financial statements. We have a significant investment in long-lived property and equipment. We estimate that the undiscounted future cash flows expected to result from the use of these assets exceeds the current carrying value of these assets. Any adverse change to the estimate of these undiscounted cash flows could necessitate an impairment charge that would adversely affect operating results. We estimate the useful lives for our assets based on historical experience, estimates of assets' commercial lives, and the likelihood of technological obsolescence. Should the actual useful life of a class of assets be less than the estimated useful life, we would record an impairment charge. We review useful lives and obsolescence and assess the commercial viability of our assets periodically.



Liquidity and Capital Resources



   On February 22, 2002 we completed the sale of $125 million of our senior secured notes. Our notes are due 2009 and we pay annual interest at the rate of 11 7/8 % on a semi-annual basis. From September 7, 2002 until the registration statement for our exchange offer becomes effective, interest on the notes will accrue at the rate of 12 7/8% per annum. If we do not complete our exchange offer by October 21, 2002, interest on the notes will again accrue at the rate of 12 7/8% per annum from October 22, 2002 until the exchange offer is completed. See "Registration Rights." The notes were offered at 96.04% of par and we received net proceeds at closing of $120.05 million. We utilized the proceeds of the Notes plus cash from our combined companies of approximately $8.0 million to acquire the remaining shares of Black Hawk Gaming for approximately $37.0 million (which includes $3.1 million for the buyout of all outstanding options at February 22, 2002), assume and refinance Black Hawk Gaming's existing reducing revolving credit facility totaling approximately $60.0 million and pay Black

Hawk Gaming's interest rate swap breakage costs of $1.1 million (net of tax benefit) on the acquisition date; acquire the remaining shares of Colonial Holdings for $4.8 million; pay the cash portion of the purchase price for the Louisiana truck plazas of $14.5 million; pay accrued interest, advances and other payables to affiliates of $3.2 million; and pay remaining transaction fees and expenses incurred subsequent to December 31, 2001, totaling an estimated $2.4 million. In addition, we issued $5.8 million of promissory notes to the sellers of the Louisiana truck plazas we acquired.



   At June 30, 2002, after giving effect to the recent acquisitions, cash and cash equivalents are approximately $18.3 million. Our total debt approximates $146.0 million.



   We entered into a new $10 million senior credit facility on July 12, 2002. The trustee under our note indenture entered into an intercreditor agreement with the lender under the new credit facility, which, among other things, subordinated some of the liens securing the senior secured notes and the guarantees to the indebtedness under the new credit facility with respect to a portion of the assets securing the new credit facility. The new senior credit facility carries an interest rate of 1.75% above the prime rate and expires in July 2007.





   At present, we do not have any off-balance sheet financing arrangements or transactions with unconsolidated, limited purpose entities nor are any contemplated in the future.



   We believe that our cash flow from operations, cash and cash equivalents and our senior $10 million credit facility discussed above will be adequate to meet our debt service obligations as well as our capital expenditure requirements for the next twelve months. However, we can give no assurance that these sources of cash will be sufficient to enable us to do so. Further, in addition to our normal capital expenditure requirements, we have planned a $6.0 million expansion of the Gilpin beginning in the third quarter of this year, and we anticipate that we will pursue the acquisition of other properties and engage in new development opportunities. We believe we will be able to pay for the expansion project of the Gilpin out of our existing cash flow over the nine month estimated construction time of the addition. However, we may need to enter into new financing arrangements and raise additional capital in the future if we are unable to sustain our current operations. Our ability to incur additional debt is further restricted by the terms of our senior secured notes. We can give no assurance that we will be able to raise capital or obtain the necessary sources of liquidity and financing on favorable terms, if at all. Additionally, any debt financing that we may incur in the future will increase the amount of our total outstanding indebtedness and our debt service requirements and heighten the related risks we currently face.



   Our future liquidity, which includes our ability to make semi-annual interest payments, depends upon the future success of the overall Company. We are holding company without independent operations and are dependent on our subsidiaries for revenue to make payments on the Notes. The ability of our subsidiaries to make distributions or pay dividends to us is dependent on the operations of our properties. To the extent the results of operations of our subsidiaries are poor, the ability of our subsidiaries to make distributions to us may be limited. Additionally, our ability to successfully integrate our operations is a significant factor in the overall generation of our cash flows from operations.



   We intend to make our scheduled semi-annual interest payments under the Senior Credit Facility through its maturity, at which time we will likely enter into a refinancing transaction for the debt outstanding. However, should our operations decline, or if we are unable to make any scheduled semi-annual interest payment, we could be compelled to enter into new financing arrangements or raise additional capital. As a result, our rating agencies could downgrade our credit rating, which would add further pressure on our ability to secure additional equity capital, financing, or refinancing on favorable terms. Additionally, we can give no assurance that we will be able to obtain additional financing or refinancing when necessary.




   We also face the risk that there could be a decline in the demand for our products and services, which would reduce our ability to generate funds from operations. While we believe our cash flows are geographically diverse, at present we do have a significant concentration of cash flows generated in the Black Hawk market. Should the Black Hawk gaming market decline, become saturated or should the competition erode our market share, we would suffer a decline in the available funds generated from operations. If this were to occur, there exists the possibility that our credit rating could be downgraded, which would further reduce our ability to access the capital markets and obtain additional or alternative financing.

   The following table provides disclosure concerning Jacobs Entertainment's obligations and commitments to make future payments under contracts, such as debt and lease agreements, and purchase and other long-term obligations, as of June 30, 2002.



                                             Less than 1  1-3    4-5   After 5
                                     Total      Year     Years  Years   Years
 (In Thousands)                     -------- ----------- ------ ------ --------
 Long-Term Debt (1)................ $146,056   $  763    $3,764 $3,066 $138,463
 Operating Leases (2)..............   12,531    1,461       940    630    9,500
 Other Long-Term Obligations (3)...    8,605    1,676     2,917    952    3,060
                                    --------   ------    ------ ------ --------
 Total Contractual Cash Obligations $167,192   $3,900    $7,621 $4,648 $151,023
                                    ========   ======    ====== ====== ========

--------

(1) Long-term debt includes amounts owing under the terms of the Notes, the Black Hawk special assessment bonds, indebtedness of Colonial Holdings, the existing and new Louisiana Properties' seller notes, and the subordinated debt to affiliate.


(2) Operating leases include a land and warehouse lease for the Gold Dust in Reno, Nevada, as well as other leases for property and equipment.


(3) Other long-term obligations include the commitment of the Company's truck stop operations to pay $1 per video poker machine per day, plus $1,000 per machine annually, in licensing, to an outside party to maintain its video poker machines in the Company's truck stop premises. Other long-term obligations also include amounts payable under the employment agreements described on pages 90 and 91.



   In addition, Jacobs Entertainment has the following commitments and obligations:



  . Jacobs Entertainment, through its subsidiary Colonial Holdings, has entered into an agreement with a totalisator company, which provides wagering services and designs, programs, and manufactures totalisator systems for use in wagering applications. The basic terms of the agreement state that the totalisator company shall provide totalisator services to Colonial Holdings for all wagering held at Colonial Holdings' facilities through 2004 at a rate of .365% of handle. In addition, Colonial Holdings agreed to use certain equipment provided by the totalisator company.



  . Jacobs Entertainment, through the Lucky Magnolia, has an obligation to pay 4.9% of its net video poker revenue, after associated state taxes, for as long as video poker machines are operated on the property.



Jacobs Entertainment Pro Forma Results of Operations



   The following pro forma information is provided to present the results of our operations as though the business combinations described above had been completed at the beginning of each of the six months ended June 30, 2002 and June 30, 2001. The information presented is by each state in which we now have operations and presents our EBITDA by each business segment because this is how management reviews and analyzes the results of operations of each of our properties. EBITDA (earnings before interest, taxes, depreciation, amortization, privatization and other non-recurring costs) is presented as a supplement in the tables below and in the discussion of our operating results. EBITDA can be computed directly from our consolidated statements of income by adding the amounts shown for (1) depreciation and amortization, and (2) privatization and other non-recurring costs, to operating income. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States of America, such as operating income or net income (loss), nor should it be considered as an indicator of our overall financial performance. Our calculation of EBITDA may be different from the calculation used by other companies and comparability may be limited. The components of operations presented below differ from the analysis provided above for actual results as the composition of the Company has changed due to the transactions occurring during the first quarter of 2002. The following presentations reflect 100% of the operations for all entities for the respective six month periods and, therefore, management believes this represents the most appropriate method of presenting the true operating performance capabilities of the combined operations of the entities involved.





                                                   (In Thousands )
                                                  Six Months Ended
                                                      June 30,
             -                                    ----------------
                                                    2002     2001
                                                  -------  -------
             PRO FORMA NET REVENUE
             Colorado............................ $38,282  $38,668
             Nevada..............................   9,396    8,924
             Louisiana...........................  21,071   19,631
             Virginia............................  15,062   14,971
                                                  -------  -------
                    Total net revenue............ $83,811  $82,194
                                                  =======  =======
             PRO FORMA COSTS AND EXPENSES
             Colorado............................ $26,950  $27,911
             Nevada..............................   6,853    6,452
             Louisiana...........................  15,401   15,511
             Virginia............................  13,119   12,444
             Net corporate overhead..............   3,027    2,172
                                                  -------  -------
                    Total costs and expenses..... $65,350  $64,490
                                                  =======  =======
             PRO FORMA ADJUSTED EBITDA
             Colorado............................ $11,332  $10,757
             Nevada..............................   2,543    2,472
             Louisiana...........................   5,670    4,120
             Virginia............................   1,943    2,527
             Net corporate overhead..............  (3,027)  (2,172)
                                                  -------  -------
                    EBITDA....................... $18,461  $17,704
                                                  =======  =======



   We continually review the overall operational aspects of our casino operations and attempt to modify our operations, when and if necessary, to remain competitive and to maintain our market share. We focus on our existing customer base while developing marketing programs that increase new customer visits. Our vision is to be the best "locals casino" in each market by offering the best customer service, slot selection, player club benefits, and food and beverage service in the market.



   The majority of our casino revenues are generated from our three land-based casino properties. Black Hawk Gaming's consolidated casino revenues are generally defined as the "casino win" which is the amount of money wagered less the amount paid out in prizes. Black Hawk Gaming's consolidated net revenue is generally defined as casino win reduced by various promotional allowances and incentive programs that we offer to patrons and includes revenues from food and beverage, hotel and other revenues. We utilize the food and beverage department of each of our properties to drive revenues by offering a wide selection of high quality food choices at reasonable prices. Additionally, we have 50 hotel rooms at the Lodge and 106 hotel rooms at our Reno property, which we can offer to players, thereby enhancing their visit to the Black Hawk and Reno areas respectively.





  Colorado



   After giving effect to the transactions discussed above, Jacobs Entertainment owns 100% of Black Hawk Gaming. Black Hawk Gaming owns the Gilpin Hotel Casino and the Lodge, which are located in Black Hawk, Colorado, and the Gold Dust West, Inc. ("Gold Dust"), which is located in Reno, Nevada. Generally, the acquisition by Jacobs Entertainment of all of the capital stock of Black Hawk Gaming as of February 22, 2002 does not affect the comparability of the pro forma operations of Black Hawk Gaming. The following discussion pertains to the results of operations of the Lodge and the Gilpin properties.

   A summary of the net revenue, costs and expenses and EBITDA of our Colorado properties is as follows:



                                             (In Thousands)
                                             Six Months Ended
                                                June 30,
                                             ---------------
                                              2002     2001
                                             -------  -------
                    Net revenues
                       Lodge................ $29,233  $28,635
                       Gilpin...............   9,049   10,033
                                             -------  -------
                    Total revenues.......... $38,282  $38,668
                                             -------  -------

                    Costs and expenses
                       Lodge................  19,944   20,086
                       Gilpin...............   7,006    7,825
                                             -------  -------
                    Total costs and expenses  26,950   27,911
                                             -------  -------

                    EBITDA
                       Lodge................   9,289    8,549
                       Gilpin...............   2,043    2,208
                                             -------  -------
                    EBITDA.................. $11,332  $10,757
                                             =======  =======



  Increased Competition in the Black Hawk Market



   On February 4, 2000 a casino opened in Black Hawk with approximately 950 devices and a 550-car valet/self-parking garage. A second casino opened next door to The Lodge on March 6, 2000 with approximately 600 devices and parking for 500 cars. A third project opened on December 20, 2001 with approximately 1,300 devices and parking for 850 cars. Based upon the level of development activity in Black Hawk, increased competition within this market is likely.





   Overall, the new casinos have expanded Black Hawk's gaming market; however, it is extremely difficult, if not impossible, to accurately predict the extent of the future growth of this market. We expect some of our previous and existing market share has been or more than likely will be lost to increased competition. We believe that the competition within this market will continue to increase and intensify. As a result, our marketing costs, our personnel costs and other costs at our properties will likely increase while we attempt to maintain our market share.





  Pro Forma Results of operations for the six months ended June 30, 2002 compared to the six months ended June 30, 2001



   Net Revenues. The decrease in net revenues of our Colorado operations is attributable to the Gilpin and its reduced share of the Black Hawk market partially offset by an increase in net revenues at the Lodge, which has participated in a market shift toward larger gaming facilities within Black Hawk. The Gilpin's operations have been most noticeably impacted due to the additional competition in Black Hawk, which also includes the Lodge. We are currently planning an approximate $6.0 million expansion for the Gilpin, scheduled to begin sometime during the third quarter of 2002. We believe this expansion will provide a more competitive single floor casino environment and enable us to more effectively compete with the newer and larger properties in the market.



   Costs and Expenses. Total costs and expenses associated with our Colorado operations decreased $1.0 million for the six months ended June 30, 2002 compared to the same period of 2001. The decrease of $0.1 million in costs and expenses attributable to the Lodge was primarily comprised of reductions in labor and slot participation costs offset by an increase in gaming tax. The decrease of $0.8 million in costs and expenses attributable to the Gilpin was primarily comprised of reductions in labor, slot participation, gaming taxes, food and beverage cost of goods sold, and direct marketing costs.

  Nevada



  Pro Forma Results of operations for the six months ended June 30, 2002, compared to the six months ended June 30, 2001



   As previously discussed, our Nevada operations consist of the Gold Dust, located in Reno, Nevada. The Gold Dust was acquired by Black Hawk Gaming on January 5, 2001. The property has 106 hotel rooms, which we offer to players, thereby enhancing their visit to the Reno area. The net revenues of the Gold Dust increased by $.5 million for the current six-month period over the comparable period of 2001. In September of 2001 we completed the installation of our slot player tracking system and we have been actively enrolling members into our slot players club. We believe this effort is beginning to increase play from our customers and accounts for the increase in our net revenues during the current quarter. Our costs and expenses increased by approximately $.4 million for the current six-month period compared to the comparable period of last year. This increase is primarily due to an increase in employee benefits as well as some incremental costs related to general corporate overhead. As a result, our adjusted EBITDA at the Gold Dust for the first six months of both 2002 and 2001 is approximately $2.5 million.



  Louisiana



   The Louisiana truck plaza video gaming properties consist of six truck plaza gaming facilities located in Louisiana and a share in the gaming revenues of an additional truck plaza. The acquisition dates of each of the respective truck stops are discussed previously.



   Each truck plaza features a convenience store, fueling operations, a 24-hour restaurant and 50 video gaming devices (except for Lucky Magnolia Truck Stop and Casino and Raceland Truck Plaza and Casino, which have 40 and 44 video gaming devices respectively).



   The Louisiana truck plazas' revenues comprise (i) revenue from video poker gaming machines; (ii) sales of gasoline and diesel fuel; (iii) sales of groceries, trucker supplies and sundry items through their convenience stores;
(iv) sales of food and beverages in their restaurants and bars; and (v) miscellaneous commissions on ATMs, pay telephones and lottery sales.



   All video poker activity is reported instantaneously via a computer telephone line directly to the Louisiana State Police. The Louisiana truck plazas' revenues are heavily dependent on meeting the minimum gallons of fuel sales requirements necessary to operate video poker gaming machines in Louisiana. These requirements must be complied with on a quarterly basis. In the event of noncompliance, the Louisiana State Police must turn off a portion of the video poker machines. The Louisiana truck plazas believe that they will continue to meet the fuel sales requirements necessary to operate video poker gaming machines in Louisiana at current levels.



  Pro Forma Results of operations for the six months ended June 30, 2002, compared to the six months ended June 30, 2001



   Net revenues. The Louisiana truck plazas generated net revenues of $21.1 million for the six months ended June 30, 2002 compared to $19.6 million for the six months ended June 30, 2001. This increase is due to the commencement of gaming operations at Raceland, and increased gaming revenue at Houma, Cash's and Colonel's.



   Costs and Expenses. The Louisiana truck plazas' costs and expenses were $15.4 million for the six months ended June 30, 2002 compared to $15.5 million for the same period in 2001. The small reduction in expenses was due to general operational efficiencies.



   Earnings Before Interest, Taxes, Depreciation and Amortization. The Louisiana truck plazas adjusted EBITDA was $5.7 million for the six months ended June 30, 2002 compared to $4.1 million for the same period in 2001, resulting in an increase in EBITDA of $1.6 million. This increase is due to the increase in revenues and decrease in expenses discussed above.



  Virginia



   Colonial Holdings' revenues comprise (i) pari-mutuel commissions from wagering on races broadcast from out-of-state racetracks to Colonial Holdings' off-track wagering facilities and the track using import simulcasting; (ii) wagering at the track and Colonial Holdings' off-track wagering facilities on its live races; (iii) admission fees, program and racing form sales, and certain other ancillary activities; and (iv) net income from food and beverage sales and concessions.



   Colonial Holdings' revenues are heavily dependent on the operations of its off-track wagering facilities. Revenues from the off-track wagering facilities help support live racing at the track. The amount of revenue Colonial Holdings earns from each wager depends on where the race is run and where the wagering takes place. Revenues from import simulcasting of out-of-state races and from wagering at the track and at the off-track wagering facilities on races run at the track consist of the total amount wagered at Colonial Holdings' facilities, less the amount paid as winning wagers. The percentage of each dollar wagered on horse races that must be returned to the public as winning wagers (typically about 79%) is legislated by the state in which a race takes place. Revenues from export simulcasting consist of amounts payable to Colonial Holdings by the out-of-state racetracks and their simulcast facilities with respect to wagering on races run at the track.



  Pro Forma Results of Operations for the six months ended June 30, 2002, compared to the six months ended June 30, 2001



   Total Revenues. Colonial Holdings generated net revenues for the six months ended June 30, 2002 of $15.1 million compared to $15.0 million for the same period of 2001. The increase in total revenues of $.1 million, or 1%, is due primarily to the 2002 thoroughbred meet starting in June 2002 as compared to the meet starting in July 2001. The live meet in June 2002 drove an increase in revenue at the track of $.5 million, offset by a decrease in off-track wagering facility revenue of $.4 million.



   Costs and expenses. Colonial Holdings' direct operating costs and expenses were $13.1 million for the six months ended June 30, 2002 compared to $12.4 million for the same period of 2001. Costs and expenses increased $.7 million, or 6%, for the six months ended June 30, 2002 from the same period of 2001. The cost increases were primarily due to expenses associated with the 2002 thoroughbred meet.



   Earnings Before Interest, Taxes, Depreciation and Amortization. Colonial Holdings' adjusted EBITDA was $2.0 million for the six months ended June 30, 2002 compared to $2.5 million for the same period in 2001, resulting in a decrease in EBITDA of $.5 million. The decrease in EBITDA was due primarily to the increased costs associated with the 2002 thoroughbred meet.




Historical Results of BHG

   The following discussion presents an analysis of the historical financial results of Black Hawk Gaming because Jacobs Entertainment's equity in earnings of Black Hawk Gaming represents a significant component of net income for all years presented.

Black Hawk Gaming

  General

  Revenues

   The majority of Black Hawk Gaming's revenues are generated from its three land based casino properties. Two of these casinos are located in Black Hawk and our third casino is in Reno, Nevada. Black Hawk Gaming's consolidated casino revenues are generally defined as the "casino win," which is the amount of money wagered less the amount paid out in prizes. Black Hawk Gaming's consolidated net revenue is generally defined by casino win reduced by various promotional allowances and incentive programs that it offers to patrons, and includes revenues from food and beverage, hotel and other revenues. Black Hawk Gaming utilizes the food and beverage department of each of its properties to drive its revenues by offering a wide selection of high quality food choices at reasonable prices. Additionally, we have 50 hotel rooms at The Lodge Casino and 106 hotel rooms at our Reno property which we can offer to players, thereby enhancing their visit to the Black Hawk and Reno areas, respectively. Generally, our incentive programs reward players who play frequently by offering various prizes and rewards, which further enhance the revenues of our operations.

  Results of Operations

  Year Ended December 31, 2001 Compared To Year Ended December 31, 2000

   Net Revenues. Black Hawk Gaming generated net revenues of $98.5 million for the year ended December 31, 2001 compared to $78.9 million for the same period of 2000. The increase in net revenues of $19.6 million, or 25%, is the result of net revenues generated from the Gold Dust West Casino (acquired on January 4, 2001) of $18.5 million and an increase in net revenues generated at The Lodge Casino of $2.6 million, offset by a decrease in net revenues at the Gilpin Hotel Casino of $1.5 million.

   Black Hawk Gaming believes the increase in net revenues at The Lodge Casino is due to the overall growth in the Black Hawk market as well as a market shift towards larger gaming facilities within the City of Black Hawk. This shift adversely impacted the results of operations at the Gilpin Hotel Casino, which resulted in a decrease in its net revenues for the year ended December 31, 2001 over the same period of 2000.

   Costs and Expenses. Black Hawk Gaming's total costs and expenses (which include depreciation and amortization and privatization and other non-recurring costs) were $84.1 million for the year ended December 31, 2001 compared to $65.2 million for the same period of 2000. The overall increase of $18.9 million, or 29%, was the result of costs and expenses associated with the Gold Dust West of $15.8 million as well as increases in costs and expenses at The Lodge Casino of approximately $2.4 million and privatization and other non-recurring costs of $1.5 million. These costs and expenses were partially offset by a reduction in costs and expenses at the Gilpin Hotel Casino of $.8 million. The increase in costs and expenses at The Lodge is primarily attributable to an increase in our marketing, general and administrative costs of approximately $1.1 million, an increase in our labor costs of an additional $1.1 million (which generally comprises an increase in employee benefits of $.8 million and an overall increase in compensation to employees of $.3 million) and an increase in other costs and expenses of $.2 million. The primary reduction in costs and expenses of the Gilpin totaling $.8 million was generally the result of savings realized in a reduction of the overall workforce along with their related benefits of $.7 and a reduction in other general and administrative costs totaling $.1 million.

   Privatization Costs and Other Non-Recurring Costs. During the year ended December 31, 2001, Black Hawk Gaming incurred transaction fees and expenses and other non-recurring costs associated with the recent acquisition of approximately $1.5 million. These costs include fees paid to financial advisors hired to identify strategic alternatives and consult with Black Hawk Gaming regarding those alternatives as well as fees paid to legal counsel and the Special Committee of the Board of Directors of Black Hawk Gaming in its analysis of the buyout offer. Also included in privatization and other non-recurring costs is a total of $135,000 in fines assessed by the Colorado Division of Gaming pursuant to the issuance of a stipulation and agreement for each property alleging certain violations of Internal Control Minimum Procedures. Black Hawk Gaming has strengthened and enhanced certain of its procedures to address these specific violations and does not anticipate future violations surrounding these issues.

   Interest Expense. Black Hawk Gaming had interest expense totaling $5.1 million during the year ended December 31, 2001 compared to $3.1 million for the same period of 2000. The increase of $2.0 million, or 65%, is primarily the result of interest expense of $1.8 million on borrowings associated with the acquisition of the

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

Gold Dust West Casino and an increase in interest expense at The Lodge Casino of $.4 million due to increased borrowings at The Lodge in order to make additional distributions during the year to the partners of the LLC that own The Lodge. These increases were partially offset by a reduction in interest expense at the Gilpin Hotel Casino level of $.2 million, which is due to an overall reduction in borrowings of The Gilpin during the year. Our total interest expense amounts are net of interest income totaling $.2 million and $.3 million during the year ended December 31, 2001 and 2000, respectively.

   Depreciation and Amortization. Black Hawk Gaming had depreciation and amortization of $7.8 million for the year ended December 31, 2001 compared to $5.7 million for the same period of 2000. The overall increase of $2.1 million, or 37%, is primarily due to the depreciation and amortization incurred by the Gold Dust West Casino of $2.0 million. As further discussed under Recent Accounting Pronouncements, the implementation of Financial Accounting Standards No. 142 ("SFAS 142"), which became effective January 1, 2002, will result in the discontinuance of goodwill amortization. Accordingly, the Company will no longer recognize the amortization of goodwill as a recurring expense. The Company will, however, be required to periodically ascertain the appropriate carrying value of goodwill and determine whether or not an impairment cost should be recognized. Total amortization costs incurred for 2001 and 2000 totaled approximately $1.5 million and $.4 million, respectively.

   Minority Interest. Minority interest for the year ended December 31, 2001 totaled $2.0 million compared to $2.1 million for the same period of 2000. Minority interest represented the 25% share of The Lodge Casino's income (before eliminating inter-company transactions) which was owned by Diversified.

   Income Taxes. Black Hawk Gaming's effective income tax rate for the years ended December 31, 2001 and 2000 was 42% and 35% respectively, which resulted in income tax expense of $3.1 million and $3.0 million, respectively. The unique tax characteristics of the individual components of Black Hawk Gaming's income before income taxes determine its overall effective tax rate. Due to the significant costs incurred in association with the acquisition of Gold Dust West Casino and the non-deductible nature of a substantial portion of those costs, Black Hawk Gaming's effective income tax rate for the year ended December 31, 2001 increased to 42% as compared to 35% for the comparable period of the prior year. As a result of the offering and completion of the acquisitions described herein, Black Hawk Gaming will be a qualified Subchapter "S" subsidiary and Jacobs Entertainment will elect to have the tax liability of Black Hawk Gaming pass through to its individual shareholders. As a result, Black Hawk Gaming will no longer recognize income tax expense.

   Net Income. As a result of the factors discussed above, Black Hawk Gaming reported net income of $4.2 million for the year ended December 31, 2001 compared to $5.5 million for the same period of 2000, resulting in a decrease in net income of $1.3 million, or 24%.

  Fiscal Year Ended December 31, 2000 Compared To Fiscal Year Ended December 31, 1999

   The following discussion relating to changes in net revenues and costs and expenses for the fiscal year ended December 31, 2000 compared to December 31, 1999, and reflects the reclassifications contemplated by EITF00-22 as further discussed in "Selected Consolidated Historical Financial and Operating Data--Black Hawk Gaming."

   Net Revenues. Black Hawk Gaming generated net revenues of $78.8 million during the year ended December 31, 2000 compared to $79.6 million for the same period of 1999. The slight decrease in net revenues of $0.8 million is the result of an increase in net revenues at The Lodge Casino of $1.9 million offset by decreases in net revenues at the Gilpin Hotel Casino of $2.7 million.

   Black Hawk Gaming attributes the increased gaming revenues at The Lodge Casino to the propensity of casino patrons to visit larger casinos with a greater variety of amenities like The Lodge Casino. Black Hawk Gaming attributes the decline in gaming revenue at the Gilpin Hotel Casino to the significant development of larger gaming facilities similar to The Lodge Casino.

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

   Costs and Expenses. Black Hawk Gaming's total costs and expenses were $65.2 million for the year ended December 31, 2000 compared to $65.1 million for the same period of 1999. The overall increase of $0.1 million, or 1%, was the result of increases in labor costs of $0.9 million, slot participation expense of $0.8 million, marketing related costs (excluding busing) of $1.3 million, and repairs and maintenance of $0.2 million. Increased costs and expenses were offset by reductions in gaming taxes of $0.5 million, bus program costs of $1.8 million, food and beverage cost of sales of $0.2 million, net returned check expense after collections of $69,000, corporate overhead expenses of $0.2 million, and other net expenses of $0.3 million.

   Interest Expense. Black Hawk Gaming had net interest expense totaling $3.1 million for the year ended December 31, 2000 compared to $4.3 million for the same period of 1999. The decrease of $1.2 million, or 28%, is primarily the result of paying down its debt by approximately $9.8 million at various times during the year.

   Depreciation and Amortization. Black Hawk Gaming had depreciation and amortization of $5.7 million for the year ended December 31, 2000 compared to $5.4 million for the same period of 1999. The increase of $0.3 million, or 6%, is generally due to the net increase in Black Hawk Gaming's depreciable assets. Depreciation and amortization primarily relates to buildings, equipment, and intangible assets.

   Minority Interest. Minority interest for the year ended December 31, 2000 totaled $2.0 million compared to $1.8 million for the same period of 1999. Minority interest represents the 25% share of The Lodge Casino's income (before eliminating inter-company transactions) that is owned by affiliated entities acquired in the recent acquisitions.

   Income Taxes. Black Hawk Gaming's effective income tax rate for the year ended December 31, 2000 resulted in income tax expense of $3.0 million compared to $2.9 million for the same period of 1999. The unique tax characteristics of the individual components of Black Hawk Gaming's income before income taxes determine its overall effective tax rate.

   Net Income. As a result of the factors discussed above, Black Hawk Gaming reported net income of $5.5 million for the year ended December 31, 2000 compared to $5.4 million for the same period of 1999.

  Fiscal Year Ended December 31, 1999 Compared To Fiscal Year Ended December 31, 1998

   The following discussion relating to changes in net revenues and costs and expenses for the fiscal year ended December 31, 1999 compared to December 31, 1998, reflects the reclassifications contemplated by EITF 00-22 as further discussed in "Selected Consolidated Historical Financial and Operating Data--Black Hawk Gaming."

   Net Revenues. Black Hawk Gaming generated net revenues of $79.6 million during the year ended December 31, 1999 compared to $43.1 million for the same period of 1998. The increase in net revenues of $36.5 million, or 85%, is primarily the result of the acquisition of the other half of the Gilpin Hotel Casino as well as the opening of The Lodge Casino.

   Costs and Expenses. Black Hawk Gaming's total costs and expenses were $65.1 million for the year ended December 31, 1999 compared to $36.0 million for the same period of 1998. The overall increase of $29.1 million, or 81%, is primarily a result of an increase in salaries, wages, gaming taxes and marketing costs due to the opening of The Lodge Casino and the acquisition of the other half of the Gilpin Hotel Casino. During 1999 Black Hawk Gaming's total payroll, including benefits, was $14.4 million at The Lodge Casino, $6.8 million at the Gilpin Hotel Casino and $1.1 million at the corporate level. Black Hawk Gaming paid gaming taxes totaling $13.9, including $9.9 million at The Lodge Casino and $4.0 at the Gilpin Hotel Casino. Black Hawk Gaming incurred marketing costs of $12.9 million, including $8.3 million at The Lodge Casino and $4.6 million at the Gilpin Hotel Casino.

   Interest Expense. Black Hawk Gaming had net interest expense totaling $4.3 million for the year ended December 31, 1999 compared to $2.6 million for the same period of 1998. The increase of $1.7 million, or 65%,

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

is the result of the debt incurred in order to develop and construct The Lodge Casino, as well as to acquire the other half of the Gilpin Hotel Casino.

   Depreciation and Amortization. Black Hawk Gaming had depreciation and amortization of $5.4 million for the year ended December 31, 1999 compared to $2.6 million for the same period of 1998. The increase of $2.8 million, or 108%, is primarily the result of the acquisition of the other half of the Gilpin Hotel Casino as well as the opening of The Lodge Casino.

   Minority Interest. Minority interest for the year ended December 31, 1999 totaled $1.8 million compared to $0.5 million for the same period of 1998. Minority interest represents the 25% share of The Lodge Casino's income (before eliminating intercompany transactions) that was owned by affiliated entities acquired in the recent acquisitions.

   Income Taxes. Black Hawk Gaming's effective income tax rate for the year ended December 31, 1999 resulted in income tax expense of $2.9 million compared to $1.9 million for the same period of 1998. The unique tax characteristics of the individual components of Black Hawk Gaming's income before income taxes determine its overall effective tax rate.

   Net Income. As a result of the factors discussed above, Black Hawk Gaming reported net income of $5.4 million for the year ended December 31, 1999 compared to $3.2 million for the same period of 1998, resulting in an increase in net income of $2.2 million, or 69%. The increase in net income is almost entirely from the acquisition of the other half of the Gilpin Hotel Casino as well as the opening of The Lodge Casino.

  Liquidity and Capital Resources

   The net cash provided by operating activities was $13.7 million during the year ended December 31, 2001 compared to net cash provided by operating activities of $12.9 million for the same period of 2000.

   Net cash used in investing activities for the year ended December 31, 2001 was $30.9 million. The uses of funds included payments for equipment purchases and additions to Black Hawk Gaming's casinos of $5.0 million and payments to acquire the Gold Dust West Casino of $26.0 million. These uses of funds were partially offset by the proceeds from the sale of equipment of $.1 million. Net cash used in investing activities for the year ended December 31, 2000 was $3.5 million. The primary uses of funds included payments for equipment purchases and additions to Black Hawk Gaming's casinos totaling $2.4 million and payments related to the acquisition of the Gold Dust West Casino of $.5 million. These uses of funds were partially offset by the proceeds from the sale of equipment totaling $.1 million.

   The net cash provided by financing activities during the year ended December 31, 2001 totaled $24.3 million. These sources of funds included proceeds from Black Hawk Gaming's revolving credit facility of $36.5 million. These sources were reduced by payments on special assessment bonds of $.4 million, payments on long-term debt of $.4 million, payments to amend the reducing revolving credit facility of $.6 million, payments on the reducing and revolving credit facility of $7.6 million, and distributions to the 25% minority interest owners of The Lodge Casino of $3.4 million representing the portion of earnings of The Lodge Casino which were applicable to the minority interest owners. The net cash used in financing activities during the year ended December 31, 2000 totaled $11.2 million. These uses of funds included payments on special assessment bonds totaling $.3 million, payments on long-term debt of $.4 million, payments on the reducing and revolving credit facility of $9.1 million, and distributions to the 25% minority interest owner of The Lodge Casino of $1.4 million representing the portion of earnings of The Lodge Casino which was applicable to the minority interest owners. These uses of funds were partially offset by other financing activities of $.1 million.

   As of December 31, 2001, Black Hawk Gaming had working capital of approximately $7.7 million compared to negative working capital of approximately $99,000 at December 31, 2000. The increase in working capital is primarily attributable to the increase in cash and cash equivalents from $8.5 million at December 31, 2000 to $15.7 million at December 31, 2001. This increase in cash is due to management's decision to conserve funds and limit debt pay-downs due to the pending merger on February 22, 2002.

   Through December 31, 2001 Black Hawk Gaming had incurred approximately $1.5 million in costs relating to the recent acquisitions consisting principally of investment banking, legal, accounting and other fees.

Market Risk Disclosures

   On February 22, 2002, Jacobs Entertainment acquired Black Hawk Gaming. As a result, Black Hawk Gaming's variable rate debt and interest rate swap were paid off. Black Hawk Gaming has no other instruments for which market risk disclosures are applicable.

Significant Estimates and Critical Accounting Policies

   The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We periodically evaluate our policies, and the estimates and assumptions related to these policies. We operate in a highly regulated industry. For both our Black Hawk, Colorado and Reno, Nevada operations, we are subject to regulations that describe and regulate operating and internal control procedures. The majority of our casino revenue is in the form of cash, personal checks or gaming chips and tokens, which by their nature do not require complex estimations. We estimate certain liabilities with payment periods that extend for longer than several months. Such estimates include our slot club liabilities, outstanding gaming chip and token liability, self insured medical and workers' compensation liabilities, and litigation costs. We believe that these estimates are reasonable based on our past experience with the business and based upon our assumptions related to possible outcomes in the future. Future actual results will likely differ from these estimates.

   We have determined that the following accounting policies and related estimates are critical to the preparation of our consolidated financial statements.

  Long-lived Assets

   We have a significant investments in long-lived property and equipment. We estimate that the undiscounted future cash flows expected to result from the use of these assets exceeds the current carrying value of these assets. Any adverse change to the estimate of these undiscounted cash flows could necessitate an impairment charge that would adversely affect operating results. We estimate the useful lives for our assets based on historical experience, estimates of assets' commercial lives, and the likelihood of technological obsolescence. Should the actual useful life of a class of assets be shorter than the estimated useful life, we would record an impairment charge. We review useful lives and obsolescence and assess the commercial viability of these assets periodically.

  Deferred Tax Assets

   Black Hawk Gaming utilized estimates related to cash flow projections related to the application of SFAS 109 for the realization of deferred tax assets. Black Hawk Gaming's estimates were based on recent operating results and budgets for future operating results. However, as previously discussed, Jacobs Entertainment acquired Black Hawk Gaming on February 22, 2002. Jacobs Entertainment is a subchapter "S" corporation and the owners of Jacobs Entertainment will pay income taxes on its taxable income. Accordingly, estimates regarding the realization of deferred tax assets are no longer applicable.

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

Recent Accounting Pronouncements

   In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations," which became effective July 1, 2001. SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. We do not believe that the adoption of SFAS 141 will have a significant impact on the financial statements of any of the entities acquired.

   In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which became effective January 1, 2002. SFAS 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS 142 also requires us to complete a transitional goodwill impairment test six months from the date of adoption and further requires us to evaluate the carrying value of goodwill for impairment annually thereafter. We adopted SFAS 142 on January 1, 2002, have completed our transitional impairment test and have determined that no impairment of our goodwill balances exist. In addition, we have reassessed the useful lives of our identifiable intangible assets without any change to the previously established amortization periods of such assets.

   In August 2001, the FASB issued SFAS No. 143, "Accounting For Asset Retirement Obligations." This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees. This standard requires entities to record the fair value of a liability for an asset retirement obligation in the period incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. We were required to adopt the provisions of SFAS No. 143 at the beginning of 2002. We do not believe the adoption of this statement will have an impact on the financial position or results of operations of any of the entities acquired.

   In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." This statement also amends ARB No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. This statement requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. This statement also broadens the presentation of discontinued operations to include more disposal transactions. We were required to adopt the provisions of this statement at the beginning of 2002. We do not believe that the adoption of this statement will have an impact on the financial position or results of operations of any of the entities acquired.

Market Risk

   Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates, and commodity prices. On February 8, 2002 we issued $125.0 million in 11 7/8% senior secured notes due in 2009. The proceeds of these notes were used to finance our recent acquisitions and for working capital purposes. All debt currently bears interest at a fixed rate.

   We currently do not invest in derivative financial instruments, interest rate swaps or other similar investments to alter interest rate exposure.

                                   BUSINESS

Introduction

   We are a geographically diversified gaming and pari-mutuel wagering company with properties in Colorado, Nevada, Louisiana and Virginia. We own and operate three land-based casinos, six truck plazas featuring video gaming facilities and a horse racing track with three off-track wagering facilities. In addition, we are party to an agreement that entitles us to a portion of the gaming revenue from an additional truck plaza video gaming facility and lease and operate a fourth off-track wagering facility. We acquired all of these properties and interests on February 22, 2002. We changed our name from Gameco, Inc. to Jacobs Entertainment, Inc. on June 7, 2002.


   All of our gaming facilities target local customers and emphasize revenues from slot machine play or video gaming, or both. For the year ended December 31, 2001, after giving effect to the acquisitions referred to above and our issuance of the Old Notes and use of the proceeds thereof as described under "Use of Proceeds," our pro forma net revenues and pro forma EBITDA were approximately $165 million and $34 million, respectively. For the six months ended June 30, 2002, our pro forma net revenues and pro forma EBITDA were approximately $83 million and $18 million, respectively.



   The following table sets forth certain information and property level EBITDA of our properties. EBITDA is a non-GAAP measure of financial performance and should be evaluated in conjunction with similar GAAP measures of financial performance.



                                                                                               Year Ended
                                                          As of June 30, 2002              December 31, 2001
                                                       -------------------------- -----------------------------------
                                                                                  Percentage
                                                       Approximate                of Gaming   Property
                                                         Gaming                    Revenue   Level Net  Property Level
                                                         Square     Gaming  Table    from    Income (in   EBITDA (1)
Property                   Location    Facility Type     Footage   Machines Games  Machines  thousands) (in thousands)
--------                 -----------  ---------------- ----------- -------- ----- ---------- ---------- --------------
The Lodge Casino........ Black Hawk,  Land-based         25,000       870     23      91%       9,199       18,095
                         Colorado      casino
Gilpin Hotel Casino..... Black Hawk,  Land-based         16,000       460      0      99        2,060        4,732
                         Colorado      casino
Gold Dust West Casino... Reno, Nevada Land-based         17,500       500      0     100         (457)       4,771
                                       casino
Louisiana Truck Plazas.. Louisiana    Video gaming       13,000       334      0     100        2,846        7,954
                          (various
                          locations)
Colonial Downs Racetrack              Horse racing and
 and off-track wagering               pari-mutuel
 facilities............. Virginia      wagering
                          (various
                          locations)                        N/A       N/A    N/A     N/A          149        4,223
Corporate Overhead
 Expense................                                                                       (9,438)      (5,517)
                                                         ------     -----    ---              -------      -------
   Total................                                 71,500     2,170     23              $ 4,359      $34,258
                                                         ======     =====    ===              =======      =======

--------

(1) Property Level EBITDA for the Louisiana Truck Plazas is presented on a pro forma basis.


   The following table sets forth the components of Property Level EBITDA for the year ended December 31, 2001, for each of the properties:

                                                                                                     Colonial Downs
                                                  The Lodge Gilpin Hotel  Gold Dust   Louisiana           and
                                                   Casino      Casino    West Casino Truck Plazas Off-Track Facilities
                                                  --------- ------------ ----------- ------------ --------------------
Net income (loss) for the year ended December 31,
 2001............................................  $ 8,119     $2,453      $  900       $3,466           $ (265)
Depreciation and amortization....................    3,960      1,792       2,020        1,804            1,733
Interest.........................................    2,933        487       1,851        2,075            2,755
Management fees..................................    3,083                                 609
Transaction fees and expenses....................                                                           624
                                                   -------     ------      ------       ------           ------
Property level EBITDA for the year ended December
 31, 2001........................................  $18,095     $4,732      $4,771       $7,954           $4,223
                                                   =======     ======      ======       ======           ======

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

Business Strategy and Competitive Strengths

   Our business strategy is to create a broad, geographically diversified base of gaming and pari-mutuel wagering properties that provide our customers with high quality experiences that build significant customer loyalty. We focus on attracting and fostering repeat business from local gaming patrons at our casino, truck plaza video gaming and pari-mutuel wagering facilities. Our local patrons are typically experienced gaming customers who seek convenient locations, high payouts, and a pleasant atmosphere.

   We believe that there are opportunities for growth and operational efficiencies in the markets in which we operate. Black Hawk, Colorado continues to be one of the fastest growing gaming markets in the country, having experienced a 20.7% compound annual growth in gaming revenue from 1998 through 2001. We believe that our two Black Hawk properties will continue to benefit from this growth, and plan to expand our Gilpin Hotel Casino property in Black Hawk to further capitalize on this opportunity. We believe that certain of our Louisiana truck plaza video gaming properties have not reached their full potential as they have only recently commenced gaming operations. In addition, we may acquire or develop additional gaming properties catering to local gaming patrons in the future, further expanding our geographic diversity.

   Our strategy for our casino and video gaming operations is to continue to provide our customers with a user-friendly gaming environment featuring convenient locations, ample parking, good food at affordable prices and promotional incentives that reward frequent play. Our business strategy for our horse racing operations is to be a competitive participant in the industry by capitalizing on our unique dirt and turf track facilities for live racing, hosting marquee racing events, and expanding our off-track wagering facility network under appropriate circumstances.

   Broad Geographic and Asset Diversification. We own and operate three land-based casinos, six truck plaza video gaming facilities and a horse racing track with three off-track wagering facilities, in four states. In addition, we are party to an agreement that entitles us to a portion of the gaming revenue from an additional truck plaza video gaming facility, and lease and operate an additional off-track wagering facility. We believe that because of our geographic and asset diversification, we are less dependent on results at a specific property or in a specific market to generate our cash flow. In addition, this diversity helps mitigate our susceptibility to regional economic downturns or weather conditions.

   Strong Emphasis on Slot and Video Gaming Revenues. All of our gaming properties emphasize slot machine or video gaming play, or both. We believe slot machine play to be the fastest growing, most consistently profitable and lowest risk segment of the gaming entertainment business. We offer a wide variety of games to attract customers and encourage them to play for longer periods of time, thereby promoting the stability of our gaming revenue. We intend to maximize slot and video gaming revenue by continuing to invest in appropriate markets in state-of-the art equipment and systems and replacing older models with the most current product offerings.

   Significant Barriers to Entry. There are significant regulatory and other barriers to entry in each of the markets in which we operate. In Black Hawk, Colorado these barriers include the limited availability of space in the approved gaming district, which is defined in the state constitution, and the high cost of acquiring land and constructing new gaming facilities. There are stringent licensing requirements and substantial licensing and compliance expenses attendant to commencing and conducting gaming operations in Nevada. In Louisiana, the barriers to entry include restrictions that require truck plaza video gaming facilities to meet specified minimum levels of diesel and total fuel sales, have a specified minimum site acreage and conduct 24-hour restaurant operations. These restrictions also prohibit the operation of more than 50 video gaming machines at any location, and require truck plaza video gaming facilities to be located in parishes that approved video gaming during a one time state-wide referendum in 1996. In Virginia, in all but the county in which we operate and one additional county, the operator of any competing horse racing track would need to secure passage of a referendum in the locale in which the track is to be operated. In addition, licenses are available for only two additional off-track wagering facilities, and opening any off-track wagering facility in any locale other than those in which we operate would similarly require the passage of a referendum.

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

   Strong, Experienced Management Team. Our senior management team is an experienced group of industry veterans. Jeffrey P. Jacobs, our Chairman and Chief Executive Officer, has been Black Hawk Gaming's Chief Executive Officer since November 1996 and the Chief Executive Officer of Colonial Holdings since March 1997. Stephen R. Roark, our Chief Financial Officer and President of Casino Operations, has been Black Hawk Gaming's President since September 1995 and its Chief Financial Officer since 1993. Ian M. Stewart, our President of Pari-Mutuel Wagering and Video Poker Operations, has been President of Colonial Holdings since November 1998 and its Chief Financial Officer since June 1997. The three general managers of our casinos, who have a combined total of approximately 45 years of casino management experience, report directly to Mr. Roark. Reid Smith and J. Richard Gottardi oversee the day-to-day operations of our truck plaza video gaming operations, have over 20 years of combined experience in the gaming industry and report directly to Mr. Stewart. We believe the expertise and experience of our management team will enable us to enhance the operation of our existing properties and any properties we may acquire in the future.

Our Properties

  The Lodge Casino--Black Hawk, Colorado

   The Lodge Casino in Black Hawk, Colorado, which commenced operations in June 1998, is one of 21 land-based casinos located in the gaming district of Black Hawk. The Lodge services the greater Denver metropolitan area population of approximately 2.2 million located 40 miles east of Black Hawk, as well as customers from nearby communities such as Boulder and Fort Collins, Colorado and Cheyenne, Wyoming. We believe that The Lodge's customers are primarily day trip patrons, approximately 70% of whom reside in the greater Denver metropolitan area. As of June 30, 2002, the Black Hawk market had approximately 11,300 gaming devices generating approximately $565 million in revenues for the 12 months then ended. We are one of the largest gaming facilities in the market and strive to offer a larger average number of gaming devices, a wider variety of amenities and more convenient free parking for patrons.

   The Lodge is located on a 2.5 acre site that abuts State Highway 119, with approximately 25,000 square feet of gaming space on two floors containing 900 slot machines and 25 table games, 50 hotel rooms, three restaurants, four bars and onsite parking for 600 vehicles. Our property includes a buffet and The White Buffalo Grille, an upscale dining facility. Black Hawk has no significant lodging facilities other than our facility and the Isle of Capri, which completed construction of a 237-room hotel at its Black Hawk casino in mid-2000.

   We utilize computerized slot data tracking systems that allow us to track individual play and payouts and develop mailing lists for special events, contest play and promotions. The Lodge participates in busing programs with unaffiliated transportation companies who transport patrons to Black Hawk/Central City from the market areas described above. Black Hawk Gaming has obtained an exemption as a common carrier from the Colorado Public Utilities Commission and may elect to operate its own busing program in the future.

  The Gilpin Hotel Casino--Black Hawk, Colorado

   The Gilpin Hotel Casino, which commenced operations in October 1992, is a 37,000 square foot facility located on a one acre site in the central Black Hawk gaming district. We expanded our facility through the acquisition of an adjacent casino in early 1994. We were one of the first casinos opened in Colorado following the legalization of casino gaming in 1991. We offer 460 slot machines and four table games, two restaurants and four bars. We also offer slot club, busing and other promotional programs, and have available to our customers 200 surface parking spots in the heart of historic Black Hawk.

   We plan to remodel and expand the Gilpin Hotel Casino beginning in the third quarter of 2002 to place all gaming operations on a single floor and to upgrade and renovate the overall structure. These improvements are budgeted to cost approximately $6.0 million. While we expect construction and other disruptions during the renovation period will temporarily adversely affect our business, we believe completion of these renovations will enable us to continue to compete effectively in the Black Hawk market and ultimately to improve our operating results.

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  The Gold Dust West Casino--Reno, Nevada

   The Gold Dust West Casino, located on 4.6 acres in Reno's central downtown gaming district, has been operating since 1978. The casino caters to residents of Reno and surrounding areas and has about 17,500 square feet of gaming space, currently accommodating 500 slot machines. We offer the Wildwood Restaurant, a 6,600 square foot dining facility, 106 motel rooms, and surface parking for 275 vehicles. We implemented a slot player tracking system in September 2001, which is facilitating improvement of the casino's operating results. The Reno/Sparks, Nevada market area generated approximately $1.0 billion of gaming revenues during the year ended December 31, 2000, up 6.0% from $986.5 million of gaming revenues in 1999. There were approximately 34 casinos in the Reno/Sparks market area at December 31, 2001.

  Louisiana Gaming Properties


   Our truck plaza properties consist of six truck plaza video gaming facilities located in Louisiana and a share in the gaming revenues from an additional Louisiana truck plaza gaming facility. Our properties include the Houma Truck Plaza and Casino in Houma; Winner's Choice Casino in Sulphur; Lucky Magnolia Truck Stop and Casino in St. Helena Parish; Bayou Vista Truck Plaza and Casino in Bayou Vista; Colonel's Truck Plaza and Casino in Thibodaux; and Raceland Truck Plaza and Casino in Raceland. We are also party to an agreement that entitles us to a portion of the gaming revenues from Cash's Truck Plaza and Casino in Lobdell. Our agreement with Cash's Casino, Inc. gives us the right to place video gaming devices in Cash's Truck Plaza and Casino for 50 years with an automatic renewal for 10 year periods until written notice is given by either party not less than 120 days prior to the end of a term. Cash's Casino, Inc. is entitled to 60% of the gaming revenue produced by those video gaming devices and we receive 40% of the revenue less expenses relating to the video gaming devices. Each truck plaza features a convenience store, fueling operations, a 24-hour restaurant, and 50 video poker devices (except for Lucky Magnolia Truck Stop and Casino and Raceland Truck Plaza and Casino, which have 40 and 44 devices respectively).


   The Louisiana video gaming industry consists of video gaming in 31 of Louisiana's 64 parishes. The industry is highly regulated and video gaming machines can only be placed in qualifying bars, restaurants, hotels, off-track wagering facilities and truck plazas. In order to qualify for video gaming, a truck plaza must offer diesel fuel, gasoline, a convenience store, a restaurant and a trucker's lounge. Our video gaming machines are located in a separate gaming room that is designed to provide a pleasant casino-like atmosphere. As of December 31, 2001, Louisiana had 112 licensed truck plazas.

   The Louisiana truck plaza video gaming market caters primarily to local residents, whom we believe contribute to the vast majority of truck plaza gaming revenue. We believe that most of our video gaming customers live within a five-mile radius of our properties.

  Colonial Downs--New Kent, Virginia

   Colonial Downs, which opened in 1997, is a racetrack in New Kent, Virginia, which primarily conducts pari-mutuel wagering on thoroughbred and harness racing. The track facility was designed to provide patrons with a pleasant atmosphere to enjoy quality horse racing. The outside grandstand area, located on the first floor of the track facility, has an occupancy capacity of approximately 4,000 patrons. Also located on the first floor of the track facility are two simulcast television amphitheaters, two covered patio-seating areas, four bars, a large concession food court, gift shop, and wagering locations with approximately 72 tellers. The Jockey Club, which is in the main grandstand area located on the third floor of the track facility, includes a full-service dining area with a seating capacity of 548 patrons, two separate lounge areas, and additional wagering locations with 24 tellers. The Turf Club is a private club and contains 10 luxury suites with skybox seating located on the fourth floor of the track facility and has a wagering location with four tellers.

   The one and one-quarter mile dirt track is one of the largest tracks in the United States and its 180-foot wide turf track is the largest turf track in North America. These unique configurations have attracted and are expected to continue to attract quality horses to the track. Colonial Downs has conducted more than 80% of its thoroughbred races over the turf course for the last two years, thereby establishing the track as a major turf racing center in the Mid-Atlantic region. Colonial Downs is developing the Virginia Derby, a turf race for three-year old thoroughbreds, into the marquee event of the thoroughbred meet.

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  Off-track Wagering Facilities, Virginia

   In addition to our racetrack facility, we own and operate three off-track wagering facilities and lease and operate a fourth facility in Virginia. These facilities provide simulcast pari-mutuel wagering on thoroughbred and harness racing from our racetrack and selected other racetracks throughout the United States. Our off-track wagering facilities are located in Richmond, Chesapeake, Hampton, and Brunswick. These facilities employ state of the art audio/video technology for receiving quality import simulcast thoroughbred and harness racing from nationally known racetracks.

   The facilities are structured to accommodate the needs of various patrons, from the seasoned handicapper to the novice wagerer, and provide patrons with a comfortable, upscale environment including a full bar and a range of restaurant services. In addition, self-serve automated wagering equipment is available to patrons in order to make wagering more user-friendly to the novice and more efficient for the expert. This equipment, with touch-screen interactive terminals and personalized portable wagering terminals, provides patrons with current odds information and enables them to place wagers and credit winning tickets to their accounts without waiting in line. Under current law, before we can open the two remaining off-track wagering facilities permitted by our license in new municipalities, we are required to win approval through a local referendum process in the municipalities in which the facilities will be located.

Competition

  General

   We face intense competition in each of the markets in which we operate. Our existing gaming facilities compete directly with other gaming properties and activities in Colorado, Nevada, Louisiana and Virginia. We expect this competition to increase as new gaming operators enter our markets, existing competitors expand their operations, gaming activities expand in existing jurisdictions and gaming is legalized in new jurisdictions. Several of our competitors have significantly better name recognition and more marketing and financial resources than we do. We cannot predict with any certainty the effects of existing and future competition on our operating results.

   We also compete with other forms of gaming and entertainment such as online computer gaming, bingo, pull-tab games, card parlors, sports books, pari-mutuel or telephonic betting on horse racing and dog racing, state-sponsored lotteries, video lottery terminals, and video poker terminals. In the future, we may compete with gaming at other venues.

   We also compete with gaming operators in other gaming jurisdictions such as Las Vegas, Nevada and Atlantic City, New Jersey. Our competition includes casinos located on Native American reservations throughout the United States, which have the advantage of being exempt from certain state and federal taxes. Some Native American tribes are either establishing or are considering the establishment of gaming at additional locations. Expansion of existing gaming jurisdictions and the development of new gaming jurisdictions and casinos on Native American-owned lands would increase competition for our existing and future operations. In addition, increased competition could limit new opportunities for us or result in the saturation of certain gaming markets.

   Casino Properties. We believe the primary competitive factors in the Black Hawk, Colorado market are location, availability and convenience of parking; number and types of slot machines and gaming tables; and types and pricing of amenities, including food; name recognition; and overall atmosphere. We believe our Colorado casinos generally compete favorably based on these factors.


   Our Colorado casinos are on opposite sides of Main Street in Black Hawk. Because of their proximity, our Black Hawk casinos compete for some of the same customers. Further, there were 21 other casinos operating in Black Hawk on June 30, 2002. There were approximately 9,700 gaming devices (slot machines, blackjack and poker tables) in Black Hawk as of June 30, 2002.


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   Central City is located adjacent to Black Hawk and provides the most direct competition to the gaming establishments in Black Hawk. There were five casinos operating in Central City with approximately 1,610 gaming devices as of June 30, 2002. Black Hawk has historically enjoyed a competitive advantage over Central City in large part because access by State Highway 119 (currently the only major access to Black Hawk from the Denver metropolitan area and Interstate 70) requires customers to drive by and, in part, through Black Hawk to reach Central City. Central City has acquired portions of a right-of-way and is taking steps toward formation of an entity to construct a road from I-70, commonly referred to as the Southern Access, and it is likely that Central City will continue pursuing financing for this route. If the Southern Access is constructed as proposed, it would be possible for certain traffic that currently passes through Black Hawk to proceed directly to Central City from Interstate 70. Even if the new route were constructed, motorists driving from the Denver metropolitan area would still have the option of choosing to go either to Black Hawk or Central City without having to drive through the other town.


   Large, well-financed companies may enter the Black Hawk and other Colorado markets through the purchase or expansion of existing facilities, which could have a material adverse effect on our results of operations and financial position. The Black Hawk Casino by Hyatt opened in December 2001. It presently has no hotel rooms but may construct them at some point in the future. The Black Hawk Casino by Hyatt is directly across the street from The Lodge Casino. The facility opened with approximately 1,320 slot machines and 24 table games on a single, ground level floor, and will have a parking garage accommodating 800 vehicles. No other casinos are currently under construction in Black Hawk or Central City.

   The casinos in Cripple Creek, located a driving distance of 110 miles to the south of the Black Hawk and Central City markets, and two Native American casinos located in the southwestern corner of the state, constitute the only other casino gaming venues in the state of Colorado. We believe that Cripple Creek, located 45 miles west of Colorado Springs, provides only limited competition to the Black Hawk market.

   In addition to competing with other gaming facilities in Colorado as described above, Black Hawk Gaming competes to a lesser degree, for both customers and potential future gaming sites, with gaming companies nationwide, including casinos in Nevada and several other states, and casinos on Native American lands in several states, many of which have substantially greater financial resources and experience in the gaming business. The expansion of legalized casino gaming to new jurisdictions throughout the United States may also affect competitive conditions.

   The Gold Dust West Casino encounters strong competition from large hotel and casino facilities and smaller casinos similar in size to the Gold Dust West Casino in the Reno area, which includes Sparks, Nevada. There is also competition from gaming establishments in other towns and cities in Nevada and, to a lesser extent, other jurisdictions in the United States where gaming has been legalized (including Native American gaming establishments). There are approximately 34 licensed casinos in the Reno/Sparks area. In Reno, we compete with these other properties principally on the basis of location and parking while also directly appealing to the "locals" market. Additional competition may come from the expansion or construction of other hotel and casino properties or the upgrading of other existing facilities in the Reno area.

   In addition, we believe that the introduction of casino gaming, or the expansion of presently conducted gaming activities (particularly at Native American establishments) in areas in or close to Nevada, such as California, Oregon, Washington, Arizona and western Canada, could adversely affect operations at our Reno property.

   The ability to maintain our competitive position in Reno will require the expenditure of sufficient funds for such items as updating slot machines to reflect changing technology, periodic refurbishing of rooms and public service areas, and replacing obsolete equipment on an ongoing basis.

   Truck Plaza Operations. Our Louisiana truck plaza operations face competition from land-based and riverboat casinos throughout Louisiana and on the Mississippi Gulf Coast, casinos on Native American lands and

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other non-casino gaming opportunities within Louisiana. The Louisiana Riverboat
Economic Development and Gaming Control Act limits the number of gaming casinos in Louisiana to 15 riverboat casinos statewide and one land-based casino in New Orleans. Fourteen of the 15 available riverboat licenses are issued and the fifteenth is approved for issuance in Lake Charles. The newly licensed riverboat casino will compete with Winner's Choice Casino.

   Our video gaming operations also face competition from other truck plaza video gaming facilities located in surrounding areas, as well as competition from Louisiana horse racing facilities, some of which have been authorized to operate video gaming machines, and restaurants and bars with video gaming machines. As of December 31, 2001, there were 112 truck plazas in Louisiana licensed to operate video gaming devices.

   Horse Racing and Pari-mutuel Wagering Operations. We compete with racetracks located outside Virginia (including several in Delaware, Maryland, New Jersey, New York, Pennsylvania, and West Virginia, some of which augment their purses with slot machine revenues) and other forms of gaming, such as land-based casinos, including those in Atlantic City, and statewide lotteries in Virginia and neighboring states. The possible legalization of other forms of gaming in Virginia, such as Native American or riverboat casinos, could have an adverse effect on our performance. Although bills for the creation of riverboat casinos have failed in the Virginia legislature, proponents of riverboat gaming in Virginia may continue to seek legislative approval. Additionally, certain Native American tribes are considering seeking federal recognition.

   We have competed and will compete for wagering dollars and simulcast fees with live racing and races simulcast from racetracks in other states, particularly racetracks in neighboring states such as Charles Town in West Virginia, Pimlico Race Course, Laurel Park, and Rosecroft Raceway in Maryland, and Delaware Park in Delaware. We believe that our existing management agreement with The Maryland Jockey Club will continue to promote coordination of thoroughbred events between Maryland and Virginia. However, if the Virginia or Maryland Racing Commissions do not approve either party's proposed racing days, or if the Virginia-Maryland thoroughbred racing circuit is otherwise unsuccessful, our track may compete directly with Pimlico Race Course and Laurel Park in Maryland.

   We anticipate that we will experience adverse effects from the continued legalization of video lottery terminals and slot machines in neighboring states such as Delaware and West Virginia. Racetracks with video lottery terminals or slot machines generally are required to devote a significant portion of terminal and machine revenues to the purses for which horses race. As a result, those racetracks may be able to offer higher purses, which can make it difficult for us to attract horsemen to race at our track. We also are encountering competition for patrons in Virginia that are participating in account wagering operated outside Virginia through the ability to watch live horse racing via home satellite television. Although this wagering may not be legal in Virginia, patrons are establishing accounts with operators outside of Virginia and placing wagers over the telephone while watching races at home via satellite.

   Colonial Holdings, through its subsidiaries, holds the only license to own and operate a racetrack with off-track wagering facilities. Other temporary licenses have been granted to operate a racetrack for up to 14 days of live racing but the holder of such a license is not permitted by law to own or operate any off-track wagering facilities. Nonetheless, the Virginia Racing Commission could issue another license for a racetrack with off-track wagering facilities following a thorough application and regulatory process, including the passage of a local referendum approving the locating of a racetrack in such locality. Another fully licensed racetrack would compete directly with us.

   Colonial Holdings also faces competition from a wide range of entertainment options, including live and televised sporting events and other recreational activities such as theme parks (Kings Dominion to the northwest and Busch Gardens to the southeast) and more recently internet-based pari-mutuel wagering and account wagering on horse racing.

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Employees and Labor Relations


   As of June 30, 2002, we have approximately 1000 full-time and part time employees at our facilities in Black Hawk, Colorado and Reno, Nevada, 110 employees at our facilities in Virginia and 240 employees at our facilities in Louisiana. Employees include cashiers, dealers, food and beverage service personnel, facilities maintenance, security, valet, accounting, marketing, and personnel services. We consider relations with our employees to be good.


   None of our employees are represented by any union or other labor organization.

Legal Proceedings

   On February 27, 2001, a shareholder of Black Hawk Gaming filed a purported shareholder class action lawsuit against Black Hawk Gaming and its directors in Colorado District Court for the County of Gilpin under the caption Joseph Brecher v. Timothy Knudsen, et al., Case No. 01CV13. The plaintiff alleged, among several other things, that the price offered by us for Black Hawk Gaming was unconscionable, unfair and grossly inadequate, that there was no adequate process to ensure that Black Hawk Gaming's shareholders received the highest price attainable for their shares, and that the defendants, acting in concert and utilizing nonpublic information, were violating their fiduciary duties.

   On March 1, 2001, another purported class action lawsuit was filed in the Colorado District Court, County of Gilpin, under the caption Mary Bonsall v. Black Hawk Gaming & Development Co. [sic], Inc., et al., Case No. 01-CV-16. The allegations in this case were essentially the same as those in the case described above. On May 11, 2001, this case and the case described above were consolidated. The plaintiffs in both actions sought preliminary and permanent injunctive relief restraining the defendants from proceeding with the transaction and unspecified compensatory or rescissory damages, and, if the transaction was consummated, rescinding the transaction, together with unspecified compensatory or rescissory damages, and attorneys' fees and costs.

   On May 17, 2002, plaintiffs Joseph Brecher and Mary Bonsall dismissed their actions without prejudice.

   On May 25, 2001, a lawsuit was filed in The United States District Court for the District of Colorado (Case No. 01-D-0964) by Central City, several casino operators located in Central City and others against the City of Black Hawk, the Black Hawk Casino Owners Association and several casino operators located in Black Hawk, including Black Hawk Gaming. The suit alleges that the defendants caused economic harm to the plaintiffs by engaging in a conspiracy and scheme to harm competition, restrain trade and monopolize the gaming industry in the Gilpin County, Colorado market in violation of federal and state constitutional, statutory and common law. Also, the complaint alleges that starting in 1996 the City of Black Hawk began interfering in Central City's plans to construct a road directly from Interstate 70 to Central City. The plaintiffs seek compensatory, treble and exemplary damages against the defendants in amounts to be proven at trial along with interest, costs and attorneys' fees. Black Hawk Gaming believes that this lawsuit is without merit and intends to contest it vigorously.

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                            REGULATION AND TAXATION

Regulation

  Gaming Regulation and Licensing--Colorado

   The State of Colorado created the Colorado Division of Gaming within the Department of Revenue to license, implement, regulate and supervise the conduct of limited stakes gaming. The Division, under the supervision of the Gaming Commission, has been granted broad power to ensure compliance with Colorado law and regulations adopted thereunder (collectively, the "Colorado Regulations"). The Division may inspect, without notice, premises where gaming is being conducted; may seize, impound or remove any gaming device; may examine and copy all of a licensee's records; may investigate the background and conduct of licensees and their employees; and may bring disciplinary actions against licensees and their employees. The Division may also conduct detailed background checks of persons who lend money to or invest money in a licensee.

   It is illegal to operate a gaming facility without a license issued by the Gaming Commission. The Gaming Commission is empowered to issue five types of gaming and gaming related licenses. The licenses are revocable and nontransferable. Black Hawk Gaming's failure or inability to obtain and maintain necessary gaming licenses would have a material adverse effect on its gaming operations.


   The Colorado casinos were granted retail/operator licenses concurrently with their openings. The licenses are subject to continued satisfaction of suitability requirements and must be renewed annually. The current licenses for both Colorado casinos were renewed on May 14, 2002. There can be no assurance that the Colorado casinos can successfully renew their licenses in a timely manner from year to year.


   All persons employed by Black Hawk Gaming who are involved, directly or indirectly, in gaming operations in Colorado also are required to obtain various forms of gaming licenses. Key licenses are issued to "key employees," which include any executive, employee or agent of a licensee having the power to exercise a significant influence over decisions concerning any part of the operations of a licensee. At least one key license holder must be on the premises of each Colorado casino at all times that a casino is open for business. Messrs. Jacobs and Roark and Stanley Politano (Black Hawk Gaming's Secretary), among others, hold key licenses.

   The Gaming Commission closely regulates the suitability of persons owning or seeking to renew an interest in a gaming license, and the suitability of a licensee can be adversely affected by persons associated with the licensee. Additionally, any person or entity having any direct interest in Black Hawk Gaming or any casino directly or indirectly owned by Black Hawk Gaming may be subject to administrative action, including personal history and background investigations. The actions of persons associated with Jacobs Entertainment, such as its management or employees, could jeopardize any licenses held by Black Hawk Gaming. All of Black Hawk Gaming's directors are required to be found suitable as associated persons.

   As a general rule, under the Colorado Regulations, it is a criminal violation for any person to have a legal, beneficial, voting or equitable interest, or right to receive profits, in more than three retail/operator gaming licenses in Colorado. Black Hawk Gaming has an interest in two such licenses. Any expansion opportunities that we may have in Colorado are limited to one more license.

   The Colorado Division of Gaming may require any person having an interest in a licensee or an applicant for a license to provide background information, information on sources of funding, and a sworn statement that the interested person or applicant is not holding that interest for another party. The Gaming Commission may, at its discretion, require any person having an interest in a licensee to undergo a full background investigation and to pay for that investigation in the same manner as an applicant for a license. A background investigation includes an examination of one's personal history, financial associations, character, record, and reputation, as well as the people with whom a person has associated.

   The Gaming Commission has the right to request information from any person directly or indirectly interested in, or employed by, a licensee, and to investigate the moral character, honesty, integrity, prior

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activities, criminal record, reputation, habits and associations of (i) all persons licensed pursuant to the Colorado Limited Gaming Act, (ii) all officers, directors and stockholders of a licensed privately held corporation,
(iii) all officers, directors and stockholders holding either a 5% or greater interest or a controlling interest in a licensed publicly traded corporation,
(iv) any person who as agent, consultant, advisor or otherwise, exercises a significant influence upon the management or affairs of a publicly traded corporation, (v) all general partners and all limited partners of a licensed partnership, (vi) all persons that have a relationship similar to that of an officer, director or stockholder of a corporation (such as members and managers of a limited liability company), (vii) all persons supplying financing or lending money to any licensee connected with the establishment or operation of limited gaming, and (viii) all persons having a contract, lease or ongoing financial or business arrangement with any licensee, if such contract, lease or arrangement relates to limited gaming operations, equipment, devices or premises.

   If the Gaming Commission determines that a person or entity is not suitable to own a direct or indirect voting interest in Black Hawk Gaming or Jacobs Entertainment, Black Hawk Gaming may be sanctioned unless the person or entity disposes of its voting interest. Sanctions may include the loss of the casino licenses. In addition, the Colorado Regulations prohibit a licensee or any affiliate of a licensee from paying dividends, interest or other remuneration to any person found to be unsuitable, or recognizing the exercise of any voting rights by any person found to be unsuitable. The Colorado Regulations require an operating casino licensee to include in its corporate charter provisions that permit the repurchase of the voting interests of any person found to be unsuitable. Black Hawk Gaming's Articles of Incorporation include the required provisions.

   The Gaming Commission also has the power to require Black Hawk Gaming to suspend or dismiss its officers, directors and other key employees or sever relationships with other persons who refuse to file appropriate applications or who are found to be unsuitable to act in such capacities. The Commission or the Director of the Division of Gaming may review a licensee's gaming contracts, require changes in the contract before the licensee's application is approved or participation in the contract is allowed, and require a licensee to terminate its participation in any gaming contract.

   The Gaming Commission has enacted Rule 4.5, which imposes requirements on publicly traded corporations holding gaming licenses in Colorado and on gaming licenses owned directly or indirectly by a publicly traded corporation, whether through a subsidiary or intermediary company. The term "publicly traded corporation" includes corporations, firms, limited liability companies, trusts, partnerships and other forms of business organizations. Such requirements automatically apply to any ownership interest held by a publicly traded corporation, holding company or intermediary company thereof, when the ownership interest directly or indirectly is, or will be upon approval of the Gaming Commission, 5% or more of the entire licensee. In any event, if the Gaming Commission determines that a publicly traded corporation, or a subsidiary, intermediary company or holding company has the actual ability to exercise influence over a licensee, regardless of the percentage of ownership possessed by that entity, the Gaming Commission may require the entity to comply with the disclosure regulations contained in Rule 4.5.

   Under Rule 4.5, gaming licensees, affiliated companies and controlling persons commencing a public offering of voting securities must notify the Gaming Commission no later than ten business days after the initial filing of a registration statement with the Securities and Exchange Commission. Licensed publicly traded corporations are also required to send proxy statements to the Division of Gaming within five days after their distribution. Licensees to whom Rule 4.5 applies must include in their charter documents provisions that: restrict the rights of the licensees to issue voting interests or securities except in accordance with the Colorado Gaming Act and the Colorado Regulations; void the transfer of voting securities or other voting interests issued in violation of the Colorado Gaming Act and the Colorado Regulations until the issuer ceases to be subject to the jurisdiction of the Gaming Commission or until the Gaming Commission, by affirmative act, validates the transfer; and provide that holders of voting interests or securities of licensees found unsuitable by the Gaming Commission may, within 60 days of such finding of unsuitability, be required to sell their interests or securities back to the issuer at the lesser of the cash equivalent of the holders' investment or the market price as of the date

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of the finding of unsuitability. Alternatively, the holders may, within 60 days after the finding of unsuitability, transfer the voting interests or securities to a person suitable to the Gaming Commission. Until the voting interests or securities are held by suitable persons, the issuer may not pay dividends or interest, the securities may not be voted, they may not be included in the voting or securities of the issuer, and the issuer may not pay any remuneration in any form to the holders of the securities.

   Notification must be given to the Division of Gaming of the acquisition of direct or indirect beneficial ownership of:

  . 5% or more of any class of voting securities of a publicly traded corporation that is required to include in its articles of organization the Rule 4.5 charter language provisions; or

  . 5% or more of the beneficial interest in a gaming licensee directly or indirectly through any class of voting securities of any holding company or intermediary company of a licensee, referred to as qualifying persons.

   Notification must be made by persons acquiring these interests. Such persons must submit all requested information to the Division of Gaming, are subject to a finding of suitability as required by the Division of Gaming or the Gaming Commission, and must be informed of these requirements by the licensee. A person other than an institutional investor whose interest equals 10% or more of a publicly traded corporation or a 10% beneficial interest in a gaming licensee must apply to the Gaming Commission for a finding of suitability within 45 days after acquiring such securities.

   An institutional investor who, individually or in association with others, acquires, directly or indirectly, the beneficial ownership of 15% or more of any class of voting securities or 15% of the beneficial interest in a gaming licensee must apply to the Gaming Commission for a finding of suitability within 45 days after acquiring such interests.

   Licensees must also notify any qualifying persons of these requirements. Whether or not so notified, qualifying persons are responsible for complying with these requirements.

   The Colorado Regulations also provide for exemption from the requirements for a finding of suitability when the Gaming Commission finds such action to be consistent with the purposes of the Colorado Gaming Control Act. The Gaming Commission may determine that anyone with a material relationship to, or material involvement with, a licensee or an affiliated company must apply for a finding of suitability or must apply for a key employee license.

   Pursuant to Rule 4.5, persons found unsuitable by the Gaming Commission must be removed from any position as an officer, director, or employee of a licensee, or of a holding or intermediary company. Such unsuitable persons also are prohibited from any beneficial ownership of the voting securities of any such entities. Licensees, or affiliated entities of licensees, are subject to sanctions for paying dividends or distributions to persons found unsuitable by the Gaming Commission, or for recognizing voting rights of, or paying a salary or any remuneration for services to, unsuitable persons. Licensees or their affiliated entities also may be sanctioned for failing to pursue efforts to require unsuitable persons to relinquish their interests.

   The Gaming Commission must provide prior approval of any sale, lease, purchase, conveyance, or acquisition of an interest in a casino licensee, except as provided in Rule 4.5 relating to publicly traded corporations.

   Colorado casinos may operate only between 8:00 a.m. and 2:00 a.m., and may permit only individuals 21 years or older to gamble or consume alcohol in the casino. Slot machines, black jack, poker and other approved variations of those games and video poker are the only permitted games, with a maximum single wager of $5.00. Colorado casinos may not extend credit to gaming patrons. The Colorado Constitution and Regulations restrict the percentage of space a casino may use for gaming to 50% of any floor and 35% of the overall square footage

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of the building in which the casino is located. Effective July 1 of each year,
Colorado establishes the gross gaming revenue tax rate for the ensuing 12 months. Under the Colorado Constitution, the rate can be increased to as much as 40% of adjusted gross proceeds. Colorado has both raised and lowered gaming tax rates since they were initially set in 1991. Currently, the maximum gaming tax rate is 20%.

  Gaming Regulation and Licensing--Nevada

   The ownership and operation of casino gaming facilities in Nevada, including Black Hawk Gaming's Gold Dust West Casino, are subject to the Nevada Gaming Control Act and the regulations promulgated thereunder (the "Nevada Act") and to the licensing and regulatory control of the Nevada Gaming Commission (the "Nevada Commission"), the Nevada State Gaming Control Board (the "Nevada Board"), and various local ordinances and regulations, including, without limitation, those of the City of Reno (collectively, the "Nevada Gaming Authorities").

   The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and filing periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheting and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Change in such laws, regulations and procedures could have an adverse effect on Black Hawk Gaming's Nevada gaming operations.

   Gold Dust West Casino, Inc. ("Gold Dust West"), Black Hawk Gaming's subsidiary that conducts gaming operations in Nevada, is required to be licensed by the Nevada Gaming Authorities. Gaming licenses require the periodic payment of fees and taxes and are not transferable. Black Hawk Gaming is currently registered by the Nevada Commission as an intermediary company and has been found suitable to own the stock of Gold Dust West, which is a corporate licensee ("Corporate Licensee") under the terms of the Nevada Act. Jacobs Entertainment is currently registered by the Nevada Commission as an intermediary company and has been found suitable as the sole shareholder of Black Hawk Gaming. Jacobs Entertainment has filed an application with the Nevada Board and Nevada Commission for registration as a publicly traded corporation (a "Registered Corporation") in conjunction with the exchange offer. Registered Corporations are required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may require. No person may become a stockholder of, or holder of an interest in, or receive any percentage of profits from, a Corporate Licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. Jacobs Entertainment, Black Hawk Gaming, the Gold Dust West Casino and Black Hawk Gaming's controlling persons, directors and certain officers have obtained from the Nevada Gaming Authorities the various registrations, findings of suitability, approvals, permits and licenses required in order to engage in gaming activities in Reno, Nevada. The following regulatory requirements are applicable to Jacobs Entertainment, Black Hawk Gaming and Gold Dust West.

   The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, Jacobs Entertainment, Black Hawk Gaming or Gold Dust West in order to determine whether that individual is suitable or should be licensed as a business associate of a gaming licensee. The officers, directors and shareholders of Jacobs Entertainment must file applications with and be licensed or found suitable by the Nevada Gaming Authorities. The officers, directors and certain key employees of Gold Dust West must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. The officers, directors and key employees of Jacobs Entertainment and Black Hawk Gaming who are actively and directly involved in the gaming activities of Gold Dust West may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause that they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation.

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The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

   If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with Jacobs Entertainment, Black Hawk Gaming or Gold Dust West, the companies involved would have to sever all relationships with that person. In addition, the Nevada Commission may require Jacobs Entertainment, Black Hawk Gaming or Gold Dust West to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

   Jacobs Entertainment, Black Hawk Gaming and Gold Dust West are required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may require. Substantially all of Jacobs Entertainment's, Black Hawk Gaming's and Gold Dust West's material loans, leases, sales of securities and similar financing transactions must be reported to or approved by the Nevada Commission.

   If it were determined that the Nevada Act was violated by Jacobs Entertainment, Black Hawk Gaming or Gold Dust West, the registrations or gaming licenses that Jacobs Entertainment, Black Hawk Gaming and Gold Dust West hold could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, Jacobs Entertainment, Black Hawk Gaming, Gold Dust West and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate the Gold Dust West Casino and, under certain circumstances, earnings generated during the supervisor's appointment (except for reasonable rental value of the casino) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of the gaming licenses of Gold Dust West or the appointment of a supervisor could (and revocation of any gaming license would) have a material adverse effect on Jacobs Entertainment's gaming operations, financial condition and results of operations.

   Any beneficial holder of a Registered Corporation's voting securities (or rights to acquire such securities), regardless of the number of shares owned, may be required to file an application, be investigated and have its suitability as a beneficial holder of the Registered Corporation's voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership, limited liability company or trust, it must submit detailed business and financial information, including a list of beneficial owners. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

   The Nevada Act requires any person who acquires beneficial ownership of more than 5% of a Registered Corporation's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a Registered Corporation's voting securities apply to the Nevada Commission for a finding of suitability within 30 days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, that acquires more than 10%, but not more than 15%, of our voting securities may apply to the Nevada Commission for a waiver of a finding of suitability if that institutional investor holds the voting securities for investment purposes only. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of our board of directors, any change in our corporate charter, bylaws, management, policies or operations, or of any of our gaming affiliates, or any other action that the Nevada Commission finds to be inconsistent with holding our voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by

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securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent.

   Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. We will be subject to disciplinary action if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us, we (i) pay that person any dividend or interest on our voting securities, (ii) allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person,
(iii) pay remuneration in any form to that person for services rendered or otherwise, or (iv) fail to pursue all lawful efforts to require that unsuitable person to relinquish its voting securities including, if necessary, the immediate purchase of the voting securities for cash at fair market value. Additionally, the City of Reno has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming licensee operating in Reno.

   The Nevada Commission may, in its discretion, require the holder of any of our debt or similar securities, such as the Old Notes or New Notes, to file applications, be investigated and be found suitable to own our debt securities if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the Nevada Commission determines that a person is unsuitable to own those securities, then pursuant to the Nevada Act, we can be sanctioned, including by revocation of our approvals, if without the prior approval of the Nevada Commission, we (i) pay to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognize any voting right by the unsuitable person in connection with our securities; (iii) pay the unsuitable person remuneration in any form; or (iv) make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

   The pledge of the stock of Black Hawk Gaming and Gold Dust West ("Stock Pledge") and of the stock of any future subsidiary that obtains a registration or gaming license in Nevada ("Future Subsidiary"), and the restrictions on the transfer of and agreement not to encumber the equity securities of Black Hawk Gaming, Gold Dust West or any Future Subsidiary (collectively, "Stock Restrictions") in respect of the Old Notes and the New Notes require the approval of the Nevada Commission on the recommendation of the Nevada Board before becoming effective. Such approvals have been granted. An approval of the Stock Pledge by the Nevada Commission does not constitute approval to foreclose on the Stock Pledge. Separate approval would be required to foreclose on the Stock Pledge and transfer ownership of the stock and that approval would require the licensing of the indenture trustee or other secured party ("Secured Party"), unless that licensing is waived on application of the Secured Party. No assurance can be given that approval to foreclose on the Stock Pledge would be granted, or that the Secured Party would be licensed or receive a waiver of licensing requirements. Foreclosure of the lien on collateral consisting of gaming devices in respect of the Old Notes and the New Notes and the taking of possession of those gaming devices may require the prior licensing of the Secured Party as a distributor by the Nevada Commission. However, the Nevada Act provides that in the case of foreclosure of a lien by a person holding a security interest for which gaming devices are security in whole or part, the Nevada Board may authorize the disposition of the gaming devices without requiring a distributor's license. No assurance can be given that the Nevada Board would grant such approval or that if that approval were not granted, the Secured Party would be granted a license as a distributor.

   Black Hawk Gaming and Jacobs Entertainment are required to maintain a current stock ledger in Nevada that may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make the required disclosure may be grounds for finding the record

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holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require our stock certificates to bear a legend indicating that the securities are subject to the Nevada Act. To date, the Nevada Commission has not imposed such a requirement on us.

   Black Hawk Gaming and Jacobs Entertainment may not make a public offering of their securities without the prior approval of the Nevada Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. The exchange offer will qualify as a public offering under the terms of the Nevada Act and will require the prior approval of the Nevada Commission. The following transactions must also be approved in conjunction with approval of the exchange offer: (i) the issuance of guarantees by Black Hawk Gaming and Gold Dust West in respect of the New Notes; and (ii) the hypothecation of the assets of Gold Dust West as security for the New Notes. Jacobs Entertainment must also be approved as a Registered Corporation in conjunction with the exchange offer. Jacobs Entertainment has filed an application requesting those approvals. However, there can be no assurance that the approvals will be granted, or that they will be granted on a timely basis.

   Changes in control of Jacobs Entertainment or Black Hawk Gaming through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person by which it obtains control of Jacobs Entertainment or Black Hawk Gaming, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of us must satisfy the Nevada Board and Nevada Commission on a variety of stringent standards prior to assuming control of us. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

   The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities, and corporate defense tactics affecting Nevada corporate gaming licensees, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices on Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming licensees and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before we can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by us in response to a tender offer made directly to our stockholders for the purposes of acquiring control of us.

   License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the Nevada licensee's operations are conducted. Depending on the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based on either (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the selling or serving of food or refreshments or the selling of merchandise. See "--Taxation" below.

   Any person who is licensed, required to be licensed, registered, or required to be registered, or is under common control with any such person (collectively, "Licensees"), and who is or proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board for its participation in that foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, foreign Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. The licensees are also subject to disciplinary action by the Nevada Commission if

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they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities or enter into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ, contract with or associate with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the grounds of personal unsuitability.

  Gaming Regulation and Licensing--Louisiana

   Video gaming in Louisiana is regulated by the Louisiana Gaming Control Board, which is part of the Department of Public Safety and Corrections. The enforcement arm thereof in charge of licensing and criminal investigations is the Video Gaming Division of the Louisiana State Police, likewise a part of the Department of Public Safety and Corrections. The Gaming Section of the Attorney General's Office provides all legal counsel and representation with respect to all matters involving licensing actions and any other litigation issue relative to gaming and involving either the Louisiana Gaming Control Board (hereinafter the "Board") or the Video Gaming Division of the Louisiana State Police (hereinafter the "Division").

   The Video Draw Poker Devices Control Law, which governs our operations in Louisiana, is contained within the Louisiana Revised Statutes at Title 27:301 et seq. (the "act") with accompanying regulations being promulgated by the Board pursuant to the statutory authority contained within the act. The video draw poker regulations are in Title 42 of the Louisiana Administrative Code at Sections 2401 et seq.

   The act gives the Board broad authority and discretion in the licensing of persons for video draw poker operations within the State of Louisiana. Generally, a person may not be licensed for video draw poker if he has been convicted in any jurisdiction of any of the following offenses within 10 years prior to the date of the application for a video draw poker license or less than 10 years has elapsed between the date of application for a video draw poker license and the successful completion or service of any sentence, deferred adjudication, or period of probation or parole for any such offense:
(i) Any offense punishable by imprisonment for more than one year; (ii) Theft or any crime involving false statements or declarations; or (iii) gambling, as defined by the laws or ordinances of any municipality, any parish, any state, or the United States. The act and its corresponding regulations further provide that an application for a video draw poker license may be denied if it contains any material omission of information. An applicant must also not be delinquent in state or federal income taxes, penalties or interest or delinquent in the payment of any sales taxes, penalties, or interest to either the state or any local governing authority of the parish or municipality in which the establishment is located.

   There are several general suitability requirements for licensure. Specifically, the law requires that an applicant for a video draw poker license be: (i) a person of good character, honesty, and integrity; (ii) a person whose prior activities, arrest or criminal record if any, reputation, habits, and associations do not pose a threat to the public interest of Louisiana or to the effective regulation of video draw poker, and do not create or enhance the dangers of unsuitable, unfair, or illegal practices, methods, and operations in the activities authorized by the act and financial arrangements incidental thereto; and (iii) a person who is likely to conduct business as authorized by the act in complete compliance with the act.

   The suitability standards must be met by every person who has or controls directly or indirectly more than a five percent ownership, income, or profit interest in an entity that has or applies for a license in accordance with the act, or who receives more than a five percent revenue interest in the form of a commission, finder's fee, loan repayment, or any other business expense related to the gaming operation, or who has the ability, in the opinion of the Division, to exercise a significant influence over the activities of a licensee authorized or to be authorized by the act. For the purposes of the act, all gaming related associations, outstanding loans, promissory notes, or other financial indebtedness of an applicant or licensee must be revealed to the Division for the purposes of determining significant influence and suitability. While significant influence is determined on a case by case basis, it has generally been interpreted to include any person who is an officer or director of any juridical entity

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that is an applicant for a video draw poker license as well as the spouse of any person having more than a five percent (5%) ownership, income, or profit interest in an applicant as well as the spouse of any officer or director of any juridical entity applicant.

   The suitability criteria law makes an exception for institutional investors. An institutional investor of any applicant otherwise required to be found suitable or qualified pursuant to the act is presumed suitable or qualified upon submitting documentation to the Board and the Division sufficient to establish qualifications as an institutional investor as described below, and upon certifying that: (i) it owns, holds, or controls publicly traded securities issued by a licensee or permittee or a holding, intermediate, or parent company of a licensee or permittee in the ordinary course of business for investment purposes only; (ii) it does not exercise influence over the affairs of the issuer of the securities or over any licensed or permitted subsidiary of the issuer of the securities; and (iii) it does not intend to exercise influence over the affairs of the issuer of the securities, or over any licensed or permitted subsidiary of the issuer of the securities, in the future, and that it agrees to notify the Board in writing within thirty days if that intent should change.

   The exercise of voting privileges with regard to publicly traded securities is not deemed to constitute the exercise of influence over the affairs of a licensee. The act also provides that this exception is not to be construed to preclude the Board or the Division from investigating the suitability or qualifications of an institutional investor should the Board or Division become aware of facts or information which may result in such institutional investor being found unsuitable or disqualified.

   An institutional investor is defined in the act as: (i) a plan or trust established and maintained by the United States Government, a state, or a political subdivision of a state for the benefit of their respective employees;
(ii) an investment company that is registered under the Investment Company Act of 1940; (iii) a collective investment trust registered with the United States Securities and Exchange Commission; (iv) a mutual fund; (v) a life insurance company or property and casualty company; (vi) a federal or state bank; or
(vii) an investment advisor registered under the Investment Advisors Act of 1940.

   If any person required to be found qualified or suitable fails to provide all or part of the documents or information required by the Board or the Division, and if, as a result, any person holding a license issued pursuant to the act is not or may no longer be qualified or suitable, the Board will issue, under penalty of revocation of the license, a condition naming the person who failed to provide all or part of the documents or information required by the Board or the Division, and declaring that such person may not: (i) receive dividends or interest on securities of a corporation holding a license, if the person has or controls directly or indirectly more than a five percent ownership, income, or profit interest in such corporation; (ii) exercise directly, or through a trustee or nominee, a right conferred by securities of a corporation holding a license, if the person has or controls directly or indirectly more than a five percent ownership, income, or profit interest in such corporation; (iii) receive remuneration or other economic benefit from any person holding a license issued pursuant to the provisions of the act; (iv) exercise significant influence over the activities of a person holding a license issued pursuant to the provisions of the act; or (v) continue owning or holding a security of a corporation holding a license if the person has or controls directly or indirectly more than a five percent ownership, income, or profit interest in such corporation.

   In order to operate video draw poker devices in Louisiana a person must have both an establishment license and a device owner license. The establishment license permits the placement by a licensed device owner of video draw poker devices on the licensed premises. A device owner license permits the licensed entity to place and operate video draw poker devices at licensed establishments. In many cases, an establishment licensed for the placement of video draw poker devices will contract with a licensed device owner for video draw poker device placement services for a percentage of the video draw poker revenues. A licensed establishment may also, however, be a licensed device owner. A licensed device owner entity must be majority owned by a person who has resided within the State of Louisiana for a period of two years.

   Licensed establishments in Louisiana may be a restaurant, bar, motel or hotel, a Louisiana State Racing Commission licensed pari-mutuel wagering facility, a Louisiana State Racing Commission licensed off-track

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wagering facility, or a qualified truck stop facility. Generally, a licensed establishment pays to a device owner a percentage of the net device revenues generated by video draw poker devices placed at its business premises. There is no law that governs the minimum amount that a device owner must be compensated for its services.

   Restaurants and bars may contain up to three video draw poker devices and a hotel or motel may have three video draw poker devices in each of its lounges and restaurants, up to a total of twelve for each hotel or motel. A pari-mutuel wagering facility and a licensed off-track wagering facility may have an unlimited number of video draw poker devices. A truck stop facility may have up to fifty video draw poker devices, with the number being determined by the amount of fuel sales of the truck stop facility.

   A restaurant, bar, motel or hotel, pari-mutuel wagering facility, and off-track wagering facility pays an initial non-refundable licensing and processing fee of $1,100. A truck stop facility pays an initial licensing and processing fee of $10,100. A license must be renewed every five years but a renewal fee is required each year. The non-refundable annual renewal and processing fee for a restaurant, bar, motel or hotel, pari-mutuel wagering facility, and off-track wagering facility is $200. The non-refundable annual renewal and processing fee for a truck stop facility is $1,100.

   In addition to the licensing fee, the device owner collects all funds deposited in each video draw poker device and is required to remit to the State of Louisiana on a bi-weekly basis a franchise payment in an amount equal to a percentage of the net device revenue derived from the operation of each video draw poker device owned by him. The amount of the percentage is based on the type of licensed establishment authorized by the Board for the placement of video draw poker devices, as follows: (i) a restaurant, bar, tavern, cocktail lounge, club, motel, or hotel--26%; (ii) a qualified truck stop facility--32.5%; and (iii) a pari-mutuel wagering facility or off-track wagering facility--22.5%.

   The number of video draw poker devices permissible in a qualified truck stop facility is based on average monthly fuel sales, as follows: (i) 100,000 gallons of fuel, of which at least 40,000 gallons are diesel--not more than 50 devices; (ii) 75,000 gallons of fuel, of which at least 30,000 gallons are diesel--not more than 40 devices; (iii) 50,000 gallons of fuel, of which at least 10,000 are diesel--not more than 35 devices. Once licensed, if a truck stop facility sells less than an average of 50,000 gallons per month but more than 25,000 gallons per month in any calendar quarter, the truck stop facility will not be permitted to operate any video draw poker devices in the following calendar quarter. A qualified truck stop facility that sells less than an average of 25,000 gallons per month will be subject to revocation of its video draw poker license. Bulk sales or transfers may not be used to calculate monthly averages. The fuel facility is required to offer fuel for sale in the regular course of business at retail, at a price at least six percent (6%) above the delivered cost of the fuel.

   In addition, under the act, a qualified truck stop facility is required to have at least five developed contiguous acres and sell fuel, lubricating oil, and other vehicular merchandise, such as batteries, tires, or vehicle parts for eighteen-wheel tractor-trailers, and also meet all of the following criteria:
(i) it must be located adjacent to a major state or interstate highway, as defined by the Board (within 2,000 feet of a major state highway or U.S. interstate highway); (ii) it must have an on-site restaurant with all of the following features: (a) provides seating for at least 50 patrons; (b) provides full table service for sit-down meals; (c) is open 24 hours a day; and (d) offers a varied menu; (iii) it must have parking areas with each of the following: (a) a stable parking area for at least 50 18-wheel tractor-trailer motor vehicles, either paved or concrete (or otherwise certified and approved), to support 18-wheel tractor-trailer motor vehicles and their loads, constructed according to industry specifications, subject to approval by the Board and the Division; (b) parking of sufficient size is allowed for safe ingress and egress; (c) parking areas for other vehicles around business entrance ways and exits shall not constitute parking areas for 18-wheel tractor-trailer motor vehicles; (iv) it must have diesel and gasoline fuel; (v) it must have on-site repair service facilities for 18-wheel tractor-trailer motor vehicles; (vi) it must have at least four of the following amenities: (a) a separate truckers' television lounge; (b) a full-service laundry facility located in a convenient area for truckers' use; (c) private showers for men and women, not located in an area open to general public restroom facilities; (d) a travel store with items commonly referred to as truckers' supplies (items commonly used only by commercial motor vehicles); (e) truck scales; (f) separate truckers' telephones; and (g) permanent storage facilities for fuel; (vii) it must have an area separated for adult patronage only; and (viii) it must have, if available, a Class A--General retail permit or a Class A--Restaurant permit, as defined in Part II of Chapter 1 or Part II of Chapter 2 of Title 26 of the Louisiana Revised Statutes of 1950, to serve or sell alcoholic beverages for on-premises consumption.

   All suitability information and applications required to be submitted with respect to the six Louisiana truck plazas currently owned by our affiliates have been submitted to the Board and the Division. As such, those facilities may operate indefinitely until such time as the suitability of each owner is approved. If an adverse licensing recommendation is made, our affiliates may continue to operate the video gaming devices during the pendency of the available appeals from that determination. Jeffrey P. Jacobs and Richard E. Jacobs, the principals of the entities that own those two facilities, have been approved under the Louisiana suitability criteria described above in connection with their purchase of a Louisiana restaurant featuring video gaming devices. However, because the Board and the Division conduct a new suitability investigation in connection with each acquisition of a facility at which video gaming devices are to be operated, regardless of prior approvals, there can be no guarantee that a suitability approval will ultimately result with respect to the six truck plazas or any of the other truck plazas that we propose to acquire.

  Gaming Regulation and Licensing--Virginia

   Colonial Holdings' success is dependent upon continued government and public acceptance of horse racing as a form of legalized gaming. Although Colonial Holdings believes that pari-mutuel wagering on horse racing will continue to be legal in Virginia, gaming has come under increasing scrutiny nationally and locally. The National Gaming Commission conducted a comprehensive legal and factual study of gambling in the United States and existing federal, state, and local policies and practices with respect to the legalization or prohibition of gambling activities. The commission published its findings and recommendations in 1999. It is not possible to predict the future impact of any of these recommendations on Colonial Holdings and its operations; however, adoption of these recommendations could have a material adverse effect on Colonial Holdings' business.

   Opposition to the Virginia Racing Act has been unsuccessfully introduced in the Virginia legislature in the past, but additional legislative opposition may arise in the future. Any repeal or material amendment of the Virginia Racing Act could have a material adverse effect on Colonial Holdings' business of pari-mutuel wagering.

   Under the Virginia Racing Act, the Virginia Racing Commission is vested with control over all aspects of horse racing with pari-mutuel wagering and the power to prescribe regulations and conditions under which such racing and wagering are conducted. The Virginia Racing Commission is responsible for, among other things, (i) conducting a review annually of the Colonial Holdings' track and off-track wagering facility licenses, (ii) annually approving Colonial Holdings' proposed schedule of racing days, (iii) approving new or modified types of pari-mutuel wagering pools requested by Colonial Holdings,
(iv) issuing permits to all officers, directors, racing officials, and other employees of Colonial Holdings, and (v) approving simulcast schedules at the track and at the off-track wagering facilities. The Virginia Racing Commission also has the authority to promulgate regulations pertaining to Colonial Holdings' track facilities, equipment, safety and security measures, and controls the issuing of licenses and permits for participants in pari-mutuel racing, including Colonial Holdings employees at the track and at the off-track wagering facilities. In addition, the Virginia Racing Commission must approve any acquisition or continuing ownership of a 5% or greater interest in Colonial Holdings. Action by the Virginia Racing Commission that is inconsistent with the Colonial Holdings' business plan could have a material adverse effect on Colonial Holdings.

   During the 2000 session of the Virginia General Assembly, an amendment to the Racing Act was passed that requires Colonial Holdings to enter into contracts with each representative horsemen's group and provides for it to contribute to the purse account of the respective breed a minimum of 5% of the first $75 million of simulcast amounts wagered ("handle"), 6% of the next $75 million and 7% of all handle over $150 million. The existing contracts with the Virginia Horsemen's Benevolence and Protective Association (the "VaHBPA") and the Virginia Harness Horse Association (the "VHHA") contain these statutory provisions. The amendment also provides for the breakage generated by pari-mutuel wagering to be allocated 70% to capital expenditures and 30% to backstretch benevolent activities. Prior to this amendment, Colonial Holdings received all breakage. Finally, the amendment empowers the Commission to summarily suspend Colonial Holdings' licenses if it believes the Racing Act or the regulations have been violated. In addition, the Interstate Horse Racing Act also requires that we secure the consent of the VaHBPA and the VHHA to the export simulcasting of races. These consents are usually contained in the agreement between each group and us.

   The licenses issued by the Virginia Racing Commission to Colonial Holdings are for a period of not less than 20 years, but are subject to annual review by the Virginia Racing Commission. It is possible that such licenses will not be renewed or that such licenses could be suspended or revoked by the Virginia Racing Commission for violations of the Virginia Racing Act or Virginia Racing Commission rules.

   Our current agreements with the VaHBPA and the VHHA expire on December 31, 2002. Negotiations of new agreements are expected to commence in the autumn of 2002.

   In the event we cannot reach agreement prior to the expiration of these agreements, the Virginia Racing Commission has the right to suspend our licenses to operate our racetrack and the off-track wagering facilities until agreements are in place. We believe that we will have new agreements in place before the expiration of the existing agreements. Although it is difficult to the predict the likelihood of such an event, closure of the off-track wagering facilities would be detrimental to the horsemen's groups as well as us since each horsemen's group's primary source of purse funds is its percentage of wagering at the off-track facilities.

   Colonial Holdings, the track and the off-track wagering facilities are also subject to a variety of other laws and regulations, including zoning, construction, and land-use laws and the regulations of the Virginia Alcoholic Beverage Control Board. Such laws and regulations may affect the selection of racing center sites because of parking, traffic flow, and other similar considerations. Any interruption or termination of Colonial Holdings' ability, or that of its concessionaires, to serve alcoholic beverages could have a material adverse effect on Colonial Holdings.

  Gaming Regulation--Federal

   Colonial Holdings' interstate simulcast operations are subject to the Federal Interstate Horse Racing Act, which regulates interstate off-track wagering. In order to conduct wagering on import simulcasting at the track or any racing center, the Interstate Horse Racing Act requires Colonial Holdings to obtain the consent of the Virginia Racing Commission, the consent of the racing commission of the state where the horse racing meet originates, and the consent of the representative horsemen groups in the origination state. To conduct export simulcasting, Colonial Holdings must obtain the consent of the Virginia Horseman's Benevolent and Protective Association or the Virginia Harness Horse Association, and the Virginia Racing Commission. Also, in the case of off-track wagering to be conducted at any of Colonial Holdings' off-track wagering facilities, the Interstate Horse Racing Act requires Colonial Holdings to obtain the approval of all currently operating horse racetracks within 60 miles of the off-track wagering facilities or if there are no currently operating tracks within 60 miles, the approval of the closest operating horse racetrack, if any, in an adjoining state. Significant delay in obtaining or failure to obtain these consents or approvals could have a material adverse effect on Colonial Holdings.

  Liquor Regulation

   The sale of alcoholic beverages in Colorado is subject to licensing, control and regulation by certain Colorado state and local agencies (the "Liquor Agencies"). Subject to certain exceptions, all persons who directly or indirectly own 5% or more of a company or its casino must file applications with and are subject to investigation by the Liquor Agencies. The Liquor Agencies also may investigate persons who, directly or indirectly, lend money to liquor licensees. All liquor licenses are renewable, are revocable and are not transferable. The Liquor Agencies have broad powers to limit, condition, suspend or revoke any liquor license. Any disciplinary action by the Liquor Agencies or any failure to renew or other revocation of any of our liquor licenses would have a material adverse effect on our operations and Black Hawk Gaming's Colorado casinos.

   Under Colorado law, it is a criminal violation for any person or entity to own a direct or indirect interest in more than one type of alcoholic beverage license or more than three gaming tavern liquor licenses. Black Hawk Gaming's Colorado casinos have gaming tavern liquor licenses. Accordingly, our expansion and diversification opportunities in Colorado are limited by these licensing restrictions.

   The sale of alcoholic beverages in Reno, Nevada, is subject to licensing, control and regulation by the City of Reno. All licenses are revocable and are not transferable. The agencies involved have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse effect on the operations of the Gold Dust West Casino.

   Alcohol regulation within the State of Louisiana is performed primarily by the Office of Alcohol and Tobacco Control (the "Board"). The Commissioner of the Board is given broad discretion in the granting and denial of state alcohol permits. While permits are issued on a state level, the local municipality is also permitted to provide for concurrent local licensing. The state alcohol regulatory scheme is contained at Title 26:1 of the Louisiana Revised Statutes (hereinafter referred to as the "act"). Generally, no permit may be issued if the applicable premises is located three hundred feet or less, as fixed by the local municipal ordinance, of a public playground or of a building used exclusively as a church or synagogue, public library, or school. Local municipalities are also permitted to regulate the opening and closing hours of permitted businesses as well as to prohibit the sale of alcoholic beverages altogether by referendum vote of the people within the municipality. A local municipality may also regulate via zoning designations the permissibility or prohibition of the permitting of businesses that sell alcoholic beverages within that municipality. All Louisiana video gaming truck plaza facilities are currently licensed by the applicable state and local alcohol licensing authorities.

   The sale of alcoholic beverages in Virginia is subject to licensing, control and regulation by the Virginia Department of Alcoholic Beverage Control (the "Virginia ABC Board"), a Virginia state agency. The Virginia ABC Board issues licenses based upon the type of beverage, type of establishment or place of consumption. Virginia ABC laws include the responsibility of the licensee to maintain complete and accurate records, certain restrictions on advertising and certain food sale requirements.

   Before receiving a Virginia ABC license, an applicant must satisfy several requirements. The Virginia ABC Board conducts an extensive background investigation (to include a criminal history review as well as contacts with the local governing body of each license application) and contacts local officials, residents and business people in the vicinity of the establishment to ascertain if any objections exist. The background investigation is completed for all principal owners of the proposed licensee. Administrative hearings are available to afford all interested parties the opportunity to present any concerns with respect to an application.

   A licensee is required to maintain financial responsibility for its business, including timely payment of all taxes, creditor obligations and other bills, and must keep accurate records of all such transactions. Mixed beverage licensees must record sales and purchases of all mixed beverages, food and non-alcoholic beverages. Mixed beverage licensees must submit annual review reports to the Virginia ABC Board showing all purchases and sales of alcoholic beverages during the year as well as an accurate inventory. Finally, the Virginia ABC Board imposes certain restrictions and limitations on advertising, the use of advertising materials and promotions.

   If Virginia ABC agents discover license violations, a disciplinary hearing will typically be conducted with a Virginia ABC hearing officer. Any aggrieved localities and members of the community may attend the hearing and present any additional or relevant objections or complaints concerning the license. The Virginia ABC Board has broad power to limit, condition, suspend or revoke any license granted on discovery of any violation. Any disciplinary action by the Virginia ABC Board or any failure to renew or any revocation of a liquor license would likely have a material adverse effect on the operation of Colonial Holdings' track and off-track wagering facilities.

Taxation

   Gaming operators in Colorado are subject to state and local taxes and fees in addition to ordinary federal and state income taxes. The City of Black Hawk has imposed an annual license fee, currently $750, for each gaming device installed in a casino. In addition, Colorado has a gross gaming revenue tax (gross gaming revenue (also called "adjusted gross proceeds") being generally defined as the total amount wagered less the total amount paid out in prizes). Currently, gaming tax rates are as follows:

               Tax as Percentage of    Annual Amount of Adjusted
               Adjusted Gross Proceeds      Gross Proceeds
               ----------------------- -------------------------
                        .25%..........  $         0- 2,000,000
                         2%...........    2,000,001- 4,000,000
                         4%...........    4,000,001- 5,000,000
                        11%...........    5,000,001-10,000,000
                        16%...........   10,000,001-15,000,000
                        20%...........    15,000,001 and above

   Both of Black Hawk Gaming's Colorado casinos are subject to the maximum rate. Neither the Colorado constitution nor the gaming statutes require that gaming tax rates be graduated, as they currently are. Under the Colorado constitution, the Colorado Gaming Commission could increase the top rate to as much as 40%. A more recent tax limitation amendment to the Colorado constitution, however, states that neither the state nor any local government may increase a tax rate without an affirmative vote of the people; therefore, there is a question as to whether the Colorado Gaming Commission could constitutionally increase the state tax levied on gross gaming revenues without such a vote. The Colorado legislature rejected this argument after the top tax rate was increased to 20% in 1996, and no court was asked to rule on the applicability of the tax limitation amendment to gaming tax rates.

   In Nevada, license fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to Washoe County. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the selling or serving of food or refreshments or the selling of merchandise. Presently the state tax in Nevada on adjusted gross revenue from gaming is 6.25%.

   Video gaming operators in truck plazas in Louisiana are subject to state and local taxes and fees in addition to ordinary federal and state income taxes. The state of Louisiana has imposed a franchise tax of 32.5% of the net device revenue from each video gaming device located at a truck plaza. The net device revenue is the amount remaining after all winnings have been paid. This franchise tax is collected twice per month by the Louisiana state police based on the data that is provided directly to them from the devices. There is also an annual state establishment license fee of $1,000. In addition, the state imposes a device operation fee of $1,000 per year per device, which is paid quarterly, and each parish imposes an annual occupational license tax of up to $50 per device.

   Colonial Holdings is subject to a number of federal, state and local taxes and fees. These include fees to support the Virginia Breeders' Fund, taxes payable to the Commonwealth of Virginia, taxes and admission charges payable to New Kent County, where the track is located, and taxes payable to localities in which off-track wagering facilities are located based upon the amount of monies wagered both at the track and at the off-track wagering facilities. Colonial Holdings believes that the public acceptance of pari-mutuel wagering on horse races, as well as other forms of gaming, is based, in part, on the governmental revenues it generates from taxes and fees on such activities. It is possible that gaming activities, including horse racing, may become a target for additional federal, state, or local taxes and fees. A significant increase in such taxes or fees or the creation of significant additional taxes or fees could have a material adverse effect on us.

                                  MANAGEMENT

Directors, Executive Officers and Other Key Employees

   The following table provides information regarding our directors and executive officers and key employees of Black Hawk Gaming, Colonial Holdings and the Louisiana properties as of the date of this prospectus:

                        Age Position
                        --- --------
    Jeffrey P. Jacobs.. 47  Chief Executive Officer, President, Secretary,
                              Treasurer and Chairman of the Board
    Richard E. Jacobs.. 76  Director
    Stephen R. Roark... 54  Chief Financial Officer and President of Casino
                              Operations
    Ian M. Stewart..... 47  President of Pari-Mutuel Wagering and Video
                              Poker Operations
    Reid M. Smith...... 44  Vice President of Video Poker Operations
    J. Richard Gottardi 43  Vice President of Video Poker Operations

   Jeffrey P. Jacobs is our Chairman, Chief Executive Officer, President, Secretary and Treasurer. From 1996 to present, he served as Chairman and Chief Executive Officer of Diversified Opportunities Group Ltd., a company co-founded by Mr. Jacobs and his father, Richard E. Jacobs, and based in Cleveland, Ohio, that has investments in gaming companies and ventures. Diversified was acquired by Jacobs Entertainment on February 22, 2002. From 1975 to present, Mr. Jacobs has also served as Chairman and Chief Executive Officer of Jacobs Investments, Inc., a company engaged in the development, construction and operation of residential and commercial real estate projects in Ohio. He is also involved in a variety of private equity transactions and investments. Mr. Jacobs served in the Ohio House of Representatives from 1982 until 1986. He is also Chairman and Chief Executive Officer of Colonial Holdings, and Chairman and Chief Executive Officer of Black Hawk Gaming.

   Richard E. Jacobs is our Director. Mr. Jacobs was Chairman of the Board, President and Chief Executive Officer of Cleveland Indians Baseball Company, Inc. from its inception in 1998 to February 2000. From 1986 to 1998, Mr. Jacobs was Chairman of the Board, President and Chief Executive Officer of Cleveland Baseball Corporation, which previously served as the general partner of the partnership that now owns the Cleveland Indians Baseball team. Mr. Jacobs is also Chairman of the Board and Chief Executive Officer of The Richard E. Jacobs Group Inc., a real estate management and development company.

   Stephen R. Roark is currently our Chief Financial Officer and President of Casino Operations. He has been employed as Chief Financial Officer of Black Hawk Gaming since August 1993. Mr. Roark became a director of Black Hawk Gaming in 1994. He was elected President of Black Hawk Gaming in September 1995. Prior to that time he was an independent consultant in the Denver area rendering financial and accounting assistance to companies in the public marketplace. Mr. Roark has 17 years of public accounting experience having served as a partner with a local accounting firm based in Denver and as a partner with a national accounting firm. Mr. Roark was with Hanifen, Imhoff and Prudential Securities, Inc. for three years and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. Mr. Roark obtained his B.S.B.A. in Accounting from the University of Denver in 1973.

   Ian M. Stewart is currently our President of Pari-Mutuel Wagering and Video Poker Operations. He has served as President of Colonial Holdings since November 1998 and its Chief Financial Officer since June 1997. From January 1998 through November 1998, Mr. Stewart served as Chief Operating Officer of Colonial Holdings. Mr. Stewart was Chief Financial Officer for Barber Martin & Associates from March 1997 to June 1997. From October 1994 to March 1997, Mr. Stewart served as a consultant and a temporary Chief Financial Officer for several Virginia-based businesses. From December 1989 to September 1994, Mr. Stewart was Vice President and CFO of Hat Brands, Inc. Mr. Stewart is a certified public accountant.

   Reid M. Smith is currently our Vice President of Video Poker Operations. He has served as Vice President of Operations for Jalou L.L.C. since February 2001. From July 1999 through January 2001, Mr. Smith served as Director of Food and Beverage and Director of Guest Services for Colonial Holdings. From June 1998 through June 1999, Mr. Smith served as Director of Racing Center Operations for Colonial Holdings. From July 1997 through May 1998, Mr. Smith served as Director of Food and Beverage for Virginia Concessions, Inc. Mr. Smith has over 20 years of experience in the Food and Beverage industry, serving as Multi-unit Regional Manager and General Manager of several high volume restaurants for T.G.I. Fridays.

   J. Richard Gottardi is currently our Vice President of Video Poker Operations. He has served as Vice President of Jalou L.L.C. since January 2001. Mr. Gottardi has sixteen years of gaming experience and has held various positions both in the operational and financial areas. From 1992 until 1998, he was Vice President and General Manager of Video Services, Inc., a video poker operation in Louisiana that is a subsidiary of Alliance Gaming Corp. He is a graduate of Pennsylvania State University.

Summary Compensation Table

   Prior to 2002, Jacobs Entertainment paid no compensation to any of its executive officers or directors.

   Because we are a subchapter "S" corporation and our stockholders, rather than we, pay taxes on our income, we also anticipate making distributions to our shareholders in amounts sufficient to enable them to make the required tax payments. We expect to formulate additional incentive compensation plans for upper management and selected middle management personnel based on Jacobs Entertainment's achievement of multi-year financial and growth objectives. The terms of the incentive compensation plans will be established by Jacobs Entertainment's Board of Directors.

   The following table sets forth information regarding the compensation paid by Jacobs Entertainment, Black Hawk Gaming and Colonial Holdings for services rendered in all capacities since 1998:


                                                                     Long-Term Compensation
                                                                ---------------------------------
                                     Annual
                                  Compensation                     Awards          Payouts
                              --------------------              ------------ --------------------
                                                                              Securities
                                                   Other Annual  Restricted   Underlying   LTIP    All Other
                                                   Compensation    Stock     Options/SARs Payouts Compensation
Name of Officer/Director Year Salary ($) Bonus ($)     ($)      Award(s) ($)     (#)        ($)       ($)
------------------------ ---- ---------- --------- ------------ ------------ ------------ ------- ------------
  Jeffrey P. Jacobs(1).. 2001  420,000     75,000       --           --             --      --           --
                         2000  420,000     75,000       --           --         45,000      --           --
                         1999  420,000    137,000       --           --             --      --           --
                         1998  320,000     50,000       --           --             --      --           --
  Stephen R. Roark(2)... 2001  250,000     62,500       --           --             --      --           --
                         2000  250,000     62,500       --           --             --      --           --
                         1999  220,000     60,000       --           --         45,000      --           --
                         1998  138,000     35,000       --           --             --      --           --
  Ian M. Stewart(3)..... 2001  192,500     30,000       --           --             --      --      187,500
                         2000  150,000         --       --           --             --      --           --
                         1999  135,584         --       --           --             --      --           --
                         1998  120,000         --       --           --             --      --           --

--------
(1) Jeffrey P. Jacobs was Chief Executive Officer of Black Hawk Gaming and Colonial Holdings for the years 1998, 1999 and 2000. The annual compensation for such periods reflects the aggregate compensation he received for his services at both Black Hawk Gaming and Colonial Holdings. His compensation for 2001 was for services rendered to Jacobs Entertainment. The securities referred to in 1999 are those of Black Hawk Gaming only.
(2) Stephen R. Roark was President of Black Hawk Gaming for the periods indicated above. The securities referred to in 1999 are those of Black Hawk Gaming only.
(3) Ian M. Stewart was President of Colonial Holdings for the periods indicated above. Mr. Stewart received $187,500 from Diversified Opportunities Group Ltd. in 2001 pursuant to a consulting agreement. See "Related Party Transactions."

   We have entered into a three year employment agreement with Jeffrey P. Jacobs effective as of February 22, 2002 that contains customary terms and conditions and provides for a base salary of $500,000 per year. Mr. Jacobs is also entitled to receive a bonus of up to 33% of his base salary, with the percentage to be established by Jacobs Entertainment's Board of Directors. Mr. Jacobs is entitled to the present value of his base salary for the unexpired term of the agreement if he is terminated without cause, plus a pro rata portion of the bonus to which he would be entitled for the portion of the year in which the termination occurred.

   We have entered into a three year employment agreement with Richard E. Jacobs effective as of February 22, 2002 that contains customary terms and conditions and provides for a base salary of $250,000 per year. Mr. Jacobs is also entitled to receive a bonus of up to 33% of his base salary, with the percentage to be established by Jacobs Entertainment's Board of Directors. Mr. Jacobs is entitled to the present value of his base salary for the unexpired term of the agreement if he is terminated without cause, plus a pro rata portion of the bonus to which he would be entitled for the portion of the year in which the termination occurred.

   We have entered into a two year employment agreement with Stephen R. Roark effective as of February 22, 2002 that contains customary terms and conditions and provides for a base salary of $250,000 per year. Mr. Roark is also entitled to receive a bonus of up to 33% of his base salary, with the percentage to be established by Jacobs Entertainment's Board of Directors. Mr. Roark is entitled to the present value of his base salary for the unexpired term of the agreement if he is terminated without cause, plus a pro rata portion of the bonus to which he would be entitled for the portion of the year in which the termination occurred.

   Colonial Holdings has entered into a two year employment agreement with Ian
M. Stewart effective as of February 22, 2002 that contains customary terms and conditions and provides for a base salary of $200,000 for the first year of the agreement and $215,000 for the second year of the agreement. Mr. Stewart is also entitled to receive a bonus of up to 33% of his base salary, with the percentage to be established by Colonial Holdings' Board of Directors. Mr. Stewart is entitled to the present value of his base salary for the unexpired term of the agreement if he is terminated without cause, plus a pro rata portion of the bonus to which he would be entitled for the portion of the year in which the termination occurred.

                          RELATED PARTY TRANSACTIONS

   We were formed by Jeffrey P. Jacobs and the Trust to acquire Black Hawk Gaming, the Louisiana truck plazas and Colonial Holdings. We accomplished these acquisitions by merging an acquisition subsidiary into Black Hawk Gaming, issuing Company stock to Jeffrey P. Jacobs and the Trust in exchange for their interests in Diversified and the Louisiana truck plazas, and merging another acquisition subsidiary into Colonial Holdings.

   Black Hawk Gaming, the Louisiana truck plaza entities and Colonial Holdings have had various business relationships with other entities owned and controlled by Jeffrey P. Jacobs, Richard E. Jacobs and their affiliates. Those relationships and transactions were terminated on the closing of the acquisitions referred to above, except as described below.

   In order to assist Black Hawk Gaming in its efforts to research, develop, perform due diligence on and possibly acquire new gaming opportunities, it entered into an agreement with Premier One Development Company effective October 1, 1997. On May 9, 2000, Premier merged into Jacobs Investments Management Co. Inc., 82% of which is owned by Jeffrey P. Jacobs and the remaining 18% of which is owned in equal portions by two former directors of Colonial Holdings. Black Hawk Gaming paid or accrued $225,000 for Jacobs Investments Management Company's services during the year ended December 31, 2000, and paid or accrued $168,750 for those services through December 31, 2001. The agreement expires on December 31, 2002, but is expected to be extended with Jacobs Entertainment at the rate of $450,000 annually until December 31, 2009.

   Virginia Concessions, L.L.C., which is beneficially owned by Jeffrey P. Jacobs, has an agreement with Colonial Holdings to provide food and beverage concessions at Colonial Holdings' off-track wagering facilities. Colonial Holdings manages and administers Virginia Concessions' business in exchange for all of the earnings (or losses) from Virginia Concessions' food and beverage sales.

   Pursuant to an agreement with Diversified Opportunities Group Ltd., Ian M. Stewart receives compensation for consulting services to Diversified in connection with its acquisition of the Louisiana truck plaza video gaming facilities. Diversified paid to Mr. Stewart $187,500 in 2001 and an additional $150,000 in 2002 for his services in connection with the acquisition of the Louisiana truck plaza video gaming facilities acquired by Jacobs Entertainment in February 2002. The agreement also contains a two year non-compete clause with respect to any aspect of the operations of those truck plaza facilities.

   See "Description of Other Indebtedness" for a description of certain Louisiana properties and Colonial Holdings indebtedness payable to entities controlled by Jeffrey P. Jacobs and Richard E. Jacobs that will remain outstanding after the consummation of the exchange offer.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


   The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 30, 2002 and after giving effect to our recent acquisitions, for (i) each stockholder who is known by us to own beneficially more than 5% of our common stock, (ii) each director and executive officer, and (iii) all of our directors and executive officers as a group. Except as otherwise indicated, we believe, based on information furnished by the persons named in this table, that such persons have voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws, where applicable.



   As of June 30, 2002, there were 1,500 shares of our common stock outstanding.


                                                       Number
      Shareholder                                     of Shares Percentage
      -----------                                     --------- ----------
      Jeffrey P. Jacobs..............................     750       50%
         1001 North U.S. Highway 2
         Suite 710
         Jupiter, FL 33477

      Richard E. Jacobs..............................     750       50
         25425 Center Ridge Road
         Cleveland, Ohio 41445
                                                        -----      ---
      All executive officers and directors as a group   1,500      100%
                                                        =====      ===

   All 750 shares beneficially owned by Richard E. Jacobs are owned by The Richard E. Jacobs Revocable Trust, of which Richard E. Jacobs is the sole trustee.

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

                       DESCRIPTION OF OTHER INDEBTEDNESS

   In addition to the Old Notes, we have other indebtedness that is currently outstanding.

  Revolving Credit Facility

   General. On July 12, 2002, we entered into a credit agreement with Foothill Capital Corporation (the "Credit Agreement"). The Credit Agreement provides for a $10 million revolving credit facility with Jacobs Entertainment, Black Hawk Gaming, Black Hawk/Jacobs Entertainment, LLC, Gilpin Hotel Venture and Gilpin Ventures, Inc. as borrowers, with guaranties by Diversified and Gold Dust West Casino, Inc.

   Our borrowings under the revolving credit facility will be subject to satisfaction of specific requirements and the facility will terminate on July 12, 2007.

   Interest Rates. Generally, interest on outstanding borrowings under the credit facility will be payable quarterly. Interest on borrowings will accrue at an annual rate equal to the prime rate plus 1.75%.

   Fees. We will pay, on a monthly basis, a per annum fee on the unused commitment amount of 0.75%. In addition, we will pay a monthly servicing fee of $4,000.

   Repayments. All outstanding principal must be repaid on or before the termination of the revolving credit facility at maturity. Prior to maturity, funds may be borrowed, repaid and reborrowed.

   Guarantee; Security. The credit facility will be jointly and severally guaranteed by Diversified and Gold Dust West Casino, Inc. The facility will also be secured by all of the real property owned or leased by the Company or a subsidiary on which The Lodge Casino and the Gilpin Hotel Casino in Black Hawk, Colorado are located, together with all equipment, machinery, furniture, furnishings and fixtures thereon.

   Covenants. The credit facility requires us to maintain compliance with the following financial tests with respect to the Lodge Casino and the Gilpin Hotel on a consolidated basis:

   (i) Minimum EBITDA of $10 million per annum;

  (ii) Maximum Capital Expenditures of $7.3 million for each of the fiscal years 2002, 2003, and 2004;

   In addition, the credit facility will limit acquisitions under certain circumstances and will contain certain additional customary reporting and affirmative and negative covenants.

   Events of Default. The credit facility will contain customary events of default; including:

   (i) failure to pay principal, interest or fees;

  (ii) breach of representations or warranties;

 (iii) violation of covenants;

  (iv) material adverse change in the business, affairs or condition (financial or otherwise) of Jacobs Entertainment and its subsidiaries taken as a whole, or their properties and assets taken as an entirety;

   (v) default with respect to certain other indebtedness, including the Notes; and

  (vi) bankruptcy and insolvency.

   Senior Intercreditor Agreement. Concurrently with the execution of the Credit Agreement by Jacobs Entertainment, certain of its subsidiaries and Foothill Capital Corporation, the Trustee, on behalf of the holders of the Notes, entered into an intercreditor agreement with Foothill Capital Corporation (the "Senior Intercreditor

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

Agreement") substantially in the form of the intercreditor agreement attached as an exhibit to the Indenture. Pursuant to the Senior Intercreditor Agreement, the Trustee acknowledged that the lien on the Credit Agreement collateral securing the Company's obligations under the Credit Agreement is senior to the lien on such collateral securing the Company's and the applicable Guarantor's obligations under the Notes and the Guarantees of the Guarantors. Under the Senior Intercreditor Agreement, if the Notes become due and payable prior to the stated maturity thereof for any reason or are not paid in full at the stated maturity thereof at a time during which Indebtedness is outstanding under the Credit Agreement, the Trustee will not have the right to foreclose upon the Credit Agreement Collateral unless and until the lenders under the Credit Agreement fail to take steps to exercise remedies with respect to or in connection with the Credit Agreement Collateral within 180 days following notice to such lenders of the occurrence of an Event of Default under the Indenture.

   Jacobs Entertainment Indebtedness. Jacobs Entertainment is the obligor on notes to Jeffrey Jacobs and the Trust. The note held by Jeffrey Jacobs is in the amount of $1.0 million, and the note held by the Trust is in the amount of $8.0 million. Both notes are dated February 22, 2002, mature on January 31, 2010 and bear interest at a rate of 12% per annum. We must make semi-annual interest-only payments until maturity, at which time the entire principal balance plus any unpaid interest becomes due. These notes are unsecured and expressly subordinated to the Old Notes and New Notes pursuant to a subordination agreement. See "Description of the Notes--Subordination and Intercreditor Agreements."


   Black Hawk Gaming Indebtedness. Black Hawk Gaming is the beneficiary of $6.0 million of site improvements financed by Black Hawk Business Improvement District Special Assessment Bonds. The bonds were issued in March 1999, in one tranche of $2.0 million and another tranche of $4.0 million. At June 30, 2002, $1.5 million is outstanding on the $2.0 million tranche, bearing interest at a rate of 6.25% per annum, and has a final maturity of December 1, 2004. All of the $4.0 million tranche is outstanding as of June 30, 2002, bearing interest at the rate of 6.5% per annum and has a final maturity of December 1, 2011. Although Black Hawk Gaming is not the issuer of the debt, it is responsible for payment of all principal and interest thereon through special assessment taxes. The required payments are secured by a first priority lien on certain real property comprising the Black Hawk Improvement District, relating to The Lodge Casino, which ranks prior to the security for payment of the Old Notes and New Notes.


   Louisiana Properties Indebtedness. Winner's Choice Casino, Inc., an indirect Jacobs Entertainment subsidiary that owns Winner's Choice Casino, was the original obligor on a note in the principal amount of $1.2 million, payable to Claude M. Penn, Jr. and George D. Lockhart, the former owners of the facility. Jalou-Cash's L.L.C., an indirect Jacobs Entertainment subsidiary that owns a revenue interest in Cash's Truck Plaza and Casino, was the original obligor on a note in the principal amount of $1.7 million, payable to Seabuckle Gaming, Inc., the former owner of the facility's gaming devices. Houma Truck Plaza & Casino, L.L.C., an indirect Jacobs Entertainment subsidiary that owns the Houma Truck Plaza and Casino, was the original obligor on a note in the principal amount of $1.8 million, payable to Claude M. Penn Jr., the former owner of the facility. All of these notes are dated February 7, 2001 and were amended as of September 26, 2001.

   Each of these notes bears interest at the rate of 8% per annum until October 1, 2001 and 8.5% per annum thereafter, payable semi-annually, with the principal payable in one lump sum on March 31, 2009. Jacobs Entertainment has assumed all of the obligations under these notes. Each of these notes is secured by a second mortgage and pledge of the leasehold interest or security interest in the revenue interest on the facility to which it relates and a lien on the land, building and equipment. See "Description of the Notes--Subordination and Intercreditor Agreements."

   Lucky Magnolia Truck Stop and Casino, L.L.C., the Jalou L.L.C. subsidiary that owns Lucky Magnolia Truck Stop and Casino, is the obligor on a note in the principal amount of $0.7 million, payable to Claude M. Penn, Jr., the former owner of the facility. Bayou Vista Truck Plaza and Casino, L.L.C., the Jalou L.L.C. subsidiary that owns Bayou Vista Truck Plaza and Casino, is the obligor on a note in the principal amount of $1.7 million, payable to Claude M. Penn, Jr., the former owner of the facility. JACE, Inc., the Jalou II subsidiary

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

that owns Colonel's Truck Plaza and Casino, is the obligor on a note in the principal amount of $2.2 million, payable to Claude M. Penn, Jr., the former owner of the facility. All of these notes are dated January 11, 2002.

   Each of these notes bears interest at the rate of 8.5% per annum, payable semi-annually, with the principal payable in one lump sum on April 30, 2009. Jacobs Entertainment has assumed all of the obligations under these notes. Each of these notes is secured by a second mortgage and pledge of the leasehold interest or security interest in the revenue interest on the facility to which it relates and a lien on the land, building and equipment. See "Description of the Notes--Subordination and Intercreditor Agreements."


   Colonial Holdings Indebtedness. Colonial Holdings has aggregate indebtedness of approximately $1.6 million to the Maryland Jockey Club, which is evidenced by one note dated January 15, 1999, with an outstanding principal balance of approximately $1.2 million at June 30, 2002, bearing interest at the rate of 7.75% per annum. The January 15, 1999 note matures in December 2005, with interest only payable quarterly until January 1, 2001, and principal plus interest, in equal quarterly installments, payable over the remaining five year term.



   Colonial Holdings also financed the purchase of racetrack lighting equipment by issuing a note payable to Citizens and Farmers Bank, which was refinanced on August 21, 2001. The new note, which matured on August 21, 2002, had a principal amount of $.12 million at December 31, 2001, bears interest at a rate of 8.5% per annum and requires a monthly principal payment of $15,000. Citizens and Farmers Bank has a purchase money security interest in the equipment purchased with the proceeds of the note, which ranks prior to the security for payment of the notes offered hereby.


   Colonial Holdings and Colonial Downs, L.P. originally borrowed $25.7 million from CD Entertainment Ltd. pursuant to a certain Amended and Restated Loan Agreement dated August 30, 2000. The amount of the loans was reduced to $15.7 million through the forgiveness of $10.0 million in indebtedness in connection with our February 22, 2002 acquisition of Colonial Holdings, and the Amended and Restated Loan Agreement was amended accordingly. To evidence that indebtedness, Jacobs Entertainment holds a note from Colonial Holdings in the principal amount of $5.7 million and a note from Colonial Downs in the principal amount of $10.0 million. These notes are pledged as security for the Old Notes and the New Notes.

   In addition, these notes were modified to (1) eliminate any amortization payments and (2) extend the maturity to February 1, 2009. Colonial Holdings and Colonial Downs will be able to elect, at their option, to pay interest in cash or in kind.


   Colonial Downs, L.P. has entered into a purchase agreement with Chesapeake Forrest Products Company to buy approximately 262 acres of land adjacent to our racetrack facility for $4.7 million. The agreement gives Colonial Downs the option to close the transaction on December 27, 2002 with cash payment of the full purchase price, or on September 30, 2002 with the seller financing 75% of the purchase price. If we choose the seller financing option, we will pay $1,181,070 to the seller by September 30, 2002 and issue a $3,543,210 note to the seller for the balance of the purchase price. The note will be payable in two equal payments, one on September 30, 2003 and the other on September 30, 2004, and will bear interest at the prime rate.

                           DESCRIPTION OF THE NOTES

   You can find the definitions of certain terms used in this description under the subheading "--Certain Definitions." In this description, the word "Company" refers only to Jacobs Entertainment and not to any of its Subsidiaries.

   The Company will issue the New Notes under an Indenture, as amended (the "Indenture"), among itself, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). References to Notes in this section include both the New Notes and any Old Notes that remain outstanding following the completion of the exchange offer. The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Collateral Documents referred to under the caption "--Security" define the terms of the security interests that will secure the Notes.

   The following description is a summary of the material provisions of the Indenture, the Registration Rights Agreement and the Collateral Documents, all of which have been filed as exhibits to this registration statement. This summary does not restate those agreements in their entirety. We urge you to read the Indenture, the Notes and the Collateral Documents because they, and not this description, define your rights as holders of the Notes. Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the Indenture.

Brief Description of the Notes and the Guarantees

  The Notes

   The Notes:

  .   are general obligations of the Company;

  . are secured by a first priority Lien (subject to Permitted Liens and certain customary encumbrances permitted by the Collateral Documents) on substantially all of the assets of the Company, whether now owned or hereafter acquired including, without limitation, the Capital Stock of all of the Company's Subsidiaries (other than any Non-Guarantor Restricted Subsidiaries, but including the Capital Stock of any Unrestricted Subsidiary held by the Company or a Restricted Subsidiary) and all intercompany notes for money owed to the Company by its Subsidiaries including cash and Cash Equivalents except to the extent a Lien cannot be perfected through the filing of a UCC-1 financing statement or through the obtaining of "control" (as defined in the Uniform Commercial Code) (other than proceeds from the Collateral) or licenses (excluding gaming licenses) to the extent that such licenses can be encumbered under applicable law;

  . are pari passu in right of payment to all senior borrowings of the Company;

  . are senior in right of payment to any future subordinated Indebtedness of the Company; and

  .   are unconditionally Guaranteed by the Guarantors.

  The Guarantees

   The Notes are Guaranteed by the Guarantors and will be Guaranteed by all of the Company's future Restricted Subsidiaries (other than Non-Guarantor Restricted Subsidiaries). Each Subsidiary Guarantee of the Notes:

  . is secured by a first priority Lien (subject to Permitted Liens and certain customary encumbrances permitted by the Collateral Documents) on substantially all of the assets of the applicable Guarantor, whether now owned or hereafter acquired including, without limitation, the Capital Stock of all of such

      Guarantor's Subsidiaries (including, without limitation, the Capital Stock of any Unrestricted Subsidiary held by such Guarantor or a Restricted Subsidiary of such Guarantor) and all intercompany notes for money owed to such Guarantor by its Subsidiaries including cash and Cash Equivalents except to the extent a Lien cannot be perfected through the filing of a UCC-1 financing statement or through the obtaining of "control" (as defined in the Uniform Commercial Code) (other than proceeds from the Collateral) and licenses (excluding gaming licenses) to the extent that such licenses can be encumbered under applicable law;

  . is pari passu in right of payment with any future senior Indebtedness of the Guarantor; and

  . is senior in right of payment with any future subordinated Indebtedness of the Guarantor.

   The following Subsidiaries are "Restricted Subsidiaries" and are Guarantors of the Notes.

  Black Hawk Gaming & Development Company, Inc.

  . Black Hawk Gaming (owns Gold Dust West Casino, Inc., a Nevada corporation ("Gold Dust"), Gilpin Ventures, Inc., a Colorado corporation ("Gilpin Ventures"), a 50% interest in Gilpin Hotel Venture, a Colorado partnership ("Gilpin Hotel Venture"), and a 75% interest in Black Hawk/Jacobs Entertainment LLC, a Colorado limited liability company ("Black Hawk LLC")),

  .   Gold Dust (owns and operates the Gold Dust West Casino in Reno, Nevada),

  .   Gilpin Ventures (owns a 50% interest in Gilpin Hotel Venture), and

  . Gilpin Hotel Venture (owns a 100% interest in the Gilpin Hotel & Casino in Black Hawk, Colorado),

  .   Black Hawk LLC (owns The Lodge Casino in Black Hawk, Colorado).

  Diversified Opportunities Group Ltd.

  . Diversified Opportunities Group Ltd. ("Diversified"), an Ohio limited liability company (owns Jalou L.L.C., a Louisiana limited liability company ("Jalou") and a 25% interest in Black Hawk LLC),

  . Jalou (owns Houma Truck Plaza & Casino, L.L.C., a Louisiana limited liability company ("Houma Truck Plaza"), Bayou Vista Truck Plaza and Casino, L.L.C., a Louisiana limited liability company ("Bayou Vista"), Lucky Magnolia Truck Stop and Casino L.L.C., a Louisiana limited liability company ("Lucky Magnolia"), Jalou-Cash's L.L.C., a Louisiana limited liability company ("Jalou-Cash's") and Raceland Truck Plaza and Casino, L.L.C., a Louisiana limited liability company ("Raceland")),

  .   Houma Truck Plaza (owns the Houma Truck Plaza and Casino in Houma,
      Louisiana),

  . Bayou Vista (owns the Bayou Vista Truck Plaza and Casino in Bayou Vista, Louisiana),

  . Lucky Magnolia (owns the Lucky Magnolia Truck Stop and Casino in St. Helena Parish, Louisiana),

  . Jalou-Cash's (owns a revenue interest in a lease with Cash's Casino in Port Allen, Louisiana), and

  .   Raceland (owns the Raceland Truck Plaza and Casino in Raceland,
      Louisiana).

  Jalou II

  . Jalou II Inc., a Louisiana corporation ("Jalou II") (owns Winner's Choice, Inc., a Louisiana corporation ("Winner's Choice") and JACE, Inc., a Louisiana corporation ("Colonel's")),

  .   Winner's Choice (owns Winner's Choice Casino in Sulphur, Louisiana), and

  .   Colonel's (owns Colonel's Truck Plaza and Casino in Thibodaux, Louisiana).

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  Colonial Holdings, Inc.

  . Colonial (owns Stansley Racing Corp., a Virginia corporation ("Stansley"), and Colonial Downs, L.P., a Virginia limited partnership ("Colonial Downs"),

  . Stansley (holds the Virginia operators' license for racetrack and off-track wagering facilities in Virginia),

  . Colonial Downs (owns the pari-mutuel wagering facilities and a leasehold interest in Colonial Downs Racetrack), and

   We currently have no Non-Guarantor Restricted Subsidiaries. Any Non-Guarantor Restricted Subsidiary would have no obligation to make payments to us or in respect of the Notes. In the event of a bankruptcy, liquidation or reorganization of any Non-Guarantor Restricted Subsidiary, the creditors of such Subsidiary (including trade creditors) would generally be entitled to payment of their claims from the assets of such Subsidiary before any assets are made available for distribution to us as a stockholder. After paying its own creditors, a Non-Guarantor Restricted Subsidiary may not have any remaining assets available for payment to you as a holder of Notes. As a result, the Notes would be effectively junior in right of payment to the obligations of Non-Guarantor Restricted Subsidiaries.

   In addition, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not Guarantee the Notes.

Principal, Maturity and Interest

   If all of the Old Notes are tendered in the exchange offer, we will issue $125.0 million aggregate principal amount of New Notes in this offering. The Company may issue additional notes (the "Additional Notes") from time to time after this offering (without limitation as to principal amount), provided, that the Additional Notes may not be issued with original issue discount as determined under Section 1271, et seq., of the Internal Revenue Code of 1986, as amended. Any offering of Additional Notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The Notes and any Additional Notes issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue New Notes in denominations of $1,000 and integral multiples of $1,000. The New Notes will mature on February 1, 2009.

   Interest on the New Notes will accrue at the rate of 11 7/8% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on August 1, 2002. The Company will make each interest payment to the Holders of record on the immediately preceding January 15 and July 15.

   Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

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Methods of Receiving Payments on the Notes

   If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest, premium and Additional Interest, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

   The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

   A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

   The Holder will be treated as the owner of the Notes it holds for all purposes.

Subsidiary Guarantees

   The Guarantors unconditionally jointly and severally Guarantee the Company's obligations under the Notes (each a "Subsidiary Guarantee"). The obligations of each Guarantor under its Subsidiary Guarantee and the grant by each Guarantor of the Liens on the Collateral of such Guarantor to secure its obligations under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee and grant of security from constituting a fraudulent conveyance under applicable law. Such amount could be substantially less than the obligations under the Notes. In addition, any limitation on the amounts payable by a Guarantor under its Subsidiary Guarantee in accordance with such law will result in a corresponding limitation on the ability of the Trustee to realize upon the Collateral pledged by such Guarantor. See "Risk Factors--Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of indebtedness and require debt holders to return payments received from guarantors."

Security

   Pursuant to the Collateral Documents, the Notes and the Subsidiary Guarantees are secured by a first priority Lien (subject to Permitted Liens (including, without limitation, Liens on the Credit Agreement Collateral securing the Obligations under the Credit Agreement) and certain customary encumbrances permitted by the Collateral Documents) on the Collateral. The Company and each of the Guarantors assigned, granted and pledged as Collateral to the Trustee for the benefit of the Trustee and the Holders a first priority Lien (subject to Permitted Liens (including, without limitation, Liens on the Credit Agreement Collateral securing the Obligations under the Credit Agreement) and certain customary encumbrances permitted by the Collateral Documents) on each of the following items or types of Collateral whether now owned or hereafter acquired:

  . all right, title and interest (including, without limitation, fee and leasehold estates) of the Company and the Guarantors in and to any and all parcels of real property, together with all easements, hereditaments and appurtenances relating thereto, and all other improvements, accessions, alterations, replacements and repairs thereto and all leases and rents and other income, issues or profits derived from the foregoing interests;

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  .   all right, title and interest of the Company and the Guarantors in and to any and all equipment, machinery, furniture, furnishings and fixtures, together with all additions, accessions, improvements, alterations, replacements and repairs thereto;

  . all Capital Stock (other than the Capital Stock of any Non-Guarantor Restricted Subsidiaries) owned and intercompany notes (including, without limitation, the Pledged Colonial Notes) held by the Company or any of the Guarantors;

  . all intellectual property including, without limitation, all trademarks, service marks, patents, copyrights, trade secrets and other proprietary information;

  . all inventory, supplies and other personal property (including cash and Cash Equivalents except to the extent a Lien cannot be perfected through the filing of a UCC-1 financing statement or through the obtaining of "control" (as defined in the Uniform Commercial Code) (other than proceeds from the Collateral);

  . all general intangibles and contract rights relating to any and all of the foregoing including, without limitation, all material agreements, licenses and permits entered into by, or granted to, the Company and the Guarantors in connection with the development, construction, maintenance, ownership and operation of the Company's or such Guarantor's properties;

  .   the Collateral Account and all Trust Monies; and

  . all proceeds and products of any and all of the foregoing including, without limitation, proceeds of insurance, condemnation awards, tax refunds and other similar property or claims with respect to any and all of the foregoing.

   The personal property Collateral is pledged pursuant to a security agreement by and among the Company, the Guarantors and the Trustee (the "Security Agreement"). The real property Collateral is secured pursuant to mortgages (the "Mortgages") made in favor of the Trustee, as mortgagee and assignee.

   The Trustee, on behalf of the Holders, entered into an intercreditor agreement (the "Senior Intercreditor Agreement") substantially in the form of the intercreditor agreement attached as an exhibit to the Indenture. Pursuant to the terms of the Senior Intercreditor Agreement, the Trustee acknowledged that the Lien on the Credit Agreement Collateral securing the Company's obligations under the Credit Agreement is senior to the Lien on such collateral securing the Company's and the applicable Guarantor's obligations under the Notes and the Guarantees of the Guarantors. Under the Senior Intercreditor Agreement, if the Notes become due and payable prior to the stated maturity thereof for any reason or are not paid in full at the stated maturity thereof at a time during which Indebtedness is outstanding under the Credit Agreement, the Trustee will not have the right to foreclose upon the Credit Agreement Collateral unless and until the lenders under the Credit Agreement fail to take steps to exercise remedies with respect to or in connection with the Credit Agreement Collateral within 180 days following notice to such lenders of the occurrence of an Event of Default under the Indenture.

   The Collateral release provisions of the Indenture permit the release of items of Collateral which are the subject of an Asset Sale and in other circumstances upon compliance with certain conditions. See "--Possession, Use and Release of Collateral." In addition, the Indenture permits the Company and the Guarantors to create Liens arising pursuant to Purchase Money Obligations and Capital Lease Obligations, and the Notes and the Guarantees are effectively subordinated to such Purchase Money Obligations and Capital Lease Obligations and other obligations secured by such Liens to the extent of any assets serving as collateral for such Indebtedness. See the definition of "Permitted Liens" under "--Certain Definitions." As a result, the assets subject to such Liens are available to pay Obligations in respect of the Notes, if at all, only after such Purchase Money Obligation and Capital Lease Obligation has been paid in full. Cash and Cash Equivalents, to the extent a Lien can be perfected through the filing of a UCC-1 financing statement or through the obtaining of "control" (as defined in the Uniform Commercial Code) (other than proceeds from the Collateral), are included within the

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Collateral. In addition, certain of the Company's and the Guarantors'
intangible assets that may be significant to their operations, such as computer software licenses, Gaming Licenses and other related licenses and permits, by their terms can not be encumbered and, accordingly, are not included in the property subject to the Lien of the Collateral Documents so long as the prohibition on encumbering them exists.

   If an Event of Default occurs under the Indenture, the Trustee, on behalf of the Holders, in addition to any rights or remedies available to it under the Indenture, may take such actions as it deems advisable to protect and enforce its rights in the Collateral, including, without limitation, the institution of foreclosure proceedings in accordance with the Collateral Documents and applicable law. The proceeds received by the Trustee from any foreclosure will be applied by the Trustee, first, to pay the expenses of such foreclosure and fees and other amounts then payable to the Trustee under the Indenture and the Collateral Documents, and thereafter, to pay the principal of, premium, if any, and accrued interest on the Notes.

   The Indenture permits the release of Collateral without the substitution of additional Collateral under certain circumstances, as described under "--Repurchase at the Option of Holders--Asset Sales" and "--Repurchase at the Option of Holders--Events of Loss." See "--Possession, Use and Release of Collateral." The Collateral will also be released as security for the Notes and the Subsidiary Guarantees upon the release of any Guarantor as described under "--Certain Covenants--Merger, Consolidation or Sale of Assets."

   The proceeds of any sale of the Collateral following an Event of Default may not be sufficient to satisfy payments due on the Notes. No appraisals of the Collateral have been prepared in connection with the offering of the Old Notes or the Exchange Offer. Moreover, the amount to be received upon the sale of Collateral will be dependent upon numerous factors, including the condition, age and useful life of the Collateral at the time of the sale, as well as the timing and manner of the sale. In addition, the ability of the Holders to realize upon the Collateral may be limited pursuant to applicable laws, including gaming, bankruptcy or securities laws.

   By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. To the extent that Liens, rights or easements granted to third parties encumber assets located on property owned by the Company or the Guarantors, such third parties have or may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Trustee or the Holders to realize or foreclose on Collateral.

  Certain Gaming Law Limitations

   The Trustee's ability to foreclose upon the Collateral will be limited by relevant gaming laws, which generally require that Persons who own or operate a casino or purchase or sell gaming equipment hold a valid Gaming License or permit and require the approval of the applicable Gaming Authorities for any transfer of a Gaming License. No Person can hold an owner's license unless the Person is found qualified or suitable by the relevant Gaming Authorities. In order for the Trustee to be found qualified or suitable, such Gaming Authorities would have discretionary authority to require the Trustee and any or all of the Holders to file applications, be investigated and be found qualified or suitable as an owner or operator of gaming establishments. The applicant for qualification, a finding of suitability or licensing must pay an application fee and all costs of such investigation. If the Trustee is unable or chooses not to qualify, be found suitable, or be licensed to own, operate or sell such assets, it would have to retain another entity that could obtain the appropriate license to own, operate or sell such assets. This licensing process could be lengthy, taking several months at a minimum. In addition, in any foreclosure sale or subsequent resale by the Trustee, licensing requirements under the relevant gaming laws may limit the number of potential bidders and may delay any sale, either of which events could have an adverse effect on the sale price of such Collateral. Therefore, the practical value of realizing on the Collateral may, without the appropriate approvals, be limited.

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  Certain Bankruptcy Limitations

   The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company prior to the Trustee having repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such collateral to the extent provided by the Collateral Documents and by applicable nonbankruptcy law) even though the debtor is in default under the applicable debt instruments; provided, that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection." Furthermore, if a bankruptcy court determines the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders would hold secured claims to the extent of the value of the Collateral to which the Holders are entitled, and would hold unsecured claims with respect to such shortfall. Applicable Federal bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Company becomes the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be fraudulent conveyances or preferences.

Subordination and Intercreditor Agreements

   The Trustee, on behalf of the Holders, has entered into (i) an intercreditor agreement (the "Seller Intercreditor Agreement") with the holders of the Louisiana Properties Seller Notes and (ii) a separate subordination and intercreditor agreement (the "Jacobs Subordination and Intercreditor Agreement" and, together with the Seller Intercreditor Agreement, the "Intercreditor Agreements") with certain affiliates of the Principals that are holders of the Jacobs Subordinated Louisiana Properties Notes, each of which was acknowledged by the Company and the Subsidiaries that are parties to the Louisiana Properties Notes. The Jacobs Subordination and Intercreditor Agreement provides that:

   (1) the Obligations of the Company and each Subsidiary under the Jacobs Subordinated Louisiana Properties Notes are expressly subordinated and junior in right of payment to all Obligations of the Company and such Subsidiary under the Indenture and the Notes;

   (2) the Holders are entitled to indefeasibly receive payment in full in cash of all amounts due on or in respect of all Obligations of the Company or any such Subsidiary under the Indenture and the Notes before the holders of the Jacobs Subordinated Louisiana Properties Notes are entitled to receive or retain any payment of any kind on the Jacobs Subordinated Louisiana Properties Notes in the event of any distribution to creditors of the Company or any Subsidiary in any (a) bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or any Subsidiary or to their respective assets; (b) liquidation or dissolution or other winding-up of the Company or any Subsidiary; (c) assignment for the benefit of creditors of the Company or any Subsidiary; or (d) marshaling of assets or liabilities of the Company or any Subsidiary; and

   (3) for so long as the Notes remain outstanding, and provided that no Default or Event of Default shall have occurred and be continuing, the Company or such Subsidiary may make regular scheduled payments of interest (but not principal) in respect of the Jacobs Subordinated Louisiana Properties Notes, provided that no such payment may be made if:

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

      (a) a payment Default on the Notes occurs and is continuing; or

      (b) any non-payment Default on the Notes occurs and is continuing and the holders of the Jacobs Subordinated Louisiana Properties Notes receive a notice of such non-payment Default (a "Payment Blockage Notice") from the Trustee or any Holder.

   Payments on the Jacobs Subordinated Louisiana Properties Notes may be resumed:

   (i) in the case of a payment Default, upon the date on which such payment Default is cured, waived in writing or otherwise ceases to exist; and

  (ii) in case of a non-payment Default, the earlier of the date on which such non-payment Default is cured, waived in writing or otherwise ceases to exist or 180 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of the Notes has been accelerated.

   Notwithstanding clause (ii) above, the Company will not be prohibited from making payments on the Jacobs Subordinated Louisiana Properties Notes for more than an aggregate of 180 days within any period of 360 consecutive days.

   The Jacobs Subordination and Intercreditor Agreement further provides that for so long as any of the Notes are outstanding, no holder of a Jacobs Subordinated Louisiana Properties Note may take any enforcement action with respect to the Obligations of the Company or any Subsidiary under such Jacobs Subordinated Louisiana Properties Note until the earlier of the acceleration of the Notes or the passage of 180 days from the delivery of notice to the Trustee by such holder of a Jacobs Subordinated Louisiana Properties Note of the occurrence of any event that entitles such holder to accelerate the Company's or such Subsidiary's Obligations under the Jacobs Subordinated Louisiana Properties Note held by such holder.

   In addition, the Seller Intercreditor Agreement provides for the allocation of rights between the Trustee and the holders of the Louisiana Properties Seller Notes with respect to the Mortgaged Louisiana Property and the enforcement provisions with respect thereto. So long as the Notes remain outstanding, the Holders will have the exclusive right to determine the circumstances and manner in which Mortgaged Louisiana Property shall be disposed of, including but not limited to, the determination of whether to release all or any portion of the Mortgaged Louisiana Property from the Lien created by the Collateral Documents and whether to foreclose on the Mortgaged Louisiana Property following an Event of Default.

   The Seller Intercreditor Agreement also provides, among other things, that so long as the Notes remain outstanding (i) the Trustee has a security interest in the Mortgaged Louisiana Property senior and prior to the security interest of the holders of the Louisiana Properties Seller Notes therein, (ii) all decisions with respect to the Mortgaged Louisiana Property, including the time and method of any disposition thereof, will be made by the Trustee, (iii) as between the Obligations under the Indenture and the Obligations under the Louisiana Properties Seller Notes, proceeds of the Mortgaged Louisiana Property will be applied first, to the outstanding Obligations under the Notes, with any remaining proceeds to be paid to the holders of the Louisiana Properties Seller Notes for application in accordance with the provisions of Louisiana Properties Seller Notes, (iv) the Trustee and the holders of the Louisiana Properties Seller Notes will not contest each other's security interest in and Liens on their respective collateral or contest the validity of the documents governing the Notes or the Louisiana Properties Seller Notes, respectively, (v) the Trustee and the holders of the Louisiana Properties Seller Notes each agree not to take any action or vote inconsistent with the Seller Intercreditor Agreement, (vi) the holders of the Louisiana Properties Seller Notes agree that the Trustee will have the sole and exclusive right to adjust settlement for insurance coverage on collateral securing the Notes and that the proceeds of insurance or condemnation proceedings with respect to such collateral will be paid to the Trustee, (vii) if any holder of the Louisiana Properties Seller Notes receives proceeds of Mortgaged Louisiana Property other than as expressly permitted by the Seller Intercreditor Agreement, such proceeds will be received by such Person in trust and turned over to the Trustee, (viii) subject to certain exceptions, if the Trustee releases or agrees to release its Lien on any Mortgaged Louisiana Property, and sends the holders of the Louisiana Properties Seller Notes notice thereof in writing, which notice states that the Mortgaged Louisiana Property will be sold free and clear of the Liens of the Trustee and the holders of the Louisiana Properties Seller Notes, the holders of the Louisiana Properties Seller Notes will be deemed to have consented to such sale and the Lien of the holders of the Louisiana Properties Seller Notes on such Mortgaged Louisiana Property shall be automatically released and terminated, (ix) the holders of the Louisiana Properties Seller Notes waive any right to marshaling of the collateral securing the Notes and (x) the holders of the Louisiana Properties Seller Notes will not directly or indirectly seek to foreclose or realize upon, judicially or non-judicially, any Mortgaged Louisiana Property or take any other enforcement action against or in respect of the Mortgaged Louisiana Property unless and until the Obligations under the Notes have been indefeasibly paid in full in cash.

Optional Redemption

   At any time prior to February 1, 2005, the Company may on one occasion redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 111.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of any Equity Offering; provided that:

   (1) at least $81.25 million (65%) in aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

   (2) the redemption occurs within 45 days after the date of the closing of such Equity Offering.

   Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company's option prior to February 1, 2006.

   After February 1, 2006, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on February 1 of the years indicated below:

                                Year Percentage
                                ---- ----------
                                2006  105.938%
                                2007  102.969%
                                2008  100.000%

Mandatory Disposition in Accordance with Gaming Laws

   Each Holder, by accepting the Notes, is deemed to have agreed (to the extent permitted by applicable law) that if the Gaming Authority of any jurisdiction in which the Company or any of its Subsidiaries conducts or proposes to conduct gaming requires that a Person who is a Holder or a beneficial owner of any of the Notes must be licensed or found suitable under applicable Gaming Laws, such holder shall apply for a license or a finding of suitability within the required time period. If such Person fails to apply or become licensed or is found unsuitable, the Company shall have the right, at its option, (i) to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be ordered by such Gaming Authority, or (ii) to redeem such Notes at a price of the lesser of (a) such Person's cost and (b) 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption and the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so ordered by the Gaming Authority. The Holder or beneficial owner applying for a license or finding of suitability must pay all costs of the licensure or investigation for such finding.

Mandatory Redemption

   The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

  Change of Control

   If a Change of Control occurs, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes on the terms set forth in the Indenture (a "Change of Control Offer"). In the Change of Control Offer, the Company will offer to repurchase each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice (the "Change of Control Payment Date"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

   On the Change of Control Payment Date, the Company will, to the extent lawful:

   (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

   (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

   (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

   The Paying Agent will promptly mail to each Holder so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

   The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

   The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

   The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

   The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

   The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

   (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Capital Stock issued or sold or otherwise disposed of;

   (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Trustee;

   (3) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

      (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

      (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion);

   (4) if such Asset Sale involves the disposition of Collateral, subject to the terms of the Senior Intercreditor Agreement with respect to the Credit Agreement Collateral, the Company or such Subsidiary has complied with the provisions described under "--Possession, Use and Release of Collateral"; and

   (5) if such Asset Sale involves the disposition of Collateral, subject to the terms of the Senior Intercreditor Agreement with respect to the Credit Agreement Collateral, the Net Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Trustee for deposit into the Collateral Account, and, if any property other than cash or Cash Equivalents is included in such Net Proceeds, such property shall be made subject to the Lien of the Indenture and the applicable Collateral Documents.

   Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the Restricted Subsidiary, as the case may be) may apply such Net Proceeds to (1) make capital expenditures, (2) the acquisition of all or substantially all of the assets or, or a majority of the Voting Stock of another Permitted Business, (3) the acquisition of other long-term assets in another Permitted Business (each of clauses (1), (2) and (3) above, either individually or in the aggregate, "Replacement Assets"), (4) to the extent that such Asset Sale relates to Credit Agreement Collateral, retire and permanently reduce Indebtedness incurred under the Credit Agreement; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount, and (5) to the extent such Asset Sale relates to assets which constitute collateral securing other pari passu Indebtedness incurred in compliance with the terms of the Indenture, to repay such pari passu Indebtedness in accordance with the terms thereof; provided, that any

Replacement Assets acquired with any Net Proceeds shall be owned by the Company or by the Restricted Subsidiary that made the Asset Sale and shall not be subject to any Liens (and the Company or such Restricted Subsidiary, as the case may be, shall execute and deliver to the Trustee such Collateral Documents or other instruments as shall be reasonably necessary to cause such Replacement Assets to become subject to a Lien in favor of the Trustee, for its benefit and for the benefit of the holders of the Notes, securing its obligations under the Notes or its Subsidiary Guarantee, as the case may be, and otherwise shall comply with the provisions of the Indenture applicable to After-Acquired Property) other than Permitted Liens.

   Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will make an Asset Sale Offer to all Holders to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, remaining Excess Proceeds solely to the extent such Excess Proceeds do not arise out of any Asset Sale involving Collateral shall be released to the Company and may be used free and clear of the Lien of the Collateral Documents for general corporate purposes. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis based on the principal amount of Notes tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

   Subject to the terms of the Senior Intercreditor Agreement with respect to the Credit Agreement Collateral, all Net Proceeds of any Collateral shall, pending their application in accordance with this covenant or the release thereof in accordance with the provisions described under "--Possession, Use and Release of Collateral" and "--Use of Trust Monies," be deposited in the Collateral Account under the Indenture.

   The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Events of Loss

   In the event of an Event of Loss, the Company or the affected Restricted Subsidiary of the Company, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the property affected by such Event of Loss (the "Subject Property"), with no concurrent obligation to offer to purchase any of the Notes; provided, however, that:

   (1) the Company delivers to the Trustee within 90 days of such Event of Loss a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed in, and operated in, substantially the same condition as it existed prior to the Event of Loss within 360 days of the Event of Loss; and

   (2) an officers' certificate certifying that the Company has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement of construction described in clause (1) above.

   Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested as provided in the first sentence of this covenant will be deemed "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Company will make an offer (an "Event of Loss Offer") to all holders to purchase or redeem with the proceeds of Events of Loss the maximum principal amount of Notes that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Company may use such Excess Loss Proceeds for any purpose not otherwise prohibited by the Indenture and the Collateral Documents; provided that any remaining Excess Loss Proceeds shall remain subject to the Lien of the Collateral Documents. If the aggregate principal amount of Notes tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes tendered.

   Subject to the terms of the Senior Intercreditor Agreement with respect to the Credit Agreement Collateral, all Net Loss Proceeds shall, pending their application in accordance with this covenant or the release thereof in accordance with the provisions described under "--Possession, Use and Release of Collateral" and "--Use of Trust Monies," be deposited in the Collateral Account under the Indenture.

   With respect to any Event of Loss pursuant to clause (4) of the definition of "Event of Loss" that has a fair market value (or replacement cost, if greater) in excess of $5.0 million, the Company (or the affected Guarantor, as the case may be), shall be required to receive consideration (i) at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Trustee) of the assets subject to the Event of Loss and (ii) at least 85% of which is in the form of cash or Cash Equivalents.

   The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Event of Loss Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the Event of Loss provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Event of Loss provisions of the Indenture by virtue of such compliance.

Selection and Notice

   If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

   (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

   (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, provided that

      (x) no Notes of $1,000 or less shall be redeemed in part; and

      (y) if a partial redemption is made with the proceeds of any Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository Trust Company), unless such method is otherwise prohibited.

Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. Notices of redemption may not be conditional.

   If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original

Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

  Restricted Payments

   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

   (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Capital Stock in their capacity as such (other than (x) dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Company or (y) dividends or distributions payable to the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor);

   (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Capital Stock of the Company;

   (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any unsecured Indebtedness that is pari passu in right of payment with the Notes or the Subsidiary Guarantees or any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

   (4) make any Restricted Investment,

   (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to such Restricted Payment:

   (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

   (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

   (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3) and (5) of the next succeeding paragraph), is less than the sum, without duplication, of:

      (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

      (b) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Capital Stock of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Capital Stock (other than Capital Stock (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

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      (c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

      (d) $2.0 million.

   So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

   (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

   (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or any unsecured, pari passu Indebtedness of the Company or Wholly Owned Restricted Subsidiary that is a Guarantor or of any Capital Stock of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

   (3) the defeasance, redemption, repurchase or other acquisition of unsecured, pari passu Indebtedness or subordinated Indebtedness of the Company or any Wholly Owned Restricted Subsidiary that is a Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

   (4) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management (excluding the Principals and Related Parties) pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $500,000 in any 12-month period; and

   (5) with respect to each tax year that the Company qualifies as a Flow Through Entity, the distribution by the Company to the holders of Capital Stock of the Company of an amount equal to the product of (i) the amount of aggregate net taxable income allocated by the Company to the holders of Capital Stock of the Company for such period (computed by netting net losses allocated to the Company for such period against net income allocated to the Company for such period and by reducing such net income by any net losses allocated to the Company in any prior period to the extent such losses (x) have not previously been deducted in determining such holder's tax liability for any prior year and (y) may be used by such holder against such net income) and (ii) the Presumed Tax Rate for such period. The amount distributable under this paragraph
       (5) shall be adjusted to take into account the effect of alternative minimum tax, if applicable. The distributions described in this paragraph (5) are referred to as "Tax Distributions." The payment of the Tax Distributions is subject to (A) the Company providing an officers' certificate and opinion of counsel to the effect that the Company and each Subsidiary in respect of which the Tax Distributions are being made qualify as Flow Through Entities for Federal income tax purposes and for the states and localities in respect of which the Tax Distributions are being made, prior to the first payment of Tax Distributions in a calendar year and (B) at the time of the Tax Distribution, the most recent audited financial statements of the Company provided to the Trustee pursuant to the covenant described under the caption "--Reports," provide that the Company and each such Subsidiary were treated as Flow Through Entities for the period of the financial statements.

   The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors

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whose resolution with respect thereto shall be delivered to the Trustee. The
Board of Directors' determination must be based upon an opinion or appraisal issued by an independent accounting, appraisal or investment banking firm if the fair market value exceeds $2.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

  Incurrence of Indebtedness and Issuance of Preferred Stock

   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that if no Default or Event of Default has occurred and is continuing at the time of or as a consequence of the incurrence of such Indebtedness, the Company and any Guarantor may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred is at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

   The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

    (1) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Credit Agreement in an aggregate principal amount not to exceed $10.0 million at any time outstanding, less the amount of any such Indebtedness retired with the Net Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or commitments referred to in clause (4) of the second paragraph under "Repurchase at the Option of Holders--Asset Sales";

    (2) the incurrence by the Company and any Wholly Owned Restricted Subsidiary of Indebtedness represented by Purchase Money Obligations and Capital Lease Obligations in an aggregate principal amount or accreted value, as applicable, not to exceed the greater of (x) $5.0 million and (y) 15% of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred;

    (3) the incurrence by the Company and its Restricted Subsidiaries of the
        (a) Existing Indebtedness and (b) Acquired Pending Acquisitions Indebtedness;

    (4) the incurrence by the Company and the Guarantors of Indebtedness represented by $125.0 million aggregate principal amount of the Old Notes and the related Subsidiary Guarantees to be issued on the date of the Indenture and the New Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

    (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2),
        (3), (4), (5), or (10) of this paragraph;

    (6) the incurrence by the Company or any of its Wholly Owned Restricted Subsidiaries of intercompany Indebtedness solely between or among the Company and any Wholly Owned Restricted Subsidiary; provided, however, that:

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       (a) such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

       (b) (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Wholly Owned Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

    (7) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; provided that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

    (8) the guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness (other than Non-Recourse Indebtedness of an Unrestricted Subsidiary) of the Company or a Guarantor that was permitted to be incurred by another provision of this covenant;

    (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

   (10) the incurrence by the Company or any of its Wholly Owned Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
        (10), not to exceed $5.0 million at any one time outstanding, provided, that the amount of Indebtedness incurred pursuant to this clause (10) by Non-Guarantor Restricted Subsidiaries shall not exceed $1.0 million in the aggregate for all such Non-Guarantor Restricted Subsidiaries at any one time outstanding; and

   (11) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided, however, that if any such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (11).

   The Company will not incur any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

   For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, in any manner that complies with this covenant.

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  Liens

   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset now owned or hereafter acquired or on any income or profits therefrom or assign any right to receive income therefrom, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

   (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

   (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

   (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

   However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

   (1) Existing Indebtedness as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of the Indenture;

   (2) the Indenture, the Notes and the Subsidiary Guarantees;

   (3) applicable law;

   (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

   (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

   (6) Purchase Money Obligations or Capital Lease Obligations for property acquired or leased in the ordinary course of business that impose restrictions of the nature described in clause (2) of the first paragraph above of this covenant on the property so acquired;

   (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

   (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

   (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien; and

   (10)  restrictions imposed by Gaming Authorities on the payment of dividends
                      by entities holding Gaming     Licenses.

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  Merger, Consolidation or Sale of Assets

   The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole (without giving effect to any property or assets of any Unrestricted Subsidiary), in one or more related transactions, to another Person; unless:

   (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (the "Surviving Entity");

   (2) the Surviving Entity (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, the Indenture, the Registration Rights Agreement and the Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee;

   (3) immediately after such transaction no Default or Event of Default exists;

   (4) the transaction would not result in the loss, suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with the loss, suspension or material impairment;

   (5) the Surviving Entity:

      (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

      (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock";

   (6) the Surviving Entity causes such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which maybe perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

   (7) the Collateral owned by or transferred to the Surviving Entity shall:

      (a) continue to constitute Collateral under the Indenture and the Collateral Documents,

      (b) be subject to the Lien in favor of the Trustee for its benefit and for the benefit of the Holders of the Notes, and

      (c) not be subject to any Lien other than Permitted Liens;

   (8) the property and assets of the Person which is merged or consolidated with or into the Surviving Entity, to the extent that they are property or assets of the types which would constitute Collateral under the Collateral Documents, shall be treated as After-Acquired Property and the Surviving Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in the Indenture; and

   (9) such transaction would not require any Holder or Beneficial Owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided

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

       that such Holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

   No Guarantor may, directly or indirectly, consolidate or merge with or into another Person (whether or not such Guarantor is the surviving corporation) unless:

   (1) either: (a) the Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (the "Surviving Guarantor Entity");

   (2) the Surviving Guarantor Entity (if other than the Guarantor) assumes all the obligations of the Guarantor under its Subsidiary Guarantee, the Indenture, the Registration Rights Agreement and the Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee;

   (3) immediately after such transaction no Default or Event of Default exists;

   (4) the transaction would not result in the loss, suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with the loss, suspension or material impairment;

   (5) the Company:

      (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

      (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock";

   (6) the Surviving Guarantor Entity causes such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral owned by or transferred to the Surviving Guarantor Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

   (7) the Collateral owned by or transferred to the Surviving Guarantor Entity shall:

      (a) continue to constitute Collateral under the Indenture and the Collateral Documents,

      (b) be subject to the Lien in favor of the Trustee for the benefit of the Holders, and

      (c) not be subject to any Lien other than Permitted Liens;

   (8) the property and assets of the Person which is merged or consolidated with or into the Surviving Guarantor Entity, to the extent that they are property or assets of the types which would constitute Collateral under the Collateral Documents, shall be treated as After-Acquired Property and the Surviving Guarantor Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in the Indenture; and

   (9) such transaction would not require any Holder or Beneficial Owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

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   The Indenture will provide that in the event of:

      (x) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise; or

      (y) a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person which is not the Company or a Restricted Subsidiary (other than a Non-Guarantor Restricted Subsidiary) or an Affiliate of the Company;

   then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee, the Indenture and the Collateral Documents; provided that:

   (1) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions described under "--Repurchase at the Option of Holders--Asset Sales"; and

   (2) all obligations of such Guarantor under all of its Guarantees of, and under all of its pledges of assets or other Liens which secure, Indebtedness of the Company or any of its Subsidiaries, shall also terminate.

   This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets solely between or among the Company and any of its Wholly Owned Restricted Subsidiaries that is a Guarantor.

  Designation of Restricted and Unrestricted Subsidiaries

   The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would be in compliance with the conditions set forth in the definition of "Unrestricted Subsidiary"; provided that in no event shall any business regulated by any Gaming Authority be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Company shall determine in a manner which complies with the requirements of such covenant or definition, as applicable. That designation will only be permitted if such Restricted Payment or Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

   Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the conditions set forth in the definition of "Unrestricted Subsidiary" and was permitted by the covenant described above under the caption "--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the conditions for continued designation as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

   Upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Restricted Subsidiary (unless such Restricted Subsidiary is a Non-Guarantor Restricted Subsidiary) shall execute a supplemental indenture to become a Guarantor and shall become a party to all applicable Collateral Documents.

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  Transactions with Affiliates

   The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

   (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

   (2) the Company delivers to the Trustee:

      (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

      (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions (i) involving aggregate consideration in excess of $2.0 million or (ii) to which clause (a) above applies and in respect of which there are no disinterested directors, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm.

   The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the immediately preceding paragraph:

   (1) subject to clause (2) of this paragraph, any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

   (2) any employment, consulting or other similar compensation agreements with the Principals, so long as the annual compensation paid under all such agreements with the Principals by the Company and its Restricted Subsidiaries does not exceed $1.0 million in the aggregate in any 12-month period;

   (3) transactions solely between or among the Company and/or its Wholly Owned Restricted Subsidiaries that are Guarantors;

   (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

   (5) sales of Capital Stock of the Company (other than Disqualified Stock) to Affiliates of the Company;

   (6) fees paid to Premier One Development for the provision of casino property development advisory services rendered to the Company not to exceed $450,000 in any 12-month period plus an amount equal to the documented out-of-pocket expenses of Premier One Development incurred in connection with rendering such services; and

   (7) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments."

  Additional Subsidiary Guarantees

   If the Company or any of its Restricted Subsidiaries (other than a Non-Guarantor Restricted Subsidiary) acquires or creates another Subsidiary after the date of the Indenture, then that newly acquired or created Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel to the Trustee within ten business days of the date on which it was acquired or created (except all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries).

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  Additional Collateral; Acquisition of Assets or Property

   Concurrently with the (i) designation of a Non-Guarantor Restricted Subsidiary as a Guarantor or (ii) acquisition by the Company or any Restricted Subsidiary of any assets or property of the type which constitutes Collateral with a fair market value (as determined by the Board of Directors of the Company) in excess of $100,000 individually or $250,000 in the aggregate, to the extent not prohibited by Gaming Authorities or applicable Gaming Laws, the Company shall, or shall cause the applicable Restricted Subsidiary to, among other things:

   (1) in the case of personal property, execute and deliver to the Trustee such Uniform Commercial Code financing statements or take such other actions as shall be necessary or (in the opinion of the Trustee) desirable to perfect and protect the Trustee's lien on and security interest in such assets or property and the first priority thereof (subject only to Permitted Liens and to such other exceptions as shall be acceptable to the Trustee);

   (2) in the case of real property, execute and deliver to the Trustee:

      (a) a mortgage, deed of trust or deed to secure debt or a leasehold mortgage, deed of trust or deed to secure debt, as appropriate, in form and substance reasonably acceptable to the Trustee under which the Company or such Restricted Subsidiary shall grant to the Trustee a first priority lien on and security interest in such real property and any related fixtures (subject only to Permitted Liens and such other exceptions as shall be acceptable to the Trustee); and

      (b) title insurance (in form and substance as required by the Indenture) covering such real property in an amount at least equal to the purchase price of such real property; and

   (3) promptly deliver to the trustee such opinions of counsel as the Trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

  Further Assurances

   The Company will, and will cause each of its Restricted Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

   (1) carry out more effectively the purposes of the Collateral Documents;

   (2) create, grant, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens created, or intended to be created, by the Collateral Documents; and

   (3) ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee under any other instrument executed in connection therewith.

   Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under the Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority (including any Gaming Authority), the Company will, and will cause each of its Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

  Impairment of Security Interests

   The Company will not, and will not permit any of its Restricted Subsidiaries to, (i) take or omit to take any action with respect to the Collateral that might or would have the result of affecting or impairing the security interest in the Collateral in favor of the Trustee for its benefit and for the benefit of the Holders or (ii) grant to any Person (other than the Trustee for its benefit and for the benefit of the Holders) any interest whatsoever in the Collateral, in each case except as expressly provided for in the Indenture or the Collateral Documents.

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  Sale and Leaseback Transactions

   The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:

   (1) the Company or such Guarantor could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock";

   (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

   (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

  Limitation on Issuances and Sales of Capital Stock in Wholly Owned Restricted Subsidiaries

   The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

   (1) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock in such Wholly Owned Restricted Subsidiary; and

   (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

   In addition, the Company will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

  Business Activities

   The Company will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

  Payments for Consent

   The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Insurance

   The Company will, and will cause its Restricted Subsidiaries to, maintain insurance with carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty and, in the case of Collateral, will comply with the provisions of the Collateral Documents relating thereto.

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  Reports

   Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders, within the time periods specified in the Commission's rules and regulations:

   (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants;

   (2) if the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company; and

   (3) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

   In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1), (2) and (3) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

   Each of the following is an Event of Default:

   (1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

   (2) default in payment when due of the principal of, or premium, if any, on the Notes;

   (3) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "--Repurchase at the Option of Holders--Events of Loss," "--Certain Covenants--Restricted Payments," "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" or "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

   (4) failure by the Company or any of its Subsidiaries for 30 days after notice from the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other covenants or agreements contained in the Indenture;

   (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

      (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

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      (b) results in the acceleration of such Indebtedness prior to its express maturity,

   and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

   (6) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

   (7) breach by the Company or any Guarantor of any representation or warranty or agreement in the Collateral Documents, the repudiation by the Company or any Guarantor of any of its obligations under the Collateral Documents or the unenforceability or invalidity of the Collateral Documents against the Company or any Guarantor for any reason;

   (8) any revocation, suspension, expiration without any previous or concurrent renewal, or loss of any Gaming License of the Company or any of its Restricted Subsidiaries for more than 60 days (other than any voluntary relinquishment of a Gaming License if such relinquishment, in the reasonable good faith judgment of the Board of Directors of the Company, evidenced by a resolution of such Board, is both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and would not in any material respect impair the Company's ability to pay principal and interest on the Notes or materially impair the value of the Collateral);

   (9) the cessation or suspension of any gaming operations of the Company or any of its Restricted Subsidiaries for more than 30 days that, individually or in the aggregate, represent in excess of 5% of the Company's consolidated net revenues for its most recently completed four fiscal quarters for which financial statements are available (other than any voluntary cessation of gaming operations if such cessation, in the reasonable good faith judgment of the Board of Directors of the Company, evidenced by a resolution of such Board, is both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and would not in any material respect impair the Company's ability to pay principal and interest on the Notes or materially impair the value of the Collateral);

  (10) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

  (11) any failure to perform or comply with the provisions of the Indenture or the Escrow Agreement described under "--Special Mandatory Redemption" above; and

  (12) certain events of bankruptcy or insolvency with respect to the Company or any of the Restricted Subsidiaries described in the Indenture.

   In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

   Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest, if any) if it determines that withholding notice is in their interest.

   The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its

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consequences under the Indenture except a continuing Default or Event of
Default in the payment of interest or Additional Interest, if any, on, or the principal of, the Notes.

   In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

   The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

Possession, Use and Release of Collateral

   Unless an Event of Default shall have occurred and be continuing, the Company will have the right to remain in possession and retain exclusive control of the Collateral (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Trustee and other than as set forth in the Collateral Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

   Release of Collateral. The Company and the Guarantors, as the case may be, will have the right to obtain a release of items of Collateral (other than certain Trust Monies) (the "Released Collateral") subject to a sale or other disposition, and the Trustee will release the Released Collateral from the Lien of the relevant Collateral Document and reconvey the Released Collateral to the Company or any such Guarantor upon compliance with the condition that the Company deliver to the Trustee, among other things, the following:

   (a) a notice from the Company requesting the release of Released Collateral,
       (i) specifically describing the proposed Released Collateral, (ii) specifying the fair market value of such Released Collateral on a date within 60 days of such notice (the "Valuation Date"), (iii) stating that the consideration to be received in respect of the Released Collateral is at least equal to the fair market value of the Released Collateral,
       (iv) stating that the release of such Released Collateral will not impair the value of the remaining Collateral or interfere with the Trustee's ability to realize such value and will not impair the maintenance and operation of the remaining Collateral, (v) confirming the sale of, or an agreement to sell, such Released Collateral in a bona fide sale to a person that is not an Affiliate of the Company or, if such sale is to a person that is an Affiliate, confirming that such sale is made in compliance with the provisions described in "--Certain Covenants--Transactions with Affiliates," (vi) certifying that if the sale of such Released Collateral constitutes an Asset Sale, such Asset Sale complies with the terms and conditions of the Indenture with respect thereto, including, without limitation, the provisions set forth in "--Repurchase at the Option of Holders--Asset Sales," and (vii) if there is to be a substitution of property for the Released Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Released Collateral to be disposed of;

   (b) an officers' certificate of the Company stating that (i) such sale covers only the Released Collateral, (ii) all Net Proceeds, if any, from the sale of any of the Released Collateral will be applied pursuant to the provisions of the Indenture in respect of Asset Sales, (iii) there is no Default or Event of Default in effect or continuing on the date thereof or the Valuation Date, (iv) the release of the Collateral will not result in a Default or Event of Default under the Indenture, and (v) all conditions precedent in the Indenture relating to the release have been complied with; and

   (c) all documentation required by the Trust Indenture Act, if any, prior to the release of the Released Collateral by the Trustee and, if there is to be a substitution of property for the Released Collateral subject to the Asset Sale, all documentation necessary to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Collateral Documents.

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   The Company also shall be entitled, subject to compliance with the conditions set forth therein, to obtain the release of Collateral which has been taken by eminent domain, condemnation or in similar circumstances.

   The Company shall be entitled to obtain a full release of all of the Collateral following legal defeasance or covenant defeasance of the Indenture as described above under "--Legal Defeasance and Covenant Defeasance."

   Disposition of Collateral Without Release. Notwithstanding the provisions of "Release of Collateral" above, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company and the Guarantors may, among other things, without any release or consent by the Trustee, conduct ordinary course activities with respect to Collateral in accordance with the provisions of the Indenture, including selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Documents which has become worn out or obsolete and which either has an aggregate fair market value of $50,000 or less, or which is replaced by property of substantially equivalent or greater value which becomes subject to the Lien of the Collateral Documents as After-Acquired Property; abandoning, terminating, cancelling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Collateral Documents; surrendering or modifying any franchise, license or permit subject to the Lien of the Indenture or any of the Collateral Documents which it may own or under which it may be operating; altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; demolishing, dismantling, tearing down, scrapping or abandoning any Collateral if, in the good faith opinion of the Board of Directors of the Company, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of the Company; granting a nonexclusive license of any intellectual property; and abandoning intellectual property which has become obsolete and not used in the business.

Use of Trust Monies

   All Trust Monies (including, without limitation, all Net Proceeds and Net Loss Proceeds) shall, subject to the terms of the Senior Intercreditor Agreement with respect to the Credit Agreement Collateral, be held by the Trustee as a part of the Collateral securing the Notes and, so long as no Event of Default shall have occurred and be continuing, may, subject to certain conditions set forth in the Indenture, at the direction of the Company be applied by the Trustee from time to time to the payment of the principal of, premium, if any, and interest on any Notes at maturity or upon redemption or retirement, or to the purchase of Notes upon tender or in the open market or otherwise, in each case in compliance with the Indenture.

   The Trustee shall be entitled to apply any Trust Monies held by the Trustee to cure any Event of Default. Trust Monies deposited with the Trustee shall be invested in Cash Equivalents pursuant to the direction of the Company and, so long as no Default or Event of Default shall have occurred and be continuing, the Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

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Legal Defeasance and Covenant Defeasance

   The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

   (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

   (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

   (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantor's obligations in connection therewith; and

   (4) the Legal Defeasance provisions of the Indenture.

   In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

   (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

   (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

   (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

   (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

   (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

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   (6) the Company must have delivered to the Trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

   (7) the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

   (8) the Company must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

   Except as provided in the next three succeeding paragraphs, the Indenture, the Collateral Documents or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

   Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

   (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

   (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

   (3) reduce the rate of or change the time for payment of interest on any Note;

   (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

   (5) make any Note payable in money other than that stated in the Notes;

   (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

   (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

   (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture;

   (9) make any change to the provisions of the Indenture relating to the special mandatory redemption described under the caption "--Special Mandatory Redemption" in a way that would adversely effect the rights of any of the Holders;

   (10)   adversely affect the ranking of the Notes; or

   (11)   make any change in the preceding amendment and waiver provisions.

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   Notwithstanding the foregoing, Collateral may be released with the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Notes in addition to the release of Collateral expressly permitted by the Indenture and the Collateral Documents.

   Notwithstanding the preceding, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

   (1) to cure any ambiguity, defect or inconsistency;

   (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

   (3) to provide for the assumption of the Company's obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

   (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; or

   (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Satisfaction and Discharge

   The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

   (1) either:

      (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

      (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

   (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

   (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

   (4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

   In addition, the Company must deliver an officers' certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

   If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as

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security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

   The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

   Anyone who receives this prospectus may obtain a copy of the Indenture and the Collateral Documents without charge by writing to the Company at 240 Main Street, Black Hawk, Colorado 80422, Attention: Chief Financial Officer.

Certain Definitions

   Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Acquired Black Hawk Indebtedness" means Indebtedness represented by, collectively, (1) $1.5 million in aggregate principal amount at maturity of 6.25% Series 1999A Black Hawk Business Improvement District, Gilpin, Colorado, Special Improvement District No. 1997-2 Special Assessment Bonds due December 1, 2004 and (2) $4.0 million in aggregate principal amount at maturity of 6.50% Series 1999B Black Hawk Business Improvement District, Gilpin, Colorado, Special Improvement District No. 1997-2 Special Assessment Bonds due December 1, 2011, which bonds are secured by a first priority Prior Lien on certain real property comprising the Black Hawk Business Improvement District relating to The Lodge Casino in favor of the Black Hawk Business Improvement District Special Assessment Bonds.

   "Acquired Colonial Holdings Indebtedness" means

   (1) $15.7 million in principal amount of Indebtedness incurred pursuant to a certain Amended and Restated Loan Agreement, dated August 30, 2000, as amended to the date of issuance of the Notes by and among Colonial Downs, Colonial and CD Entertainment which is secured by a Lien on substantially all of the assets of Colonial and its Subsidiaries (other than its off-track wagering facilities);

   (2) a note payable to Citizens and Farmers Bank in the principal amount of $120,000 as of December 31, 2001, less any repayments thereof, bearing interest at the rate of 8.5%, maturing in August 2002, and secured by a first priority Lien on the racetrack lighting equipment purchased with the proceeds of the note;

   (3) a note payable to the Maryland Jockey Club in the principal amount of $1,245,148 as of December 31, 2001, less any repayments thereof, bearing interest at the rate of 7.75%, maturing in December 2005; and

   (4) a note payable to the Maryland Jockey Club in the principal amount of $300,308 as of December 31, 2001, less any repayments thereof, bearing interest at the prime rate and maturing in January 2002.

   "Acquired Debt" means, with respect to any specified Person:

   (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in

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       connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

   (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

   "Acquired Louisiana Properties Indebtedness" means, collectively,

   (1) a certain promissory note maturing at March 31, 2009, in the principal amount of $1,208,571.40, dated February 7, 2001, as amended on September 26, 2001, between Winner's Choice Casino, Inc. as borrower, and Claude
       M. Penn, Jr. and George D. Lockhart, as creditors, accruing interest in the amount of 8.0% until October 1, 2001 and 8.5% thereafter, secured by a second mortgage on the property comprising Winner's Choice in the parish of Calcasieu, city of Sulphur, Louisiana in favor of Claude M. Penn, Jr. and George D. Lockhart;

   (2) a certain promissory note maturing at March 31, 2009, in the principal amount of $1,809,160, dated February 7, 2001, as amended on September 26, 2001, between Houma Truck Plaza & Casino, L.L.C., as borrower, and Claude M. Penn, Jr., as creditor, accruing interest in the amount of 8.0% until October 1, 2001 and 8.5% thereafter;

   (3) a certain promissory note maturing at March 31, 2009, in the principal amount of $1,718,857.10, dated February 7, 2001, as amended on September 26, 2001, between Jalou-Cash's L.L.C., as borrower and Seabuckle Gaming, Inc., as creditor, accruing interest in the amount of 8.0% until October 1, 2001 and 8.5% thereafter, secured by a second security interest in the revenue accruing under a certain Video Draw Poker Device Agreement dated April 24, 1998 by and between Cash's Casino, Inc. and Southern Trading Corporation, as successor to Seabuckle Gaming Inc.;

   (4) a certain promissory note maturing at April 30, 2009, in the principal amount of $788,000, dated January 11, 2002, between Lucky Magnolia Truck Stop and Casino, L.L.C., as borrower and Claude M. Penn, Jr., as creditor, accruing interest in the amount of 8.5%, secured by a second mortgage on the property comprising the Lucky Magnolia Truck Stop and Casino, which is located in the parish of St. Helena, city of Denham Springs, Louisiana in favor of Claude M. Penn, Jr.;

   (5) a certain promissory note maturing at April 30, 2009, in the principal amount of $1,679,142.86, dated January 11, 2002, between Bayou Vista Truck Plaza and Casino, L.L.C., as borrower and Claude M. Penn, Jr., as creditor, accruing interest in the amount of 8.5%, secured by a second mortgage on the property comprising the Bayou Vista Truck Plaza and Casino, which is located in the parish of St. Mary, city of Bayou Vista, Louisiana in favor of Claude M. Penn, Jr.;

   (6) a certain promissory note maturing at April 30, 2009, in the principal amount of $2,171,428.57, dated January 11, 2002, between JACE, Inc., as borrower and Claude M. Penn, Jr., as creditor, accruing interest in the amount of 8.5%, secured by a second mortgage on the property comprising the Colonel's Truck Plaza and Casino, which is located in the parish of Terribonne, city of Thibodaux, Louisiana in favor of Claude M. Penn, Jr.;

   (7) a certain promissory note maturing 7.25 years from the date of issuance, in the principal amount not to exceed $1,200,000, to be dated the date of the acquisition of the property, between Raceland Truck Plaza and Casino, as borrower and Claude M. Penn, Jr., as creditor, accruing interest in the amount of 8.5%, secured by a second mortgage on the property comprising the Raceland Truck Plaza and Casino, which is located in the parish of Lafourche, city of Raceland, Louisiana in favor of Claude M. Penn, Jr.;

   (8) a certain unsecured subordinated promissory note, maturing January 31, 2010, in the principal amount of $1.0 million to be dated on or after the date of the issuance of the Notes between the Company as borrower and Jeffrey P. Jacobs as creditor, accruing interest in the amount of 12% until maturity; and

   (9) a certain unsecured subordinated promissory note, maturing January 31, 2010, in the principal amount of $8.0 million to be dated on or after the date of the issuance of the Notes between the Company as

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       borrower and The Richard E. Jacobs Revocable Trust as creditor, accruing interest in the amount of 12% until maturity.

   As of February 22, 2002, each of the promissory notes described in clauses
(1) through (7) above was assumed by and became an obligation of the Company and is subject to the Seller Intercreditor Agreement. Each of the promissory notes described in clauses (8) and (9) above is subject to the Jacobs Subordination and Intercreditor Agreement.

   "Acquired Pending Acquisitions Indebtedness" means, collectively, the Acquired Black Hawk Indebtedness, the Acquired Colonial Holdings Indebtedness and the Acquired Louisiana Properties Indebtedness.

   "Additional Interest" has the meaning assigned to such term under "Registration Rights."

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

   "After-Acquired Property" means assets or property acquired after the date of the Indenture which are required to constitute Collateral pursuant to the provisions of the Indenture.

   "Asset Sale" means:

   (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

   (2) the issuance of Capital Stock in any of the Company's Restricted Subsidiaries or the sale of Capital Stock in any of its Subsidiaries.

   Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

   (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $500,000;

   (2) a transfer of assets solely between or among the Company and its Wholly Owned Restricted Subsidiaries that are Guarantors; provided that such assets (to the extent constituting Collateral) shall remain subject to the Lien of the Collateral Documents;

   (3) an issuance of Capital Stock by a Wholly Owned Restricted Subsidiary that is a Guarantor to the Company or to another Wholly Owned Restricted Subsidiary that is a Guarantor; provided that such Capital Stock shall constitute After-Acquired Property and shall be made subject to the Lien of the Collateral Documents in accordance with the provisions of the Indenture;

   (4) the sale or lease of equipment, accounts receivable or other assets in the ordinary course of business;

   (5) the sale or other disposition of cash or Cash Equivalents in the ordinary course of business; and

   (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain
       Covenants--Restricted Payments."

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   "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

   "Bankruptcy Code" means Title 11, U.S. Code or any similar federal or state law for relief of debtors.

   "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

   "Black Hawk Permitted Liens" means the Liens securing the Acquired Black Hawk Indebtedness to the extent and in the manner such Liens exist on the date of the Indenture.

   "Board of Directors" means:

   (1) with respect to a corporation, the board of directors of the corporation;

   (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

   (3) with respect to any other Person, the board or committee of such Person serving a similar function.

   "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

   "Capital Stock" means:

   (1) in the case of a corporation, corporate stock;

   (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

   (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

   (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

   and, in the case of each of the foregoing, all warrants, options or rights to acquire the foregoing.

   "Cash Equivalents" means:

   (1) United States dollars;

   (2) securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

   (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

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   (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

   (5) commercial paper maturing within six months after the date of acquisition and having a rating of at least A-1 from Moody's Investors Service, Inc. or P-1 from Standard & Poor's (a division of The McGraw-Hill Companies, Inc.); and

   (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

   "Change of Control" means the occurrence of any of the following:

   (1) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than the Principals and Related Parties, becomes the Beneficial Owner of more than 33 1/3% of the total voting power of the Company's Voting Stock, and the Principals and Related Parties Beneficially Own, in the aggregate, a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or Group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

   (2) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) other than to the Principals and Related Parties;

   (3) the adoption of a plan relating to the liquidation or dissolution of the Company;

   (4) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the voting power of the surviving corporation immediately after such consolidation or merger; or

   (5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

   "Code" means the Internal Revenue Code, as amended.

   "Collateral" means, collectively, all of the property and assets described in the first paragraph under "--Security," together with all other property and assets that are from time to time subject to the Lien of the Collateral Documents.

   "Collateral Account" means the collateral account established pursuant to the Indenture.

   "Collateral Documents" means, collectively, the Mortgages, the Security Agreement, the Intercreditor Agreements, the Senior Intercreditor Agreement, the Escrow Agreement and all other mortgages, deeds of trust, pledge agreements, collateral assignments, security agreements, fiduciary transfers, debentures, fiduciary assignments or other instruments evidencing or creating any security interests or Liens in favor of the Trustee on behalf of itself and the Holders (whether directly or by assignment) in all or any portion of the Collateral, in each case, as amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time, in accordance with the terms thereof.

   "Colonial Holdings Permitted Liens" means the Liens securing the Indebtedness described in clause (2) of the definition of "Acquired Colonial Holdings Indebtedness," to the extent and in the manner such Liens exist on the date of the Indenture.

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   "Commission" means the Securities and Exchange Commission.

   "Consolidated EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

   (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

   (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (including, without limitation, any Tax Distributions taken into account in calculating Consolidated Net Income), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

   (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

   (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

   (5) without duplication of any items described above, to the extent such amounts were deducted in computing Consolidated Net Income, the costs and expenses of the Company incurred in connection with (i) the consummation of the issuance and sale of the Notes to the initial purchasers and (ii) the consummation of the Pending Acquisitions; minus

   (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

   Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated EBITDA of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

   "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

   (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

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   (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

   (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

   (4) the cumulative effect of a change in accounting principles shall be excluded;

   (5) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded;

   (6) extraordinary gains and losses shall be excluded; and

   (7) in the case of any Person that is a Flow Through Entity during such period, an amount equal to the maximum amount of Tax Distributions made or which may be made to the holders of Capital Stock of such Person in respect of the net taxable income allocated by such Person to such holders for such period shall be included as though such amounts had been paid as income taxes directly by the Company.

   "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

   (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

   (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

   "Contested Collateral Lien Conditions" shall mean, with respect to any Permitted Lien of the type described in clauses (1), (2) and (6) of the definition of Permitted Lien, the following conditions:

   (1) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

   (2) at the option and upon request of the Trustee, the Company or any Guarantor, as applicable, shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Trustee's reasonable estimate of all interest and penalties related thereto; and

   (3) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest crated and evidenced by the Collateral Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Collateral Documents.

   "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

   (1) was a member of such Board of Directors on the date of the Indenture; or

   (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

   "Credit Agreement" means (a) any credit agreement, dated on or after the date of the Indenture, by and among the Company, one or more of its Subsidiaries and the financial institutions acting as lenders and/or agents

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thereunder (including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith) and (b) any amendment, modification, supplement, refunding, refinancing or replacement thereof) that has terms and conditions (including with respect to applicable interest rates and fees) customary for similar facilities extended to borrowers comparable to the Company, in each case, that does not permit the Company and such Subsidiaries to incur Indebtedness in an aggregate principal amount at any time outstanding in excess of $10.0 million.

   "Credit Agreement Collateral" means all of the real property owned or leased by the Company or a Subsidiary on which The Lodge Casino and the Gilpin Hotel Casino in Black Hawk, Colorado are located, together with all easements, right, title and interest (including, without limitation, fee and easehold estates) of the Company and the Subsidiaries in and to any and all parcels of real property, together with all easements, hereditaments and appurtenances relating thereto, and all other improvements, accessions, alterations, replacements and repairs thereto and all leases and rents and other income, issues or profits derived from the foregoing interests and all right, title and interest of the Company and the Subsidiaries in and to any and all equipment, machinery, furniture, furnishings and fixtures, together with all additions, accessions, improvements, alterations, replacements and repairs thereto.

   "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

   "Equity Offering" means any public offering or private sale of Capital Stock (other than Disqualified Stock) of the Company pursuant to which the Company receives net proceeds of at least $10.0 million.

   "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:

   (1) any loss, destruction or damage of such property or asset;

   (2) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

   (3) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

   (4) any settlement in lieu of clauses (2) or (3) above.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture until such amounts are repaid.

   "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of

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such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

   In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

   (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

   (2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

   (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

   "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

   (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

   (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

   (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

   (4) the amount of all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Capital Stock payable solely in Capital Stock of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

   "Flow Through Entity" means an entity that:

   (1) for Federal income tax purposes constitutes

      (a) an "S corporation", as defined in Section 1361(a) of the Code,

      (b) a "qualified subchapter S subsidiary", as defined in Section 1361(b)(3)(B) of the Code,

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      (c) a "partnership", within the meaning of Section 7701(a)(2) of the
          Code, other than a "publicly traded partnership", as defined in
          Section 7704 of the Code, or

      (d) an entity that is disregarded as an entity separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service; and

   (2) for state and local jurisdictions in respect of which Tax Distributions are being made, is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

   "Gaming Authorities" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the gaming commission and any other agency with authority to regulate any gaming operation or proposed gaming operation owned, managed or operated by the Company or any of its Restricted Subsidiaries.

   "Gaming Law" means any gaming laws or regulations of any jurisdictions to which the Company or any of its Subsidiaries is or may at any time after the date of the Indenture be subject.

   "Gaming Licenses" means every material license, material franchise, material registration, material qualification, findings of suitability or other material approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or jurisdiction in which the Company or any of its Restricted Subsidiaries conducts business, and all applicable liquor licenses.

   "Government Securities" means direct obligations of, or obligations Guaranteed by, the United States of America for the payment of which Guarantee or obligations the full faith and credit of the United States is pledged and which are not callable or redeemable at the option of the issuer thereof.

   "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

   "Guarantors" means each Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the Indenture and their respective successors and assigns.

   "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

   (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

   (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

   "Holder" means a Person in whose name a Note is registered on the Registrar's books.

   "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

   (1) in respect of borrowed money;

   (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

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   (3) in respect of banker's acceptances;

   (4) representing Capital Lease Obligations;

   (5) in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

   (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), (ii) to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person, and (iii) all Disqualified Stock issued by such Person with the amount of such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

   The amount of any Indebtedness outstanding as of any date shall be:

   (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

   (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

   For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.

   "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Wholly Owned Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

   "Jacobs Subordinated Louisiana Properties Notes" means the notes referred to in clauses (8) and (9) of the definition of "Acquired Louisiana Properties Indebtedness," as the same may be amended or otherwise modified from time to time in accordance with the terms of the Indenture and the Jacobs Subordination and Intercreditor Agreement.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under

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applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

   "Louisiana Properties Notes" means, collectively, the Jacobs Subordinated Louisiana Properties Notes and the Louisiana Properties Seller Notes.

   "Louisiana Properties Permitted Junior Liens" means the Liens securing the Indebtedness described in clauses (1) through (7) inclusive of the definition of "Acquired Louisiana Properties Indebtedness", to the extent and in the manner such Liens exist on the date of the Indenture (except in the case of clause (7) which shall be to the extent and in the manner such Liens exist on the date such indebtedness is incurred), which Liens are junior in right of and subject to the prior rights of the Lien securing the Notes in the manner provided for in the Seller Intercreditor Agreement.

   "Louisiana Properties Seller Notes" means the notes referred to in clauses
(1) through (7) inclusive of the definition of "Acquired Louisiana Properties Indebtedness," as the same may be amended or otherwise modified from time to time in accordance with the terms of the Indenture and the Seller Intercreditor Agreement.

   "Mortgaged Louisiana Property" means the property and assets secured by the Louisiana Properties Permitted Junior Liens.

   "Net Income" means, with respect to any specified Person for any period the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends to the extent such Preferred Stock dividends do not reduce net income as determined in accordance with GAAP.

   "Net Loss Proceeds" means the aggregate cash proceeds received by the Company or any Guarantor in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Prior Lien (including, without limitation, any Permitted Lien which is a Prior
Lien) on the asset or assets that were the subject of such Event of Loss, and any taxes paid or payable as a result thereof.

   "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, and any relocation expenses incurred as a result thereof, and taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness by a Prior Lien (including, without limitation, any Permitted Lien that is a Prior Lien) on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

   "Non-Guarantor Restricted Subsidiary" means any Restricted Subsidiary to the extent not otherwise required to be a Guarantor under the Indenture. (Colonial Holdings, Stansley and Colonial Downs) became Guarantors on June 14, 2002 and are no longer Non-Guarantor Restricted Subsidiaries).

   "Non-Recourse Indebtedness" means Indebtedness:

   (1) as to which neither the Company nor any of its Restricted Subsidiaries
       (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

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   (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

   (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

   "Notes" means the 11 7/8% Senior Secured Notes due 2009 to be issued by the Company, and any Additional Notes.

   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Paying Agent" means an office or agency maintained by the Company within the City and State of New York where Notes may be presented for payment.

   "Pending Acquisitions" means:

   (1) the acquisition of Black Hawk Gaming pursuant to the Agreement and Plan of Merger, dated as of April 25, 2001, as amended on November 12, 2001, among Black Hawk Gaming, the Company and BH Acquisition;

   (2) the acquisition of Diversified and its Subsidiaries which collectively own and operate the Louisiana truck plaza video gaming properties (including, without limitation, the acquisition of Raceland) described in the Company's Offering Memorandum dated February 1, 2002 pursuant to an Exchange Agreement dated February 22, 2002 on or after the date of the issuance of the Notes among the Company, Jeffrey P. Jacobs and The Richard E. Jacobs Revocable Trust; and

   (3) the acquisition of Colonial pursuant to the Agreement and Plan of Merger, dated as of June 11, 2001, as amended on November 16, 2001, among Colonial, the Company and Gameco Acquisition. (These acquisitions were consummated on February 22, 2002).

   "Permitted Business" means the ownership and operation of one or more gaming or pari-mutuel businesses, including without limitation, casinos, hotels, racetracks and video poker truck stops, in the United States of America.

   "Permitted Investments" means:

   (1) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor;

   (2) any Investment in Cash Equivalents;

   (3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

      (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guarantor; or

      (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor;

   (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

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   (5) any acquisition of assets solely in exchange for the issuance of Capital
       Stock (other than Disqualified Stock) of the Company; and

   (6) Hedging Obligations.

   "Permitted Liens" means:

   (1) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

   (2) Liens in respect of property of the Company or any Restricted Subsidiary imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlord's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property or assets of the Company and its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole, (ii) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

   (3) (a) Liens on property and assets of the Company existing on the date of the Indenture other than Liens of third parties on the Collateral and
       (b) upon consummation of the Pending Acquisitions, the Louisiana Properties Permitted Junior Liens the Black Hawk Permitted Liens and the Colonial Holdings Permitted Liens;

   (4) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any real property, in each case whether now or hereafter in existence, not
       (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such real property and (iii) individually or in the aggregate materially interfering with the conduct of the business of the Company or any Restricted Subsidiary at such real property;

   (5) Liens arising out of judgments or awards not resulting in a Default and in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $5.0 million at any time outstanding;

   (6) Liens (other than any Lien imposed by the United States Employee Retirement Income Security Act of 1974, as amended) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or public utility obligations, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability

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         for premiums to insurance carriers; provided that (x) with respect to clauses (i), (ii) and (iii) hereof such Liens are set amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, (y) to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and Cash Equivalents and (z) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions; provided, further that the aggregate amount of deposits at any time pursuant to clause (ii) and clause (iii) shall not exceed $1.0 million in the aggregate;

     (7) leases with respect to the assets or properties of the Company or any Restricted Subsidiary or its respective Subsidiaries, in each case entered into in the ordinary course of the Company or any Restricted Subsidiary business so long as such leases are subordinate in all respects to the Liens granted and evidenced by the Collateral Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary and (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

     (8) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices of the Company or any Restricted Subsidiary;

     (9) Liens arising pursuant to Purchase Money Obligations or Capital Lease Obligations incurred pursuant to the covenant described above under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Obligations or Capital Lease Obligations and do not encumber any other property of the Company or any Subsidiary (it being understood that all Indebtedness to a single lender shall be considered to be a single Purchase Money Obligation, whether drawn at one time or from time to time);

    (10) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

    (11) other than in connection with the Pending Acquisitions, Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any Restricted Subsidiary (and not created in anticipation or contemplation thereof) in accordance with the provisions of the Indenture; provided that such Liens were in existence prior to the contemplation of the merger or consolidation and do not extend to assets not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than the existing Lien;

    (12) Liens (other than with respect to the property or assets constituting Collateral) incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $2.0 million at any time outstanding;

    (13) Liens securing obligations under the Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents;

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   (14) Liens securing Acquired Debt (and any Permitted Refinancing
        Indebtedness which refinances such Acquired Debt) incurred in accordance with the covenant described under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that (a) such Liens secured the Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary and (b) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Restricted Subsidiary;

   (15) licenses of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade-secrets, know-how and processes, granted by the Company or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

   (16) Liens arising under applicable Gaming Laws; provided that no such Lien constitutes a Lien securing repayment of Indebtedness;

   (17) Liens in favor of the Company or any Guarantor; provided that such Liens shall be subject to the Lien of the Collateral Documents; and

   (18) Liens on the Credit Agreement Collateral securing the Company's or any Restricted Subsidiary's Obligation under the Credit Agreement; provided, that the Company and its Subsidiaries shall have granted a Lien in favor of the Trustee on all assets securing such Credit Agreement as provided for in the Indenture and the Senior Intercreditor Agreement;

   provided, however, that no Liens shall be permitted to exist, directly or indirectly, on any Capital Stock, intercompany notes or other securities constituting Collateral.

   "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

   (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

   (2) such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

   (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

   (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

   "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

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   "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

   "Premier One Development" means Premier One Development Company, an Ohio corporation, and its successors and assigns.

   "Presumed Tax Rate", for any holder of Capital Stock of the Company or any Guarantor with respect to any period, means (i) with respect to the excess, if any, of ordinary income over ordinary loss (as determined for U.S. federal income tax purposes and, for this purpose, including items taxable at the same rate as ordinary income, such as net short-term capital gain) allocated to such holder for such period, the sum of the maximum marginal individual (or corporate, if such holder is taxed as a corporation) U.S. federal, state and local income tax rates applicable to such income taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes, and (ii) with respect to the net capital gain (as determined for U.S. federal income tax purposes) allocated to such holder for such period, the sum of the maximum marginal individual (or corporate, if such holder is a corporation) U.S. federal, state and local income tax rates applicable to such income taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes. For purposes of the definition of "Presumed Tax Rate", the maximum marginal individual (or corporate, if applicable) U.S. federal, state or local income tax rate for each holder of capital Stock shall be the highest such marginal individual (or corporate, if applicable) U.S. federal, state or local income tax rate applicable to any holder of Capital Stock.

   "Principals" means Jeffrey P. Jacobs and Richard E. Jacobs.

   "Prior Lien" shall have the meaning assigned to such term in the applicable Collateral Documents.

   "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

   "Registrar" means the agent appointed as security registrar for the purpose of registering Notes and transfers of Notes.

   "Registration Rights Agreement" means the Registration Rights Agreement among Gameco and the Initial Purchasers dated February 8, 2002 relating to, among other things, a registered exchange offer relating to the Old Notes.

   "Related Party" means:

   (1) any parent, spouse, sibling or lineal descendant of any Principal; or

   (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

   "Securities Act" means the Securities Act of 1933, as amended.

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   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

   "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

   "Subsidiary" means, with respect to any specified Person:

   (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

   (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

   "Trust Monies" means all cash and Cash Equivalents received by the Trustee:

   (1) upon the release of Collateral from the Lien of the Indenture or the Collateral Documents, including all Net Proceeds and Net Loss Proceeds and all moneys received in respect of the principal of all purchase money, governmental and other obligations;

   (2) pursuant to the Collateral Documents;

   (3) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Indenture or any of the Collateral Documents or otherwise; or

   (4) for application as provided in the relevant provisions of the Indenture or any Collateral Document or which disposition is not otherwise specifically provided for in the Indenture or in any Collateral Document;

provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of the Indenture or to pay the purchase price of Notes pursuant to a Change of Control Offer or Asset Sale Offer.

   "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary:

   (1) has no Indebtedness other than Non-Recourse Indebtedness;

   (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

   (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

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

   (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

   (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

   "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

   (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

   (2) the then outstanding principal amount of such Indebtedness.

   "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

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                         BOOK ENTRY; DELIVERY AND FORM

   Except as set forth below, the New Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. New Notes will be issued at the closing of the exchange offer only upon tender of Old Notes in accordance with the procedures set forth in this prospectus and the letter of transmittal.

   The New Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

   Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "--Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

   So long as the Global Note Holder is the registered owner of the New Notes, the Global Note Holder will be considered the sole Holder under the indenture of any notes evidenced by the Global Notes. Beneficial Owners of notes evidenced by the Global Notes will not be considered the owners or Holders of the notes under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither Jacobs Entertainment nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Depository Procedures

   The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Jacobs Entertainment takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

   DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

   DTC has also advised us that, pursuant to procedures established by it, ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

   Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery

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

in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

   Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

   Payments in respect of the principal of, and interest and premium and liquidated damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, DTC, Jacobs Entertainment and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Jacobs Entertainment the trustee nor any agent of Jacobs Entertainment or the trustee has or will have any responsibility or liability for:

   (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

   (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

   DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the Beneficial Owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Jacobs Entertainment. Neither Jacobs Entertainment nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the Beneficial Owners of the notes, and Jacobs Entertainment and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

   Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

   DTC has advised us that it will take any action permitted to be taken by a Holder of New Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

   Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Jacobs Entertainment nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

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Exchange of Global Notes for Certificated Notes

   A Global Note is exchangeable for definitive New Notes in registered certificated form ("Certificated Notes") if:

   (1) DTC (a) notifies Jacobs Entertainment that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, Jacobs Entertainment fails to appoint a successor depositary;

   (2) Jacobs Entertainment, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

   (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

   In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in the Indenture (which is attached as Exhibit 4. to this registration statement) unless that legend is not required by applicable law.

Same Day Settlement and Payment

   Jacobs Entertainment will make payments in respect of the New Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Jacobs Entertainment will make all payments of principal, interest and premium and liquidated damages, if any, with respect to Certificated Notes, by mailing a check to the registered address of each Holder thereof. The notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such New Notes will, therefore, be required by DTC to be settled in immediately available funds.

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                              REGISTRATION RIGHTS

   We have entered into a Registration Rights Agreement pursuant to which we have agreed, for the benefit of the holders of the Old Notes, that we will, at our cost,

   (1) within 120 days after the date of the indenture, file a registration statement (the "Exchange Offer Registration Statement") with the Securities and Exchange Commission, or the Commission, with respect to a registered offer to exchange (the "Exchange Offer") the Old Notes for New Notes that will have terms substantially identical in all material respects to the Old Notes, except that the New Notes will not contain terms with respect to transfer restrictions, and will be guaranteed by the guarantors on terms substantially identical in all material respects to the guarantees,

   (2) within 210 days after the date of the indenture, use our best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act. Upon the Exchange Offer Registration Statement being declared effective, we will offer the New Notes in exchange for surrender of the Old Notes, and

   (3) keep the Exchange Offer open for not less than 30 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to us pursuant to the Exchange Offer, the holder of such note will receive a New Note having a principal amount equal to that of the surrendered note.

   Under existing Commission interpretations, the New Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act, so long as, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is delivered as required. We have agreed for a period of 180 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such New Notes acquired as described below. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Exchange Offer Registration Rights Agreement (including certain indemnification rights and obligations).

   Each holder of Old Notes that wishes to exchange such notes for New Notes in the Exchange Offer will be required to make certain representations including representations that

   (1) any New Notes to be received by it will be acquired in the ordinary course of its business;

   (2) it has no arrangement with any person to participate in the distribution of the New Notes; and

   (3) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of us or any of the guarantors, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

   If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

   In the event that applicable interpretations of the staff of the Commission do not permit us to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 255 days of the issue date of the Old Notes or, under certain circumstances, if the initial purchasers shall so request, we will, at our own expense,

   (1) as promptly as practicable, file a shelf registration statement covering resales of the Old Notes (the "Shelf Registration Statement");

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

   (2) use our best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act; and

   (3) use our best efforts to keep effective the Shelf Registration Statement until the earlier of the disposition of the Old Notes covered by the Shelf Registration Statement or two years after the original issue date of the Old Notes.

   We will, if a Shelf Registration Statement is filed and declared effective, provide to each holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder of the Old Notes that sells such notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification rights and obligations).


   Although we have filed an Exchange Offer Registration Statement, it has not yet become effective. The Registration Rights Agreement provides that if we fail to comply with the requirements described above or if such registration statement fails to become effective, then, as liquidated damages, additional interest shall become payable in respect of the notes as follows:


   (1) If (a) the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 120 days after the date of the indenture or (b) notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement;

   (2) If (a) an Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 210 days after the date of the indenture or (b) notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 90th day following the date on which such Shelf Registration Statement was filed; or

   (3) If either (a) we have not exchanged the New Notes for all notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 255th day after the date of the indenture or (b) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (c) if applicable, the Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the date of the indenture;

(each such event referred to in clauses (1) through (3) above, a "Registration Default"), the sole remedy available to holders of the Old Notes will be the immediate assessment of additional interest ("Additional Interest") as follows: the per annum interest rate on the Old Notes will increase by 1.0%, and the per annum interest rate will increase by an additional 0.50% for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 2.0% per annum in excess of the interest rate on the cover of this prospectus. All Additional Interest will be payable to holders of the Old Notes in cash on each interest payment date, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the Old Notes will revert to the interest rate originally borne by the Old Notes (as shown on the cover of this prospectus).


   Because our Exchange Offer Registration Statement was not declared effective within 210 days after the date of the indenture, we began accruing Additional Interest on September 7, 2002. We will continue to accrue Additional Interest until the Exchange Offer Registration Statement is declared effective.

   We do not expect to be able to exchange New Notes for all notes validly tendered in the Exchange Offer until after October 21, 2002, which is the 255/th/ day after the date of the indenture. We therefore expect to accrue Additional Interest again beginning October 22, 2002 (the 256/th/ day after the date of the indenture) until the Exchange Offer is consummated.


   The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Scope of Discussion

   The following general discussion summarizes certain material United States federal income tax consequences that apply to beneficial owners of the notes who acquire the notes at their original issue price for cash and hold the notes as a "capital asset," generally, for investment, under Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary, however, does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the United States tax treatment of your investment in the notes. For example, special rules not discussed here may apply to you if you are:

  .   a broker-dealer, a dealer in securities or a financial institution;

  .   an S corporation;

  .   a bank;

  .   a thrift;

  .   an insurance company;

  .   a tax-exempt organization;

  .   a partnership or other pass-through entity;

  .   subject to the alternative minimum tax provisions of the Code;

  . holding the notes as part of a hedge, straddle or other risk reduction or constructive sale transaction;

  .   a person with a "functional currency" other than the U.S. dollar; or

  .   United States expatriate.

   This discussion only represents our best attempt to describe certain United States federal income tax consequences that may apply to you based on current United States federal tax law. We have not sought and will not seek any rulings from the Internal Revenue Service regarding the matters discussed below. This discussion may in the end inaccurately describe the federal income tax consequences which are applicable to you because the law may change, possibly retroactively, and because the IRS or any court may disagree with this discussion. If you are a partner in a partnership, you should consult your own tax advisor regarding special rules that may apply.


   This summary may not cover your particular circumstances because it does not consider foreign, state or local tax rules, disregards certain federal tax rules such as the estate and gift taxes, and does not describe future changes in federal tax rules. Please consult your tax advisor.


Exchange of Old Notes Pursuant to the Exchange Offer

   The exchange of Old Notes for New Notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. You will not recognize gain or loss upon the receipt of New Notes. If you are not exempt from United States federal income tax, you will be subject to such tax on the same amount, in the same manner and at the same time as you would have been as a result of holding the Old Notes. If you are a cash-basis holder who is exchanging Old Notes for New Notes, you will not recognize in income any accrued and unpaid interest on the Old Notes by reason of the exchange. The basis and holding period of the New Notes will be the same as the basis and holding period of the corresponding Old Notes.

United States Holders

   If you are a "United States Holder," as defined below, this section applies to you. Otherwise, the section "Non-United States Holders," applies to you.

   Definition of United States Holder. You are a "United States Holder" if you are the beneficial owner of a note and you are, for United States federal income tax purposes:

  . a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

  . a corporation created or organized in the United States or under the laws of the United States or of any political subdivision of the United States;

  . an estate, the income of which is subject to United States federal income tax regardless of its source;

  . a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

   Taxation of Stated Interest. Generally, you must include the interest on the notes in ordinary income:

  . when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

  . when you receive it, if you use the cash method of accounting for United States federal income tax purposes.


   Original Issue Discount. The notes were issued with original issue discount ("OID") for United States federal income tax purposes. The amount of OID on a note is the excess of a note's "stated redemption price at maturity" over its "issue price." Generally, the "stated redemption price at maturity" of a note is the amount payable at maturity (other than qualified stated interest). The "issue price" is the first price at which a substantial amount of notes are sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting as underwriters, placement agents or wholesalers).

   U.S. Holders generally must include OID in gross income for United States federal income tax purposes on an annual basis under a constant yield accrual method regardless of their regular method of tax accounting. As a result, U.S. Holders will include OID in income in advance of the receipt of cash attributable to such income. However, U.S. Holders of the notes generally will not be required to include separately in income cash payments received on such notes, to the extent such payments constitute payments of OID which were previously accrued and included in income.

   The amount of OID includible in income by a U.S. Holder of a note is the sum of the "daily portions" of OID with respect to the note for each day during the taxable year or portion thereof in which such U.S. Holder holds such note. A daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID that accrued in such period. The "accrual period" of a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID that accrues with respect to any accrual period is the product of the note's "adjusted issue price" at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period) less any qualified stated interest allocable to the accrual period. The "adjusted issue price" of a note at the start of any accrual period is equal to its issue price, increased by OID previously includible in income for each prior accrual period and decreased by any payments made on such note (other than payments of qualified stated interest).

   Market Discount. The market discount rules discussed below apply to any note purchased after original issue at a price less than its "revised issue price." Generally the "revised issued price" of a note is equal to the issue price of the note, plus the aggregate amount of OID includible in the gross income of all prior holders of such note for all periods prior to such purchase, less the amount of any payments made on such note other than payments of qualified stated interest.

   If a United States Holder of a note, other than a holder who purchased the note upon original issuance, acquires the note for an amount that is less than its principal amount (i.e., at a market discount), and such difference exceeds a statutorily-defined DE MINIMIS amount, and the United States Holder thereafter recognizes gain upon a disposition or retirement of the note, then the United States Holder will recognize ordinary income at the time of the disposition in the amount of the lesser of the gain recognized and the portion of the market discount that accrued on a ratable basis (or, if elected, on a constant interest rate basis). In addition, market discount with respect to a note may be taxable to a United States Holder to the extent of appreciation in the value of the note at the time of certain otherwise nontaxable transactions (i.e., gifts). Absent an election to include market discount in income as it accrues, a United States Holder of a market discount note may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such note until the United States Holder disposes of the note in a taxable transaction.

   Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the United States Holder elects to accrue the market discount using a constant interest method. A United States Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

   Amortizable Bond Premium. If a U.S. Holder's initial tax basis in a note exceeds its stated redemption price at maturity, such holder generally will be considered to have acquired the note with "amortizable bond premium" and will not have to include any OID in income with respect to such note. The amount of amortizable bond premium is computed based on the redemption price on an earlier call date if such computation results in a smaller amortizable bond premium attributable to the period of such earlier call date. A U.S. Holder generally may elect to amortize such premium using the constant yield to maturity method. The amount amortized in any year generally will be treated as a reduction of a holder's interest income on the note. If the amortizable bond premium allocable to a year exceeds the amount of interest allocable to that year, the excess would be allowed as a deduction for that year but only to the extent that a holder's prior interest inclusions exceed bond premium deductions on the note. The election to amortize the premium on a constant yield to maturity method, once made, generally applies to all bonds held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year to which the election applies. A U.S. Holder may not revoke this election without the consent of the IRS.

   Acquisition Premium. If a U.S. Holder purchases a note for an amount that is in excess of its adjusted issue price but less than or equal to its stated redemption price at maturity, such U.S. Holder will generally be considered to have purchased the note with "acquisition premium" in an amount equal to the excess of the holder's adjusted basis in the note immediately after it is acquired over the adjusted issue price of the note. The "daily portion" of OID that would otherwise accrue with respect to a note will be reduced by an amount equal to such daily portion of OID multiplied by a fraction, the numerator of which is the excess of the holder's adjusted basis in the note immediately after it is acquired over the adjusted issue price of the note, and the denominator of which is the remaining OID to be accrued on the note. Alternatively, a U.S. Holder purchasing a note with acquisition premium may elect to compute OID accruals by treating the purchase as a purchase at original issue and apply the mechanics of the constant yield method.

   Sale or Other Taxable Disposition of the Notes. You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of your gain or loss equals the difference between the amount you receive for the note (in cash or other property, valued at fair market value), except to the extent amounts received are attributable to accrued interest on the note, minus your adjusted tax basis in the note. Your tax basis in the note equals the price you paid for the note increased by any OID included in your income.

   Your gain or loss will generally be a long-term capital gain or loss if you have held the note for more than one year. Otherwise, it will be a short-term capital gain or loss. Long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The use of capital losses is subject to limitations. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income.

   Liquidated Damages/Exchange with New Notes. We intend to take the position that the likelihood of our failing to exchange New Notes for Old Notes pursuant to the registration rights agreement and this exchange offer is remote. However, if we fail to exchange the notes, you must include the payment of additional interest as ordinary income only when such payment is accrued or paid, in accordance with your own method of accounting. The exchange of Old Notes for New Notes pursuant to the exchange offer and the registration rights agreement will not be a taxable event. Your basis in the Old Notes will carry over to the registered notes received and the holding period of the registered notes will include the holding period of the Old Notes surrendered.

   Information Reporting and Backup Withholding. We will report to holders of the notes and to the IRS the amount of any interest paid and OID accrued on the notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments. You may be subject to a backup withholding tax when you receive interest payments on a note or proceeds upon the sale or other disposition of the note. Certain holders (including, among others, corporations, financial institutions and certain tax-exempt organizations) are generally not subject to backup withholding. In addition, the backup withholding tax will not apply to you if you provide to us or our paying agent your correct social security or other taxpayer identification number, or TIN, in the prescribed manner unless:

  . the IRS notifies us or our paying agent that the TIN you provided is incorrect;

  . you underreport interest and dividend payments that you receive on your tax return and the IRS notifies us or our paying agent that withholding is required;

  . you fail to certify under penalties of perjury that you are not subject to backup withholding.

   The backup withholding tax rate is 30% for payments made during the years 2002 and 2003, 29% for payments made during the years 2004 and 2005, and 28% for payments made during the years 2006 through 2009.

   If the backup withholding tax does apply to you, you may use the amounts withheld as a refund or credit against your United States federal income tax liability as long as you provide certain information to the IRS.

   United States Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining such exemption.

Non-United States Holders

   The following general discussion is limited to the United States federal income tax consequences relevant to a "Non-United States Holder." A "Non-United States Holder" is any beneficial owner of a note that is for United States federal income tax purposes a nonresident alien, or a corporation, estate, or trust that is not a United States Holder.

  Interest.

   Portfolio Interest Exemption. You will generally not have to pay United States federal income tax on interest (including OID) paid on the notes because of the "portfolio interest exemption" if either:

  . you represent that you are not a United States person for United States federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury; or

  . a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the note on your behalf, certifies to us or our paying agent under penalties of perjury that it has received IRS Form W-8BEN (or a suitable substitute form) from you or from another qualifying financial institution intermediary, and provides a copy of the Form W-8BEN (or a suitable substitute form) to us or our paying agent.

   You will not, however, qualify for the portfolio interest exemption described above if:

  . you own, actually or constructively, 10% or more of the total combined voting power of all classes of our capital stock entitled to vote;

  . you are a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code;

  . you are a bank receiving interest described in Section 881(c)(3)(A) of the Code; or

  . the interest received in connection with the Notes constitutes (or the IRS determines that such interest constitutes) contingent interest as described in Section 871(h)(4) of the Code.

   Withholding Tax if the Interest Is Not Portfolio Interest. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you may be subject to a 30% withholding tax on the gross amount received, unless reduced or eliminated by an applicable income tax treaty.

   However, if the payments of interest on a note are effectively connected with the conduct by you of a trade or business in the United States, such payments will be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally (and, if paid to corporate holders, may also be subject to a 30% branch profits tax). If payments are subject to United States federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax so long as you provide us or our paying agent with a properly executed IRS Form W-8ECI.

   Non-United States Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of the branch profits tax, or other rules different from those described above. Generally, in order to claim any treaty benefits you must submit a properly executed IRS Form W-8BEN.

   Reporting. We may report annually to the IRS and to you the amount of interest (including OID) paid to you, and the tax withheld, if any, with respect to you.

   Sale or Other Disposition of Notes. You will generally not be subject to United States federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of a note unless:

  . such gain is effectively connected with the conduct by you of a trade or business within the United States, in which case such gain will be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally;

  . you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  . you are subject to Internal Revenue Code provisions applicable to certain United States expatriates.

  Backup Withholding and Information Reporting.

   Payments From United States Office. If you receive payments of interest or principal directly from us or through the United States office of a custodian, nominee, agent or broker, you may be subject to both backup withholding and information reporting.

   With respect to interest payments made on the notes, however, backup withholding and information reporting will not apply if you certify, generally on a Form W-8BEN (or Form W-8ECI) or substitute form, that you are not a United States person in the manner described above under the heading "Non-United States Holders--Interest."

   Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of a note, backup withholding or information reporting generally will not apply if you properly provide, generally on Form W-8BEN (or Form W-8ECI) (or a suitable substitute form), a statement that you are an "exempt foreign person" for purposes of the broker reporting rules, and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of a note, as described above under the heading "Non-United States Holders--Sale or Other Disposition of Notes," you will generally qualify as an "exempt foreign person" for purposes of the broker reporting rules.

   Payments From Foreign Office. If payments of principal and interest are made to you outside the United States by or through the foreign office of your foreign custodian, nominee or other agent, or if you receive the proceeds of the sale of a note through a foreign office of a "broker," as defined in the pertinent United States Treasury Regulations, you will generally not be subject to backup withholding or information reporting. You will, however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that you are a United States person. You will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that has certain relationships to the United States unless the broker has in its records documentary evidence that you are a Non-United States Holder and certain other conditions are met.

   Refunds. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, if the required information is furnished to the IRS.

   The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting interest and withholding also may be made available to the tax authorities in the country in which a Non-United States Holder is a resident under the provisions of an applicable income tax treaty or other agreement.

   This summary does not completely describe the withholding regulations. Please consult your tax advisor to determine how the withholding regulations apply to your particular circumstances.

                             PLAN OF DISTRIBUTION

   Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for private notes if such private notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for at least 180 days after the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

   We will not receive any proceeds from any sale of New Notes by broker-dealers or any other person. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of any such notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the exchange offer is completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of private notes) other than commissions or concessions of any brokers or dealers and the fees of any advisors or experts retained by holders of Old Notes, and will indemnify the holders of the private notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   The validity of the notes offered hereby will be passed upon for us by Baker & Hostetler LLP, Cleveland, Ohio.

                                    EXPERTS

   The financial statements of Jacobs Entertainment, Inc. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, which report expresses an unqualified opinion and includes an explanatory paragraph to describe the issuance of debt on February 8, 2002 and certain acquisitions occurring on February 22, 2002, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The financial statements of Black Hawk Gaming & Development Company, Inc. and subsidiaries as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, which report expresses an unqualified opinion and includes explanatory paragraphs on the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and the acquisition of the Company on February 22, 2002, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The financial statements of Jalou as of December 31, 2001 and 2000, and for the years then ended included in this prospectus have been audited by BDO Seidman, LLP, independent public accountants, as stated in their report appearing herein, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS


                                                                          Page
                                                                          ----
 JACOBS ENTERTAINMENT, INC.
    Independent Auditors' Report.........................................  F-2
    Consolidated Balance Sheets as of December 31, 2001 and 2000.........  F-3
    Consolidated Statements of Income for the Years Ended December 31,
      2001, 2000 and 1999................................................  F-4
    Consolidated Statements of Stockholders' Equity for the Years Ended
      December 31, 2001, 2000 and 1999...................................  F-5
    Consolidated Statements of Cash Flows for the Years Ended December
      31, 2001, 2000 and 1999............................................  F-6
    Notes to Consolidated Financial Statements for the Years Ended
      December 31, 2001, 2000 and 1999...................................  F-7
    Unaudited Consolidated Balance Sheets as of June 30, 2002, and
      December 31, 2001.................................................. F-27
    Unaudited Consolidated Statements of Income for the Three Months
      Ended June 30, 2002 and 2001....................................... F-28
    Unaudited Consolidated Statements of Income for the Six Months Ended
      June 30, 2002 and 2001............................................. F-29
    Unaudited Consolidated Statements of Stockholders' Equity for the
      Six Months Ended June 30, 2002..................................... F-30
    Unaudited Consolidated Statements of Cash Flows for the Six Months
      Ended June 30, 2002 and 2001....................................... F-31
    Notes to the Unaudited Consolidated Financial Statements for the
      Three and Six Months Ended June 30, 2002 and 2001.................. F-32
 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
    Independent Auditors' Report......................................... F-41
    Consolidated Balance Sheets December 31, 2001 and 2000............... F-42
    Consolidated Statements of Income for the Years Ended December 31,
      2001, 2000 and 1999................................................ F-43
    Consolidated Statements of Stockholders' Equity for the Years Ended
      December 31, 2001, 2000 and 1999................................... F-44
    Consolidated Statements of Cash Flows for the Years Ended December
      31, 2001, 2000 and 1999............................................ F-45
    Notes to Consolidated Financial Statements for the Years Ended
      December 31, 2001, 2000 and 1999................................... F-46
    Unaudited Consolidated Balance Sheets as of June 30, 2002, and
      December 31, 2001.................................................. F-61
    Unaudited Consolidated Statements of Income for the Three Months
      Ended June 30, 2002 and 2001....................................... F-62
    Unaudited Consolidated Statements of Income for the Periods from
      January 1, 2002 Through February 22, 2002 and February 23, 2002
      Through June 30, 2002 and the Six Months Ended June 30, 2001....... F-63
    Unaudited Consolidated Statements of Stockholders' Equity for the
      Six Months Ended June 30, 2002..................................... F-64
    Unaudited Consolidated Statements of Cash Flows for the Periods from
      January 1, 2002, Through February 22, 2002 and February 23, 2002
      Through June 30, 2002 and the Six Months Ended June 30, 2001....... F-65
    Notes to the Unaudited Consolidated Financial Statements for the
      Three and Six Months Ended June 30, 2002 and 2001.................. F-66
 JALOU
    Report of Independent Certified Public Accountants................... F-72
    Combined Balance Sheets.............................................. F-73
    Combined Statements of Income and Owners' Equity..................... F-74
    Combined Statements of Cash Flows.................................... F-75
    Summary of Accounting Policies....................................... F-76
    Notes to Combined Financial Statements............................... F-79

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Jacobs Entertainment, Inc.

   We have audited the accompanying consolidated balance sheets of Jacobs Entertainment, Inc. (formerly Gameco, Inc.) as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of Jacobs Entertainment, Inc., Diversified Opportunities Group, Ltd. and Jalou II Inc., which, as a combination of entities under common control, has been accounted for similar to a pooling of interests as described in Note 1 to the consolidated financial statements.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Jacobs Entertainment, Inc. as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

   As more fully described in Note 7 to the consolidated financial statements, on February 8, 2002, Jacobs Entertainment, Inc. completed a $125,000,000 private placement that was used to fund the February 22, 2002 acquisitions described in Notes 1 and 5.

DELOITTE & TOUCHE LLP
Denver, Colorado
July 31, 2002

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                          CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 2001 AND 2000
                            (Dollars in thousands)

                                                                         2001    2000
                                                                       -------- -------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.......................................... $  3,171 $ 1,162
   Restricted cash....................................................      806     602
   Accounts receivable................................................      676     108
   Inventory..........................................................      299      34
   Prepaid expenses and other current assets..........................      196     103
                                                                       -------- -------
       Total current assets...........................................    5,148   2,009
PROPERTY, PLANT AND EQUIPMENT:
   Land and improvements..............................................   16,588  15,640
   Buildings and improvements.........................................   52,189  48,586
   Equipment, furniture and fixtures..................................    4,857   2,982
   Leasehold improvements.............................................    1,109   1,124
                                                                       -------- -------
       Total..........................................................   74,743  68,332
   Less accumulated depreciation and amortization.....................    7,420   5,442
                                                                       -------- -------
PROPERTY, PLANT AND EQUIPMENT--Net....................................   67,323  62,890
OTHER ASSETS:
   Equity method investments..........................................   20,443  20,424
   Goodwill, net......................................................    5,140
   Identifiable intangible assets, net................................    6,447     703
   Other assets.......................................................    1,491      92
                                                                       -------- -------
TOTAL ASSETS.......................................................... $105,992 $86,118
                                                                       ======== =======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued expenses.............................. $  9,496 $ 5,412
   Current maturities of long-term debt and capital lease obligations.      737     936
                                                                       -------- -------
       Total current liabilities......................................   10,233   6,348
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS..........................    5,692   1,160
LONG-TERM DEBT--RELATED PARTIES.......................................    9,000
                                                                       -------- -------
       Total liabilities..............................................   24,925   7,508
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST.....................................................   17,308  18,567
                                                                       -------- -------
STOCKHOLDERS' EQUITY:
   Common stock $.01 par value; 1,500 shares authorized;
     1,500 shares issued and outstanding
   Additional paid-in capital.........................................   27,992  23,969
   Retained earnings..................................................   35,767  36,074
                                                                       -------- -------
       Total stockholders' equity.....................................   63,759  60,043
                                                                       ======== =======
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............................ $105,992 $86,118
                                                                       ======== =======

                See notes to consolidated financial statements.

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                       CONSOLIDATED STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                            (Dollars in thousands)

                                                         2001     2000    1999
                                                       -------  -------  -------
REVENUES:
   Gaming:
     Pari-mutuel...................................... $27,781  $27,366  $27,285
     Truck stop video poker...........................   6,666
   Fuel...............................................   5,688
   Convenience store and restaurant...................   3,113    1,188    1,219
   Other..............................................   3,405    3,242    3,212
                                                       -------  -------  -------
       Total revenues.................................  46,653   31,796   31,716
COSTS AND EXPENSES:
   Gaming:
     Pari-mutuel......................................  22,585   22,052   20,982
     Truck stop video poker...........................   1,875
   Fuel...............................................   5,229
   Convenience store and restaurant...................   2,189    1,067      895
   Marketing, general and administrative..............   7,385    5,691    5,023
   Transaction fees and expenses......................     624
   Depreciation and amortization......................   2,681    1,698    1,841
                                                       -------  -------  -------
       Total costs and expenses.......................  42,568   30,508   28,741
                                                       -------  -------  -------
OPERATING INCOME......................................   4,085    1,288    2,975
   Interest income....................................     100      123       65
   Interest expense...................................   4,230    2,519    2,905
                                                       -------  -------  -------
(LOSS) INCOME BEFORE EQUITY IN EARNINGS OF INVESTMENTS
AND MINORITY INTEREST IN LOSS.........................     (45)  (1,108)     135
EQUITY IN EARNINGS OF INVESTMENTS--
BLACK HAWK AND THE LODGE..............................   3,377    3,833    3,528
MINORITY INTEREST IN LOSS--COLONIAL...................   1,258    1,566      615
                                                       -------  -------  -------
NET INCOME............................................ $ 4,590  $ 4,291  $ 4,278
                                                       =======  =======  =======


                See notes to consolidated financial statements.

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                            (Dollars in thousands)


                                  Common Stock
                                 --------------
                                                Additional
                                                 Paid-in   Retained
                                 Shares Amount*  Capital   Earnings  Total
                                 ------ ------- ---------- -------- -------
   BALANCES, JANUARY 1, 1999.... 1,500    $      $23,969   $32,473  $56,442
      Net income................                             4,278    4,278
      Stockholder distributions.                            (2,468)  (2,468)
                                 -----    --     -------   -------  -------
   BALANCES, DECEMBER 31, 1999.. 1,500            23,969    34,283   58,252
      Net income................                             4,291    4,291
      Stockholder distributions.                            (2,500)  (2,500)
                                 -----    --     -------   -------  -------
   BALANCES, DECEMBER 31, 2000.. 1,500            23,969    36,074   60,043
      Net income................                             4,590    4,590
      Capital contributions.....                   4,023              4,023
      Stockholder distributions.                            (4,897)  (4,897)
                                 -----    --     -------   -------  -------
   BALANCES, DECEMBER 31, 2001.. 1,500    $      $27,992   $35,767  $63,759
                                 =====    ==     =======   =======  =======

--------

* The par value amount of Jacobs Entertainment, Inc. common stock outstanding for the period presented is less than $500 and is therefore shown as $0 above.




                See notes to consolidated financial statements.

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                            (Dollars in thousands)

                                                                                      2001      2000     1999
                                                                                    --------  -------  -------
OPERATING ACTIVITIES:
   Net income...................................................................... $  4,590  $ 4,291  $ 4,278
   Adjustments to reconcile net income to net cash provided by operating activities:
       Equity in earnings of investments...........................................   (3,377)  (3,833)  (3,528)
       Minority interest...........................................................   (1,258)  (1,566)    (615)
       Depreciation and amortization...............................................    2,681    1,698    1,841
   Changes in operating assets and liabilities, net of the effect of acquisitions:
       Restricted cash.............................................................     (191)     181     (485)
       Accounts receivable.........................................................     (871)     (23)      44
       Inventory...................................................................     (187)
       Prepaid expenses and other current assets...................................
       Accounts payable and accrued expenses.......................................    2,050   (1,379)    (675)
                                                                                    --------  -------  -------
          Net cash provided by (used in) operating activities......................    3,437     (631)     860
                                                                                    --------  -------  -------
INVESTING ACTIVITIES:
   Equipment purchases and additions to property, plant, and equipment.............     (723)    (399)    (500)
   Distributions received on investments...........................................    3,356    1,435    1,194
   Acquisitions, net of cash acquired..............................................  (12,522)
                                                                                    --------  -------  -------
          Net cash (used in) provided by investing activities......................   (9,889)   1,036      694
                                                                                    --------  -------  -------
FINANCING ACTIVITIES:
   Proceeds from related party loans...............................................    9,000
   Contributions from stockholders.................................................    4,023
   Distributions to stockholders...................................................   (4,897)  (2,500)  (2,468)
   Proceeds from long-term debt....................................................      700    1,944    2,375
   Payments on long-term debt......................................................     (365)           (1,303)
                                                                                    --------  -------  -------
          Net cash provided by (used in) financing activities......................    8,461     (556)  (1,396)
                                                                                    --------  -------  -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...............................    2,009     (151)     158
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.......................................    1,162    1,313    1,155
                                                                                    --------  -------  -------
CASH AND CASH EQUIVALENTS, END OF YEAR............................................. $  3,171  $ 1,162  $ 1,313
                                                                                    ========  =======  =======
SUPPLEMENTAL CASH FLOW INFORMATION--
   Cash paid for interest.......................................................... $  2,700  $ 2,320  $ 2,083
                                                                                    ========  =======  =======


                See notes to consolidated financial statements.

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                            (Dollars in Thousands)

1.  BUSINESS AND ORGANIZATION

   Jacobs Entertainment, Inc. ("JEI" or the "Company") was formed on April 17, 2001, as an S-Corporation to become a geographically diversified gaming and pari-mutuel wagering company with properties in Colorado, Nevada, Louisiana, and Virginia. The Company's sole shareholders, who each own 50% of JEI's common stock, are Jeffrey P. Jacobs and the Richard E. Jacobs Revocable Trust, of which Richard E. Jacobs is the sole trustee (collectively, "Jacobs"). As a result of the transactions on February 22, 2002, described below, JEI owns and operates three land-based casinos, six truck plaza video gaming facilities, and a horse racing track with three off-track wagering facilities. In addition, the Company receives a percentage of gaming revenue from an additional truck plaza video gaming facility and leases and operates a fourth off-track wagering facility.

   On June 7, 2002, the Company changed its name from Gameco, Inc. to Jacobs Entertainment, Inc.

   On February 22, 2002, JEI simultaneously completed the acquisition of a 100% interest in entities in which Jacobs owned either a full, majority, or minority interest. The entities involved in the transaction, and the accounting treatment for the components of the acquisitions are described below and in
Note 5.

   Diversified Opportunities Group Ltd. ("Diversified") and Jalou L.L.C. and Jalou II (collectively, "Jalou")--On February 22, 2002, Jacobs contributed substantially all of its interests in Diversified and its 100% interest in Jalou II in exchange for 100% of the common stock of JEI. On this transaction date, immediately prior to the acquisition of the remaining shares of the entities described below, Diversified owned 100% of Jalou L.L.C., approximately 44% of Colonial Holdings, Inc. ("Colonial"), approximately 32% of Black Hawk Gaming & Development Company, Inc. ("Black Hawk"), and a 25% interest in the Lodge Casino at Black Hawk (the "Lodge"), located in Black Hawk, Colorado, of which the remaining 75% is owned by Black Hawk. The exchange of JEI shares for the interests of Diversified and Jalou II on February 22, 2002, was accounted for as a combination of entities under common control, which is similar to the pooling of interests method of accounting for business combinations. Accordingly, the consolidated financial statements give retroactive effect to this transaction, and therefore, JEI's results from January 1, 1999, through December 31, 2001, include 100%, 44%, 32%, and 25% of the operations of Jalou, Colonial, Black Hawk, and the Lodge, respectively.

   Jalou--Jalou owns and operates six truck plaza video gaming facilities, and receives a percentage of gaming revenue from an additional truck plaza video gaming facility in Louisiana. The ownership interest of the Jalou entities and the acquisition dates for each property are as follows:

      Jalou LLC--Houma Truck Plaza and Casino ("Houma") and an interest in the gaming revenues of Cash's Truck Plaza and Casino ("Cash's") were acquired on February 7, 2001. Bayou Vista Truck Plaza and Casino ("Bayou") and Lucky Magnolia Truck Stop and Casino ("Lucky") were acquired on January 11, 2002, and Raceland Truck Plaza and Casino ("Raceland") was acquired on February 22, 2002.

      Jalou II Inc.--Winner's Choice Casino ("Winner's") was acquired on February 7, 2001, and Colonel's Truck Plaza and Casino ("Colonel's") was acquired on January 11, 2002.

   These acquisitions were recorded using the purchase method of accounting for business combinations. See Note 4 for a further description of the Houma, Cash's, and Winner's acquisitions in 2001, and Note 5 for a further description of the Bayou, Lucky, Raceland, and Colonel's acquisitions occurring in 2002. The aggregate purchase price for the 2002 and 2001 acquisitions of the Jalou entities was approximately $20,282 and $17,300, respectively.

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


   Colonial--Colonial owns and operates a horse racing track with three off-track wagering facilities, and leases and operates a fourth off-track wagering facility, in Virginia. On February 22, 2002, JEI acquired the remaining 56% of Colonial's common stock and all outstanding options for approximately $4,820, which was recorded using the purchase method of accounting for business combinations, and accordingly, 100% of Colonial's operations will be included in JEI's results for the period subsequent to the acquisition date. Prior to the acquisition date, Colonial's operations are consolidated due to Jacobs' ownership in the majority of the voting rights (see
Note 6).

   Black Hawk--Black Hawk owns a 75% interest in the Lodge and a 100% interest in both the Gilpin Hotel and Casino and the Gold Dust West Casino, located in Black Hawk, Colorado, and Reno, Nevada, respectively. On February 22, 2002, JEI acquired the remaining 68% of Black Hawk's common stock and all outstanding options for approximately $36,980 and assumed and refinanced approximately $59,950 of Black Hawk's outstanding debt. This transaction was recorded using the purchase method of accounting for business combinations, and accordingly, 100% of Black Hawk's operations will be included in JEI's results for the period subsequent to the acquisition date. Prior to the acquisition date, JEI accounted for its ownership interest in Black Hawk and the Lodge using the equity method of accounting (see Note 6).

2.  SIGNIFICANT ACCOUNTING POLICIES

   Consolidation--The accompanying consolidated balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001, are presented to reflect the accounts of JEI, Diversified and Jalou II, similar to the pooling of interests method of accounting for business combinations. All inter-company transactions and balances have been eliminated in consolidation. The Company also records minority interest, which reflects the portion of the equity and earnings of Colonial which are applicable to the minority interest owners of Colonial.

   Cash and Cash Equivalents--The Company considers all demand deposits and time deposits with original maturities of three months or less to be cash equivalents.

   Restricted Cash--Amounts due under agreements with the Virginia Horsemen's Benevolent and Protective Association, Inc. ("VaHBPA") and the Virginia Harness Horse Association ("VHHA") are accrued based on the terms of the agreements. Funds for purses for future live race meets are held in restricted cash accounts.

   Inventory--Inventory consists of fuel, convenience store, and restaurant items at Jalou's truck stop operations, and is recorded at the lower of cost (first-in, first-out method) or market.

   Property, Plant and Equipment--Property, plant and equipment are stated at historical cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are depreciated, using the straight-line method, over the shorter of the lease term or the useful life of the asset. Estimated useful lives used are as follows:

                Land and improvements............ 20 to 40 years
                Buildings and improvements.......  5 to 40 years
                Equipment, furniture and fixtures  2 to 20 years
                Leasehold improvements...........  7 to 40 years

   Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on disposal of assets are recognized as incurred.

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


   Investments--The Company accounts for its investments in Black Hawk and the Lodge under the equity method of accounting. Under this method, the Company records its share of the income attributable to its share of Black Hawk and the Lodge as an increase to the investment and reduces its investment for actual distributions received.

   Goodwill--Goodwill represents the excess purchase price over the fair value of the net identifiable assets acquired related to the Jalou truck stops. Amortization of goodwill is provided using the straight-line method over 15 years.

   Identifiable Intangible Assets--Identifiable intangible assets are comprised of licensing costs incurred associated with Colonial's racetrack and racing centers, and revenue rights and device use rights associated with the 2001 Jalou truck stop acquisitions. Amortization of the Company's identifiable intangible assets is provided using the straight-line method. The licensing costs are being amortized over the license period of 20 years, while the revenue rights and device use rights are being amortized over 50 years and five years, respectively.

   Debt Issue Costs--Debt issue costs are capitalized and amortized, using the effective interest method, over the life of the related loan, and are included as a component of other assets in the accompanying consolidated balance sheets.

   Revenue - Pari-Mutuel--Pari-mutuel revenue includes the Company's share of pari-mutuel wagering on live races after payments of amounts returned on winning wagers, and the Company's share of wagering from import and export simulcasting at its racing centers.

   Revenue - Truck Stop Video Poker--Video poker revenue is the net winnings from gaming activities, which is the difference between gaming wins and losses.

   Revenue - Fuel, Convenience Store and Restaurant--The Company recognizes revenue at the time of sale for fuel, convenience-store items, and restaurant sales at its Jalou facilities.

   Revenue - Other--Other revenue consists of admission charges, program and concession sales at Colonial's live racing events, and is recognized at the time services are provided to patrons.

   Transaction Fees and Expenses--Costs incurred by Colonial in relation to the acquisition of its remaining shares on February 22, 2002, described in Notes 1 and 5, primarily consisting of legal and accounting fees, are expensed in the accompanying 2001 consolidated statement of income.

   Income Taxes--The Company has elected for income tax purposes to be treated as an S Corporation and, consequently, no current or deferred income taxes have been reflected in the accompanying consolidated financial statements as these taxes are the responsibility of the stockholders.

   No provision for income taxes has been made for Colonial's operations since it has operated in a net loss position (see Note 8).

   Long-Lived Assets--The Company periodically evaluates the value of long-lived assets, including property, plant and equipment, goodwill and identifiable intangibles, for potential impairment. If an impairment is indicated, based on estimated undiscounted future cash flows that are less than the carrying value of the asset, such impaired assets are written down to their estimated fair value. As of December 31, 2001 and 2000, management determined that there was no impairment of the Company's long-lived assets.

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


   Minority Interest--The Company records minority interest, which reflects the portion of the equity and earnings of Colonial which are applicable to the interests of the owners of Colonial other than Jacobs.

   Employee Stock Compensation Plans--The Company uses the intrinsic value method to account for its stock option plan. The exercise price of stock options issued to employees equals the market price of the stock on the measurement date, and therefore, the Company does not record compensation expense on stock options granted to employees. See Note 13 for discussion of the Company's stock option plan.

   Operating Segments--The Company has three reportable segments (Colonial, Jalou and Black Hawk), as defined by SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information (see Note 14).

   Use of Estimates--The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management periodically evaluates the Company's policies, and the estimates and assumptions related to such policies. All of JEI's subsidiary companies operate in a highly regulated industry. The Colonial, Jalou and Black Hawk operations are subject to regulations that describe and regulate operating and internal control procedures. The majority of gaming revenue is in the form of cash which by nature does not require complex estimations. Management estimates certain liabilities with payment periods that extend for longer than several months. Such estimates include the pari-mutuel ticket liability, self-insured medical and workers compensation liabilities, and litigation costs. JEI believes that these estimates are reasonable based on past experience with the business and based upon assumptions related to possible outcomes in the future. Actual results could differ from those estimates.

   New Accounting Standards--In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations ("SFAS No. 141"). SFAS No. 141 improves the transparency of the accounting and reporting for business combinations by requiring that all business combinations be accounted for under the purchase method. This Statement is effective for all business combinations initiated after June 30, 2001. The Company adopted SFAS No. 141 on July 1, 2001, and the adoption of SFAS No. 141 did not have a material impact on the Company's financial position or results of operations. The Company's 2001 acquisitions were accounted for using the purchase method of accounting for business combinations.

   In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"). SFAS No. 144 supersedes current accounting guidance relating to impairment of long-lived assets and provides a single accounting methodology for long-lived assets to be disposed of, and also supercedes existing guidance with respect to reporting the effects of the disposal of a business. SFAS No. 144 was adopted January 1, 2002, without a material impact on the Company's financial position or results of operations.

   In July 2001, FASB issued SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142") (see Note 3).

3.  GOODWILL AND OTHER INTANGIBLE ASSETS

   SFAS No. 142 applies to intangibles and goodwill acquired after June 30, 2001, as well as goodwill and intangibles previously acquired. Under SFAS No. 142, goodwill as well as other intangibles determined to have

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)

an indefinite life will no longer be amortized; however, these assets will be reviewed for impairment on a periodic basis. The Company adopted SFAS No. 142 on January 1, 2002, has completed its transitional impairment test, and has determined that no impairment of its goodwill balances exists. In addition, the Company has reassessed the useful lives of its identifiable intangible assets without any change to the previously established amortization periods of such assets.

   The amortization expense and net income of JEI for the three years in the period ended December 31, 2001, are as follows:

                                              Year ended December 31,
                                              -----------------------
                                               2001    2000    1999
                                              ------  ------  ------
              Reported net income............ $4,590  $4,291  $4,278
              Add back: Goodwill amortization    280
                                              ------  ------  ------
              Adjusted net income............ $4,870  $4,291  $4,278
                                              ======  ======  ======

   The revenue rights and device use rights resulted from the three truck stop acquisitions discussed further in Note 4. There has been no change in the useful lives of the Company's identifiable intangible assets on adoption of SFAS No. 142 (see Note 4).

4.  ACQUISITIONS--2001

   The acquisitions of Houma, Cash's, and Winner's on February 7, 2001, described in Note 1, were accounted for under the purchase method of accounting for business combinations and accordingly, the consolidated financial statements include the results of operations of the acquired entities from the date of acquisition to December 31, 2001. A summary of the acquisitions is as follows:

       Fair value of assets acquired, net of liabilities assumed:
          Property and equipment................................. $ 5,543
          Revenue rights.........................................   6,000
          Device use rights......................................     682
          Inventory and other, net...............................     314
                                                                  -------
          Net assets acquired....................................  12,539
          Acquisition cost.......................................  17,301
                                                                  -------
       Goodwill.................................................. $ 4,762
                                                                  =======

   Identifiable intangible assets resulting from these acquisition are comprised of $6,000 in revenue rights associated with the acquisition of Cash's and $682 in device use rights associated with the acquisition of Houma and Winner's. The revenue rights and the device use rights are being amortized over 50 years and five years, respectively, representing the initial terms of the related agreements. Goodwill resulting from the transactions is attributable to anticipated future cash flows associated with the acquired entities.

   Assuming the transactions had occurred at the beginning of each period presented, pro forma revenue and net income would have been as follows:

                                      Year ended December 31,
                                      -----------------------
                                       2000        1999
                                        -------     -------
                          Net revenue $42,981     $38,531
                          Net income.   5,023       5,010

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


   The pro forma information is not necessarily indicative of the results of operations that would have occurred had the acquisitions occurred at the beginning of each period presented, nor are they indicative of future operating results.

5.  ACQUISITIONS--2002

   The following table summarizes the values assigned to assets acquired and liabilities assumed as of February 22, 2002, for the transactions occurring on that date as described in Note 1. JEI is in the process of obtaining third-party valuations of its tangible assets and third party identification and valuation of its intangible assets; thus, the allocation of purchase price is subject to refinement. However, JEI does not anticipate material changes from the amounts presented below:

                                                         Black
                                       Colonial  Jalou   Hawk     Totals
                                       -------- ------- -------- --------
       Current assets................. $ 3,327  $ 5,825 $ 15,577 $ 24,729
       Property and equipment, net....  49,491   15,302   87,700  152,493
       Other assets...................     728      262    1,684    2,674
       Goodwill.......................           11,876   28,338   40,214
       Identifiable intangible assets.            8,046             8,046
                                       -------  ------- -------- --------
          Total assets acquired.......  53,546   41,311  133,299  228,156
                                       -------  ------- -------- --------
       Current liabilities............   8,282    2,033    9,184   19,499
       Long-term debt.................   7,767   35,004  103,802  146,573
                                       -------  ------- -------- --------
          Total liabilities assumed...  16,049   37,037  112,986  166,072
                                       -------  ------- -------- --------
              Net assets acquired..... $37,497  $ 4,274 $ 20,313 $ 62,084
                                       =======  ======= ======== ========

   Identifiable intangible assets is comprised of $1,364 in device use rights associated with the acquisitions of Bayou, Lucky, Raceland, and Colonel's and the intangibles described in Note 4. The device use rights will be amortized over five years, representing the initial term of the related agreements. Goodwill resulting from the transactions is attributable to anticipated future cash flows associated with the acquired entities.

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


6.  INVESTMENTS

   Colonial--During 1996, the Company acquired a 50% interest in Colonial Downs, L.P., ("Colonial Downs") a Virginia limited partnership, for a $2,000 cash investment.

   In March 1997, the Company's partnership investment in Colonial Downs was exchanged for 1,500,000 shares of Class B common shares of Colonial, which then conducted an initial public offering ("IPO") of its stock that resulted in a total of 7,250,000 shares outstanding (Class A shares 5,000,000; Class B shares 2,250,000). As a result of the IPO, the Company retained approximately a 22% equity interest and a 46% voting interest in Colonial.

   In September 1998, the Company purchased 1,140,000 Class A common shares of Colonial in the open market for $1,409. As a result, the Company increased its equity and voting interests to approximately 36% and 53%, respectively.

   In July 1999, the Company received 510,000 Class B and 15,000 Class A shares of Colonial common stock at the agreed-upon value of $2.50 per share as full payment on a note receivable. As a result the Company increased its equity and voting interests to approximately 44% and 69%, respectively.

   In September 2001, the Company converted 790,000 shares of Colonial Class B common stock to Class A common stock. As a result of the conversion, the Company's equity and voting interests changed to approximately 44% and 61%, respectively.

   Investment in Black Hawk--During 1996, the Company acquired 190,476 shares at $5.25 per share, and during 1997 acquired 1,333,333 shares in settlement of a convertible note for the agreed value of $5.25 per share of common stock of Black Hawk, representing approximately a 32% ownership share of Black Hawk.

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


   The Company accounts for its interest in Black Hawk under the equity method of accounting. Under this method, the Company records its share of the income attributable to its share of Black Hawk as an increase to the investment and reduces its investment for actual distributions received. In January 2001, Black Hawk acquired Gold Dust West Casino, which was accounted for under the purchase method of accounting for business combinations, resulting in the recording of goodwill of approximately $15,000. Condensed data for Black Hawk is as follows:

                                                     December 31,
                                                   ----------------
                                                     2001    2000
                                                   -------- -------
             Balance Sheets
             Assets:
                Cash.............................. $ 15,677 $ 8,518
                Gaming facilities.................   69,307  62,637
                Land..............................   18,974  15,239
                Accounts receivable...............      117     741
                Goodwill..........................   19,016   5,374
                Other assets......................    6,603   4,967
                                                   -------- -------
                    Total......................... $129,694 $97,476
                                                   ======== =======
             Liabilities and Stockholders' Equity:
                Accounts payable and accruals..... $ 10,327 $10,223
                Bonds payable and other...........    5,299   6,082
                Bank notes payable................   58,800  29,900
                Other liabilities.................    2,613     470
                                                   -------- -------
             Total liabilities....................   77,039  46,675
             Minority interest....................    7,413   8,739
             Stockholders' equity.................   45,242  42,062
                                                   -------- -------
                    Total......................... $129,694 $97,476
                                                   ======== =======

                                             Year ended December 31,
                                            -------------------------
                                              2001     2000     1999
                                            -------  -------  -------
         Statements of Income
         Revenues, net..................... $98,549  $78,875  $79,606
         Operating expenses................  84,144   65,240   65,146
                                            -------  -------  -------
         Operating income..................  14,405   13,635   14,460
         Interest expense, net.............   5,089    3,139    4,340
                                            -------  -------  -------
         Income before minority interest...   9,316   10,496   10,120
         Minority interest.................  (2,030)  (2,060)  (1,768)
         Income taxes......................  (3,117)  (2,975)  (2,929)
                                            -------  -------  -------
                Net income................. $ 4,169  $ 5,461  $ 5,423
                                            =======  =======  =======
         Equity in net income of investment $ 1,347  $ 1,773  $ 1,760
                                            =======  =======  =======

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


   As discussed in Notes 1 and 5, the outstanding shares of Black Hawk were acquired on February 22, 2002. For the period from January 1, 2002, through February 21, 2002, the Company recorded a $1,980 equity in net loss on its investment in Black Hawk which was primarily related to charges incurred by Black Hawk associated with the acquisition. Specifically, Black Hawk terminated its interest rate swap, wrote off of its existing debt issue costs, and incurred a charge related to the redemption of outstanding stock options resulting in charges of approximately $7,319.

   Investment in the Lodge--During 1996, the Company acquired an approximately 25% interest in the Lodge (the other 75% is owned by Black Hawk). The Company accounts for its interest in the Lodge under the equity method of accounting. Under this method, the Company records its share of the income attributable to its share of the Lodge as an increase to the investment, and reduces its investment for actual distributions received.

   Condensed data for the Lodge is as follows:

                                                  December 31,
                                                 ---------------
                                                  2001    2000
                                                 ------- -------
               Balance Sheets
               Assets:
                  Cash.......................... $ 8,134 $ 5,503
                  Gaming facilities.............  50,227  52,239
                  Land..........................  11,471  11,471
                  Accounts receivable...........      70     276
                  Other assets..................   2,293   2,181
                                                 ------- -------
                                                 $72,195 $71,670
                                                 ======= =======
               Liabilities and Members' Equity:
                  Accounts payable and accruals. $ 6,539 $ 6,945
                  Notes payable.................  36,004  29,766
                                                 ------- -------
               Total liabilities................  42,543  36,711
               Members' equity..................  29,652  34,959
                                                 ------- -------
                      Total..................... $72,195 $71,670
                                                 ======= =======

                                              Year Ended December 31,
                                              -----------------------
                                               2001    2000    1999
                                              ------- ------- -------
           Statements of Income
           Revenues, net..................... $59,631 $56,957 $55,659
           Operating expenses................  48,677  46,377  45,566
                                              ------- ------- -------
           Operating income..................  10,954  10,580  10,093
           Interest expense, net.............   2,835   2,341   3,022
                                              ------- ------- -------
                  Net income................. $ 8,119 $ 8,239 $ 7,071
                                              ======= ======= =======
           Equity in net income of investment $ 2,030 $ 2,060 $ 1,768
                                              ======= ======= =======

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


7.  LONG-TERM DEBT, NOTES PAYABLE-RELATED PARTIES, AND CAPITAL LEASES

   Long-term debt, notes payable-related parties, and capital leases, consists of the following as of December 31:

                                                                                               2001    2000
                                                                                              ------- ------
Indebtedness of Colonial:
   Note payable to Maryland Jockey Club, maturing December 2005, bearing interest at a rate of 7.75% payable quarterly for the first two years, and equal installments of interest and principal to be paid quarterly over the remaining five year term of the note, beginning in the first quarter of 2001............................................ $ 1,246 $1,450
   Note payable to Maryland Jockey Club, bearing interest at the prime rate (4.75% at
     December 31, 2001), maturing in January 2002............................................     300    300
   Note payable to a bank, maturing August 2002, bearing interest at the prime rate plus
     1% (5.75% at December 31, 2001), with monthly principal payment of $15,
     collateralized by certain fixed assets..................................................     120    300
   Notes payable to an insurance company, maturing in 2002, bearing interest at 7.52%........      27     46
                                                                                              ------- ------
                                                                                                1,693  2,096
                                                                                              ------- ------
Indebtedness of Jalou:
   Note payable to an individual maturing March 2009, with interest at 8.5%, secured by
     the land, buildings, and related improvements of Houma..................................   1,811
   Note payable to an individual maturing March 2009 with interest at 8.5% payable semi-
     annually, secured by the land, buildings and related improvements of Winner's...........   1,208
   Note payable to an individual maturing March 2009, with interest at 8.5%, secured by
     the land, buildings, and related improvements of Cash's.................................   1,717
                                                                                              ------- ------
                                                                                                4,736
                                                                                              ------- ------
Indebtedness of Jalou-Related Party:
   Notes payable to affiliates, maturing January 31, 2010, semi-annual payments of interest only at 12%, beginning March 31, 2002, secured by a mortgage on certain real
     property................................................................................   6,703
   Note payable to affiliates with interest at 15% and four quarterly interest only payments beginning May 1, 2001 and monthly payments of principal and interest of $30 beginning March 1, 2002 until maturity on January 31, 2006, collateralized by land,
     buildings and related improvements......................................................   2,297
                                                                                              ------- ------
                                                                                                9,000
                                                                                              ------- ------
Total indebtedness...........................................................................  15,429  2,096
Less current indebtedness....................................................................     737    936
                                                                                              ------- ------
       Total long-term indebtedness.......................................................... $14,692 $1,160
                                                                                              ======= ======

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


   On February 8, 2002, JEI completed a $125,000 private placement of 11 7/8% Senior Secured Notes (the "Notes") due 2009, with interest payable on each February 1, and August 1, with payments beginning August 1, 2002. The Notes were issued at a 3.96% discount from their principal amount, resulting in a discount of $4,950, which is being amortized using the effective interest method over the expected life of the Notes. The proceeds of the Notes were primarily used to fund the acquisition of the common stock of the entities described in Note 5, and to refinance certain debt of these entities in connection with the acquisitions. The Notes are secured by the assets and stock of the acquired entities. JEI has no independent assets or operations, the guarantees on the Notes are full and unconditional and joint and several. As of December 31, 2001, debt issue costs of $1,334 have been incurred related to the issuance of the Notes. These costs, along with additional debt issue costs of $5,298 incurred in 2002 related to the Notes, are being amortized over the life of the related debt, using the effective interest method.

   Scheduled principal payments adjusted to reflect additional debt in 2002, are as follows:

                                                                       Total
                   As of                                     JEI     Scheduled
                December 31, 11 7/8%  Black Hawk  Jalou    Line of   Principal
                   2001,      Notes    Debt [A]  Debt [B] Credit [C]  Payment
                ------------ -------- ---------- -------- ---------- ---------
  2002.........   $   737               $  387                       $  1,124
  2003.........       312                  413                            725
  2004.........       316                  441                            757
  2005.........       320                  472                            792
  2006.........     2,287                  504                          2,791
  Thereafter...    11,457    $125,000    3,082    $5,795    $4,014    149,348
                  -------    --------   ------    ------    ------   --------
     Total.....   $15,429    $125,000   $5,299    $5,795    $4,014   $155,537
                  =======    ========   ======    ======    ======   ========

[A] As a result of the acquisition of the remaining shares of Black Hawk on February 22, 2002, the Company assumed $5,299 in Black Hawk Business Improvement District Special Assessment Bonds. The bonds are issued in two series with interest payments varying between 6.25% and 6.50%. Principal and interest payments approximating $360,000 are due semi-annually beginning in June 2000, continuing until December 2011, and are secured by a first priority lien on certain real property comprising the Business Improvement District relating to the Lodge. Although Black Hawk is not the issuer of the debt, it is responsible for payment of all principal and interest thereon through special assessment taxes.

[B] As a result of the acquisitions of the Jalou properties in 2002, the Company incurred the following debt which is due to the Seller of the following truck stop properties:

                              [1] Bayou.... $1,679
                              [2] Lucky....    788
                              [3] Colonel's  2,214
                              [4] Raceland.  1,114
                                            ------
                                            $5,795
                                            ======

   The notes bear interest at 8.5% per annum, mature April 2009, and are secured by the land, buildings and related improvements of the truck stops.

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


[C] Effective July 12, 2002, the Company entered into a $10,000 line of credit
    ("LOC") agreement with Foothill Capital Corporation, expiring July 12, 2007. The LOC bears interest at the prime rate published by Wells Fargo Bank, plus 1.75%. The LOC is collateralized by the land, buildings and related improvements of the Lodge and the Gilpin Hotel and Casino, the Company's Colorado casino properties. The security interests under the terms of the LOC are contractually senior to the Notes.

8.  INCOME TAXES

   Deferred income tax assets (liabilities) of Colonial consist of the following as of December 31:

                                                  2001     2000
                                                -------  -------
              Assets:
                Net operating loss............. $ 6,285  $ 5,131
              Liabilities:
                Depreciation and amortization..  (1,674)  (1,374)
                                                -------  -------
              Net deferred tax asset...........   4,611    3,757
              Valuation allowance..............  (4,611)  (3,757)
                                                -------  -------
              Deferred tax asset............... $        $
                                                =======  =======

   As of December 31, 2001, Colonial has net operating loss carryforwards of approximately $16.5 million for income tax purposes that expire in years 2012 through 2020. A valuation allowance has been recognized to reduce the deferred tax assets by the entire amount. As described in Notes 1 and 5, on February 22, 2002, Colonial completed a merger with an affiliate of the principal shareholder, which repurchased all outstanding common stock not owned by the principal shareholder and his affiliates. As a result of these transactions, utilization of the net operating loss carryforwards may be significantly limited, thereby resulting in the expiration of a portion of the carryforwards prior to offsetting future taxable income.

9.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following disclosure of estimated fair value of the Company's financial instruments has been determined by the Company using available market information and generally accepted valuation methodologies. However, considerable judgment is required to interpret market data in order to develop the estimates of fair value. Accordingly, the estimates herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The amounts for the Company's financial instruments are as follows:

                                     2001               2000
                              ------------------ ------------------
                                       Estimated          Estimated
                              Carrying   Fair    Carrying   Fair
                               Amount    Value    Amount    Value
                              -------- --------- -------- ---------
            Liabilities--Debt $14,982   $17,803   $1,450   $1,444

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)

   The estimation methodologies utilized by the Company are summarized as follows:

   Debt --The fair value of variable-rate debt is estimated to be equal to its carrying amount. The fair value of fixed rate debt is estimated based on a discounted cash flow analysis, using the prevailing market interest rates for debt of similar dollar amount, maturity and risk.

   The estimated fair value of the Company's other financial instruments, such as cash and cash equivalents, accounts receivable, inventory and accounts payable, have been determined to approximate carrying value based on the short-term nature of those financial instruments.

10.  EMPLOYEE BENEFIT PLANS

   In June 1998, Colonial implemented a 401(k) Plan in which all full time and part time employees are eligible to participate after six months of employment. Employees may elect to make pre-tax contributions up to 15% of their annual salary or the applicable statutory maximum limits to the 401(k) Plan. Colonial makes discretionary matching contributions (subject to statutory limits) in an amount equal to 20% of the first 6% of the employee's contribution. Colonial contributions are fully vested after three years of employment. The Company's contributions to the 401(k) Plan were approximately $9, $9 and $10 for 2001, 2000 and 1999, respectively.

11.  RELATED PARTY TRANSACTIONS

   Upon consummation of Colonial's initial public offering in 1997, Colonial entered into a five year consulting agreement at $75 per year with the Vice Chairman of the Board of Directors of Colonial.

   Black Hawk Gaming paid or accrued $225,000 for Jacobs Investments Management Company's services during the year ended December 31, 2000, and paid or accrued $168,750 for those services through December 31, 2001. The agreement expires on December 31, 2002, but is expected to be extended with Jacobs Entertainment at the rate of $450,000 annually until December 31, 2009.

   During 2001, the Company entered into a consulting agreement with the President of Colonial, which provides for compensation related to the acquisition of certain Louisiana truck plaza video poker gaming facilities. Amounts paid under the agreement as of December 31, 2001, were $188. Under the terms of the contract, up to an additional $150 was paid in 2002 upon the successful acquisition of certain other truck plaza video gaming facilities.

   The Company and Black Hawk share a management fee of 5% of adjusted gross gaming proceeds for the gaming operations of the Lodge. For the first year of operations, the sharing ratio of this management fee was disbursed 40% to the Company and 60% to Black Hawk. For all subsequent years of operations, the management fee is disbursed 50% to the Company and 50% to Black Hawk. This arrangement was terminated on February 22, 2002. During the years ended December 31, 2001, 2000 and 1999, the Company was paid $1,541, $1,453 and $1,274, respectively, for management fees from the Lodge.

12.  COMMITMENTS AND CONTINGENCIES

   Colonial has entered into an agreement with a totalisator company which provides wagering services and designs, programs, and manufactures totalisator systems for use in wagering applications. The basic terms of the agreement state that the totalisator company shall provide totalisator services to Colonial for all wagering held at Colonial's facilities through 2004 at a rate of .365% of the gross amounts wagered.

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


   Colonial has entered into agreements with a company which provides broadcasting and simulcasting equipment and services. These agreements expire at various times through 2002. During 2002, the Company commenced preliminary negotiations to purchase the broadcasting and simulcasting equipment. Total expense incurred for totalisator and broadcasting and simulcasting equipment was approximately $1,421, $1,755 and $1,604 for the years ended December 31, 2001, 2000 and 1999, respectively.

   Colonial leases automobiles, building space, and certain equipment under operating leases expiring at various dates. Total rental expense under these non-cancelable leases was approximately $240, $243 and $230 for the years ended December 31, 2001, 2000 and 1999, respectively.

   The following are the future estimated minimum commitments relating to non-cancelable operating agreements and leases:

                                   Broadcasting,
                                   Simulcasting
                                        and
           Year ended December 31,  Totalisator   Other     Total
           ----------------------- ------------- -------- ----------
                2002..............   $690,000    $186,000 $  876,000
                2003..............                163,000    163,000
                2004..............                118,000    118,000
                2005..............                 58,000     58,000
                                     --------    -------- ----------
                    Total.........   $690,000    $525,000 $1,215,000
                                     ========    ======== ==========

   The Company is also involved in routine litigation arising in the ordinary course of business. These matters are believed by the Company to be covered by appropriate insurance policies.

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


13.  STOCK OPTIONS

   Colonial implemented a stock option plan on March 31, 1997. Options granted under the plan may be either Incentive Stock Options or Non-qualified Stock Options, based on the discretion of the Board of Directors. The maximum aggregate number of shares which may be optioned and sold under the plan is 395,000 shares of Colonial's Class A Common Stock. The exercise price per share for Incentive Options will be no less than the fair value of the stock at the grant date. The exercise of Non-qualified Options is determined by the Board of Directors on the grant date. The term of the plan is ten years. On June 14, 1999, 20,000 granted and outstanding options were repriced from $10.45 to $1.7875 per share. On December 15, 1998, 118,000 granted and outstanding options were repriced from $9.50 per share to $1.00 per share. The following tables summarize activity of the Stock Option Plan and the stock options outstanding at December 31, 2001:

                                         Weighted
                                          Average
                                         Exercise  Available
                                           Price      for      Options
                                         Per Share   Grant   Outstanding
                                         --------- --------- -----------
        Outstanding at January 1, 1999..   $2.93     55,000    245,000
           Granted......................    1.50    (15,000)    15,000
           Forfeited....................    1.00     21,200    (21,200)
           Shares added to plan.........             95,000
                                                    -------    -------
        Outstanding at December 31, 1999    2.28    156,200    238,800
           Granted......................    1.06     (2,500)     2,500
           Forfeited....................    1.00      3,200     (3,200)
                                                    -------    -------
        Outstanding at December 31, 2000    2.29    156,900    238,100
           Granted......................
           Forfeited....................    1.00      1,600     (1,600)
                                                    -------    -------
        Outstanding at December 31, 2001   $2.30    158,500    236,500
                                                    =======    =======

                                Options Outstanding        Options Exercisable
                          -------------------------------- -------------------
                                      Weighted   Weighted            Weighted
                                      Average     Average             Average
                                     Remaining   Exercise            Exercise
                           Number   Contractual  Price Per  Number   Price Per
                          of Shares Life (Years)   Share   of Shares   Share
 Range of Exercise Prices --------- ------------ --------- --------- ---------
       $1.00--1.79.......  206,500      1.42      $ 1.11    154,340   $ 1.10
       $10.45............   30,000      0.23       10.45     30,000    10.45
                           -------                          -------
                           236,500      1.38      $ 2.30    184,340   $ 2.62
                           =======                          =======

   In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). SFAS 123 establishes alternative methods of accounting and disclosure for employee stock-based compensation arrangements. The Company has elected to use the intrinsic value method of accounting as prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, for stock options granted to the Company's employees. This method does not result in the recognition of compensation expense when employee stock options are granted if the exercise price of the option equals or exceeds the fair market value of the stock at the date of grant.

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


   In conjunction with the acquisition of the remaining shares of Colonial discussed in Notes 1 and 5, all options outstanding on that date became 100% vested, and Colonial recognized a $21 charge to operations on February 22, 2002, representing the difference between the respective options' strike price and the per share acquisition price of $1.12.

   If the accounting provisions of SFAS 123 had been adopted, the effect on 2001, 2000 and 1999 income would have been approximately $153 of additional expense in each year.

   For purposes of computing the proforma amounts indicated above, the fair value of each option on the date of grant is estimated using the Black-Scholes option pricing model with the following assumptions for the years ended December 31, 2001, 2000 and 1999, respectively: no dividend yield, expected volatility of 64%, 64%, and 63%, risk-free interest rate of 6.62% and 6.08%, and 6.74% and expected lives of two to five years. Substantially all options become vested and exercisable evenly over a five-year period. The weighted average fair value of options granted during the years ended December 31, 2000 and 1999, are $.76 and $1.38 per share, respectively. There were no options granted in 2001.

14.  SEGMENT DISCLOSURES

   JEI has three reportable segments (Colonial, Jalou and Black Hawk). The Black Hawk operations consist of the Lodge, Gilpin and Gold Dust West casinos, which are collectively accounted for on the equity method. The Colonial operations consist of the pari-mutuel operations and the Jalou operations consist of the truck plaza/video poker facilities. Each segment is managed separately because of the unique characteristics of revenue stream and customer base. The accounting policies of the segments are the same as those described in Note 2. The Corporate operations represent all other revenues and expenses, and they are also shown. The following segment information is presented after the elimination of inter-segment transactions.

   As described in Note 1, the Company acquired the remaining shares of Black Hawk on February 22, 2002. As a result of its 100% ownership interest in Black Hawk, subsequent to December 31, 2001, the Company has expanded the Black Hawk segment into its two geographic regions, Colorado and Nevada, representing the components that are separately managed.

   Segment financial information as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, is presented as follows. Segment financial information as of and for the years ended December 31, 2000 and 1999, is not presented for the Jalou segment as the Company did not operate in that segment prior to January 2001.

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


                                                                     Year Ended December 31, 2001
                                                                        (Dollars in Thousands)
                                                                 ------------------------------------
                                                                 Colonial  Jalou  Black Hawk   Total
                                                                 -------- ------- ---------- --------
Total revenues:
 Gaming:
       Pari-mutuel.............................................. $27,781                     $ 27,781
       Truck stop video poker...................................          $ 6,666               6,666
   Fuel.........................................................            5,688               5,688
   Convenience store and restaurant.............................   1,370    1,743               3,113
   Other........................................................   2,147       92               2,239
                                                                 -------  -------   ------   --------
          Total revenues........................................  31,298   14,189              45,487
                                                                 -------  -------   ------
   Corporate adjustments and eliminations.......................                                1,166
                                                                                             --------
Consolidated total revenues.....................................                             $ 46,653
                                                                                             ========
Depreciation and amortization...................................   1,734      947               2,681
Operating income................................................     309    2,235               2,544
                                                                 -------  -------   ------
   Corporate adjustments and eliminations.......................                                1,541
                                                                                             --------
Consolidated operating income...................................                             $  4,085
                                                                                             ========
Interest income.................................................      90       10                 100
Interest expense................................................   2,755    1,555               4,310
                                                                 -------  -------   ------
   Corporate adjustments and eliminations.......................                                  (80)
                                                                                             --------
Consolidated total interest expense.............................                             $  4,230
                                                                                             ========
(Loss) income before equity in earnings of investments and
  minority interest in loss..................................... $(2,356) $   690   $          (1,666)
                                                                 =======  =======   ======
   Corporate adjustments and eliminations.......................                                1,621
                                                                                             --------
Consolidated total loss before equity in earnings of investments
  and minority interest in loss.................................                             $    (45)
                                                                                             ========
Equity in earnings of investments--Black Hawk and The Lodge..... $        $         $3,377   $  3,377
                                                                 =======  =======   ======   ========
Minority interest in loss--Colonial............................. $ 1,258  $         $        $  1,258
                                                                 =======  =======   ======   ========
Net (loss) income............................................... $(1,098) $   690   $3,377      2,969
                                                                 =======  =======   ======
   Corporate adjustments and eliminations.......................                                1,621
                                                                                             --------
Consolidated net income.........................................                             $  4,590
                                                                                             ========
Goodwill amortization...........................................                                  280
                                                                                             --------
Adjusted net income.............................................                             $  4,870
                                                                                             ========
Goodwill, net................................................... $        $ 5,140   $        $  5,140
                                                                 =======  =======   ======   ========
Identifiable intangible assets, net............................. $   656  $ 5,791   $        $  6,447
                                                                 =======  =======   ======   ========
Property, plant and equipment, net.............................. $61,926  $ 5,397   $        $ 67,323
                                                                 =======  =======   ======   ========
Total assets....................................................  66,409   19,385              85,794
                                                                 -------  -------   ------   --------
   Corporate adjustments and eliminations.......................                               20,198
                                                                                             --------
Consolidated total assets.......................................                             $105,992
                                                                                             ========
Long-term debt.................................................. $ 1,693  $13,736   $        $ 15,429
                                                                 =======  =======   ======   ========

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


                                                                              Year Ended December 31, 2000
                                                                                 (Dollars in Thousands)
                                                                              ---------------------------
                                                                              Colonial Black Hawk  Total
                                                                              -------- ---------- -------
Total revenues:
   Gaming:...................................................................
       Pari-mutuel........................................................... $27,366             $27,366
       Convenience store and restaurant......................................   1,188               1,188
   Other.....................................................................   1,789               1,789
                                                                              -------    ------   -------
Total revenues...............................................................  30,343              30,343
                                                                              -------    ------
   Corporate adjustments and eliminations....................................                       1,453
                                                                                                  -------
Consolidated total revenues..................................................                     $31,796
                                                                                                  -------
Depreciation and amortization................................................   1,698               1,698
Operating loss...............................................................    (165)               (165)
                                                                              -------    ------   -------
   Corporate adjustments and eliminations....................................                       1,453
                                                                                                  -------
Consolidated operating income................................................                     $ 1,288
                                                                                                  =======

Interest income..............................................................     123                 123

Interest expense.............................................................   2,519               2,519
                                                                              -------    ------   -------
Loss before equity in earnings of investments and minority interest in loss.. $(2,561)   $        $(2,561)
                                                                              =======    ======
   Corporate adjustments and eliminations....................................                       1,453
                                                                                                  -------
Consolidated total loss before equity in earnings of investments and minority
  interest in loss...........................................................                     $(1,108)
                                                                                                  =======

Equity in earnings of investments--Black Hawk and The Lodge.................. $          $3,833   $ 3,833
                                                                              =======    ======   =======
Minority interest in loss--Colonial.......................................... $ 1,566    $        $ 1,566
                                                                              =======    ======   =======
Net (loss) income............................................................    (995)    3,833     2,838
   Corporate adjustments and eliminations....................................                       1,453
                                                                                                  -------
Consolidated net income......................................................                     $ 4,291
                                                                                                  =======
Identifiable intangible assets, net.......................................... $   703    $        $   703
                                                                              =======    ======   =======
Property, plant and equipment, net........................................... $62,890    $        $62,890
                                                                              =======    ======   =======
Total assets.................................................................  65,937              65,937
                                                                              -------    ------   -------
   Corporate adjustments and eliminations....................................                      20,181
                                                                                                  -------
Consolidated total assets....................................................                     $86,118
                                                                                                  =======
Long-term debt............................................................... $ 2,096    $        $ 2,096
                                                                              =======    ======   =======

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


                                                                                Year Ended December 31, 1999
                                                                                 (Dollars in Thousands)
                                                                                ---------------------------
                                                                                           Black
                                                                                Colonial   Hawk     Total
                                                                                --------   ------  -------
Total revenues:
   Gaming:
       Pari-mutuel............................................................. $27,285            $27,285
   Convenience store and restaurant............................................   1,219              1,219
   Other.......................................................................   1,938              1,938
                                                                                -------    ------  -------
Total revenues.................................................................  30,442             30,442
                                                                                -------    ------
   Corporate adjustments and eliminations......................................                      1,274
                                                                                                   -------
Consolidated total revenues....................................................                    $31,716
                                                                                                   =======
Depreciation and amortization..................................................   1,841              1,841
Operating loss.................................................................   1,701              1,701
                                                                                -------    ------
   Corporate adjustments and eliminations......................................                      1,274
                                                                                                   -------
Consolidated operating income..................................................                    $ 2,975
                                                                                                   =======
Interest income................................................................      65                 65
Interest expense...............................................................   2,905              2,905
                                                                                -------    ------  -------
Loss before equity in earnings of investments and minority interest in loss.... $(1,139)   $        (1,139)
                                                                                =======    ======
   Corporate adjustments and eliminations......................................                      1,274
                                                                                                   -------
Consolidated total income before equity in earnings of investments and minority
  interest in loss.............................................................                    $   135
                                                                                                   =======
Equity in earnings of investments--Black Hawk and The Lodge.................... $          $3,528  $ 3,528
                                                                                =======    ======  =======
Minority interest in loss--Colonial............................................ $   615    $       $   615
                                                                                =======    ======  =======
Net (loss) income..............................................................    (524)    3,528    3,004
   Corporate adjustments and eliminations......................................                      1,274
                                                                                                   -------
Consolidated net income........................................................                    $ 4,278
                                                                                                   =======


15.  EMPLOYMENT CONTRACTS



   The Company has entered into a three year employment agreement with Jeffrey
P. Jacobs effective as of February 22, 2002 that contains customary terms and conditions and provides for a base salary of $500,000 per year. Mr. Jacobs is also entitled to receive a bonus of up to 33% of his base salary, with the percentage to be established by the Company's Board of Directors. Mr. Jacobs is entitled to the present value of his base salary for the unexpired term of the agreement if he is terminated without cause, plus a pro rata portion of the bonus to which he would be entitled for the portion of the year in which the termination occurred.



   The Company has entered into a three year employment agreement with Richard
E. Jacobs effective as of February 22, 2002 that contains customary terms and conditions and provides for a base salary of $250,000 per year. Mr. Jacobs is also entitled to receive a bonus of up to 33% of his base salary, with the percentage to be

                          JACOBS ENTERTAINMENT, INC.
                            (formerly Gameco, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999--(Continued)
                            (Dollars in Thousands)


established by the Company's Board of Directors. Mr. Jacobs is entitled to the present value of his base salary for the unexpired term of the agreement if he is terminated without cause, plus a pro rata portion of the bonus to which he would be entitled for the portion of the year in which the termination occurred.



   The Company has entered into a two year employment agreement with Stephen R. Roark effective as of February 22, 2002 that contains customary terms and conditions and provides for a base salary of $250,000 per year. Mr. Roark is also entitled to receive a bonus of up to 33% of his base salary, with the percentage to be established by the Company's Board of Directors. Mr. Roark is entitled to the present value of his base salary for the unexpired term of the agreement if he is terminated without cause, plus a pro rata portion of the bonus to which he would be entitled for the portion of the year in which the termination occurred.



   Colonial has entered into a two year employment agreement with Ian M. Stewart effective as of February 22, 2002 that contains customary terms and conditions and provides for a base salary of $200,000 for the first year of the agreement and $215,000 for the second year of the agreement. Mr. Stewart is also entitled to receive a bonus of up to 33% of his base salary, with the percentage to be established by Colonial's Board of Directors. Mr. Stewart is entitled to the present value of his base salary for the unexpired term of the agreement if he is terminated without cause, plus a pro rata portion of the bonus to which he would be entitled for the portion of the year in which the termination occurred.

                          JACOBS ENTERTAINMENT, INC.

                     UNAUDITED CONSOLIDATED BALANCE SHEETS



          June 30, 2002 and December 31, 2001 (Dollars In Thousands)






                                                                                  June 30,  December
                                                                                    2002    31, 2001
                                                                                  --------  --------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents..................................................... $ 18,294  $  3,171
   Restricted cash...............................................................    1,832       806
   Due from affiliate............................................................      191
   Prepaid and other assets......................................................    5,142     1,171
                                                                                  --------  --------
       Total current assets......................................................   25,459     5,148
PROPERTY, PLANT AND EQUIPMENT....................................................
   Land and improvements.........................................................   37,089    16,588
   Building and improvements.....................................................  103,102    52,189
   Equipment, furniture and fixtures.............................................   25,023     4,857
   Leasehold improvements........................................................      515     1,109
                                                                                  --------  --------
                                                                                   165,729    74,743
ACCUMULATED DEPRECIATION.........................................................  (14,899)   (7,420)
                                                                                  --------  --------
   Property, plant and equipment, net............................................  150,830    67,323
OTHER ASSETS:
   Equity method investments.....................................................       --    20,443
   Goodwill......................................................................   37,152     5,140
   Identifiable intangible assets................................................    7,781     6,447
   Other assets..................................................................   10,026     1,491
                                                                                  --------  --------
TOTAL ASSETS..................................................................... $231,248  $105,992
                                                                                  ========  ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued expenses......................................... $ 21,002  $  9,496
   Current portion of long-term debt and capital lease obligations...............      720       737
                                                                                  --------  --------
   Total current liabilities.....................................................   21,722    10,233
   Long term debt and capital lease obligations..................................  136,336     5,692
   Long term debt--related parties...............................................    9,000     9,000
                                                                                  --------  --------
       Total long-term debt......................................................  145,336    14,692
       Total liabilities.........................................................  167,058    24,925
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST................................................................       --    17,308
STOCKHOLDERS' EQUITY
   Common stock $.01 par value; 1,500 shares authorized; 1,500 shares issued and
     outstanding.................................................................       --        --
   Additional paid in capital....................................................   27,992    27,992
   Retained earnings.............................................................   36,198    35,767
                                                                                  --------  --------
       Total stockholders' equity................................................   64,190    63,759
                                                                                  --------  --------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................................ $231,248  $105,992
                                                                                  ========  ========


           See notes to unaudited consolidated financial statements

                          JACOBS ENTERTAINMENT, INC.



                  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME


               For the Three Months Ended June 30, 2002 and 2001


                            (Dollars In Thousands)






                                                            Three Months Ended
                                                                June 30,
                                                            ----------------
                                                              2002      2001
                                                            -------   -------
   REVENUES:
    Gaming:
      Casino............................................... $24,917   $    --
      Truck stop...........................................   5,528     1,777
      Pari-mutuel..........................................   7,358     6,678
    Food and beverage......................................   3,835       468
    Fuel...................................................   3,906     1,761
    Convenience store......................................     882       268
    Hotel..................................................     365        --
    Other..................................................     246       947
                                                            -------   -------
          Total revenues...................................  47,037    11,899
          Promotional allowances...........................  (3,928)       --
                                                            -------   -------
          Net revenues.....................................  43,109    11,899
                                                            -------   -------
   COSTS & EXPENSES:
    Gaming:
      Casino...............................................   7,927        --
      Truck stop...........................................   2,572       529
      Pari-mutuel..........................................   6,054     5,630
    Food and beverage......................................   3,752       377
    Fuel costs.............................................   3,523     1,659
    Convenience store......................................   1,202       228
    Hotel..................................................     257        --
    Marketing, general and administrative..................   8,947     1,849
    Privatization and other non-recurring costs............      69        --
    Depreciation and amortization..........................   2,307       651
                                                            -------   -------
          Total costs and expenses.........................  36,610    10,923
                                                            -------   -------
   OPERATING INCOME........................................   6,499       976
    Interest income........................................      22        --
    Interest expense.......................................  (5,009)   (1,107)
                                                            -------   -------
   INCOME BEFORE EQUITY IN INVESTMENTS
     AND MINORITY INTEREST.................................   1,512      (131)
    Equity in earnings of investments--Black Hawk and Lodge      --       459
    Minority interest in loss--Colonial....................      --       340
                                                            -------   -------
   NET INCOME.............................................. $ 1,512   $   668
                                                            =======   =======


           See notes to unaudited consolidated financial statements

                          JACOBS ENTERTAINMENT, INC.


                  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME


                For the Six Months Ended June 30, 2002 and 2001

                            (Dollars In Thousands)



                                                                Six Months Ended
                                                                    June 30,
                                                                ----------------
                                                                  2002     2001
                                                                -------  -------
REVENUES:
 Gaming:
   Casino...................................................... $34,758  $    --
   Truck stop..................................................  10,570    2,906
   Pari-mutuel.................................................  13,748   13,607
 Food and beverage.............................................   5,369      866
 Fuel..........................................................   6,702    2,540
 Convenience store.............................................   1,588      408
 Hotel.........................................................     501       --
 Other.........................................................   1,066    1,804
                                                                -------  -------
          Total revenues.......................................  74,302   22,131
          Promotional allowances...............................  (5,507)      --
                                                                -------  -------
          Net revenues.........................................  68,795   22,131
                                                                -------  -------
COSTS & EXPENSES:
 Gaming:
   Casino......................................................  10,907       --
   Truck stop..................................................   4,732      831
   Pari-mutuel.................................................  11,039   11,372
 Food and beverage.............................................   5,165      721
 Fuel costs....................................................   6,069    2,357
 Convenience store.............................................   2,072      339
 Hotel.........................................................     351       --
 Marketing, general and administrative.........................  13,163    2,984
 Privatization and other non-recurring costs...................     524       --
 Depreciation and amortization.................................   3,710    1,209
                                                                -------  -------
          Total costs and expenses.............................  57,732   19,813
                                                                -------  -------
OPERATING INCOME...............................................  11,063    2,318
 Interest income...............................................     110       --
 Interest expense..............................................  (8,297)  (2,027)
                                                                -------  -------
INCOME BEFORE EQUITY IN INVESTMENTS
  AND MINORITY INTEREST........................................   2,876      291
 Equity in (loss) earnings of investments--Black Hawk and Lodge  (1,980)   1,352
 Minority interest in loss--Colonial...........................     173      387
                                                                -------  -------
NET INCOME..................................................... $ 1,069  $ 2,030
                                                                =======  =======






           See notes to unaudited consolidated financial statements

                           JACOBS ENTERTAINMENT, INC



           UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                    For the Six Months Ended June 30, 2002


                            (Dollars In Thousands)



                            Common Stock  Additional
                           --------------  Paid-in   Retained
                           Shares Amount*  Capital   Earnings  Total
                           ------ ------- ---------- -------- -------
          BALANCES,
           JANUARY 1, 2002 1,500   $  --   $27,992   $35,767  $63,759
             Distribution.                              (638)    (638)
             Net income...                             1,069    1,069
                           -----   -----   -------   -------  -------
          BALANCES,
           JUNE 30, 2002.. 1,500   $  --   $27,992   $36,198  $64,190
                           =====   =====   =======   =======  =======

--------

* The par value amount of Jacobs Entertainment, Inc. common stock outstanding for the period presented is less than $500 and is therefore shown as $0 above.




           See notes to unaudited consolidated financial statements

                          JACOBS ENTERTAINMENT, INC.



                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS


                For the Six Months Ended June 30, 2002 and 2001


                            (Dollars In Thousands)




                                                                                       Six Months Ended
                                                                                           June 30,
                                                                                     -------------------
                                                                                        2002      2001
                                                                                     ---------  --------
OPERATING ACTIVITIES:
   Net income....................................................................... $   1,069  $  2,030
   Adjustments to reconcile net income to net cash provided by operating activites:
       Equity in loss (earnings) of investments.....................................     1,980    (1,352)
       Minority interest............................................................      (173)     (395)
       Depreciation and amortization................................................     3,710     1,209
       Deferred financing cost amortization.........................................       417        --
       Bond issue discount amortization.............................................       277        --
   Changes in operating assets and liabilities, net of the effects of acquisitions:
       Due from affiliate...........................................................      (191)
       Prepaid expenses and other assets............................................      (202)   (1,509)
       Accounts payable and accrued expenses........................................       314     2,068
                                                                                     ---------  --------
          Net cash provided by operating activies...................................     7,201     2,051
                                                                                     ---------  --------
INVESTING ACTIVITIES:
   Additions to property, plant, and equipment......................................      (876)     (375)
   Acquisitions, net of cash acquired:..............................................
       Black Hawk Gaming............................................................   (85,428)       --
       Colonial Downs...............................................................    (4,644)       --
       Truck stops..................................................................   (13,929)  (12,191)
                                                                                     ---------  --------
          Net cash used in investing activities.....................................  (104,877)  (12,566)
                                                                                     ---------  --------
FINANCING ACTIVITIES
   Net proceeds from bond issuance..................................................   120,050        --
   Proceeds from related party truck stop loans.....................................        --     9,000
   Payments to obtain financing.....................................................    (5,861)       --
   Contribution from members........................................................        --     4,006
   Payments on long term debt.......................................................      (752)      (11)
   Distributions to stockholders....................................................      (638)     (741)
                                                                                     ---------  --------
          Net cash provided by financing activities.................................   112,799    12,254
                                                                                     ---------  --------
NET INCREASE IN CASH AND CASH EQUIVALENTS...........................................    15,123     1,739
CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR....................................     3,171     1,162
                                                                                     ---------  --------
CASH AND CASH EQUIVALENTS, END OF PERIOD............................................ $  18,294  $  2,901
                                                                                     =========  ========
SUPPLEMENTAL CASH FLOW INFORMATION
   Cash paid for interest........................................................... $   1,207  $  1,478
                                                                                     =========  ========


           See notes to unaudited consolidated financial statements

                          JACOBS ENTERTAINMENT, INC.


                            (FORMERLY GAMECO, INC.)



                        NOTES TO UNAUDITED CONSOLIDATED


                             FINANCIAL STATEMENTS


           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001


                            (DOLLARS IN THOUSANDS)



1.  BUSINESS AND ORGANIZATION



   Jacobs Entertainment, Inc. ("JEI" or the "Company") was formed on April 17, 2001, as an S-Corporation, to become a geographically diversified gaming and pari-mutuel wagering company with properties in Colorado, Nevada, Louisiana, and Virginia. The Company's sole shareholders, who each own 50% of JEI's common stock, are Jeffrey P. Jacobs and the Richard E. Jacobs Revocable Trust, of which Richard E. Jacobs is the sole trustee (collectively, "Jacobs"). As a result of the transactions described in Notes 4 and 5, effective February 22, 2002, JEI owns and operates three land based casinos, six truck plaza video gaming facilities, and a horse racing track with three off-track wagering facilities. In addition, the Company receives a percentage of gaming revenue from an additional truck plaza video gaming facility and leases and operates a fourth off-track wagering facility. Until these acquisitions were completed, the Company had not conducted any operations.



   On June 7, 2002, the Company changed its name from Gameco, Inc. to Jacobs Entertainment, Inc.



2.  SIGNIFICANT ACCOUNTING POLICES



   Unaudited Consolidated Financial Statements--In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting only of normal recurring accruals, which are necessary for the fair presentation of the financial position of the Company as of June 30, 2002 and December 31, 2001 and the results of its operations and cash flows for the three and six month periods ended June 30, 2002 and 2001. The accompanying unaudited consolidated financial statements include the various accounts of the Company after giving effect to the February 22, 2002 acquisitions as more fully described in Note 5. All significant inter-company transactions and balances have been eliminated in consolidation.



   The accompanying unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto of JEI and its most significant subsidiary, Black Hawk Gaming & Development Company, Inc. contained in the Company's Form S-4 for the year ended December 31, 2001, filed with the U.S. Securities Exchange Commission. The results of interim periods are not necessarily indicative of the results to be expected for the year ending December 31, 2002.



   Recent Accounting Pronouncements



   In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations," which is effective July 1, 2001. SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. We are currently in the process of evaluating the impact of SFAS 141 on the February 22, 2002 acquisitions. Specifically, we are in the process of obtaining third party valuations of our tangible assets and third party identification and valuation of intangible assets associated with these acquisitions. However, we do not believe the implementation of SFAS 141 will have a material impact on our financial position or results of operations.



   In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of

                          JACOBS ENTERTAINMENT, INC.

Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." This statement also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. This statement requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. This statement also broadens the presentation of discontinued operations to include more disposal transactions. We adopted the provisions of this statement at the beginning of 2002 without an impact on our financial position or results of operations.



   In July 2001, the FASB issued SFAS No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," (see Note 3).



   In April 2002, the FASB issued SFAS No. 145 "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." FASB No. 4 required all gains or losses from extinguishments of debt to be classified as extraordinary items net of income taxes. SFAS No. 145 requires that gains and losses from extinguishments of debt be evaluated under the provisions of Accounting Principles Board Opinion No. 30, and be classified as ordinary items unless they are unusual or infrequent or meet the specific criteria for treatment as an extraordinary item. This statement is effective January 1, 2003. We do not anticipate that the adoption of this statement will have a material effect on our financial position or results of operations.



   In July 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated With Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This Statement requires recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred, as opposed to when the entity commits to an exit plan under EITF No. 94-3. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The company is in the process of analyzing the effect on our financial position.



3.  GOODWILL AND OTHER INTANGIBLE ASSETS





   SFAS 142 applies to intangibles and goodwill acquired after June 30, 2001, as well as goodwill and intangibles previously acquired. Under SFAS 142, goodwill as well as other intangibles determined to have an indefinite life will no longer be amortized; however, these assets will be reviewed for impairment on a periodic basis. The Company adopted SFAS 142 on January 1, 2002, has completed its transitional impairment test, and has determined that no impairment of its goodwill balances exits. In addition, the Company has reassessed the useful lives of its identifiable intangible assets without any change to the previously established amortization periods of such assets.



   The amortization expense and net income of JEI for the three and six months ended June 30, 2001, is as follows:



                                      Three Months Ended Six Months Ended
                                        June 30, 2001     June 30, 2001
                                      ------------------ ----------------
      Reported net income............        $668             $2,030
      Add back: Goodwill amortization          76                127
                                             ----             ------
      Adjusted net income............        $744             $2,157
                                             ====             ======

                          JACOBS ENTERTAINMENT, INC.

4.  LONG TERM DEBT



   On February 8, 2002, JEI completed a $125,000 private placement of 11 7/8% Senior Secured Notes (the "Notes") due 2009, with interest payable on each February 1 and August 1, with payments beginning August 1, 2002. The Notes were issued at a 3.96% discount from their principal amount, resulting in a discount of $4,950, which is being amortized using the effective interest method over the expected life of the Notes. The proceeds of the Notes were primarily used to fund the acquisition of the common stock of the entities described in Note 5, and to refinance certain debt of these entities in connection with the acquisitions. The Notes are secured by the assets and stock of the acquired entities. JEI has no independent assets or operations, and the guarantees on the Notes are full and unconditional and joint and several.



   Effective July 12, 2002, the Company entered into a $10,000 line of credit ("LOC") agreement with Foothill Capital Corporation, expiring July 12, 2007. The LOC bears interest at the prime rate published by Wells Fargo Bank, plus 1.75%. The LOC is collateralized by the land, buildings and related improvements of the Lodge and the Gilpin Hotel Casino, the company's Colorado casino properties. The security interests under the terms of the LOC are contractually senior to the Notes.



5.  ACQUISITIONS



   On February 22, 2002, JEI simultaneously completed the acquisition of a 100% interest in entities in which Jacobs owned either a full, majority, or minority interest. The entities involved in the transaction, and the accounting treatment for the components of the acquisitions are described below.



   Diversified Opportunities Group Ltd. ("Diversified") and Jalou L.L.C. and Jalou II (collectively, "Jalou") - Jacobs contributed substantially all of its interests in Diversified and its 100% interest in Jalou II in exchange for 100% of the common stock of JEI. On the acquisition date, prior to the acquisition of the remaining shares of the entities described below, Diversified owned 100% of Jalou L.L.C., approximately 44% of Colonial Holdings, Inc. ("Colonial"), approximately 32% of Black Hawk Gaming & Development Company. Inc. ("Black Hawk"), and a 25% interest in the Lodge Casino at Black Hawk (the "Lodge"), located in Black Hawk,




Colorado, of which the remaining 75% is owned by Black Hawk. The exchange of JEI shares for the interests of Diversified and Jalou II on February 22, 2002, was accounted for as combination of entities under common control, which is similar to the pooling of interests method of accounting for business combinations. Accordingly, JEI's results from January 1, 2001, through February 22, 2002, include 44%, 32%, and 25% of the operations of Colonial, Black Hawk, and the Lodge, respectively, and 100% of the operations of these entities thereafter as a result of the acquisition of the remaining shares of these entities on February 22, 2002. Furthermore, the prior year financial statements of JEI reflect the pooled financial position, based on historical cost, and the results of operations of JEI, Diversified, and Jalou II as a result of the combination of entities under common control on February 22, 2002.



   Jalou--Jalou owns and operates six truck plaza video gaming facilities, and receives percentage of gaming revenue from an additional truck plaza video gaming facility in Louisiana. The ownership interest of Jalou LLC and Jalou II (collectively, "Jalou") and the acquisition dates for each property are as follows.



          Jalou LLC--Houma Truck Plaza and Casino and an interest in the gaming revenues of Cash's Truck Plaza and Casino were acquired on February 7, 2001. Bayou Vista Truck Plaza and Casino and Lucky Magnolia Truck Stop and Casino were acquired on January 11, 2002, and Raceland Truck Plaza and Casino was acquired on February 22, 2002.

                          JACOBS ENTERTAINMENT, INC.

          Jalou II--Winner's Choice Casino was acquired on February 7, 2001, and Colonels Truck Plaza and Casino was acquired on January 11, 2002.



   These acquisitions were recorded using the purchase method of accounting for business combinations, and the total purchase price for these properties acquired in 2002 was approximately $20,282.



   Colonial--Colonial owns and operates a horseracing track with three off-track wagering facilities, and leases and operates a fourth off-track wagering facility in Virginia. On February 22, 2002, JEI acquired the remaining 56% of Colonial's common stock for approximately $4,820, which was recorded using the purchase method of accounting for business combinations, and accordingly, 100% of Colonial's operations are included in JEI's results for the period subsequent to the acquisition date.



   Black Hawk--Black Hawk owns a 75% interest in the Lodge and a 100% interest in both the Gilpin Hotel and Casino and the Gold Dust West Casino, located in Black Hawk, Colorado, and Reno, Nevada, respectively. On February 22, 2002, JEI acquired the remaining 68% of Black Hawk's common stock for approximately $36,980 and assumed and refinanced approximately $59,950 of Black Hawk's outstanding debt. This transaction was recorded using the purchase method of accounting for business combinations, and accordingly, 100% of Black Hawk's operations are included in JEI's results for the period subsequent to the acquisition date.





   Identifiable intangible assets resulting from these acquisitions are comprised of $6,000 in revenue rights associated with the acquisition of Cash's Truck Plaza and Casino, and $2,046 in device use rights associated with the acquisitions of Houma Truck Plaza and Casino, Bayou Vista Truck Plaza and Casino, Lucky Magnolia Truck Stop and Casino, Raceland Truck Plaza and Casino, Winner's Choice Casino and Colonels Truck Plaza and Casino. The revenue rights and the device use rights will be amortized over 50 years and 5 years, respectively, representing the initial terms of the related agreements. Goodwill resulting from the transactions is attributable to anticipated future cash flows associated with the acquired entities.





   Assuming the transactions occurred at the beginning of each period presented, pro forma revenue and net income would have been as follows:



                                      Six-months ended
                                         June 30,
                                      ---------------
                                       2002     2001
                                      -------  -------
                          Net revenue $83,811  $82,194
                          Net income. $ 2,321  $ 8,309



   The pro forma information is not necessarily indicative of the results of operations that would have occurred had the acquisitions occurred at the beginning of each period presented. The June 30, 2002 pro forma results include non-recurring charges related to stock options, derivative termination, and write-off of unamortized debt issuance costs at Black Hawk of $3,165, $2,655, and $1,543, respectively.



6.  SEGMENTS



   As defined by SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", the following segment information is presented after the elimination of inter-segment transactions. JEI has four reportable segments (Colorado, Nevada, Colonial, and Jalou) representing the states in which we operate our casinos, and the subsidiaries in which we operate our pari-mutuel and truck plaza/video poker facilities, respectively. The Colorado operations consist of the Lodge and Gilpin casinos, and the Nevada operations consist of the Gold Dust West casino. The Colonial operations consist of the pari-mutuel operations and the Jalou

                          JACOBS ENTERTAINMENT, INC.

operations consist of the truck plaza / video poker facilities. Each segment is managed separately because of the unique characteristics of geographic location, revenue stream, and customer base. The accounting policies of the segments are the same as those described in Note 2. The corporate operations represent all other revenues and expenses, and they are also shown.


                       Three Months Ended June 30, 2001


                 (Balance Sheet data as of December 31, 2001)


                            (Dollars In Thousands)



                                            Colorado Nevada Colonial  Jalou   Total
                                            -------- ------ -------- ------- --------
Revenues
   Gaming
      Truck stop...........................      --      --      --  $ 1,777 $  1,777
      Pari-mutuel..........................      --      -- $ 6,678       --    6,678
   Fuel....................................      --      --      --    1,761    1,761
   Food & beverage.........................      --      --     295      173      468
   Convenience store.......................      --      --      --      268      268
   Other...................................      --      --     554       19      573
                                            -------  ------ -------  ------- --------
         Total revenues....................      --      -- $ 7,527  $ 3,998 $ 11,525
                                            =======  ====== =======  ======= ========
   Corporate adjustments and eliminations..                                       374
                                                                             --------
      Consolidated total revenues..........                                  $ 11,899
                                                                             ========
Operating Income...........................      --      -- $   118  $   483 $    601
                                            =======  ====== =======  ======= ========
   Corporate adjustments and eliminations..                                       375
                                                                             --------
      Consolidated operating income........                                  $    976
                                                                             ========
Equity in earnings of investments.......... $   398  $   61      --       -- $    459
                                            =======  ====== =======  ======= ========
Goodwill...................................      --      --      --  $ 5,140 $  5,140
                                            =======  ====== =======  ======= ========
Indentifiable intangible assets............                          $ 6,447 $  6,447
                                            =======  ====== =======  ======= ========
Total assets............................... $15,537  $4,906 $65,064  $19,151 $104,658
                                            =======  ====== =======  ======= ========
   Corporate adjustments and eliminations..                                     1,334
                                                                             --------
      Consolidated total assets............                                  $105,992
                                                                             ========

                          JACOBS ENTERTAINMENT, INC.

              As of and for the Three Months Ended June 30, 2002


                            (Dollars In Thousands)



                                            Colorado   Nevada  Colonial  Jalou    Total
                                            --------  -------  -------- ------- --------
Revenues
   Gaming
      Casino............................... $ 20,649  $ 4,268       --       -- $ 24,917
      Truck stop...........................       --       --       --  $ 5,528    5,528
      Pari-mutuel..........................       --       --  $ 7,358       --    7,358
   Fuel....................................       --       --       --    3,906    3,906
   Food and beverage.......................    1,841      780      336      878    3,835
   Convenience store.......................       --       --       --      882      882
   Hotel...................................      221      144       --       --      365
   Other...................................      170       15      (30)      91      246
                                            --------  -------  -------  ------- --------
      Total revenues.......................   22,881    5,207    7,664   11,285   47,037
      Promotional allowance................   (3,380)    (548)      --       --   (3,928)
                                            --------  -------  -------  ------- --------
      Net revenues......................... $ 19,501  $ 4,659  $ 7,664  $11,285 $ 43,109
                                            ========  =======  =======  ======= ========
Operating income........................... $  3,735  $ 1,052  $  (740) $ 1,982 $  6,029
                                            ========  =======  =======  ======= ========
   Corporate adjustments and eliminations..                                          470
                                                                                --------
      Consolidated operating income........                                     $  6,499
                                                                                ========
Goodwill................................... $  9,703  $15,033       --  $12,416 $ 37,152
                                            ========  =======  =======  ======= ========
Indentifiable intangible assets............       --       --       --  $ 7,781 $  7,781
                                            ========  =======  =======  ======= ========
Total assets............................... $101,895  $32,296  $54,120  $42,443 $230,754
                                            ========  =======  =======  ======= ========
   Corporate adjustments and eliminations..                                          494
                                                                                --------
      Consolidated total assets............                                     $231,248
                                                                                ========


                        Six Months Ended June 30, 2001


                 (Balance Sheet data as of December 31, 2001)


                            (Dollars In Thousands)



                                            Colorado Nevada Colonial  Jalou   Total
                                            -------- ------ -------- ------- --------
Revenues
   Gaming
      Truck stop...........................      --      --      --  $ 2,906 $  2,906
      Pari-mutuel..........................      --      -- $13,607       --   13,607
   Fuel....................................                            2,540    2,540
   Food & beverage.........................      --      --     592      274      866
   Convenience store.......................      --      --              408      408
   Other...................................      --      --   1,030       33    1,063
                                            -------  ------ -------  ------- --------
         Total revenues....................      --      -- $15,229  $ 6,161 $ 21,390
                                            =======  ====== =======  ======= ========
   Corporate adjustments and eliminations..                                       741
                                                                             --------
      Consolidated total revenues..........                                  $ 22,131
                                                                             ========
Operating Income...........................      --      -- $   660  $   917 $  1,577
                                            =======  ====== =======  ======= ========
   Corporate adjustments and eliminations..                                       741
                                                                             --------
      Consolidated operating income........                                  $  2,318
                                                                             ========
Equity in earnings of investments.......... $ 1,139  $  213      --       -- $  1,352
                                            =======  ====== =======  ======= ========
Goodwill...................................      --      --      --  $ 5,140 $  5,140
                                            =======  ====== =======  ======= ========
Indentifiable intangible assets............      --      --      --  $ 6,447 $  6,447
                                            =======  ====== =======  ======= ========
Total assets............................... $15,537  $4,906 $65,064  $19,151 $104,658
                                            =======  ====== =======  ======= ========
   Corporate adjustments and eliminations..                                     1,334
                                                                             --------
      Consolidated total assets............                                  $105,992
                                                                             ========

                          JACOBS ENTERTAINMENT, INC.

               As of and for the Six Months Ended June 30, 2002


                            (Dollars In Thousands)



                                            Colorado   Nevada  Colonial  Jalou    Total
                                            --------  -------  -------- ------- --------
Revenues
   Gaming
      Casino............................... $ 28,522  $ 6,236       --       -- $ 34,758
      Truck stop...........................       --       --       --  $10,570   10,570
      Pari-mutuel..........................       --       --  $13,748       --   13,748
   Fuel....................................                               6,702    6,702
   Food and beverage.......................    2,711      998      734      926    5,369
   Convenience store.......................       --       --             1,588    1,588
   Hotel...................................      329      172                --      501
   Other...................................      219       28      689      130    1,066
                                            --------  -------  -------  ------- --------
      Total revenues.......................   31,781    7,434   15,171   19,916   74,302
      Promotional allowance................   (4,716)    (791)      --       --   (5,507)
                                            --------  -------  -------  ------- --------
      Net revenues......................... $ 27,065  $ 6,643  $15,171  $19,916 $ 68,795
                                            ========  =======  =======  ======= ========
Operating income........................... $  5,424  $ 1,474  $    97  $ 3,856 $ 10,851
                                            ========  =======  =======  ======= ========
   Corporate adjustments and eliminations..                                          212
                                                                                --------
      Consolidated operating income........                                     $ 11,063
                                                                                ========
Equity in loss of investments.............. $ (1,584) $  (396)      --       -- $ (1,980)
                                            ========  =======  =======  ======= ========
Goodwill................................... $  9,703  $15,033       --  $12,416 $ 37,152
                                            ========  =======  =======  ======= ========
Indentifiable intangible assets............       --       --       --  $ 7,781 $  7,781
                                            ========  =======  =======  ======= ========
Total assets............................... $101,895  $32,296  $54,120  $42,443 $230,754
                                            ========  =======  =======  ======= ========
   Corporate adjustments and eliminations..                                          494
                                                                                --------
      Consolidated total assets............                                     $231,248
                                                                                ========

                          JACOBS ENTERTAINMENT, INC.

7.  SIGNIFICANT SUBSIDIARY INFORMATION



   For the period prior to the acquisition of Black Hawk on February 22, 2002, the Company accounted for its 32% interest in Black Hawk and its 25% interest in the Lodge using the equity method. Condensed data for the three and six month periods ended June 30, 2001 is as follows:



                                                  (In Thousands)      (In Thousands)
                                                 Six Months Ended   Three Months Ended
                                                   June 30, 2001       June 30, 2001
                                                ------------------  ------------------
                                                Black Hawk  Lodge   Black Hawk  Lodge
                                                ---------- -------  ---------- -------
REVENUES:
   Casino......................................  $48,450   $29,519   $24,213   $14,908
   Food and beverage...........................    5,737     3,228     2,899     1,634
   Hotel.......................................      671       449       360       233
   Other.......................................      935       529       170       114
                                                 -------   -------   -------   -------
       Total revenues..........................   55,793    33,725    27,642    16,889
       Promotional allowances..................   (8,201)   (5,091)   (4,138)   (2,593)
                                                 -------   -------   -------   -------
       Net revenues............................   47,592    28,634    23,504    14,296
COSTS AND EXPENSES
   Casino......................................   15,144     9,975     7,416     5,688
   Food and beverage...........................    5,130     2,923     2,606     1,480
   Hotel.......................................      456       340       239       174
   Marketing, general and administrative.......   15,539     8,329     7,946     3,499
   Privatization and other non-recurring costs.    1,115               1,115
   Depreciation and amortization...............    3,761     1,953     1,852       980
                                                 -------   -------   -------   -------
       Total costs and expenses................   41,145    23,520    21,174    11,821
                                                 -------   -------   -------   -------
OPERATING INCOME                                   6,447     5,114     2,330     2,475
   Interest income.............................      115        58        39        25
   Interest expense............................   (2,822)   (1,631)   (1,250)     (713)
                                                 -------   -------   -------   -------
INCOME BEFORE MINORITY INTEREST AND INCOME
  TAXES........................................    3,740     3,541     1,119     1,787
MINORITY INTEREST..............................      885        --       446        --
                                                 -------   -------   -------   -------
INCOME BEFORE INCOME TAXES.....................    2,855     3,541       673     1,787
INCOME TAXES...................................    1,391        --       606        --
                                                 -------   -------   -------   -------
NET INCOME.....................................  $ 1,464   $ 3,541   $    67   $ 1,787
                                                 =======   =======   =======   =======



8.  COMMITMENTS AND CONTINGENCIES



   On February 27, 2001, a stockholder of Black Hawk filed a class action lawsuit against Black Hawk and its Board of Directors in Colorado District Court for the County of Gilpin. The plaintiff alleges, among other things, that the buyout proposal is being dictated by Mr. Jacobs, Black Hawk's principal stockholder, at a price which is grossly unfair and unconscionable to other stockholders and is designed to serve only his best interests. Further, the plaintiff alleges than an adequate process is not in place to seek other bids or to achieve the highest price attainable for the public's shares. The plaintiff alleges that Mr. Jacobs has proprietary corporate information and economic power which is unfair to public stockholders. Finally, the plaintiff alleges that the individual defendants are acting in concert with Mr. Jacobs and therefore breaching their fiduciary duties to the stockholders. The plaintiff seeks to enjoin the transaction, rescind the transaction if it is consummated, and recover unspecified compensatory or recissory damages and legal fees and costs.

                          JACOBS ENTERTAINMENT, INC.

   On March 1, 2001, another purported class action lawsuit was filed in the Colorado District Court, County of Gilpin against Black Hawk and its Board of Directors. The allegations in this case are, in essence, the same as those described immediately above. The relief sought by the plaintiffs is also essentially the same.



   On May 17, 2002, plaintiffs dismissed their lawsuit in the above-described actions without prejudice.



   On May 25, 2001, a lawsuit was filed in The United States District Court for the District of Colorado (Case No. 01-D-0964) by Central City, several casino operators located in Central City and others against the City of Black Hawk, the Black Hawk Casino Owners Association and several casino operators located in the City of Black Hawk, including Black Hawk. The suit alleges that the defendants caused economic harm to the plaintiffs by engaging in a conspiracy and scheme to harm competition, restrain trade and monopolize the gaming industry in the Gilpin County, Colorado market in violation of federal and state constitutional, statutory and common law. Also, the complaint alleges that starting in 1996 the City of Black Hawk began interfering in Central City's plans to construct a road directly from Interstate 70 to Central City. The plaintiffs seek compensatory, treble and exemplary damages against the defendants in amounts to be proven at trial along with interest, costs and attorneys' fees. Black Hawk believes that this lawsuit is without merit and intends to contest it vigorously.



   On June 25, 1999, a complaint against the Lodge and John Does 1-3 was filed by a casino operating downstream from these casinos. The complaint alleges, among other things, that the plaintiff is being damaged by subsurface water flows onto its property from the Lodge property and the properties of John Does 1-3. The Lodge has denied all liability and has turned the matter over to its insurance carrier for defense. The Lodge does not believe the suit has merit and will continue to defend against the allegations alleged by the plaintiff. The Lodge does not believe the suit will result in any material liability; however, no assurance can be given in this regard.



   The Company is also involved in routine litigation arising in the ordinary course of business. These matters are believed by the Company to be covered by appropriate insurance policies.



9.  RELATED PARTY TRANSACTIONS



   During the second quarter of 2002 the Company incurred $191 of pre-development costs in pursuing an expansion opportunity into a possible Indian gaming development site in Northern California. Due to the complexities of the arrangement with the tribe, the long lead time required for these types of arrangements and the possibility that the opportunity would ultimately be pursued by an affiliated entity rather than by the Company, the shareholders determined that the costs that were paid by the Company should be borne by the shareholders. Accordingly, the Company has recorded a receivable from its affiliates of $191 as of June 30, 2002. The shareholders ultimately determined that the project was not economically viable and abandoned their efforts for any potential development. This non-interest bearing receivable is scheduled to be repaid during the third quarter of 2002.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Black Hawk Gaming & Development Company, Inc.
Black Hawk, Colorado

   We have audited the accompanying consolidated balance sheets of Black Hawk Gaming & Development Company, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Black Hawk Gaming & Development Company, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

   As discussed in Note 2 to the consolidated financial statements, on January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133 Accounting for Derivative Instruments and Hedging Activities.

   As discussed in Note 1 to the consolidated financial statements, on February 22, 2002, Black Hawk Gaming & Development Company, Inc. was acquired by an entity formed by its principal stockholder.

DELOITTE & TOUCHE LLP

Denver, Colorado
March 22, 2002
(July 12, 2002, as to Note 3)

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 2001 AND 2000

                                                                                                              2001
                                                                                                          ------------
                                                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................................................. $ 15,676,901
  Accounts receivable....................................................................................      116,985
  Inventories............................................................................................      551,944
  Prepaid expenses.......................................................................................    1,511,111
  Deferred income tax....................................................................................      546,906
                                                                                                          ------------
    Total current assets.................................................................................   18,403,847
LAND.....................................................................................................   18,973,620
GAMING FACILITIES:
  Building and improvements..............................................................................   63,573,285
  Equipment..............................................................................................   24,766,407
  Accumulated depreciation...............................................................................  (19,032,468)
                                                                                                          ------------
    Total gaming facilities..............................................................................   69,307,224
OTHER ASSETS:
  Goodwill, net of accumulated amortization of $2,825,759 and $1,369,615 for 2001 and 2000, respectively.   19,016,410
  Other assets...........................................................................................    3,215,432
  Deferred income tax....................................................................................      777,922
                                                                                                          ------------
TOTAL.................................................................................................... $129,694,455
                                                                                                          ============
                                  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.................................................................. $  4,635,700
  Income taxes payable...................................................................................      665,723
  Accrued payroll........................................................................................      556,149
  Gaming taxes payable...................................................................................    2,766,977
  Property taxes payable.................................................................................      753,656
  Slot club liability....................................................................................      949,375
  Current portion of long-term debt......................................................................      387,354
                                                                                                          ------------
    Total current liabilities............................................................................   10,714,934
LONG-TERM DEBT AND OTHER LIABILITIES:
  Reducing and revolving credit facility.................................................................   58,800,000
  Bonds payable..........................................................................................    4,911,708
                                                                                                          ------------
    Total long-term debt.................................................................................   63,711,708
  Interest rate swap liability...........................................................................    1,910,897
  Deferred income tax liability..........................................................................      701,967
                                                                                                          ------------
    Total liabilities....................................................................................   77,039,506
COMMITMENTS AND CONTINGENCIES............................................................................
MINORITY INTEREST........................................................................................    7,412,971
STOCKHOLDERS' EQUITY:
  Preferred stock; $.001 par value; 10,000,000 shares authorized; none issued and outstanding............
Common stock; $.001 par value; 40,000,000 shares authorized; 4,154,400 and 4,126,757 shares issued and
 outstanding, respectively...............................................................................        4,154
  Additional paid-in capital.............................................................................   18,753,219
  Accumulated other comprehensive loss...................................................................   (1,172,725)
  Retained earnings......................................................................................   27,657,330
                                                                                                          ------------
    Total stockholders' equity...........................................................................   45,241,978
                                                                                                          ------------
TOTAL.................................................................................................... $129,694,455
                                                                                                          ============

                                                                                                              2000
                                                                                                          ------------
                                                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................................................. $  8,518,464
  Accounts receivable....................................................................................      740,804
  Inventories............................................................................................      535,231
  Prepaid expenses.......................................................................................      671,546
  Deferred income tax....................................................................................      440,470
                                                                                                          ------------
    Total current assets.................................................................................   10,906,515
LAND.....................................................................................................   15,413,619
GAMING FACILITIES:
  Building and improvements..............................................................................   58,109,038
  Equipment..............................................................................................   18,487,936
  Accumulated depreciation...............................................................................  (14,134,293)
                                                                                                          ------------
    Total gaming facilities..............................................................................   62,462,681
OTHER ASSETS:
  Goodwill, net of accumulated amortization of $2,825,759 and $1,369,615 for 2001 and 2000, respectively.    5,374,461
  Other assets...........................................................................................    3,318,973
  Deferred income tax....................................................................................
                                                                                                          ------------
TOTAL.................................................................................................... $ 97,476,249
                                                                                                          ============
                                  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.................................................................. $  5,095,255
  Income taxes payable...................................................................................      225,000
  Accrued payroll........................................................................................      526,931
  Gaming taxes payable...................................................................................    2,673,927
  Property taxes payable.................................................................................      940,655
  Slot club liability....................................................................................      760,297
  Current portion of long-term debt......................................................................      783,587
                                                                                                          ------------
    Total current liabilities............................................................................   11,005,652
LONG-TERM DEBT AND OTHER LIABILITIES:
  Reducing and revolving credit facility.................................................................   29,900,000
  Bonds payable..........................................................................................    5,298,624
                                                                                                          ------------
    Total long-term debt.................................................................................   35,198,624
  Interest rate swap liability...........................................................................
  Deferred income tax liability..........................................................................      469,920
                                                                                                          ------------
    Total liabilities....................................................................................   46,674,196
COMMITMENTS AND CONTINGENCIES............................................................................
MINORITY INTEREST........................................................................................    8,739,694
STOCKHOLDERS' EQUITY:
  Preferred stock; $.001 par value; 10,000,000 shares authorized; none issued and outstanding............
Common stock; $.001 par value; 40,000,000 shares authorized; 4,154,400 and 4,126,757 shares issued and
 outstanding, respectively...............................................................................        4,127
  Additional paid-in capital.............................................................................   18,569,538
  Accumulated other comprehensive loss...................................................................
  Retained earnings......................................................................................   23,488,694
                                                                                                          ------------
    Total stockholders' equity...........................................................................   42,062,359
                                                                                                          ------------
TOTAL.................................................................................................... $ 97,476,249
                                                                                                          ============

                See notes to consolidated financial statements.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 and 1999

                                                2001          2000          1999
                                            ------------  ------------  ------------
REVENUES:
   Casino revenue.......................... $100,698,614  $ 81,987,862  $ 81,902,996
   Food and beverage revenue...............   11,930,869     9,152,795     8,827,171
   Hotel revenue...........................    1,392,179     1,047,558     1,106,287
   Other...................................    1,626,413       744,190       740,369
                                            ------------  ------------  ------------
       Total revenues......................  115,648,075    92,932,405    92,576,823
       Promotional allowances..............  (17,099,049)  (14,057,615)  (12,970,296)
                                            ------------  ------------  ------------
       Net revenues........................   98,549,026    78,874,790    79,606,527
                                            ------------  ------------  ------------
COSTS AND EXPENSES:
Casino operations..........................   31,367,788    26,014,337    25,260,708
Food and beverage operations...............   10,745,009     8,210,397     8,624,562
Hotel operations...........................      639,701       469,011       416,642
Marketing, general and administrative......   32,093,399    24,800,259    25,400,938
Privatization and other non-recurring costs    1,509,344
Depreciation and amortization..............    7,788,636     5,746,136     5,443,119
                                            ------------  ------------  ------------
       Total costs and expenses............   84,143,877    65,240,140    65,145,969
                                            ------------  ------------  ------------
OPERATING INCOME...........................   14,405,149    13,634,650    14,460,558
   Interest income.........................      182,038       285,255       244,682
   Interest expense........................   (5,271,324)   (3,423,609)   (4,585,725)
                                            ------------  ------------  ------------
INCOME BEFORE MINORITY INTEREST AND INCOME
  TAXES....................................    9,315,863    10,496,296    10,119,515
MINORITY INTEREST..........................   (2,029,731)   (2,059,744)   (1,767,717)
                                            ------------  ------------  ------------
INCOME BEFORE INCOME TAXES.................    7,286,132     8,436,552     8,351,798
                                            ------------  ------------  ------------
PROVISION FOR INCOME TAXES:
   Current.................................    3,097,724     2,574,652     2,696,104
   Deferred................................       19,772       400,942       232,896
                                            ------------  ------------  ------------
                                               3,117,496     2,975,594     2,929,000
                                            ------------  ------------  ------------
NET INCOME................................. $  4,168,636  $  5,460,958  $  5,422,798
                                            ============  ============  ============

                See notes to consolidated financial statements.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                 Common Stock
                               ----------------
                                                              Accumulated
                                                 Additional      Other
                                                  Paid-in    Comprehensive  Retained
                               Shares     Amount  Capital        Loss       Earnings      Total
                               ----------------  ----------- ------------- ----------- -----------
BALANCES,
 JANUARY 1, 1999.............. 4,087,346  $4,087 $18,216,385               $12,604,938 $30,825,410
 Exercise of stock options....    22,863      23     139,252                               139,275
 Compensation under
   nonqualified stock
   options....................                       111,068                               111,068
 Net income...................                                               5,422,798   5,422,798
                               ---------  ------ -----------  -----------  ----------- -----------
BALANCES,
 DECEMBER 31, 1999............ 4,110,209   4,110  18,466,705                18,027,736  36,498,551
 Stock issued for
   compensation...............     1,548       2       9,998                                10,000
 Exercise of stock options....    15,000      15      92,835                                92,850
 Net income...................                                               5,460,958   5,460,958
                               ---------  ------ -----------  -----------  ----------- -----------
BALANCES,
 DECEMBER 31, 2000............ 4,126,757   4,127  18,569,538                23,488,694  42,062,359
 Stock issued for
   compensation...............     3,476       4      25,996                                26,000
 Exercise of stock options....    24,167      23     157,685                               157,708
 Comprehensive income:
   Transition adjustment as
     a result of the adoption
     of Statement of
     Financial Accounting
     Standards No. 133, net
     of income taxes..........                                $   367,941                  367,941
   Reclassification
     adjustment for
     amortization of
     cumulative transition
     adjustment, included in
     net income, net of
     income taxes                                                (157,691)                (157,691)
   Unrealized loss on
     interest rate swap, net
     of income taxes..........                                 (1,382,975)              (1,382,975)
 Net income...................                                               4,168,636   4,168,636
                               ---------  ------ -----------  -----------  ----------- -----------
   Total comprehensive
     income...................                                                           2,995,911
                                                                                       -----------
BALANCES,
 DECEMBER 31, 2001............ 4,154,400  $4,154 $18,753,219  $(1,172,725) $27,657,330 $45,241,978
                               =========  ====== ===========  ===========  =========== ===========

                See notes to consolidated financial statements.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                 2001          2000          1999
                                                                             ------------  ------------  ------------
OPERATING ACTIVITIES:
    Net income.............................................................. $  4,168,636  $  5,460,958  $  5,422,798
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization........................................    7,788,636     5,746,136     5,443,119
       Change in fair value of interest rate swap, net......................       74,815
       Minority interest....................................................    2,029,731     2,059,744     1,767,717
       Loss on sale of equipment............................................      133,333       146,535        85,185
       Noncash compensation.................................................       26,000        12,500       121,068
       Deferred taxes.......................................................       19,772       400,942       232,896
    Changes in operating assets and liabilities, net of the impact of acquisition:
       Accounts receivable..................................................      623,819      (550,760)      (25,967)
       Inventories..........................................................       30,412        21,951        (2,689)
       Prepaid expenses and other assets....................................   (1,340,602)      (21,999)   (2,533,117)
       Accounts payable, accrued expenses and other
        current liabilities.................................................      116,554      (325,191)    1,498,983
                                                                             ------------  ------------  ------------
          Net cash provided by operating activities.........................   13,671,106    12,950,816    12,009,993
                                                                             ------------  ------------  ------------
INVESTING ACTIVITIES:
    Construction and equipping of gaming facility...........................   (4,966,906)   (2,407,334)   (3,260,592)
    Acquisition costs related to the Gold Dust West.........................       (2,384)     (696,411)
    Deposit related to the Gold Dust West...................................                   (500,000)
    Acquisition of the Gold Dust West, net of cash acquired.................  (26,000,000)
    Proceeds from the sale of equipment.....................................      109,766        91,534        51,519
                                                                             ------------  ------------  ------------
          Net cash used in investing activities.............................  (30,859,524)   (3,512,211)   (3,209,073)
                                                                             ------------  ------------  ------------
FINANCING ACTIVITIES:
    Proceeds from GHC revolving line of credit..............................                                6,573,122
    Proceeds from bonds.....................................................                                6,000,000
    Proceeds from reducing and revolving credit facility....................   36,500,000                  47,940,534
    Proceeds from the City of Black Hawk for public improvements............                                  380,000
    Payments on bonds.......................................................     (362,239)     (339,137)
    Payment to retire construction loan.....................................                              (32,317,500)
    Payment to retire GHC revolving line of credit..........................                              (12,706,000)
    Payment to refinance pre-existing debt..................................                               (2,222,015)
    Payment to amend reducing and revolving credit facility.................     (571,247)
    Payments on long-term debt and GHC revolving line of credit.............     (420,913)     (378,252)   (8,874,275)
    Payments on reducing and revolving credit facility......................   (7,600,000)   (9,100,000)  (13,167,977)
    Distributions to minority interest owner................................   (3,356,454)   (1,435,337)   (1,193,951)
    Exercise of stock options...............................................      157,708        92,850       139,275
                                                                             ------------  ------------  ------------
          Net cash provided by (used in) financing
           activities.......................................................   24,346,855   (11,159,876)   (9,448,787)
                                                                             ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........................ $  7,158,437  $ (1,721,271) $   (647,867)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR................................    8,518,464    10,239,735    10,887,602
                                                                             ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, END OF YEAR...................................... $ 15,676,901  $  8,518,464  $ 10,239,735
                                                                             ============  ============  ============
SUPPLEMENTAL CASH FLOW INFORMATION:.........................................
    Cash paid for interest.................................................. $  5,387,720  $  3,392,236  $  4,550,322
                                                                             ============  ============  ============
    Cash paid for income taxes.............................................. $  2,357,000  $  2,893,334  $  2,453,299
                                                                             ============  ============  ============

                See notes to consolidated financial statements.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

1.  BUSINESS

   Black Hawk Gaming & Development Company, Inc. and subsidiaries (the "Company" or "BHWK") is an owner, developer and operator of gaming properties in Black Hawk, Colorado. Through April 23, 1998, the Company owned a 50% interest in the Gilpin Hotel Venture ("GHV"), which owned the Gilpin Hotel Casino, which the Company developed and has managed since 1992. On April 24, 1998, the Company acquired the other 50% interest in GHV and related land for $10 million (see Note 4).

   In November 1996, the Company entered into an Amended and Restated Purchase Agreement and an Operating Agreement to form Black Hawk/Jacobs Entertainment LLC (the "LLC") for the purpose of developing and managing a casino/hotel/parking complex in Black Hawk, Colorado, The Lodge Casino at Black Hawk (the "Lodge"). During the second quarter of 1998, the Company completed the development of the casino portion of the Lodge, which opened for business on June 24, 1998. On August 17, 1998, the hotel portion of the project opened, and on November 6, 1998, the parking garage opened. The total cost of the casino/hotel/parking complex was approximately $74 million (see Note 5).

   On January 4, 2001, the Company purchased the assets and operating business of the Gold Dust Motel, Inc. d/b/a Gold Dust West (the "GDW"), located in Reno, Nevada, for $26.5 million (see Note 6).

   In addition, included within the Company is BHWK corporate ("Corporate"). Generally, Corporate operations are not a profit center, but rather a managerial entity which directs the overall operations of the Company.

   On February 22, 2002, an entity formed by the Company's principal stockholder, Chairman of the Board and Chief Executive Officer, Jeffrey P. Jacobs, acquired all of the outstanding shares of the Company that he did not already own, for $12.00 per share resulting in a total aggregate purchase price of $36,980,000. The Company's stockholders approved this transaction on January 4, 2002. During 2001, the Company incurred $1,374,344 in connection with this transaction, and has recorded these costs in privatization and other non-recurring costs in the accompanying 2001 consolidated statement of income.

2.  SIGNIFICANT ACCOUNTING POLICIES

   Consolidation--The accompanying consolidated balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001, include the accounts of the Company, the GHV, and beginning on January 4, 2001, the Company's 100% ownership interest in the GDW. All inter-company transactions and balances have been eliminated in consolidation. The Company also records minority interest, which reflects the portion of the equity and earnings of the LLC which are applicable to the 25% minority interest owners of the LLC.

   Cash Equivalents--The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

   Inventory--Inventory consists of food and beverages, chips and tokens and uniforms and are recorded at the lower of cost (first-in, first-out method) or market.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

   Gaming Facilities--Building and improvements and equipment are depreciated using the straight-line method over the estimated useful lives of the assets (39 years for building and improvements, and 5 to 7 years for equipment). Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on disposal of assets are recognized as incurred.

   Goodwill--Goodwill represents the excess purchase price over the fair value of the net identifiable assets acquired related to the Company's acquisition of the 50% interest in GHV and related land, the Company's 50% share of pre-existing goodwill of GHV, and the Company's acquisition of the GDW. Amortization of goodwill is provided using the straight-line method over 15 years.

   Debt Issue Costs--Debt issue costs are capitalized and amortized, using the straight-line method (which approximates the effective interest method), over the life of the related loan.

   Slot Club Liability--The Company's casinos offer customers the ability to become members in their respective slot clubs. Once a member, the customer can insert a special card into slot and video poker machines while playing in the Company's casinos to earn "points." Based on their point totals, members receive various cash rewards and gift prizes. The Company accrues the cost of points as they are earned by the members of the slot clubs.

   Outstanding Gaming Chip and Token Liability--When customers exchange cash for gaming chips and tokens, the Company has a liability as long as those chips and tokens are not redeemed or won by the house. That liability is established by determining the difference between the total chips and tokens placed in service and the actual inventory of chips and tokens in custody or under the control of the casinos. The chip and token liability is adjusted periodically to reflect an estimate of chips and tokens that will never be redeemed, such as chips and tokens that have been lost or taken as souvenirs.

   Casino Revenues--Casino revenues are the net winnings from gaming activities, which is the difference between gaming wins and losses.

   Hotel, Food and Beverage, and Other Revenue--The Company recognizes hotel, food and beverage and other revenue at the time that goods or services are provided.

   Promotional Allowances--Gross revenues include the retail amount of hotel and food and beverages provided gratuitously to customers which amounted to $8,125,376, $6,556,640 and $6,079,643 for the years ended December 31, 2001,
2000 and 1999, respectively. When computing net revenues, the retail amount of hotel and food and beverages gratuitously provided to customers is deducted from gross revenues as promotional allowances. The estimated cost of such complimentary services is charged to casino operations and was $4,148,760, $3,273,000 and $3,123,000 for the years ended December 31, 2001, 2000 and 1999, respectively. (See additional discussion of amounts affecting promotional allowance in the EITF 00-14 and EITF 00-22 paragraphs below).

   Income Taxes--The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

   Long-Lived Assets--The Company periodically evaluates the value of long-lived assets, including goodwill, for potential impairment. If an impairment is indicated, based on estimated undiscounted future cash flows that are less than the carrying value of the asset, such impaired assets are written down to their estimated fair value. As of December 31, 2001 and 2000, management determined that there was no impairment of the Company's long-lived assets.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

   Minority Interest--The Company records minority interest, which reflects the portion of the equity and earnings of the LLC which are applicable to the minority interest owners of the LLC.

   Stock Issued for Services--Common stock was issued, or accrued for issuance, to directors in 2001, 2000, and 1999 for services, and was valued at the market value as of the date awarded. Included in marketing, general and administrative expenses in the consolidated statements of income for the years ended December 31, 2001, 2000 and 1999 is $13,500, $12,500 and $10,000, respectively, of expenses related to stock issued or accrued for services.

   Employee Stock Compensation Plans--The Company uses the intrinsic value method to account for stock options and similar stock-based employee compensation plans. The exercise price of stock options issued to employees equals the market price of the stock on the measurement date, and therefore, the Company does not record compensation expense on stock options granted to employees. Options granted to non-employees are valued at estimated fair value and charged to operations as earned. See Note 10 for discussion of the Company's stock options plans.

   Operating Segments--As of January 4, 2001, the Company acquired the GDW (see
Note 6). This acquisition expanded the Company's operations into a second gaming jurisdiction other than Black Hawk, Colorado creating a new operating segment as defined by SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS No. 131") (see Note 14).

   Derivative Financial Instruments--The Company uses derivative instruments to manage exposures to interest rate risk. The Company's primary objective for holding derivatives is to minimize the risks associated with the impact of interest rate exposure. Specifically, the Company uses interest rate swaps, as cash flow hedging instruments, to manage its exposure to interest rate risk on its variable-rate debt. The Company does not enter into derivative transactions for trading purposes, or for fixed rate debt.

   Derivative financial instruments taken alone may expose the Company to varying degrees of market and credit risk in excess of amounts recognized in the financial statements. However, when used for hedging purposes, these instruments typically reduce overall interest rate risk. The Company controls the credit risk of its financial contracts through credit approvals, limits, and monitoring procedures. As the Company enters into derivative transactions only with high quality institutions, no losses associated with non-performance on its derivative financial instrument have occurred or are expected to occur.

   Effective January 1, 2001 the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"). SFAS No. 133, as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative has been designated in a fair-value hedge, the changes in the fair value of the derivative and the hedged item are recognized in earnings. If the derivative has been designated in a cash-flow hedge, changes in the fair value of the derivative are recorded in other comprehensive income net of taxes, and recognized in the income statement when the hedged item affects earnings. SFAS No. 133 defines new requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value are recognized in current earnings.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

   The adoption of SFAS No. 133 resulted in the Company recording a $367,941 gain (net of $200,059 in taxes) in accumulated other comprehensive loss as a transition adjustment for its derivative instrument which had been designated in a hedging relationship that addressed the variable cash flow exposure of a forecasted transaction prior to adopting SFAS No. 133. (See Note 8).

   Use of Estimates--The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates used by the Company include the estimated useful lives for depreciable and amortizable assets and estimated cash flows in assessing the recoverability of long-lived assets. Actual results could differ from those estimates.

   Reclassifications--Certain reclassifications have been made in the 2000 and 1999 financial statements to conform with the classifications used in 2001. These reclassifications had no effect on the Company's financial position or net income.

   Recently Issued Accounting Standards--In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations ("SFAS No. 141"). SFAS No. 141 improves the transparency of the accounting and reporting for business combinations by requiring that all business combinations be accounted for under the purchase method. This Statement is effective for all business combinations initiated after June 30, 2001. The Company adopted SFAS No. 141 on July 1, 2001, and the adoption of SFAS No. 141 did not have a material impact on the Company's financial position or results of operations.

   In July 2001, FASB issued SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142") (see Note 3).

   In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"). SFAS No. 144 supercedes current accounting guidance relating to impairment of long-lived assets and provides a single accounting methodology for long-lived assets to be disposed of, and also supercedes existing guidance with respect to reporting the effects of the disposal of a business. SFAS No. 144 was adopted January 1, 2002, without a material impact on the Company's financial position or results of operations.

   In January 2001, FASB announced that the Emerging Issues Task Force ("EITF") had reached a final consensus on EITF 00-22, Accounting for 'Points' and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future ("EITF 00-22"). EITF 00-22 requires that certain sales incentives provided by vendors that entitle a customer to receive a reduction in the price of a product or service based on a specified cumulative level of transactions be recognized as a reduction in revenue. This issue is scoped broadly to include all industries that utilize point or other loyalty programs, including the hospitality and gaming industries. During 2001, the Company adopted this standard and reflected $4,829,838 of player point redemption expenses as a component of promotional allowances. The Company also reclassified $4,390,958 and $4,235,787 of similar costs incurred during 2000 and 1999, respectively, from marketing, general and administrative expenses to promotional allowances to conform with the 2001 presentation of such expenses.

   In March 2001, the FASB announced that the EITF had reached a final consensus on EITF 00-14, Accounting for Certain Sales Incentives ("EITF 00-14"). EITF 00-14 requires when recognized, the reduction in or refund of the selling price of the product or service resulting from any cash sales incentive should be classified

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

as a reduction of revenue. The consensus reached should be applied no later than in financial statements for the period beginning after December 15, 2001, with earlier adoption encouraged. During 2001, the Company adopted this standard and reflected $4,143,835 of coupon expenses as a component of promotional allowances. The Company also reclassified $3,110,017 and $2,654,866 of similar costs incurred during 2000 and 1999, respectively, from marketing, general and administrative expenses to promotional allowances to conform with the 2001 presentation of such expense.

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB No. 101"), as amended. SAB No. 101 clarifies existing accounting principles related to revenue recognition in financial statements. The Company adopted SAB No. 101 during the fourth quarter of 2000. The adoption of SAB No.101 did not affect the Company's revenue recognition practices.

3.   GOODWILL AND OTHER INTANGIBLE ASSETS

   SFAS No. 142 applies to intangibles and goodwill acquired after June 30, 2001, as well as goodwill and intangibles previously acquired. Under SFAS No. 142, goodwill as well as other intangibles determined to have an indefinite life will no longer be amortized; however, these assets will be reviewed for impairment on a periodic basis. The Company adopted SFAS No. 142 on January 1, 2002, has completed its transitional impairment test, and has determined that no impairment of its goodwill balances exits. In addition, the Company has reassessed the useful lives of its identifiable intangible assets without any change to the previously established amortization periods of such assets.

   The amortization expense and net income of the Company for the three years in the period ended December 31, 2001, is as follows:

                                            Year ended December 31,
                                        --------------------------------
                                           2001       2000       1999
                                        ---------- ---------- ----------
        Reported net income............ $4,168,636 $5,460,958 $5,422,798
        Add back: Goodwill amortization  1,456,144    437,886    562,023
                                        ---------- ---------- ----------
        Adjusted net income............ $5,624,780 $5,898,844 $5,984,821
                                        ========== ========== ==========

4.  GILPIN HOTEL VENTURE

   In May 1991, the Company entered into an agreement to purchase a one-half interest in undeveloped land and an historic hotel property known as the Gilpin Hotel, both located in Black Hawk, Colorado. Simultaneously, the Company entered into a joint venture agreement (the "Agreement") to form GHV with Gilpin Ventures, Inc. ("GVI"), the owners of the remaining one-half interest in the properties, for the purpose of developing and operating a limited-stakes gaming and restaurant facility, the Gilpin Hotel Casino (the "Gilpin"). The Gilpin opened for business in October 1992. Each party owned 50% of GHV. Under the terms of the Agreement, the Company was the manager of the joint venture.

   On April 24, 1998, the Company acquired the other 50% interest in GHV and related land for $10,000,000. The acquisition was accounted for by the Company under the purchase method of accounting and accordingly, 100% of GHV's results of operations are included in the accompanying financial statements.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

5.  BLACK HAWK/JACOBS ENTERTAINMENT LLC

   In December 1994, the Company signed a joint venture agreement with Jacobs Entertainment, Inc. ("Jacobs") of Cleveland, Ohio, to develop a major casino/hotel/parking structure complex in Black Hawk, Colorado, named The Lodge Casino at Black Hawk. Construction of the 250,000 square foot project began in January 1997. The casino portion of the project was completed and opened for business on June 24, 1998. As a result of the refinements during the development process, it was decided to incorporate a three-story overflow parking structure into the Lodge project. Two stories of the overflow parking structure provide parking for the Lodge, and the third-story of the structure provides a portion of the parking for the Gilpin Hotel Casino. The hotel portion of the project and the garage were completed during August 1998 and November 1998, respectively.

   On November 12, 1996, the Company entered into an agreement with Diversified Opportunities Group, Inc. ("Diversified") and BH Entertainment Ltd. ("BH") (both affiliates of Jacobs) whereby Diversified, BH and the Company created the LLC in which the Company is a 75% member and the Jacobs' affiliates are a 25% member.

6.  GOLD DUST WEST CASINO--ACQUISITION

   On January 4, 2001, the Company purchased the assets and operating business of the GDW, a casino and motel located in Reno, Nevada, for $26,500,000. This transaction was recorded using the purchase method of accounting for business combinations, and accordingly, 100% of the GDW's operations are included in the Company's results for the period subsequent to the acquisition date.

   The Company obtained an appraisal of the assets of the GDW at the date of acquisition, and the total purchase price, including approximately $698,000 of transaction costs, was allocated to the GDW assets as follows:

            Cash....................................... $    45,000
            Land.......................................   3,560,000
            Building, furniture, fixtures and equipment   7,701,000
            Other assets...............................      96,000
            Acquisition costs..........................     698,000
            Goodwill...................................  15,098,000
                                                        -----------
            Total purchase price....................... $27,198,000
                                                        ===========

   Assuming the GDW acquisition had occurred on January 1, 2000, for the year ended December 31, 2000, net revenues would have been $97,899,205, and net income would have been $6,295,331. The pro forma financial information is not necessarily indicative of either the results of operations that would have occurred had this agreement been effective on January 1, 2000, or of future operations.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

7.  LONG-TERM DEBT

   Long-term debt consists of the following at December 31:

                                                                                      2001        2000
                                                                                   ----------- -----------
Reducing and revolving credit facility amended January 4, 2001, upon acquisition of GDW; a four year reducing and revolving facility totaling $75 million;
  interest accrues at either the prime rate published by Wells Fargo Bank or the
  LIBOR rate plus an applicable margin based upon financial ratios maintained by the Company (approximately 8.94% for the quarter ended December 31, 2001);
  two quarterly reductions in availability commence January 2002 at $1,875,000 each, the next four quarterly reductions in availability commencing July 2002 of
  $2,812,500 each, with the following four quarterly reductions in availability commencing July 2003 of $3,750,000 each, until April 16, 2004, when the balance of the facility is due. Substantially all of the assets of the Company,
  GHV, the LLC and the GDW are pledged as collateral under the facility........... $58,800,000 $29,900,000

Bonds payable; issued in two series with interest payments varying between 6.25%
  and 6.50%; principal and interest payments approximating $360,000 are due semi-annually beginning in June 2000 continuing until December 2011; secured
  by the street and other infrastructure improvements made by the LLC.............   5,298,624   5,660,863

Note payable; payments of $40,863, including principal and interest at 11.66% per annum due monthly through 2001, when the remaining principal and interest
  balance is due; secured by GHV equipment........................................                 420,910

Other.............................................................................         438         438
                                                                                   ----------- -----------
                                                                                    64,099,062  35,982,211
Less current portion..............................................................     387,354     783,587
                                                                                   ----------- -----------

Total............................................................................. $63,711,708 $35,198,624
                                                                                   =========== ===========

   On December 21, 2000, the Company entered into the first amendment to its existing reducing and revolving credit facility with an effective date of January 4, 2001, the acquisition date of the assets and operating business of the GDW. On January 4, 2001, the Company borrowed $30,500,000 on this credit facility, of which $27,198,000 was used to fund the acquisition. The first amendment to the Company's credit agreement increased the aggregate reducing and revolving credit facility to $75,000,000. Debt issue costs of $483,000 were incurred on this transaction and are being amortized over the life of the related debt, in accordance with the Company's accounting policy.

   In conjunction with the Company's acquisition on February 22, 2002, discussed in Note 1, $1,543,264 in capitalized debt issue costs related to the Company's Wells Fargo reducing and revolving credit facility were charged to operations during the first quarter of 2002.

   The reducing and revolving credit facility contains a number of affirmative and negative covenants, which among other things require the Company to maintain certain financial ratios and refrain from certain actions without the approval of the bank syndicate group's concurrence. As of December 31, 2001, the Company is in compliance with all such debt covenants.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

   Scheduled principal payments as of December 31, 2001, are as follows:

                             2002...... $   387,354
                             2003......   6,713,273
                             2004......  52,941,427
                             2005......     471,498
                             2006......     503,617
                             Thereafter   3,081,893
                                        -----------
                             Total..... $64,099,062
                                        ===========

   In conjunction with the Company's acquisition discussed in Note 1, the Company's reducing and revolving credit facility was paid.

8.  DERIVATIVE FINANCIAL INSTRUMENT

   As discussed in Note 2, the Company is a party to an interest rate swap agreement with off-balance-sheet risk. This derivative transaction is used to hedge interest rate risk in the Company's variable rate debt. Prior to its termination on February 16, 2001, the interest rate swap agreement ("IRS No. 1") provided that, on a quarterly basis, the Company paid a fixed rate of 5.18% on the notional amount of $35,000,000 and received a payment based on LIBOR applied to the notional amount. Gains or losses on the interest rate exchange were included in interest expense as realized or incurred. From January 1, 2001 through February 16, 2001, the Company recorded a $318,000 charge to interest expense due to the devaluation of IRS No. 1. Although the transition adjustment was reflected in other comprehensive loss, subsequent changes in the value of IRS No. 1 are reflected in the income statement because the swap was not designated as a hedging instrument as defined by SFAS No. 133. As a result of terminating IRS No. 1, the Company reclassified $157,691 (net of $85,921 in taxes) of the transition gain from other comprehensive loss to interest expense representing the amortization over its original term.

   On February 16, 2001, the Company terminated IRS No. 1 and simultaneously entered into a new interest rate swap agreement ("IRS No. 2"), with the same counterparty, with an initial notional amount of $50,000,000 including scheduled reductions of $10,000,000 each at December 31, 2002 and December 31, 2003, until final maturity on April 16, 2004. IRS No. 2 provides that, on a quarterly basis, the Company pays a fixed rate of 5.46% on the notional amount of $50,000,000 and receives a payment based on LIBOR applied to the notional amount. IRS No. 2 has been documented and designated as a cash flow hedge as defined by SFAS No. 133. Derivative losses included in other comprehensive loss for the year ended December 31, 2001 amounted to $1,382,975 net of $777,922 in taxes reflecting the decline in market value of IRS No. 2.

   Derivative losses included in accumulated other comprehensive loss are charged to earnings at the time interest expense is recognized on the Wells Fargo Bank debt. Derivative losses of $426,351 net of $239,823 in taxes on IRS No. 2 were reclassified to interest expense in 2001.

   In conjunction with the Company's acquisition on February 22, 2002, discussed in Note 1, the Company terminated its $50,000,000 interest rate swap with a charge to operations of $2,655,000.

9.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following disclosure of estimated fair value of the Company's financial instruments has been determined by the Company using available market information and generally accepted valuation

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

methodologies. However, considerable judgment is required to interpret market data in order to develop the estimates of fair value. Accordingly, the estimates herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The asset (liability) amounts for the Company's financial instruments are as follows:

                                            2001                        2000
                                 --------------------------  --------------------------
                                   Carrying     Estimated      Carrying     Estimated
                                    Amount      Fair Value      Amount      Fair Value
                                 ------------  ------------  ------------  ------------
Liabilities--Debt............... $(64,099,062) $(64,099,062) $(35,982,000) $(35,982,000)
   Interest Rate Swap Agreement.   (1,910,897)   (1,910,897)                    568,000

   The estimation methodologies utilized by the Company are summarized as follows:

   Debt--The fair value of variable-rate debt is estimated to be equal to its carrying amount. The fair value of fixed rate debt is estimated to be equal to its carrying amount, based on the prevailing market interest rates for debt of similar dollar amount, maturity and risk.

   Interest Rate Swap Agreement--The fair value of the interest rate swap agreement is based on the present value of estimated payments that would be received or paid by the Company over the term of the swap, based on the forward interest rate swap curve as of December 31, 2001 and 2000, respectively.

   The estimated fair value of the Company's other financial instruments, such as cash and cash equivalents, accounts receivable and accounts payable, have been determined to approximate carrying value based on the short-term nature of those financial instruments.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

10.  STOCK OPTIONS

   The Company currently has two stock option plans: the 1994 Employees' Incentive Stock Option Plan ("1994 Plan") and the 1996 Incentive Stock Option Plan ("1996 Plan"). The 1994 Plan provides for the grant of incentive stock options to officers, directors and employees of the Company for 300,000 shares of common stock. The 1996 Plan provides for the grant of stock options, including incentive stock options and non-qualified stock options for 500,000 shares of common stock. At December 31, 2001, there were 25,483 shares available for future grants under the 1994 Plan, and 100,600 shares were available for future grants under the 1996 Plan. Stock option transactions are summarized as follows:

                                                                 Weighted
                                                                 Average
                                    Number of    Exercise     Exercise Price
                                     Shares   Price Per Share   Per Share
                                    --------- --------------- --------------
   Outstanding at January 1, 1999..  545,913  $5.63 - $8.38       $5.86
      Granted......................   93,000   $6.25 - $8.38      $7.23
      Exercised....................  (22,863)          $6.19      $6.19
      Forfeited....................  (25,750)  $5.63 - $8.38      $5.71

   Outstanding at December 31, 1999  590,300   $5.63 - $8.38      $6.07
      Granted......................   45,000  $         6.46      $6.46
      Exercised....................  (15,000) $         6.19      $6.19
      Forfeited....................   (4,250) $         8.38      $8.38

   Outstanding at December 31, 2000  616,050   $5.63 - $8.38      $6.08
      Exercised....................  (24,167)  $6.19 - $8.38      $6.53
      Forfeited....................  (77,633)  $5.63 - $8.38      $6.93

   Outstanding at December 31, 2001  514,250   $5.63 - $8.38      $5.93

   Options granted under the 1994 Plan generally vest proportionately over three years on June 30 following the grant date. Options granted under the 1996 Plan generally vest proportionately over three years on each of the first, second, and third anniversary dates of the grant. The number of stock option shares exercisable at December 31, 2001 was 449,250. These stock options have a weighted average exercise price of $5.84 per share.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

   As discussed in Note 2, the Company follows the intrinsic value method to account for stock options issued to employees, resulting in no compensation expense since options are granted at market price. Had compensation cost for the Company's plans been determined based on the fair value of the options at the grant date, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                       2001       2000       1999
                                    ---------- ---------- ----------
            Net income--as reported $4,168,636 $5,460,958 $5,422,798
            Net income--pro forma.. $4,088,125 $5,322,587 $5,233,447

   The weighted average fair value of the stock options granted was $0 in 2001, $4.06 in 2000 and $4.60 in 1999. The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 2000 and 1999: risk-free interest rate of 5.11%, and 5.50%, respectively; expected dividend yield of 0%; expected life of three years; and expected volatility of 124.07% and 98.613%, respectively. The outstanding stock options at December 31, 2001 have a weighted average remaining contractual life of 4.69 years.

   On November 12, 1996, the Company issued options for 85,000 shares of common stock to non-employees, which vest one-third on each anniversary date of the grant. The fair value of the options was $333,200, which was amortized to operations over the vesting period. The consolidated financial statements for the years ended December 31, 2001, 2000 and 1999 reflect compensation expense of $0, $0 and $111,068, respectively, related to the vesting of the non-qualified options.

   In conjunction with the Company's acquisition discussed in Note 1, all options outstanding on that date became 100% vested, and the Company recognized a $3,121,346 charge to operations on February 22, 2002 representing the difference between the respective options' strike price and the per share acquisition price of $12.00.

11.  INCOME TAXES

   Income tax expense includes the following current and deferred provisions for the years ended December 31:

                               2001       2000       1999
                            ---------- ---------- ----------
                   Current. $3,097,724 $2,574,652 $2,696,104
                   Deferred     19,772    400,942    232,896
                            ---------- ---------- ----------
                   Total... $3,117,496 $2,975,594 $2,929,000
                            ========== ========== ==========

   Income tax expense includes the following federal and state components for the years ended December 31:

                               2001       2000       1999
                            ---------- ---------- ----------
                    Federal $2,783,338 $2,730,107 $2,562,875
                    State..    334,158    245,487    366,125
                            ---------- ---------- ----------
                    Total.. $3,117,496 $2,975,594 $2,929,000
                            ========== ========== ==========

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

   The Company's income tax expense for the years ended December 31, 2001, 2000 and 1999 varies from the amount expected by applying the federal tax rate due to the following items:

                                               2001       2000        1999
                                            ---------- ----------  ----------
 Expected federal income tax expense....... $2,477,285 $2,868,428  $2,839,611
 State income taxes, net of federal benefit    188,711    258,158     258,906
 Non-deductible privatization costs........    406,125
 Other, net................................     45,375   (150,992)   (169,517)
                                            ---------- ----------  ----------
 Total..................................... $3,117,496 $2,975,594  $2,929,000
                                            ========== ==========  ==========

   The Company's deferred income taxes at December 31, 2001 and 2000, are comprised of the following:

                                                         2001      2000
                                                      ---------- --------
     Deferred income tax assets:
        Accrued expenses............................. $  546,906 $440,470
        Derivative financial instrument..............    777,922
                                                      ---------- --------
        Total gross deferred income tax assets.......  1,324,828  440,470
     Deferred income tax liabilities:
        Land and gaming facilities basis differences.    171,899  295,973
        Start-up costs and intangible assets.........    424,229  173,947
        Derivative financial instrument..............    105,839
                                                      ---------- --------
        Total gross deferred income tax liabilities..    701,967  469,920
                                                      ---------- --------
     Net deferred income tax asset (liability)....... $  622,861 $(29,450)
                                                      ========== ========

   Net deferred income tax expense allocated to stockholders' equity was $(672,083), $0 and $0 for the years ended December 31, 2001, 2000 and 1999, respectively.

   Although realization is not assured, management has evaluated the available evidence about future taxable income and other possible sources of realization of deferred income tax assets. A valuation allowance against deferred income tax assets at December 31, 2001 and 2000, is not considered necessary because management believes it is more likely than not the deferred income tax asset will be fully realized.

   On March 11, 2002, the Company and the LLC received notice from the Internal Revenue Service asserting deficiencies in federal corporate income taxes for the Company's 1998 tax year. The proposed adjustment indicates an increase to taxable ordinary income for the 1998 tax year of $1,192,762, and relates to the deductibility of depreciation taken against certain costs incurred by the LLC to build and improve public assets. The Company and the LLC have analyzed these matters and believe it has meritorious defenses to the deficiencies asserted by the Internal Revenue Service. The Company and the LLC will contest the asserted deficiencies through the administrative appeals process. The Company and the LLC believe that any amounts assessed for the 1998 and future tax years will not have a material effect on the Company's financial position or results of operations. Due to the preliminary nature of this proceeding, management is unable to reasonably estimate the amount, or range of amounts, of any potential income tax liability associated with the notice.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

   In conjunction with the Company's acquisition on February 22, 2002, discussed in Note 1, during 2002 the Company filed an election to change its tax status as a C-Corporation to an S-Corporation. Upon conversion to an S-Corporation, no provision for federal income taxes will be reflected in the Company's financial statements as the stockholders will report any taxable income or loss of the Company on their personal tax returns. In addition, upon conversion to an S-Corporation the Company will charge net deferred tax assets to operations, as a component of income tax expense. The Company will also record a deferred income tax liability related to built-in gains based on the tax effect of the difference between the fair market value and tax basis of any assets for which management does not have the ability and intent to hold for 10 years after the Company's election to convert to an S-Corporation. The amount of the deferred income tax liability has not yet been determined. Management's preliminary assessment is that recognition of any deferred income tax liability will not have a material impact on the Company's financial position or results of operations.

12.  RELATED PARTIES

   The Company and Diversified share a management fee of 5% of adjusted gross gaming proceeds for the gaming operations of the LLC. For the first year of operations, the sharing ratio of this management fee was disbursed 60% to the Company and 40% to Diversified. For all subsequent periods of operations, the management fee is disbursed 50% to the Company and 50% to Diversified. During the periods ended December 31, 2001, 2000 and 1999, Diversified was paid $1,541,229, $1,453,473 and $1,274,033, respectively, for management fees from the LLC.

   An officer, director and significant stockholder of the Company and certain of his affiliates received an annual credit enhancement fee of 2% of the amount guaranteed, as defined, for personally guaranteeing the Company's construction loan used in the development of the Lodge. Total credit enhancement fees paid during the years ended December 31, 2001, 2000 and 1999 were $0, $0 and $226,693, respectively.

   Effective October 1, 1997, the Company entered into an agreement with an affiliate of an officer, director and significant stockholder of the Company to assist the Company in its efforts to research, develop, perform due diligence and possibly acquire new gaming opportunities. The agreement, as amended, expires December 31, 2002. The annual cost to the Company under the agreement was $225,000 in 2001, 2000, and 1999.

13.  COMMITMENTS AND CONTINGENCIES

   On February 27, 2001, a stockholder of the Company filed a class action lawsuit against the Company and its Board of Directors in Colorado District Court for the County of Gilpin. The plaintiff alleges, among other things, that the buyout proposal is being dictated by Mr. Jacobs, the Company's principal stockholder, at a price which is grossly unfair and unconscionable to other stockholders and is designed to serve only his best interests. Further, the plaintiff alleges than an adequate process is not in place to seek other bids or to achieve the highest price attainable for the public's shares. The plaintiff alleges that Mr. Jacobs has proprietary corporate information and economic power which is unfair to public stockholders. Finally, the plaintiff alleges that the individual defendants are acting in concert with Mr. Jacobs and therefore breaching their fiduciary duties to the stockholders. The plaintiff seeks to enjoin the transaction, rescind the transaction if it is consummated, and recover unspecified compensatory or recissory damages and legal fees and costs.

   On March 1, 2001, another purported class action lawsuit was filed in the Colorado District Court, County of Gilpin against the Company and its Board of Directors. The allegations in this case are, in essence, the same as those described immediately above. The relief sought by the plaintiffs is also essentially the same.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

   The Company's Board of Directors believes that it and the Special Committee it has appointed have met and will continue to meet their respective fiduciary obligations. The Company believes both suits are without merit, will be vigorously contested, and neither suit will result in a material liability; however, no assurance can be given in this regard.

   Along with the Company, the LLC and other LLC members were named as defendants in an action for trespass brought in late January 1998. The action was dismissed without prejudice on January 3, 1999. A trustee was appointed by the court on December 22, 1998 to represent the purported interests of the former plaintiff, if any. The trustee filed a similar action in September 1999 against the previous defendants, including the Company, containing essentially the same allegations as the previous case. Subsequent to year end, the Company settled this action for $58,000. The full amount of the settlement has been accrued as of December 31, 2001, and is included as a component of accounts payable and accrued expenses, and marketing, general and administrative expenses, in the accompanying consolidated financial statements.

   On June 25, 1999, a complaint against the LLC and John Does 1-3 was filed by a casino operating downstream from these casinos. The complaint alleges, among other things, that the plaintiff is being damaged by subsurface water flows onto its property from the LLC property and the properties of John Does 1-3. The LLC has denied all liability and has turned the matter over to its insurance carrier for defense. The Company does not believe the suit has merit and will continue to defend against the allegations alleged by the plaintiff. The Company does not believe the suit will result in any material liability; however, no assurance can be given in this regard.

   The Company is also involved in routine litigation arising in the ordinary course of business. These matters are believed by the Company to be covered by appropriate insurance policies.

   On January 1, 1997, the Gilpin Hotel Casino Employees' 401(k) Plan (re-named Black Hawk Gaming & Development Company's 401(k) Plan on March 31, 1999) (the "Plan") was organized and began accepting contributions on September 1, 1997. The Plan is a defined contribution plan covering eligible employees of the Company. The Plan allows eligible employees to make tax-deferred contributions that are matched by the Company up to a specified level. The Company contributed approximately $273,809, $237,000 and $161,000 to the Plan for the years ended December 31, 2001, 2000 and 1999, respectively.

14.  SEGMENT INFORMATION

   As defined by SFAS No. 131, the Company has two geographically defined reportable segments comprised of (1) the Gilpin and the Lodge, in Black Hawk, Colorado and (2) the GDW, in Reno, Nevada. The Corporate operations represent all other revenues and expenses, and they are also shown. All inter-segment and inter-company transactions and balances have been eliminated.

   The casinos in Black Hawk, Colorado, primarily serve the residents of metropolitan Denver, Colorado. As such, the Company believes that significantly all revenues are derived from within 150 miles of that geographic area.

   The casino in Reno, Nevada, caters to the "locals" market. The Company believes that significantly all revenues are derived from Reno, Nevada and surrounding areas.

   The accounting policies of these segments are the same as those described in
Note 2.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

   Segment financial information as of and for the years ended December 31, 2001, 2000 and 1999 is presented as follows. Segment financial information as of and for the years ended December 31, 2000 and 1999 is not presented for the Reno, Nevada segment as the Company did not operate in that segment prior to January 2001.

                                            2001         2000         1999
                                        -----------  -----------  -----------
  Net revenues:
    Black Hawk, Colorado............... $80,038,394  $78,874,790  $79,606,527
    Reno, Nevada.......................  18,510,632
                                        -----------  -----------  -----------
  Total net revenues................... $98,549,026  $78,874,790  $79,606,527
                                        ===========  ===========  ===========
  Depreciation and amortization:
    Black Hawk, Colorado............... $ 5,752,538  $ 5,736,113  $ 5,435,206
    Reno, Nevada.......................   2,020,209
    Corporate..........................      15,889       10,023        7,913
                                        -----------  -----------  -----------
  Total depreciation and amortization.. $ 7,788,636  $ 5,746,136  $ 5,443,119
                                        ===========  ===========  ===========
  Operating income:
    Black Hawk, Colorado............... $15,397,279  $15,767,484  $16,799,975
    Reno, Nevada.......................   2,730,756
    Corporate..........................  (3,722,886)  (2,132,834)  (2,339,417)
                                        -----------  -----------  -----------
  Total operating income...............  14,405,149   13,634,650   14,460,558
                                        ===========  ===========  ===========
  Interest income:
    Black Hawk, Colorado............... $   136,266  $   261,431  $   210,764
    Reno, Nevada.......................      20,135
    Corporate..........................      25,637       23,824       33,918
                                        -----------  -----------  -----------
  Total interest income................ $   182,038  $   285,255  $   244,682
                                        ===========  ===========  ===========
  Interest expense:
    Black Hawk, Colorado............... $(3,420,550) $(3,423,609) $(4,585,725)
    Reno, Nevada.......................  (1,850,774)
                                        -----------  -----------  -----------
  Total interest expense............... $(5,271,324) $(3,423,609) $(4,585,725)
                                        ===========  ===========  ===========
  Income before minority interest
   and income taxes:
    Black Hawk, Colorado............... $12,112,995  $12,605,306  $12,425,014
    Reno, Nevada.......................     900,117
    Corporate..........................  (3,697,249)  (2,109,010)  (2,305,499)
                                        -----------  -----------  -----------
  Total income before minority interest
   and income taxes.................... $ 9,315,863  $10,496,296  $10,119,515
                                        ===========  ===========  ===========
  Provision for income taxes, Corporate $ 3,117,496  $ 2,975,594  $ 2,929,000
                                        ===========  ===========  ===========

                                          December 31, 2001 December 31, 2000
                                          ----------------- -----------------
   Total assets:
     Black Hawk, Colorado................   $ 96,033,561      $ 94,375,942
     Reno, Nevada........................     30,089,875
     Corporate...........................     23,782,897        27,408,707
                                            ------------      ------------
      Total assets.......................    149,906,333       121,784,649
                                            ------------      ------------
   Corporate adjustments and eliminations    (20,211,878)      (24,308,400)
                                            ------------      ------------
   Consolidated total assets.............   $129,694,455      $ 97,476,249
                                            ============      ============
   Additions to long lived assets:
     Black Hawk, Colorado................   $  2,766,121      $  2,379,568
     Reno, Nevada........................      2,125,999
     Corporate...........................         74,786            27,766
                                            ------------      ------------
   Total additions to long lived assets..   $  4,966,906      $  2,407,334
                                            ============      ============
   Long-term debt:
     Black Hawk, Colorado................   $ 41,411,708      $ 35,198,624
     Reno, Nevada........................     22,300,000
                                            ------------      ------------
   Total long-term debt..................   $ 63,711,708      $ 35,198,624
                                            ============      ============

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

                     UNAUDITED CONSOLIDATED BALANCE SHEETS

                      JUNE 30, 2002 AND DECEMBER 31, 2001

                            (Dollars In Thousands)


                                                                                    June 30,  December 31,
                                                                                      2002        2001
                                                                                    --------  ------------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents....................................................... $ 12,986    $ 15,677
   Due from Affiliate..............................................................      191
   Prepaid and other assets........................................................    2,179       2,727
                                                                                    --------    --------
       Total current assets........................................................   15,356      18,404
LAND...............................................................................   18,950      18,974
GAMING FACILITIES:
   Building and improvements.......................................................   59,965      63,573
   Equipment.......................................................................   17,745      24,766
   Accumulated depreciation........................................................  (10,378)    (19,032)
                                                                                    --------    --------
       Total gaming facilities.....................................................   67,332      69,307
OTHER ASSETS:
   Goodwill........................................................................   24,736      19,016
   Other assets....................................................................    7,817       3,993
                                                                                    --------    --------
TOTAL.............................................................................. $134,191    $129,694
                                                                                    ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued expenses........................................... $  7,241    $ 10,328
   Due to parent...................................................................    5,914
   Current portion of long-term debt...............................................      400         387
                                                                                    --------    --------
       Total current liabilities...................................................   13,555      10,715
LONG-TERM DEBT AND OTHER LIABILITIES
   Long Term Debt..................................................................   95,783      58,800
   BID Bonds payable...............................................................    4,708       4,912
                                                                                    --------    --------
       Total long-term debt........................................................  100,491      63,712
   Interest rate swap liability....................................................                1,911
   Deferred tax liability..........................................................                  702
                                                                                    --------    --------
       Total liabilities...........................................................  114,046      77,040
                                                                                    --------    --------
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST..................................................................    8,095       7,413
STOCKHOLDERS' EQUITY:
   Preferred stock; $.001 par value; 10,000,000 shares authorized; none issued and outstanding...................................................................
   Common stock; $.001 par value; 40,000,000 shares authorized; 4,155,150 and
     4,154,400 shares issued and outstanding, respectively.........................        4           4
   Additional paid-in capital......................................................    4,170      18,753
   Accumulated other comprehensive loss............................................               (1,173)
   Retained earnings...............................................................    7,876      27,657
                                                                                    --------    --------
       Total stockholders' equity..................................................   12,050      45,241
                                                                                    --------    --------
TOTAL.............................................................................. $134,191    $129,694
                                                                                    ========    ========


           See notes to unaudited consolidated financial statements

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

                  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME



                   THREE MONTHS ENDED JUNE 30, 2002 AND 2001



                            (Dollars In Thousands)


                                                        THREE MONTHS ENDED
                                                            JUNE 30,
                                                        ----------------
                                                          2002      2001
                                                        -------   -------
       REVENUES:
          Casino....................................... $24,916   $24,213
          Food and beverage............................   2,621     2,899
          Hotel........................................     365       360
          Other........................................     186       170
                                                        -------   -------
              Total revenues...........................  28,088    27,642
              Promotional allowances...................  (3,928)   (4,138)
                                                        -------   -------
              Net revenues.............................  24,160    23,504
                                                        -------   -------
       COSTS AND EXPENSES:
          Casino.......................................   7,928     7,416
          Food and beverage............................   2,448     2,606
          Hotel........................................     257       239
          Marketing, general and administrative........   7,207     7,946
          Privatization and other non-recurring costs..             1,115
          Depreciation and amortization................   1,532     1,852
                                                        -------   -------
              Total costs and expenses.................  19,372    21,174
                                                        -------   -------
       OPERATING INCOME................................   4,788     2,330
          Interest income..............................      10        39
          Other Income.................................
          Interest expense.............................  (3,367)   (1,250)
                                                        -------   -------
       INCOME BEFORE MINORITY INTEREST AND INCOME TAXES   1,431     1,119
       MINORITY INTEREST...............................     568       446
                                                        -------   -------
       INCOME BEFORE INCOME TAXES......................     863       673
       INCOME TAXES....................................               606
                                                        -------   -------
       NET INCOME...................................... $   863   $    67
                                                        =======   =======




           See notes to unaudited consolidated financial statements

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.



                  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME


      FOR THE PERIODS FROM JANUARY 1, 2002 THROUGH FEBRUARY 22, 2002, AND FEBRUARY 23, 2002 THROUGH JUNE 30, 2002, AND THE SIX MONTHS ENDED JUNE 30, 2001


                            (Dollars In Thousands)





                                                Period From       Period From
                                              January 1, 2002  February 23, 2002
                                                  Through           Through      Six Monthsa Ended
                                             February 22, 2002   June 30, 2002     June 30, 2001
                                             ----------------- ----------------- -----------------
REVENUES:
 Casino.....................................      $14,523           $34,757           $48,450
 Food and beverage..........................        1,624             3,709             5,737
 Hotel......................................          189               502               671
 Other......................................           96               247               935
                                                  -------           -------           -------
   Total revenues...........................       16,432            39,215            55,793
   Promotional allowances...................       (2,462)           (5,507)           (8,201)
                                                  -------           -------           -------
   Net revenues.............................       13,970            33,708            47,592
                                                  -------           -------           -------
COSTS AND EXPENSES:
 Casino.....................................        4,333            10,907            15,144
 Food and beverage..........................        1,512             3,421             5,130
 Hotel......................................          130               352               456
 Marketing, general and administrative......        4,778             9,952            15,539
 Privatization and other non-recurring costs        3,882                               1,115
 Depreciation and amortization..............        2,510             2,152             3,761
                                                  -------           -------           -------
   Total costs and expenses.................       17,145            26,784            41,145
                                                  -------           -------           -------
OPERATING (LOSS) INCOME.....................       (3,175)            6,924             6,447
 Interest income............................           13                14               115
 Other Income...............................                            119
 Interest expense...........................       (2,881)           (5,167)           (2,822)
                                                  -------           -------           -------
(LOSS) INCOME BEFORE MINORITY INTEREST
  AND INCOME TAXES..........................       (5,924)            1,771             3,740
MINORITY INTEREST...........................         (127)              873               885
                                                  -------           -------           -------
(LOSS) INCOME BEFORE INCOME TAXES...........       (5,797)              898             2,855
INCOME TAXES................................                                            1,391
                                                  -------           -------           -------
NET (LOSS) INCOME...........................      $(5,797)          $   898           $ 1,464
                                                  =======           =======           =======


           See notes to unaudited consolidated financial statements

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.



           UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                    FOR THE SIX MONTHS ENDED JUNE 30, 2002


                                (IN THOUSANDS)



                                                                               Accumulated
                                           Common Stock  Additional               Other
                                           -------------  Paid-in   Retained  Comprehensive
                                           Shares Amount  Capital   Earnings  Income (Loss)   Total
                                           ------ ------ ---------- --------  ------------- --------
BALANCES,
 JANUARY 1, 2002.......................... 4,154    $4    $ 18,753  $ 27,657     $(1,173)   $ 45,241
Stock options exercised...................                       6                                 6
Push down of JEI basis:
   Elimination of retained earnings
     applicable to shares acquired on
     February 22, 2002....................                  14,882   (14,882)
   Effect of recording goodwill and debt
     resulting from the February 22, 2002
     acquisition..........................                 (29,471)                          (29,471)
Comprehensive loss:
   Realized loss on interest rate swap....                                         1,173       1,173
   Net loss...............................                            (4,899)                 (4,899)
                                           -----    --    --------  --------     -------    --------
       Total comprehensive loss...........                                                    (3,726)
                                                                                            --------
BALANCES,
 JUNE 30, 2002............................ 4,154    $4    $  4,170  $  7,876     $          $ 12,050
                                           -----    --    --------  --------     -------    --------




           See notes to unaudited consolidated financial statements

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.



                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS


      FOR THE PERIODS FROM JANUARY 1, 2002 THROUGH FEBRUARY 22, 2002, AND


FEBRUARY 23, 2002 THROUGH JUNE 30, 2002, AND THE SIX MONTHS ENDED JUNE 30, 2001


                            (Dollars In Thousands)



                                                               Period From       Period From
                                                             January 1, 2002  February 23, 2002
                                                                 Through           Through      Six Months Ended
                                                            February 22, 2002   June 30, 2002    June 30, 2001
                                                            ----------------- ----------------- ----------------
OPERATING ACTIVITIES:
 Net (loss) income.........................................      $(5,797)          $   898          $  1,463
 Adjustments to reconcile net (loss) income to net cash
   (used in) provided by operating activities:
   Depreciation and amortization...........................        2,510             2,151             3,761
   Change in fair value of interest rate swap, net.........                                              197
   (Gain) Loss on sale of land.............................         (119)               28                35
   Minority interest.......................................         (127)              873               885
   Deferred Taxes..........................................          (75)
   Due to parent...........................................                         (8,324)
 Changes in operating assets and liabilities, net of the
   effects of acquisition:
   Due from affiliate......................................                           (191)
   Prepaid expenses and other assets.......................        1,805             4,648              (283)
   Accounts payable and accrued expenses...................       (1,339)           (1,747)           (2,624)
                                                                 -------           -------          --------
     Net cash (used in) provided by operating activities...       (3,142)           (1,664)            3,434
                                                                 -------           -------          --------
INVESTING ACTIVITIES:
 Proceeds from sale of equipment...........................                                               13
 Equipment purchases and additions to gaming facilities....         (340)             (717)           (1,481)
 Proceeds from sale of land................................          142               157
 Acquisition costs related to Gold Dust West...............                                              (82)
 Acquisition of the Gold Dust West, net of cash acquired...                                          (26,000)
                                                                 -------           -------          --------
     Net cash used in investing activities.................         (198)             (560)          (27,550)
                                                                 -------           -------          --------
FINANCING ACTIVITIES:
 Proceeds from reducing and revolving credit facility......                                           36,500
 Payments on bonds.........................................                           (190)             (178)
 Payments on long term debt and note payable...............                                           (8,021)
 Payments to amend reducing and revolving credit
   facility................................................                                             (571)
 Proceeds from parent......................................                          3,121
 Distributions to minority interest owner..................                            (64)           (2,617)
 Exercise of stock options.................................            6                                  42
                                                                 -------           -------          --------
     Net cash provided by financing activities.............            6             2,867            25,155
                                                                 -------           -------          --------
NET INCREASE / (DECREASE) IN CASH
  AND CASH EQUIVALENTS.....................................      $(3,334)          $   643          $  1,039
CASH AND CASH EQUIVALENTS, BEGINNING OF
  YEAR.....................................................       15,677            12,343             8,518
                                                                 -------           -------          --------
CASH AND CASH EQUIVALENTS, END OF PERIOD...................      $12,343           $12,986          $  9,557
                                                                 =======           =======          ========
SUPPLEMENTAL CASH FLOW INFORMATION:........................
 Cash paid for interest....................................      $   524           $   178          $  2,685
 Cash paid for taxes.......................................      $   470                            $  1,168
 Non-cash financing........................................      $95,783



           See notes to unaudited consolidated financial statements

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.



             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001


                            (Dollars in Thousands)



1.  BUSINESS AND ORGANIZATION



      Black Hawk Gaming & Development Company, Inc. ("Black Hawk") was incorporated on January 10, 1991. Black Hawk is a holding company, which owns, develops and operates gaming properties. Currently Black Hawk operates the Gilpin Hotel Casino ("GHC") and The Lodge Casino at Black Hawk ("the Lodge"), both located in Black Hawk, Colorado, and The Gold Dust West Casino ("GDW") located in Reno, Nevada.



      GHC is a 37,000 square foot facility located in the Black Hawk gaming district and was Black Hawk's first casino project. Originally built in the 1860's, the Gilpin Hotel was one of the oldest in Colorado; however, due to space limitations, the casino offers no hotel or lodging facilities. The Gilpin Hotel Casino commenced operations in October 1992, and was expanded through the acquisition of an adjacent casino in late 1994. It now offers customers approximately 460 slot machines, 4 table games, two restaurants, four bars and parking for approximately 200 cars.



      The Lodge is a hotel/casino/parking complex and is one of Colorado's largest casinos. The 250,000 square foot facility which opened on June 24, 1998, presently offers customers 877 slot machines, 27 table games, 50 hotel rooms, three restaurants, four bars and parking for approximately 600 cars.



      On January 4, 2001, Black Hawk purchased the assets and operating business of GDW for $26,000. The 24,000 square foot gaming and dining facility is located on 4.6 acres, a few blocks west of Reno's downtown gaming district. The GDW has been catering to the "locals" market for the past 23 years and currently offers customers 500 slot machines, 106 motel rooms, one restaurant, four bars and parking for 277 cars.



2.  SIGNIFICANT ACCOUNTING POLICIES



      Unaudited Consolidated Financial Statements--In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, which are necessary for the fair presentation of the financial position of Black Hawk at June 30, 2002 and December 31, 2001, and the results of its operations and cash flows for the periods from January 1, 2002 through February 22, 2002 and February 23, 2002 through June 30, 2002, and the six months ended June 30, 2001. The accompanying unaudited consolidated financial statements include the accounts of Black Hawk, its wholly owned subsidiaries Gilpin Ventures, Inc. ("GVI") and GDW, and its 75% owned subsidiary, Black Hawk/Jacobs Entertainment, LLC. All significant inter-company transactions and balances have been eliminated in consolidation.



      The accompanying unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto of Black Hawk for the year ended December 31, 2001 contained in the JEI Form S-4 filed with the U.S. Securities Exchange Commission. The results of interim periods are not necessarily indicative of results to be expected for the year.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

Recent Accounting Pronouncements



   In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is effective January 1, 2002. SFAS 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS 142 also requires us to complete a transitional goodwill impairment test within six months from the date of adoption and further requires us to evaluate the carrying value of goodwill for impairment annually thereafter. We are currently assessing but have not yet determined the impact of SFAS 142 on our financial position and results of operations.



   In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." This statement also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. This statement requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. This statement also broadens the presentation of discontinued operations to include more disposal transactions. We adopted the provisions of this statement at the beginning of 2002 without an impact on our financial position or results of operations.



   In April 2002, the FASB issued SFAS No. 145 "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." FASB No. 4 required all gains or losses from extinguishments of debt to be classified as extraordinary items net of income taxes. SFAS No. 145 requires that gains and losses from extinguishments of debt be evaluated under the provisions of Accounting Principles Board Opinion No. 30, and be classified as ordinary items unless they are unusual or infrequent or meet the specific criteria for treatment as an extraordinary item. This statement is effective January 1, 2003. We do not anticipate that the adoption of this statement will have a material effect on our financial position or results of operations.



   In July 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated With Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This Statement requires recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred, as opposed to when the entity commits to an exit plan under EITF No. 94-3. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The company is in the process of analyzing the effect on our financial position.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

3.  GOODWILL AND OTHER INTANGIBLE ASSETS



   SFAS No. 142 applies to intangibles and goodwill acquired after June 30, 2001, as well as goodwill and intangibles previously acquired. Under SFAS No. 142, goodwill as well as other intangibles determined to have an indefinite life will no longer be amortized; however, these assets will be reviewed for impairment on a periodic basis. Black Hawk adopted SFAS No. 142 on January 1, 2002, has completed its transitional impairment test, and has determined that no impairment of its goodwill balances exits. In addition, Black Hawk has reassessed the useful lives of its identifiable intangible assets without any change to the previously established amortization periods of such assets.



   The amortization expense and net income of Black Hawk for the three and six months ended June 30, 2001, is as follows:



                                      Six Months Ended Three Months Ended
                                       June 30, 2001     June 30, 2001
      (In Thousands)                  ---------------- ------------------
      Reported net income............      $1,464             $ 67
      Add back: Goodwill amortization         745              370
                                           ------             ----
      Adjusted net income............      $2,209             $437
                                           ======             ====



4.  ACCOUNTING CHANGE



   Effective January 1, 2001 Black Hawk adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133, as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative has been designated in a fair-value hedge, the changes in the fair value of the derivative and the hedged item are recognized in earnings. If the derivative has been designated in a cash-flow hedge, changes in the fair value of the derivative are recorded in other comprehensive income net of taxes, and recognized in the income statement when the hedged item affects earnings. SFAS 133 defines new requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value are recognized in current earnings.



   Black Hawk uses derivative instruments to manage exposures to interest rate risk. Black Hawk's primary objective for holding derivatives is to minimize the risks associated with the impact of interest rate exposure. Specifically, Black Hawk uses interest rate swaps, as cash flow hedging instruments, to manage its exposure to interest rate risk on its variable-rate debt. Black Hawk does not enter into derivative transactions for trading purposes, or for fixed rate debt.



   Derivative financial instruments taken alone may expose Black Hawk to varying degrees of market and credit risk in excess of amounts recognized in the financial statements. However, when used for hedging purposes, these instruments typically reduce overall interest rate risk. Black Hawk controls the credit risk of its financial contracts through credit approvals, limits, and monitoring procedures. As Black Hawk enters into derivative transactions only with high quality institutions, no losses associated with non-performance on its derivative financial instrument have occurred or are expected to occur.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

   The adoption of SFAS 133 resulted in Black Hawk recording a $368 gain (net of $200 in taxes) in accumulated other comprehensive income (loss) ("OCI") as a transition adjustment for its derivative instrument which had been designated in a hedging relationship that addressed the variable cash flow exposure of a forecasted transaction prior to adopting SFAS 133.



   During the three months ended June 30, 2001, Black Hawk terminated an interest rate swap agreement designated as a hedging instrument and simultaneously entered into a new interest rate swap agreement designated as a cash-flow hedge. As a result of this transaction, effective February 16, 2001 (date of swap termination), Black Hawk recorded a $318 charge to interest expense due to the devaluation of the original interest rate swap over the period January 1, 2001 through February 16, 2001. In addition, Black Hawk reclassified $39 (net of $21 in taxes) of gain from OCI to interest expense for the amortization of the cumulative transition adjustment gain recorded January 1, 2001 (see above). Derivative losses included in OCI of the three months ended June 30, 2001 amounted to $599, net of $337 in taxes. In conjunction with Black Hawk's acquisition discussed below, Black Hawk terminated its interest rate swap with a charge to operations of $2,655, which has been included in interest expense in the accompanying unaudited consolidated statement of income for the three months ended June 30, 2002.



5.  BUYOUT OF BLACK HAWK



   On February 22, 2002, JEI, an entity formed by Black Hawk's principal stockholder, Chairman of the Board and Chief Executive Officer, Jeffrey P. Jacobs, completed the acquisition of a 100% interest in Black Hawk, in which prior to the acquisition Jeffrey P. Jacobs owned a minority interest. The accounting treatment for the acquisition is described below.



   Diversified Opportunities Group, Ltd. ("Diversified")--Jeffrey P. Jacobs and the Richard E. Jacobs Revocable Trust contributed substantially all of their respective interests in Diversified in exchange for 100% of the common stock of JEI On the acquisition date, prior to the acquisition of the remaining shares of Black Hawk, Diversified owned approximately 32% of Black Hawk, and a 25% interest in the Lodge, of which Black Hawk owned the remaining 75%.



   In addition, on February 22, 2002, JEI acquired the remaining 68% of Black Hawk's outstanding common stock for approximately $36,980 and assumed and refinanced approximately $59,950 of Black Hawk's outstanding debt. This transaction was recorded using the purchase method of accounting for business combinations, and the principles of push-down accounting were applied to Black Hawk. The stock and assets of Black Hawk are pledged as collateral of the debt incurred by JEI.



6.  PRIVATIZATION AND OTHER NON-RECURRING COSTS



   During the three and six months ended June 30, 2002, in conjunction with the acquisition described in Note 4, Black Hawk incurred privatization costs of $0 and $717 respectively consisting primarily of attorney, accounting, and investment banking fees to close the Black Hawk acquisition. In addition, Black Hawk incurred $3,165 in costs related to the redemption of stock options upon consummation of the Black Hawk acquisition.



7.  SEGMENTS



   As defined by SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", the following segment information is presented after the elimination of inter-segment transactions. Black Hawk has two reportable segments (Colorado and Nevada) representing the states in which we operate. The Colorado operations consist of the Lodge and the GHC, and the Nevada operations consist of the GDW. Each segment is managed separately because of the unique characteristics of geographic location, revenue stream, and customer base. The accounting policies of the segments are the same as those described in Note 2.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.



                         UNAUDITED SEGMENT INFORMATION


           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001


                            (DOLLARS IN THOUSANDS)



                                                                   (In Thousands)     (In Thousands)
                                                                  Three Months Ended Six Months Ended
                                                                      June 30,           June 30,
                                                                  ----------------   ----------------
                                                                    2002      2001     2002     2001
                                                                  -------   -------  -------  -------
NET REVENUE
   Black Hawk, Colorado.......................................... $19,426   $18,915  $38,282  $38,668
   Reno, Nevada..................................................   4,734     4,589    9,396    8,924
                                                                  -------   -------  -------  -------
       Total net revenue.........................................  24,160    23,504   47,678   47,592
                                                                  -------   -------  -------  -------
ADJUSTED EBITDA
   Black Hawk, Colorado..........................................   5,654     4,682   11,105   10,016
   Reno, Nevada..................................................   1,378     1,236    2,542    2,472
   Net corporate overhead........................................    (712)     (620)  (1,355)  (1,165)
                                                                  -------   -------  -------  -------
       ADJUSTED EBITDA...........................................   6,320     5,298   12,292   11,323
                                                                  =======   =======  =======  =======
ADJUSTED EBITDA..................................................
   Black Hawk, Colorado..........................................      29%       25%      29%      26%
   Reno, Nevada..................................................      29%       27%      27%      28%
                                                                  -------   -------  -------  -------
       ADJUSTED EBITDA...........................................      26%       23%      26%      24%
                                                                  -------   -------  -------  -------
   Operating Income
   Black Hawk, Colorado..........................................   4,409     3,255    7,414    7,167
   Reno, Nevada..................................................   1,097       814    1,584    1,566
   Net corporate overhead, privatization and other non-recurring
     costs.......................................................    (718)   (1,739)  (5,249)  (2,286)
                                                                  -------   -------  -------  -------
       Operating Income.......................................... $ 4,788   $ 2,330  $ 3,749  $ 6,447
                                                                  =======   =======  =======  =======



                                          June 30, December 31,
                                            2001       2001
                                          -------- ------------
                 Assets:
                    Black Hawk, Colorado. $ 96,007   $ 93,668
                    Reno, Nevada.........   32,296     30,090
                    Corporate............    5,888      5,936
                                          --------   --------
                        Total Assets..... $134,191   $129,694
                                          ========   ========



8.  COMMITMENTS AND CONTINGENCIES





   On February 27, 2001, a stockholder of Black Hawk filed a class action lawsuit against Black Hawk and its Board of Directors in Colorado District Court for the County of Gilpin. The plaintiff alleges, among other things, that the buyout proposal is being dictated by Mr. Jacobs, Black Hawk's principal stockholder, at a price which is grossly unfair and unconscionable to other stockholders and is designed to serve only his best interests. Further, the plaintiff alleges than an adequate process is not in place to seek other bids or to achieve the highest price attainable for the public's shares. The plaintiff alleges that Mr. Jacobs has proprietary corporate information and economic power which is unfair to public stockholders. Finally, the plaintiff alleges that the individual defendants are acting in concert with Mr. Jacobs and therefore breaching their fiduciary duties to the stockholders. The plaintiff seeks to enjoin the transaction, rescind the transaction if it is consummated, and recover unspecified compensatory or recissory damages and legal fees and costs.



   On March 1, 2001, another purported class action lawsuit was filed in the Colorado District Court, County of Gilpin against Black Hawk and its Board of Directors. The allegations in this case are, in essence, the same as those described immediately above. The relief sought by the plaintiffs is also essentially the same.



   On May 17, 2002, plaintiffs dismissed their lawsuit in the above-described actions without prejudice.



   On May 25, 2001, a lawsuit was filed in The United States District Court for the District of Colorado (Case No. 01-D-0964) by Central City, several casino operators located in Central City and others against the City of Black Hawk, the Black Hawk Casino Owners Association and several casino operators located in the City of Black Hawk, including Black Hawk. The suit alleges that the defendants caused economic harm to the plaintiffs by engaging in a conspiracy and scheme to harm competition, restrain trade and monopolize the gaming industry in the Gilpin County, Colorado market in violation of federal and state constitutional, statutory and common law. Also, the complaint alleges that starting in 1996 the City of Black Hawk began interfering in Central City's plans to construct a road directly from Interstate 70 to Central City. The plaintiffs seek compensatory, treble and exemplary damages against the defendants in amounts to be proven at trial along with interest, costs and attorneys' fees. Black Hawk believes that this lawsuit is without merit and intends to contest it vigorously.



   On June 25, 1999, a complaint against the Lodge and John Does 1-3 was filed by a casino operating downstream from these casinos. The complaint alleges, among other things, that the plaintiff is being damaged by subsurface water flows onto its property from the Lodge property and the properties of John Does 1-3. The Lodge has denied all liability and has turned the matter over to its insurance carrier for defense. The Lodge does not believe the suit has merit and will continue to defend against the allegations alleged by the plaintiff. The Lodge does not believe the suit will result in any material liability; however, no assurance can be given in this regard.



The Company is also involved in routine litigation arising in the ordinary course of business. These matters are believed by the Company to be covered by appropriate insurance policies.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Jalou

   We have audited the accompanying combined balance sheets of Jalou as of December 31, 2001 and 2000, and the related combined statements of income and owners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Jalou at December 31, 2001 and 2000, and the combined results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

   During the first quarter of 2002, all of the Jalou entities not acquired as of December 31, 2001 were acquired by Diversified or its affiliates.

                                          BDO Seidman, LLP

Richmond, Virginia
March 29, 2002

                                     Jalou

                            Combined Balance Sheets

                                                                                      December 31,
                                                                                 -----------------------
                                                                                    2001        2000
                                                                                 ----------- -----------
ASSETS
Current Assets
   Cash and cash equivalents.................................................... $   824,904 $ 1,586,175
   Accounts receivable (Note 4).................................................     296,931     692,375
   Inventory....................................................................     409,093     570,523
   Prepaid and other............................................................      99,151     106,463
                                                                                 ----------- -----------
Total Current Assets............................................................   1,630,079   2,955,536
                                                                                 ----------- -----------
Property and Equipment (Notes 1 and 2)
   Land.........................................................................   1,448,000   2,075,930
   Buildings and improvements...................................................   6,123,954   9,191,386
   Equipment, furniture and fixtures............................................   2,508,057   3,975,701
                                                                                 ----------- -----------
                                                                                  10,080,011  15,243,017
   Less accumulated depreciation................................................   1,208,184   1,124,047
                                                                                 ----------- -----------
Property and Equipment, net.....................................................   8,871,827  14,118,970
                                                                                 ----------- -----------
Other Assets
   Goodwill, net of amortization of $100,440 and $66,958, respectively (Note 1).     401,752     435,234
   Deferred costs...............................................................          --      12,630
                                                                                 ----------- -----------
Total Other Assets..............................................................     401,752     447,864
                                                                                 ----------- -----------
                                                                                 $10,903,658 $17,522,370
                                                                                 =========== ===========
LIABILITIES AND OWNERS' EQUITY
Current Liabilities
   Advances from affiliates, net (Note 4)....................................... $ 1,048,063 $ 4,548,138
   Advances from owners (Note 4)................................................   1,062,166     503,995
   Accounts payable.............................................................     255,208     283,143
   Accrued liabilities..........................................................      89,129     105,319
   Current maturities of long-term debt (Note 2)................................   3,104,130   1,350,289
                                                                                 ----------- -----------
Total Current Liabilities.......................................................   5,558,696   6,790,884
Long-Term Debt, less current maturities (Note 2)................................   3,246,156   9,778,331
                                                                                 ----------- -----------
Total Liabilities...............................................................   8,804,852  16,569,215
                                                                                 ----------- -----------
Commitments and Contingencies (Note 3)
Owners' Equity..................................................................   2,098,806     953,155
                                                                                 ----------- -----------
                                                                                 $10,903,658 $17,522,370
                                                                                 =========== ===========



See accompanying summary of accounting policies and notes to combined financial statements.

                                     Jalou

               Combined Statements of Income and Owners' Equity

                                               Year ended December 31,
                                              ------------------------
                                                  2001         2000
                                              -----------  -----------
         Revenues
            Fuel............................. $10,917,795  $14,437,824
            Video poker, net (Note 4)........   6,244,644    6,650,011
            Other............................   3,904,980    3,383,643
                                              -----------  -----------
         Total revenues......................  21,067,419   24,471,478
         Cost of Sales (Note 4)..............  12,714,870   15,707,995
                                              -----------  -----------
         Gross profit........................   8,352,549    8,763,483
         Operating Expenses..................   6,243,123    5,310,314
                                              -----------  -----------
         Income from operations..............   2,109,426    3,453,169
         Interest Expense, net...............     520,136      811,185
                                              -----------  -----------
         Net Income..........................   1,589,290    2,641,984
         Owners' Equity, at beginning of year     953,155      974,449
         Contributions.......................   2,355,469           --
         Withdrawals.........................  (2,799,108)  (2,663,278)
                                              -----------  -----------
         Owners' Equity, at end of year...... $ 2,098,806  $   953,155
                                              ===========  ===========



See accompanying summary of accounting policies and notes to combined financial statements.

                                     Jalou

                       Combined Statements of Cash Flows

                                                                       Year Ended December 31,
                                                                      ------------------------
                                                                          2001         2000
                                                                      -----------  -----------
Reconciliation of Net Income to Cash Provided by Operating Activities
   Net Income........................................................ $ 1,589,290  $ 2,641,984
   Depreciation and amortization.....................................     855,899      940,295
   Bad debt expense..................................................     327,575           --
   Changes in assets and liabilities
       Increase in accounts receivable...............................     (22,751)    (647,774)
       Increase in inventories.......................................      (7,239)    (362,289)
       Increase in other assets......................................     (28,645)     (81,149)
       Increase in accounts payable..................................      31,459      183,917
       Increase in accrued liabilities...............................      14,597       69,400
                                                                      -----------  -----------
Cash provided by operating activities................................   2,760,185    2,744,384
                                                                      -----------  -----------
Investing Activities
   Disposal of net assets............................................     387,087           --
   Purchases of property and equipment...............................    (263,450)  (9,494,722)
                                                                      -----------  -----------
Cash provided (absorbed) by investing activities.....................     123,637   (9,494,722)
                                                                      -----------  -----------
Financing Activities
   Increase (decrease) in advances from owners'......................
   and affiliates, net...............................................    (924,945)   2,322,287
   Proceeds from notes payable and long-term debt....................          --    7,070,822
   Payments on notes payable and long-term debt......................    (806,548)    (649,585)
   Owner withdrawals.................................................  (1,913,600)    (579,735)
                                                                      -----------  -----------
Cash provided (absorbed) by financing activities.....................  (3,645,093)   8,163,789
                                                                      -----------  -----------
Net Increase (Decrease) in Cash and Cash Equivalents................. $  (761,271) $ 1,413,451
Cash and Cash Equivalents, at beginning of of year...................   1,586,175      172,724
                                                                      -----------  -----------
Cash and Cash Equivalents, at end of year............................ $   824,904  $ 1,586,175
                                                                      ===========  ===========
Supplemental Disclosures of Cash Flow
   Cash paid for interest............................................ $   500,000  $   811,000
   Noncash distributions to owners...................................     885,508    2,083,543
   Noncash contributions by owners...................................   2,355,469           --




See accompanying summary of accounting policies and notes to combined financial statements.

                                     Jalou

                        Summary of Accounting Policies

Nature of Business

   Jalou (the "Company") owns and operates truck stop facilities each of which consist of a restaurant, a convenience store with fuel pumps and a video poker casino.

Basis of Presentation

   The entities included in the combined financial statements are those that have been or will be acquired by Diversified Opportunities Group, Ltd. ("Diversified") or its affiliates. The combined financial statements have been prepared as if the following entities had operated as a single group which were under common control prior to acquisitions by Diversified. All significant intercompany accounts and transactions have been eliminated. See Note 1 to the combined financial statements for further discussion.

   Winner's Choice Truck Stop, Inc. ("Winners') (presented for historical periods prior to February 7, 2001)

       Houma Truck Plaza and Casino, LLC (owner and operator of Pelican Palace Casino) ("Houma") (presented for historical periods prior to February 7,
       2001)

       JACE, Inc. (owner and operator of Colonels Truck Plaza and Casino)

       Lucky Magnolia Truck Plaza and Casino, LLC ("Lucky Magnolia")

       Bayou Vista Truck Plaza and Casino, LLC ("Bayou Vista")

       Raceland Truck Plaza and Casino, LLC ("Raceland")

       Cash's Casino (40% of net video poker revenue) ("Cash's") (presented for historical periods prior to February 7, 2001)

Regulation

   The Company's video gaming operations are regulated by the Louisiana Gaming Control Board (the "LGCB"). The Louisiana State Police's Video Gaming Division (the "Division") serves under the jurisdiction of the LGCB. The Division's primary functions are to conduct investigations of applicants and submit application findings to the LGCB for licensing determination, enforce all applicable video gaming regulations and monitor licensees and gaming devices statewide.

   For truck stop video gaming enterprises, such as the Company's, up to a maximum of 50 gaming devices may operate per facility determined by quarterly fuel sales. A decline in fuel sales could negatively impact operating results by reducing the number of machines operating.

Cash and cash Equivalents

   For the purposes of preparing the Company's financial statements, investments with maturities of less than three months are considered to be cash equivalents.

                                     Jalou

Inventories

   Inventories are stated at the lower of FIFO cost (first-in, first-out method) or market. Inventories consist of fuel, convenience and restaurant items.

Property and Equipment

   Property and equipment are recorded at cost. Depreciation is computed using accelerated methods based on the estimated useful lives of the assets. The estimated useful lives are as follows:

                                                       Years
                                                       -----
                    Buildings and improvements........ 15-39
                    Equipment, furniture, and fixtures  5-15

Goodwill

   Goodwill is stated at the excess amount of the purchase price over net assets acquired. Goodwill was being amortized over 15 years on a straight-line basis through 2001.

Long-Lived Assets

   The carrying amount of long-lived assets and certain intangibles is reviewed for possible impairment whenever there are events or changes in circumstances that indicate the carrying amount of assets may not be recoverable based on undiscounted future operating cash flows. The Company has determined no impairment has occurred.

Income Taxes

   The Companies are partnerships or subchapter S corporations for income tax filing purposes and, consequently, no income tax provision has been provided.

Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

   The Company recognizes revenue at the time of sale for convenience store items, fuel and restaurant sales. Video poker income is recorded net of state taxes and operating fees, and fees for the use of video poker devices owned by a related party (Note 4).

                                     Jalou

New Accounting Pronouncements

   In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, "Business Combinations" ("SFAS 141), and No. 142, "Goodwill and Other Intangible Assets" (SFAS 142"). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

   SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

   As of December 31, 2001, the net carrying amount of goodwill from prior acquisitions is approximately $402,000. Amortization expense during each of the years ended December 31, 2001 and 2000 was approximately $34,000. The impact of SFAS 141 and SFAS 142 on the financial position and results of operations of the entities included in the combined Company will be assessed subsequent to the acquisitions in 2002 by Diversified and affiliates.

   In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". This statement also amends ARB No. 51, "Consolidated Financial Statements", to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. This statement requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. This statement also broadens the presentation of discontinued operations to include more disposal transactions. SFAS 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. SFAS 144 is not expected to impact the financial position and results of operations of the entities included in the combined Company.

                                     Jalou

                    Notes to Combined Financial Statements


1.  Acquisitions

   The combined financial statements of the Company have been prepared as if the net assets and operations of the entities named in the "Summary of Accounting Policies" had operated as a single group. A summary of financial data included in the combined financial statements for acquisitions completed in 2001 and entities acquired in 2002 in order to bring the entities under common control is included in the table below. The 2001 financial statements exclude the operations and cash flows from the acquisition date of the entities acquired by Diversified Opportunities Group Ltd. ("Diversified"), through its subsidiary, and Jalou II, Inc. on February 7, 2001. Entities purchased by Diversified were Houma and Cash's. Jalou II, Inc., an affiliate of Diversified, purchased Winner's. The acquisitions were completed by Diversified and affiliates during the first quarter of 2002 for the remaining entities.

                                                     Year ended
                                                    December 31,
                                              -----------------------
                                                 2001         2000
                                              ----------- -----------
          Acquisition--completed during 2001
             Revenues........................ $ 1,191,641 $11,570,855
             Net income......................     231,429   2,845,404
             Assets..........................          --   5,735,831
          Acquisitions--completed during 2002
             Revenues........................ $19,875,778 $12,900,623
             Net income (loss)...............   1,357,861    (203,420)
             Assets..........................  10,903,658  11,786,539

2.  Long-Term Debt

   Long-term debt consists of the following:

                                                                   December 31,
                                                               ---------------------
                                                                  2001       2000
                                                               ---------- ----------
Note payable to a bank due on demand, with interest
  at 8.75% payable monthly, collateralized by building
  and related improvements.................................... $  229,770 $  255,043

Note payable to a bank maturing February 2003, with interest at prime (4.75% at December 31, 2001), collateralized by
  building and related improvements...........................  1,747,863  2,000,000

Mortgage note payable with interest beginning to accrue at
  prime plus 1.5% on July 1, 2001 until maturity in June 2003,
  secured by a deed of trust on certain real property.........    600,000    600,000

Note payable to a bank with interest at prime (4.75% at
  December 31, 2001) and monthly payments of principal and
  interest of $50,580 until maturity in December 2002,
  collateralized by building and related improvements.........  2,445,718  2,862,749

                                     Jalou

                                                                           December 31,
                                                                      ----------------------
                                                                         2001       2000
                                                                      ---------- -----------
Installment loans with interest rates at 9.00%, payable
  in monthly installments through February 2005,
  collateralized by equipment........................................ $   20,195 $    25,582

Note payable to a bank maturing January 2005, with
  interest at 8.5%, collateralized by a building and
  related improvements...............................................  1,306,740   1,413,460

Note payable to a bank with interest at 7.75% and monthly
  payments of principal and interest of $18,001 until maturity in November 2004, collateralized by building and related
  improvements (satisfied February 7, 2001)..........................         --   1,396,903

Note payable to bank with interest at 7.68% and monthly payments of principal and interest of $30,000 until maturity in April 2004, collateralized by building and related improvements (satisfied
  February 7, 2001)..................................................         --   2,220,793

Note payable to an individual with interest at 7.68% and monthly payments of principal and interest of $10,062 until maturity in April 2004, secured by a deed of trust on on certain real estate
  (satisfied February 7, 2001).......................................         --     354,090
                                                                      ---------- -----------
Total................................................................  6,350,286  11,128,620
Less current maturities..............................................  3,104,130   1,350,289
                                                                      ---------- -----------
Long-term debt....................................................... $3,246,156 $ 9,778,331
                                                                      ========== ===========

                                     Jalou

   The aggregate amounts of long-term debt maturing in each of the next five years and thereafter are as follows:

                            December 31,   Amount
                            ------------ ----------
                               2002..... $3,104,130
                               2003.....  2,185,240
                               2004.....    145,000
                               2005.....    915,916
                                         ----------
                               Total.... $6,350,286
                                         ==========

3.  Commitments and Contingencies

   The Company leases certain property and equipment under operating leases expiring at various dates. Future minimum lease payments under these operating leases having initial or remaining noncancellable lease terms in excess of one year at December 31, 2001 were approximately $15,000 per year through 2009.

   Total rent expense was approximately $25,000 and $56,000 for the years ended December 31, 2001 and 2000, respectively.

   Lucky Magnolia has an obligation to pay an individual 4.9% of its net video poker revenue, after associated state taxes, for as long as video poker machines are operated on the current property. Expenses incurred under the agreement were approximately $62,000 and $35,000 for the years ended December 31, 2001 and 2000, respectively.

4.  Related Parties

   The Company has net advances outstanding from owners and affiliates of the owners which total $2,110,229 and $5,052,133 at December 31, 2001 and 2000, respectively. The advances are non-interest bearing and were primarily incurred to fund the operations of new truck stop casinos during their start-up period.

   The Company has agreements with a related party to maintain video poker machines at each of the Company's casino locations. Net video poker revenue consists of fees received from the related party, who is the licensed owner and operator of the machines, equal to approximately 80% of the net machine revenue after state taxes and fees. The Company recorded net revenue related to this agreement of $6,244,644 and $6,650,011 for the years ended December 31, 2001 and 2000, respectively. Accounts receivable includes fees receivable under this agreement of approximately $55,000 and $120,000 as of December 31, 2001 and 2000, respectively.

   The Company purchased approximately $7,700,000 of fuel from an affiliated company of an owner during each of the years ended December 31, 2001 and 2000, respectively.

   No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to exchange only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

   Through and including      , 2002 (25 days after the date of this
prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision or the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

   Jacobs Entertainment Amended Certificate of Incorporation (the "Certificate") provides that to the fullest extent permitted by Delaware law or another applicable law, a director of Jacobs Entertainment shall not be liable to Jacobs Entertainment or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to Jacobs Entertainment or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Certificate is to eliminate the rights of Jacobs Entertainment and its stockholders (through stockholders' derivative suits on behalf of Jacobs Entertainment) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of Jacobs Entertainment or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, Jacobs Entertainment Bylaws (the "Bylaws") provide that Jacobs Entertainment shall indemnify its officers, directors, employees and Agents to the extent permitted by the General Corporation Law of Delaware.

We have in force and effect policies insuring our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

ITEM 21.  Exhibits and Financial Statement Schedules

   (b)  Exhibits

Exhibit
  No.   Description
------- -----------

 *2.1   Agreement and Plan of Merger dated as of April 25, 2001, among Black Hawk Gaming &
          Development Company, Inc., Gameco, Inc., and BH Acquisition, Inc.

 *2.2   Amendment to Agreement and Plan of Merger dated as of November 12, 2001 among Black Hawk
          Gaming & Development Company, Inc., Gameco, Inc. and BH Acquisition, Inc.

 *2.3   Exchange Agreement dated February 22, 2002 among Gameco, Inc., Jeffrey P. Jacobs and The
          Richard E. Jacobs Revocable Trust.

 *2.4   Agreement and Plan of Merger dated as of June 11, 2001 among Colonial Holdings, Inc., Gameco,
          Inc. and Gameco Acquisitions, Inc.

 *2.5   Amendment to Agreement and Plan of Merger dated as of November 16, 2001 among Colonial
          Holdings, Inc., Gameco, Inc., and Gameco Acquisition, Inc.

 *2.6   Agreement and Plan of Merger, dated February 22, 2002 between Gameco, Inc. and Jacobs
          Entertainment, Inc.

Exhibit
  No.   Description
------- -----------

 *3.1   Certificate of Incorporation of Gameco, Inc.

 *3.2   By-Laws of Gameco, Inc.

 *3.3   Articles of Incorporation of Black Hawk Gaming & Development Company, Inc.

 *3.4   By-Laws of Black Hawk Gaming & Development Company

 *3.5   Articles of Incorporation of Gold Dust West Casino, Inc.

 *3.6   Code of By-laws of Gold Dust West Casino, Inc.

 *3.7   Articles of Organization of Black Hawk/Jacobs Entertainment, LLC

 *3.8   Operating Agreement of Black Hawk/Jacobs Entertainment, LLC

 *3.9   Joint Venture Agreement of Gilpin Hotel Venture

 *3.10  Articles of Incorporation of Gilpin Ventures, Inc.

 *3.11  By-Laws of Gilpin Ventures, Inc.

 *3.12  Article of Incorporation of Jalou II Inc.

 *3.13  By-Laws of Jalou II Inc.

 *3.14  Articles of Incorporation of Winner's Choice Casino, Inc.

 *3.15  By-Laws of Winner's Choice Casino, Inc

 *3.16  Articles of Organization of Diversified Opportunities Group Ltd

 *3.17  Articles of Organization of Jalou L.L.C.

 *3.18  Articles of Organization of Houma Truck Plaza & Casino, L.L.C.

 *3.19  Articles of Organization of Jalou-Cash's L.L.C.

 *3.20  Articles of Incorporation of JACE, Inc.

 *3.21  Articles of Organization of Lucky Magnolia Truck Stop and Casino, L.L.C.

 *3.22  Articles of Organization of Bayou Vista Truck Plaza and Casino, L.L.C.

 *3.23  Articles of Organization of Raceland Truck Plaza and Casino, L.L.C.

 *3.24  Articles of Incorporation of JACE, Inc.

 *3.25  Certificate of Amendment of Certificate of Incorporation of Gameco, Inc.

 *3.26  Amended and Restated Certificate of Limited Partnership of Colonial Downs, L.P.

 *3.27  Limited Partnership Agreement of Colonial Downs, L.P.

 *3.28  Amended and Restated Articles of Incorporation of Colonial Downs Holdings, Inc.

 *3.29  Amendment to Articles of Incorporation of Colonial Downs Holdings, Inc.

 *3.30  Bylaws of Colonial Downs Holdings, Inc.

 *3.31  Articles of Incorporation of Stansley Racing Corp.

 *3.32  Articles of Amendment to the Articles of Incorporation of Stansley Racing Corp.

 *3.33  Bylaws of Stansley Racing Corp.

 *3.34  Amended and Restated Operating Agreement of Diversified Opportunities Group Ltd.

 *3.35  Amendment to the Operating Agreement of Black Hawk/Jacobs Entertainment, LLC

 *3.36  Amendment to the Certificate of Incorporation of Gameco, Inc.

 *4.1   Indenture dated February 8, 2002 by and among Gameco, Inc., certain guarantors and Wells Fargo
          Bank Minnesota, National Association relating to 11 7/8% Senior Secured Notes due 2009

  *4.2  Form of Gameco, Inc. 11 7/8% Senior Secured Notes due 2009 (included as part of the Indenture at
          Exhibit 4.1)

Exhibit
  No.   Description
------- -----------

  *4.3  Supplemental Indenture dated February 22, 2002 by and among Gameco, Inc. certain guarantors and
          Wells Fargo Bank Minnesota, National Association relating to 11 7/8% Senior Secured Notes due 2009

  *4.4  Form of Subsidiary Guaranty for 11 7/8% Senior Secured Notes due 2009 (included as part of the
          Indenture at 4.1)

  *4.5  Registration Rights Agreement dated as of February 8, 2002 by and among Gameco, Inc., certain guarantors, CIBC World Markets Corp. And Libra Securities, LLC

  *4.6  Security Agreement dated February 8, 2002 among Gameco, Inc., certain guarantors and Wells Fargo
          Bank Minnesota, National Association as Trustee

  *4.7  Amendment to the Security Agreement dated February 22, 2002 among Gameco, Inc., certain guarantors and Wells Fargo Bank Minnesota, National Association

  *4.8  Joinder Agreements dated February 22, 2002 between Wells Fargo Bank Minnesota, National
          Association and each guarantor

  *4.9  Guaranty of each guarantor dated February 22, 2002

 *4.10  Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreements and fixture filings by Black Hawk/Jacobs Entertainment LLC and Gilpin Hotel Venture to the Public Trustee
          of Gilpin County, State of Colorado, as Trustee for the Benefit of Wells Fargo Bank Minnesota,
          National Association as Beneficiary, dated February 22, 2002

 *4.11  Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreements and fixture filings by Gold Dust Casino, Inc. to the First American Title Company of Nevada, as Trustee for
          the Benefit of Wells Fargo Bank Minnesota, National Association as Beneficiary, dated
          February 22, 2002

 *4.12  Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and fixture filing by
          Houma Truck Plaza & Casino, L.L.C. to Wells Fargo Bank Minnesota, National Association, as
          Trustee dated February 22, 2002

 *4.13  Mortgage, Assignment of Leases and Rents, Security Agreements and fixture filing by Winners
          Choice Casino, Inc. to Wells Fargo Bank Minnesota, National Association as Trustee dated
          February 22, 2002

 *4.14  Mortgage, Assignment of Leases and Rents, Security Agreements and fixture filing by Raceland
          Truck Plaza and Casino, LLC to Wells Fargo Bank Minnesota, National Association as Trustee
          dated February 22, 2002

 *4.15  Mortgage, Assignment of Leases and Rents, Security Agreements and fixture filing by Bayou Vista
          Truck Plaza and Casino, LLC to Wells Fargo Bank Minnesota, National Association as Trustee
          dated February 22, 2002

 *4.16  Mortgage, Assignment of Leases and Rents, Security Agreements and fixture filing by Lucky
          Magnolia Truck Stop and Casino, L.L.C. to Wells Fargo Bank Minnesota, National Association as
          Trustee dated February 22, 2002

 *4.17  Mortgage, Assignment of Leases and Rents, Security Agreements and fixture filing by JACE, Inc. to
          Wells Fargo Bank Minnesota, National Association as Trustee dated February 22, 2002

 *4.18  Collateral Assignment of Deeds of Trust, Assignments of Rents and Leases, Security Agreements and
          fixture filings and other loan documents by Gameco, Inc. to Wells Fargo Bank Minnesota, National
          Association as Trustee dated February 22, 2002.

 *4.19  Escrow Agreement between Gameco, Inc. and Wells Fargo Bank Minnesota, National Association
          dated February 22, 2002

 *4.20  Supplemental Indenture dated June 14, 2002 by and among Jacobs Entertainment, Inc., certain guarantors and Wells Fargo Bank Minnesota, National Association relating to 11 7/8% Senior Secured
          Notes due 2009.
 *4.21  Joinder Agreements dated June 14, 2002 between Wells Fargo Bank, National Association and each guarantor

Exhibit
  No.   Description
------- -----------
 *4.22  Subsidiary Guarantee of each subsidiary guarantor dated June 14, 2002 for 11 7/8% Senior Secured
          Notes due 2009
 *4.23  Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Colonial
          Downs, L.P. to David F. Belkowitz and James L. Weinberg as Trustees for the benefit of Wells
          Fargo Bank Minnesota, National Association, dated June 14, 2002
 *4.24  Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by
          Colonial Downs, L.P. to David F. Belkowitz and James L. Weinberg as Trustees for the benefit of
          Wells Fargo Bank Minnesota, National Association, dated June 14, 2002
 *4.25  Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Colonial
          Holdings, Inc. to David F. Belkowitz and James L. Weinberg as Trustees for the benefit of Wells
          Fargo Bank Minnesota, National Association, dated June 14, 2002
 *4.26  Loan and Security Agreement dated July 12, 2002 by and among Jacobs Entertainment, Inc., certain subsidiaries and Foothill Capital Corporation
 *4.27  Promissory Note dated July 12, 2002 by and among Jacobs Entertainment, Inc., certain borrowers and Foothill Capital Corporation
 *4.28  Guaranty of Gold Dust West Casino, Inc. and Diversified Opportunities Group Ltd., dated July 12,
          2002
 *4.29  Intercreditor Agreement dated July 12, 2002 by and between Wells Fargo Bank Minnesota, National
          Association and Foothill Capital Corporation
 *4.30  Memorandum of Intercreditor Agreement dated July 12, 2002 by and among Foothill Capital
          Corporation, Wells Fargo Bank Minnesota, National Association and Borrowers
 *4.31  Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Securiting Agreement and
          Fixture Filing by Black Hawk Gaming & Development Company, Inc., Black Hawk/Jacobs
          Entertainment, LLC, and Gilpin Hotel Venture to the Public Trustee of Gilpin County, State of
          Colorado and Foothill Capital Corporation, dated July 12, 2002
   5.1  Opinion of Baker & Hostetler LLP
   5.2  Opinion of Louisiana Counsel
 *10.1  Consulting Agreement between Diversified Opportunities Group Ltd. and Ian M Stewart dated
          January 1, 2001.
 *10.2  Executive Employment Agreement between Gameco, Inc. and Jeffrey P. Jacobs dated February 22, 2002.
 *10.3  Executive Employment Agreement between Gameco, Inc. and Richard E. Jacobs dated February 22, 2002.
 *10.4  Executive Employment Agreement between Gameco, Inc. and Stephen R. Roark dated February 22, 2002.
 *10.5  Executive Employment Agreement between Colonial Holdings, Inc. and Ian M. Stewart dated February 22,
          2002.
 *10.7  Standardbred Horsemen's Contract effective January 1, 2002 among Colonial Downs L.P. Stansley
          Racing Corp. and The Virginia Harness Horse Association.
 *10.8  Thoroughbred Horsemen's Agreement dated February 20, 2002 between Colonial Downs L.P. and the Virginia Horsemen's Benevolent and Protective Association.
  12.1  Statement Regarding Computation of Ratios
  21.1  Subsidiaries of Jacobs Entertainment, Inc.
  23.1  Consent of Deloitte & Touche LLP for Jacobs Entertainment, Inc.
  23.2  Consent of Baker & Hostetler LLP (included in Exhibit 5.1)
  23.3  Consent of Deloitte & Touche LLP for Black Hawk Gaming & Development Company, Inc.

Exhibit
  No.   Description
------- -----------
  23.4  Consent of BDO Seidman LLP for Jalou
 *25.1  Statement of Eligibility of Trustee on Form T-1
 *99.1  Form of Letter of Transmittal
 *99.2  Form of Notice of Guaranteed Delivery
 *99.3  Jacobs Entertainment, Inc. Exchange of all Outstanding 11 7/8% Senior Secured Notes Due 2009 for
          11 1/8% Senior Secured Notes Due 2009
 *99.4  Jacobs Entertainment, Inc. Letter to Depository Trust Company Participants


   Financial statement schedules are omitted because of the absence of conditions under which they are required or because the required information is provided in the consolidated financial statements or notes thereto.

* Previously filed.

ITEM 22.  Undertakings

   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


   The undersigned registrants hereby undertake:



    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



       i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;



      ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.



     iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, on the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.


                                              JACOBS ENTERTAINMENT, INC.

                                              By:    /s/  JEFFREY P. JACOBS*
                                                  -----------------------------
                                                        Jeffrey P. Jacobs
                                                     Chairman of the Board,
                                                   Chief Executive Officer and
                                                            President

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:


          Signature                                     Title                                 Date
          ---------                                     -----                                 ----

   /s/  JEFFREY P. JACOBS*     Chairman of the                                         September 19, 2002
-----------------------------    Board, Chief Executive Officer, President, Treasurer,
      Jeffrey P. Jacobs          Secretary (Principal
                                 Executive Officer)

    /s/  STEPHEN R. ROARK      President of Casino                                     September 19, 2002
-----------------------------  Operations and
      Stephen R. Roark           Chief Financial Officer
                               (Principal
                                 Financial and Accounting
                               Officer)

   /s/  RICHARD E. JACOBS*     Director                                                September 19, 2002
-----------------------------
      Richard E. Jacobs

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.



                                              BLACK HAWK GAMING & DEVELOPMENT
                                              COMPANY, INC.

                                              By:      /s/  JEFFREY P. JACOBS *
                                                  -----------------------------
                                                        Jeffrey P. Jacobs
                                                   Chief Executive Officer and
                                                            Director

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



          Signature                          Title                       Date
          ---------                          -----                       ----

   /s/  JEFFREY P. JACOBS*     Chief Executive Officer, Chairman  September 19, 2002
-----------------------------    of the Board and Sole Director
      Jeffrey P. Jacobs          (Principal Executive Officer)

    /s/  STEPHEN R. ROARK                                         September 19, 2002
-----------------------------  President (Principal Financial and
      Stephen R. Roark           Accounting Officer)

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.


                                              GOLD DUST WEST CASINO, INC.

                                              By:    /s/  JEFFREY P. JACOBS*
                                                  -----------------------------
                                                        Jeffrey P. Jacobs
                                                   Chairman of the Board, and
                                                            President

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



          Signature                        Title                     Date
          ---------                        -----                     ----

  /s/   JEFFREY P. JACOBS*     Chairman of the Board,         September 19, 2002
-----------------------------    President and
      Jeffrey P. Jacobs          Director (Principal
                                 Executive Officer)

    /s/  STEPHEN R. ROARK      Secretary, Treasurer and       September 19, 2002
-----------------------------    Director
      Stephen R. Roark           (Principal Financial and
                                 Accounting Officer)

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.



                                              BLACK HAWK/JACOBS ENTERTAINMENT,
                                              LLC
                                              By:      Black Hawk Gaming &
                                                           Development
                                                   Company, Inc., its Manager

                                                    /s/   JEFFREY P. JACOBS*
                                                       Jeffrey P. Jacobs,
                                                     Chief Executive Officer






   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



          Signature                        Title                     Date
          ---------                        -----                     ----

   /s/ JEFFREY P. JACOBS*      Policy Board Member            September 19, 2002
-----------------------------  (Principal Executive Officer)
      Jeffrey P. Jacobs

    /s/ STEPHEN R. ROARK       Policy Board Member            September 19, 2002
-----------------------------  (Principal Financial and
      Stephen R. Roark           Accounting Officer)

   /s/  STANLEY POLITANO*      Policy Board Member
-----------------------------                                 September 19, 2002
      Stanley Politano

  /s/ DAVID C. GRUNENWALD*     Policy Board Member            September 19, 2002
-----------------------------
     David C. Grunenwald

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.


                                          GILPIN HOTEL VENTURE


                                              By:     /s/  STEPHEN R. ROARK
                                                  -----------------------------
                                                        Stephen R. Roark
                                                            President

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



          Signature                        Title                     Date
          ---------                        -----                     ----

    /s/ STEPHEN R. ROARK       President (Principal           September 19, 2002
-----------------------------    Executive, Financial and
      Stephen R. Roark           Accounting Officer)

     BLACK HAWK GAMING &       Joint Venturer                 September 19, 2002
  DEVELOPMENT COMPANY, INC

   /s/ JEFFREY P. JACOBS*
-----------------------------
     Jeffrey P. Jacobs,
   Chief Executive Officer

    GILPIN VENTURES, INC.      Joint Venturer                 September 19, 2002

    /s/ STEPHEN R. ROARK
-----------------------------
      Stephen R. Roark,
          President

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.


                                              GILPIN VENTURES, INC.

                                              By:     /s/  STEPHEN R. ROARK
                                                  -----------------------------
                                                        Stephen R. Roark
                                                     President and Director

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



          Signature                        Title                     Date
          ---------                        -----                     ----

    /s/  STEPHEN R. ROARK      President and                  September 19, 2002
-----------------------------    Director (Principal
      Stephen R. Roark           Executive, Financial and
                                 Accounting Officer)

   /s/  STANLEY POLITANO*      Director                       September 19, 2002
-----------------------------
      Stanley Politano

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.


                                              JALOU II INC.

                                              By:        /s/ IAN M. STEWART*
                                                  -----------------------------
                                                         Ian M. Stewart
                                                     President and Director

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



          Signature                        Title                     Date
          ---------                        -----                     ----

    /s/  IAN M. STEWART*       President and Director         September 19, 2002
-----------------------------    (Principal Executive
       Ian M. Stewart            Officer)

     /s/  REID M. SMITH*       Secretary, Treasurer and       September 19, 2002
-----------------------------    Executive Vice-President
        Reid M. Smith            (Principal Financial and
                                 Accounting Officer)

   /s/  JEFFREY P. JACOBS*     Chairman of the Board and      September 19, 2002
-----------------------------    Director
      Jeffrey P. Jacobs

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.


                                              WINNER'S CHOICE CASINO, INC.

                                              By:      /s/ IAN M. STEWART*
                                                  -----------------------------
                                                         Ian M. Stewart
                                                     President and Director

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



          Signature                        Title                     Date
          ---------                        -----                     ----

     /s/ IAN M. STEWART*       President and Director         September 19, 2002
-----------------------------    (Principal Executive
       Ian M. Stewart            Officer)

     /s/ REID M. SMITH*        Secretary, Treasurer           September 19, 2002
-----------------------------    and Executive Vice-President
        Reid M. Smith            (Principal Financial and
                                 Accounting Officer)

   /s/ JEFFREY P. JACOBS*      Chairman of the Board and      September 19, 2002
-----------------------------    Director
      Jeffrey P. Jacobs

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.


                                              DIVERSIFIED OPPORTUNITIES GROUP
                                              LTD.
                                                By: Jacobs Entertainment, Inc.,
                                                its Manager

                                              By:      /s/  JEFFREY P. JACOBS*
                                                   -----------------------------
                                                   Jeffrey P. Jacobs, President

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



          Signature                        Title                     Date
          ---------                        -----                     ----
 JACOBS ENTERTAINMENT, INC.

By:  /s/  JEFFREY P. JACOBS*              Manager             September 19, 2002
-----------------------------
     Jeffrey P. Jacobs,
          President

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.


                                              JALOU L.L.C.

                                              By:     /s/  IAN M. STEWART*
                                                  -----------------------------
                                                         Ian M. Stewart,
                                                      President and Manager

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



          Signature                        Title                     Date
          ---------                        -----                     ----

    /s/  IAN M. STEWART*       President and Manager          September 19, 2002
-----------------------------    (Principal Executive
       Ian M. Stewart            Officer)

     /s/  REID M. SMITH*       Secretary, Treasurer and       September 19, 2002
-----------------------------    Executive Vice-President
        Reid M. Smith            and Manager
                                 (Principal Financial and
                                 Accounting Officer)

   /s/  JEFFREY P. JACOBS*     Chairman and Manager           September 19, 2002
-----------------------------
      Jeffrey P. Jacobs

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.


                                              HOUMA TRUCK PLAZA & CASINO, L.L.C.

                                              By:     /s/  IAN M. STEWART*
                                                  -----------------------------
                                                         Ian M. Stewart
                                                      President and Manager

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



          Signature                        Title                     Date
          ---------                        -----                     ----

     /s/  IAN M. STEWART*      President and Manager          September 19, 2002
-----------------------------    (Principal Executive
       Ian M. Stewart            Officer)

       /s/  REID M. SMITH*     Secretary, Treasurer, and      September 19, 2002
-----------------------------    Executive Vice-President
        Reid M. Smith            and Manager (Principal
                                 Financial Accounting
                                 Officer)

    /s/  JEFFREY P. JACOBS*    Chairman and Manager           September 19, 2002
-----------------------------
      Jeffrey P. Jacobs

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.


                                              JALOU - CASH'S L.L.C.

                                              By:     /s/  IAN M. STEWART*
                                                  -----------------------------
                                                         Ian M. Stewart
                                                      President and Manager

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



          Signature                        Title                     Date
          ---------                        -----                     ----

    /s/  IAN M. STEWART*       President and Manager          September 19, 2002
-----------------------------  (Principal Executive Officer)
       Ian M. Stewart

     /s/  REID M. SMITH*       Secretary, Treasurer and       September 19, 2002
-----------------------------  Executive Vice-President and
        Reid M. Smith          Manager (Principal Financial
                               and Accounting Officer)

   /s/  JEFFREY P. JACOBS*     Chairman and Manager           September 19, 2002
-----------------------------
      Jeffrey P. Jacobs

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.


                                              JACE, INC.

                                              By:      /s/ IAN M. STEWART*
                                                  -----------------------------
                                                         Ian M. Stewart
                                                     President and Director

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



          Signature                        Title                     Date
          ---------                        -----                     ----

     /s/ IAN M. STEWART*       President and                  September 19, 2002
-----------------------------    Director (Principal
       Ian M. Stewart            Executive Officer)

     /s/ REID M. SMITH*        Secretary, Treasurer           September 19, 2002
-----------------------------    and Executive
        Reid M. Smith            Vice-President
                                 (Principal Financial and
                                 Accounting Officer)

   /s/ JEFFREY P. JACOBS*      Chairman of the Board and      September 19, 2002
-----------------------------    Director
      Jeffrey P. Jacobs

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.


                                              LUCKY MAGNOLIA TRUCK STOP AND
                                              CASINO, L.L.C.

                                              By:     /s/  IAN M. STEWART*
                                                  -----------------------------
                                                         Ian M. Stewart
                                                      President and Manager

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



          Signature                        Title                     Date
          ---------                        -----                     ----

     /s/  IAN M. STEWART*      President and Manager          September 19, 2002
-----------------------------    (Principal Executive
       Ian M. Stewart            Officer)

       /s/  REID M. SMITH*     Secretary, Treasurer, and      September 19, 2002
-----------------------------    Executive Vice-President
        Reid M. Smith            and Manager (Principal
                                 Financial Accounting
                                 Officer)

    /s/  JEFFREY P. JACOBS*    Chairman and Manager           September 19, 2002
-----------------------------
      Jeffrey P. Jacobs

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.


                                              BAYOU VISTA TRUCK PLAZA AND
                                              CASINO, L.L.C.

                                              By:        /s/ IAN M. STEWART*
                                                  -----------------------------
                                                         Ian M. Stewart
                                                      President and Manager

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



          Signature                        Title                     Date
          ---------                        -----                     ----

    /s/ IAN M. STEWART*        President and Manager          September 19, 2002
-----------------------------    (Principal Executive
       Ian M. Stewart            Officer)

     /s/ REID M. SMITH*        Secretary, Treasurer,          September 19, 2002
-----------------------------    Executive Vice-President
        Reid M. Smith            and Manager
                                  (Principal Financial and
                                 Accounting  Officer)

   /s/ JEFFREY P. JACOBS*      Chairman and Manager           September 19, 2002
-----------------------------
      Jeffrey P. Jacobs

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.


                                              RACELAND TRUCK PLAZA AND CASINO,
                                              L.L.C.

                                              By:       /s/  IAN M. STEWART*
                                                  -----------------------------
                                                         Ian M. Stewart
                                                      President and Manager

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



          Signature                        Title                     Date
          ---------                        -----                     ----

    /s/  IAN M. STEWART*       President and Manager          September 19, 2002
-----------------------------    (Principal Executive
       Ian M. Stewart            Officer)

     /s/  REID M. SMITH*       Secretary, Treasurer, and      September 19, 2002
-----------------------------    Executive Vice-President
        Reid M. Smith            and Manager
                                 (Principal Financial
                                 Accounting Officer)

   /s/  JEFFREY P. JACOBS*     Chairman and Manager           September 19, 2002
-----------------------------
      Jeffrey P. Jacobs

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.



                                              COLONIAL HOLDINGS, INC.

                                              By:     /s/  IAN M. STEWART*
                                                  -----------------------------
                                                         Ian M. Stewart
                                                            President


   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:


          Signature                        Title              Date
          ---------                        -----              ----


   /s/  JEFFREY P. JACOBS*     Chief Executive Officer and    September 19, 2002
-----------------------------  Sole Director (Principal
      Jeffrey P. Jacobs        Executive Officer)

    /s/  IAN M. STEWART*       President (Principal           September 19, 2002
-----------------------------  Financial and Accounting
       Ian M. Stewart          Officer)

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.



                                              COLONIAL DOWNS, L.P.

                                              By:      STANSLEY RACING CORP.
                                                  -----------------------------
                                                      Its: General Partner

                                                      /s/  IAN M. STEWART*
                                                  -----------------------------
                                                         Ian M. Stewart
                                                  President and Chief Operating
                                                             Officer


   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:



          Signature                        Title                     Date
          ---------                        -----                     ----
STANSLEY RACING CORP.

    /s/  IAN M. STEWART*              General Partner         September 19, 2002
-----------------------------
 Ian M. Stewartt, President
 and Chief Operating Officer

COLONIAL HOLDINGS, INC.

    /s/  IAN M. STEWART*              Limited Partner         September 19, 2002
-----------------------------
  Ian M. Stewart, President

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Black Hawk, State of Colorado, on this 19th day of September, 2002.



                                              STANSLEY RACING CORP.

                                              By:     /s/  IAN M. STEWART*
                                                  -----------------------------
                                                         Ian M. Stewart
                                                  President and Chief Operating
                                                             Officer


   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:


          Signature                        Title              Date
          ---------                        -----              ----


   /s/  JEFFREY P. JACOBS*     Chairman of the Board, Chief   September 19, 2002
-----------------------------  Executive Officer and Sole
      Jeffrey P. Jacobs        Director (Principal Executive
                               Officer)

    /s/  IAN M. STEWART*       President and Chief Operating  September 19, 2002
-----------------------------  Officer (Principal Financial
       Ian M. Stewart          and Accounting Officer)


*By:   /s/  STEPHEN R. ROARK
      ------------------------
         Stephen R. Roark
         Attorney-in-fact

Exhibit
  No.   Description
------- -----------

  *2.1  Agreement and Plan of Merger dated as of April 25, 2001, among Black Hawk Gaming &
          Development Company, Inc., Gameco, Inc., and BH Acquisition, Inc.

  *2.2  Amendment to Agreement and Plan of Merger dated as of November 12, 2001 among Black Hawk
          Gaming & Development Company, Inc., Gameco, Inc. and BH Acquisition, Inc.

  *2.3  Exchange Agreement dated February 22, 2002 among Gameco, Inc., Jeffrey P. Jacobs and The
          Richard E. Jacobs Revocable Trust.

  *2.4  Agreement and Plan of Merger dated as of June 11, 2001 among Colonial Holdings, Inc., Gameco,
          Inc. and Gameco Acquisitions, Inc.

  *2.5  Amendment to Agreement and Plan of Merger dated as of November 16, 2001 among Colonial
          Holdings, Inc., Gameco, Inc., and Gameco Acquisition, Inc.

  *2.6  Agreement and Plan of Merger, dated February 22, 2002 between Gameco, Inc. and Jacobs
          Entertainment, Inc.

  *3.1  Certificate of Incorporation of Gameco, Inc.

  *3.2  By-Laws of Gameco, Inc.

  *3.3  Articles of Incorporation of Black Hawk Gaming & Development Company, Inc.

  *3.4  By-Laws of Black Hawk Gaming & Development Company

  *3.5  Articles of Incorporation of Gold Dust West Casino, Inc.

  *3.6  Code of By-laws of Gold Dust West Casino, Inc.

  *3.7  Articles of Organization of Black Hawk/Jacobs Entertainment, LLC

  *3.8  Operating Agreement of Black Hawk/Jacobs Entertainment, LLC

  *3.9  Joint Venture Agreement of Gilpin Hotel Venture

 *3.10  Articles of Incorporation of Gilpin Ventures, Inc.

 *3.11  By-Laws of Gilpin Ventures, Inc.

 *3.12  Article of Incorporation of Jalou II Inc.

 *3.13  By-Laws of Jalou II Inc.

 *3.14  Articles of Incorporation of Winner's Choice Casino, Inc.

*3.15.  By-Laws of Winner's Choice Casino, Inc

*3.16.  Articles of Organization of Diversified Opportunities Group Ltd

 *3.17  Articles of Organization of Jalou L.L.C.

 *3.18  Articles of Organization of Houma Truck Plaza & Casino, L.L.C.

 *3.19  Articles of Organization of Jalou-Cash's L.L.C.

 *3.20  Articles of Incorporation of JACE, Inc.

 *3.21  Articles of Organization of Lucky Magnolia Truck Stop and Casino, L.L.C.

 *3.22  Articles of Organization of Bayou Vista Truck Plaza and Casino, L.L.C.

 *3.23  Articles of Organization of Raceland Truck Plaza and Casino, L.L.C.

 *3.24  Articles of Incorporation of JACE, Inc.

 *3.25  Certificate of Amendment of Certificate of Incorporation of Gameco, Inc.

 *3.26  Amended and Restated Certificate of Limited Partnership of Colonial Downs, L.P.

 *3.27  Limited Partnership Agreement of Colonial Downs, L.P.

 *3.28  Amended and Restated Articles of Incorporation of Colonial Downs Holdings, Inc.

Exhibit
  No.   Description
------- -----------

 *3.29  Amendment to Articles of Incorporation of Colonial Downs Holdings, Inc.

 *3.30  Bylaws of Colonial Downs Holdings, Inc.

 *3.31  Articles of Incorporation of Stansley Racing Corp.

 *3.32  Articles of Amendment to the Articles of Incorporation of Stansley Racing Corp.

 *3.33  Bylaws of Stansley Racing Corp.

 *3.34  Amended and Restated Operating Agreement of Diversified Opportunities Group Ltd.

 *3.35  Amendment to the Operating Agreement of Black Hawk/Jacobs Entertainment, LLC

 *3.36  Amendment to the Certificate of Incorporation of Gameco, Inc.

  *4.1  Indenture dated February 8, 2002 by and among Gameco, Inc., certain guarantors and Wells Fargo
          Bank Minnesota, National Association relating to 11 7/8% Senior Secured Notes due 2009

  *4.2  Form of Gameco, Inc. 11 7/8% Senior Secured Notes due 2009 (included as part of the Indenture at
          Exhibit 4.1)

  *4.3  Supplemental Indenture dated February 22, 2002 by and among Gameco, Inc. certain guarantors and
          Wells Fargo Bank Minnesota, National Association relating to 11 7/8% Senior Secured Notes due
          2009

  *4.4  Form of Subsidiary Guaranty for 11 7/8% Senior Secured Notes due 2009 (included as part of the
          Indenture at 4.1)

  *4.5  Registration Rights Agreement dated as of February 8, 2002 by and among Gameco, Inc., certain guarantors, CIBC World Markets Corp. And Libra Securities, LLC

  *4.6  Security Agreement dated February 8, 2002 among Gameco, Inc., certain guarantors and Wells Fargo
          Bank Minnesota, National Association as Trustee

  *4.7  Amendment to the Security Agreement dated February 22, 2002 among Gameco, Inc., certain guarantors and Wells Fargo Bank Minnesota, National Association

  *4.8  Joinder Agreements dated February 22, 2002 between Wells Fargo Bank Minnesota, National
          Association and each guarantor

  *4.9  Guaranty of each guarantor dated February 22, 2002

 *4.10  Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreements and fixture filings by Black Hawk/Jacobs Entertainment LLC and Gilpin Hotel Venture to the Public Trustee
          of Gilpin County, State of Colorado, as Trustee for the Benefit of Wells Fargo Bank Minnesota,
          National Association as Beneficiary, dated February 22, 2002

 *4.11  Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreements and fixture filings by Gold Dust Casino, Inc. to the First American Title Company of Nevada, as Trustee for
          the Benefit of Wells Fargo Bank Minnesota, National Association as Beneficiary, dated February
          22, 2002

 *4.12  Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and fixture filing by
          Houma Truck Plaza & Casino, L.L.C. to Wells Fargo Bank Minnesota, National Association, as
          Trustee dated February 22, 2002

 *4.13  Mortgage, Assignment of Leases and Rents, Security Agreements and fixture filing by Winners
          Choice Casino, Inc. to Wells Fargo Bank Minnesota, National Association as Trustee dated
          February 22, 2002

 *4.14  Mortgage, Assignment of Leases and Rents, Security Agreements and fixture filing by Raceland
          Truck Plaza and Casino, LLC to Wells Fargo Bank Minnesota, National Association as Trustee
          dated February 22, 2002

Exhibit
  No.   Description
------- -----------

 *4.15  Mortgage, Assignment of Leases and Rents, Security Agreements and fixture filing by Bayou Vista
          Truck Plaza and Casino, LLC to Wells Fargo Bank Minnesota, National Association as Trustee
          dated February 22, 2002

 *4.16  Mortgage, Assignment of Leases and Rents, Security Agreements and fixture filing by Lucky
          Magnolia Truck Stop and Casino, L.L.C. to Wells Fargo Bank Minnesota, National Association as
          Trustee dated February 22, 2002
 *4.17  Mortgage, Assignment of Leases and Rents, Security Agreements and fixture filing by JACE, Inc. to
          Wells Fargo Bank Minnesota, National Association as Trustee dated February 22, 2002
 *4.18  Collateral Assignment of Deeds of Trust, Assignments of Rents and Leases, Security Agreements
          and fixture filings and other loan documents by Gameco, Inc. to Wells Fargo Bank Minnesota,
          National Association as Trustee dated February 22, 2002.
 *4.19  Escrow Agreement between Gameco, Inc. and Wells Fargo Bank Minnesota, National Association
          dated February 22, 2002
 *4.20  Supplemental Indenture dated June 14, 2002 by and among Jacobs Entertainment, Inc., certain guarantors and Wells Fargo Bank Minnesota, National Association relating to 11 7/8% Senior Secured
          Notes due 2009.
 *4.21  Joinder Agreements dated June 14, 2002 between Wells Fargo Bank, National Association and each guarantor
 *4.22  Subsidiary Guarantee of each subsidiary guarantor dated June 14, 2002 for 11 7/8% Senior Secured
          Notes due 2009
 *4.23  Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Colonial
          Downs, L.P. to David F. Belkowitz and James L. Weinberg as Trustees for the benefit of Wells
          Fargo Bank Minnesota, National Association, dated June 14, 2002
 *4.24  Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by
          Colonial Downs, L.P. to David F. Belkowitz and James L. Weinberg as Trustees for the benefit of
          Wells Fargo Bank Minnesota, National Association, dated June 14, 2002
 *4.25  Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Colonial
          Holdings, Inc. to David F. Belkowitz and James L. Weinberg as Trustees for the benefit of Wells
          Fargo Bank Minnesota, National Association, dated June 14, 2002
 *4.26  Loan and Security Agreement dated July 12, 2002 by and among Jacobs Entertainment, Inc., certain subsidiaries and Foothill Capital Corporation
 *4.27  Promissory Note dated July 12, 2002 by and among Jacobs Entertainment, Inc., certain borrowers and Foothill Capital Corporation
 *4.28  Guaranty of Gold Dust West Casino, Inc. and Diversified Opportunities Group Ltd. dated July 12,
          2002
 *4.29  Intercreditor Agreement dated July 12, 2002 by and between Wells Fargo Bank Minnesota, National
          Association and Foothill Capital Corporation
 *4.30  Memorandum of Intercreditor Agreement dated July 12, 2002 by and among Foothill Capital
          Corporation, Wells Fargo Bank Minnesota, National Association and Borrowers
 *4.31  Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Securiting Agreement and
          Fixture Filing by Black Hawk Gaming & Development Company, Inc., Black Hawk/Jacobs
          Entertainment, LLC, and Gilpin Hotel Venture to the Public Trustee of Gilpin County, State of
          Colorado and Foothill Capital Corporation, dated July 12, 2002
   5.1  Opinion of Baker & Hostetler LLP
   5.2  Opinion of Louisiana Counsel
 *10.1  Consulting Agreement between Diversified Opportunities Group Ltd. and Ian M Stewart dated
          January 1, 2001.

Exhibit
  No.   Description
------- -----------
 *10.2  Executive Employment Agreement between Gameco, Inc. and Jeffrey P. Jacobs dated February 22,
          2002.
 *10.3  Executive Employment Agreement between Gameco, Inc. and Richard E. Jacobs dated February 22,
          2002.
 *10.4  Executive Employment Agreement between Gameco, Inc. and Stephen R. Roark dated February 22,
          2002.
 *10.5  Executive Employment Agreement between Colonial Holdings, Inc. and Ian M. Stewart dated
          February 22, 2002.
 *10.7  Standardbred Horsemen's Contract effective January 1, 2002 among Colonial Downs L.P. Stansley
          Racing Corp. and The Virginia Harness Horse Association.
 *10.8  Thoroughbred Horsemen's Agreement dated February 20, 2002 between Colonial Downs L.P. and the Virginia Horsemen's Benevolent and Protective Association.
  12.1  Statement Regarding Computation of Ratios
  21.1  Subsidiaries of Jacobs Entertainment, Inc.
  23.1  Consent of Deloitte & Touche LLP for Jacobs Entertainment, Inc.
  23.2  Consent of Baker & Hostetler LLP (included in Exhibit 5.1)
  23.3  Consent of Deloitte & Touche LLP for Black Hawk Gaming & Development Company, Inc.
  23.4  Consent of BDO Seidman LLP for Jalou

 *25.1  Statement of Eligibility of Trustee on Form T-1

 *99.1  Form of Letter of Transmittal

 *99.2  Form of Notice of Guaranteed Delivery

 *99.3  Jacobs Entertainment, Inc. Exchange of all Outstanding 11 7/8% Senior Secured Notes Due 2009 For
          11 1/8% Senior Secured Notes Due 2009

 *99.4  Jacobs Entertainment, Inc. Letter to Depository Trust Company Participants


   Financial statement schedules are omitted because of the absence of conditions under which they are required or because the required information is provided in the consolidated financial statements or notes thereto.
   * Previously filed